                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [X]

Check the appropriate box:

      [X]   Preliminary Proxy Statement

      [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [ ]   Definitive Proxy Statement

      [ ]   Definitive Additional Materials

      [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP
              (Name of the Registrant as Specified In Its Charter)

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP
                      NORTHLAND COMMUNICATIONS CORPORATION
                            FN EQUITIES JOINT VENTURE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [ ]   No fee required.

      [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            1) Title of each class of securities to which transaction applies:
                        LIMITED PARTNER INTERESTS (REGISTERED UNDER THE EXCHANGE
                        ACT), AND GENERAL PARTNER INTERESTS (NOT REGISTERED UNDER THE EXCHANGE ACT)

            2)    Aggregate number of securities to which transaction applies:
                        29,784 UNITS (REPRESENTING ALL OF THE LIMITED PARTNER INTERESTS, THE "UNITS"), AND ALL OF THE GENERAL PARTNER INTERESTS

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                        APPROXIMATELY $1,216.68 PER UNIT AND APPROXIMATELY $8,493,037 FOR THE GENERAL PARTNER INTERESTS; BASED UPON THE PROJECTED REGISTRANT/PARTNERSHIP NET CASH VALUE OF $44,730,488 (AFTER RETURN OF LIMITED PARTNERS' INITIAL CAPITAL CONTRIBUTIONS; 75% ATTRIBUTABLE TO THE UNITS, AND 25% ATTRIBUTABLE TO THE GENERAL PARTNER INTERESTS)

            4)    Proposed maximum aggregate value of transaction:  $44,730,848

            5)    Total fee paid:  $8,946

      [ ]   Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)    Amount Previously Paid:

            2)    Form, Schedule or Registration Statement No.:

            3)    Filing Party:

            4)    Date Filed:

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP
                          1201 Third Avenue, Suite 3600
                            Seattle, Washington 98101

                                                           _______________, 2000

Dear Limited Partner:

      You are cordially invited to attend a special meeting of the limited partners of Northland Cable Properties Six Limited Partnership. The meeting will be held at the Washington Mutual Tower, 1201 Third Avenue, Suite 3600, Seattle, Washington, on March 22, 2000 at 3:00 p.m. local time. At the meeting, we will ask you to consider a proposal to amend the partnership agreement of NCP-Six. The amendment will authorize NCP-Six to enter into an agreement to sell and distribute all its assets to Northland Communications Corporation (the managing general partner of NCP-Six), or its assigns, to dissolve and wind up the affairs of NCP-Six, and then to distribute the proceeds of the liquidation as determined by the partnership agreement. The assets of NCP-Six include the cable television franchises and systems of seven operating groups: Starkville, Philadelphia, Kosciusko and Forest, Mississippi; Highlands, North Carolina; and Barnwell and Bennettsville, South Carolina. The attached proxy statement describes the proposed transaction in detail and provides additional pertinent information about NCP-Six and Northland. WE URGE YOU TO READ CAREFULLY THE FULL TEXT OF THE PROXY STATEMENT AND THE ATTACHED EXHIBITS.

      (Throughout the attached proxy statement and other materials in this package, when we use "we," "us" or "our" we refer to Northland Communications Corporation and FN Equities Joint Venture, the two general partners of NCP-Six. When we use "Northland," we refer to Northland Communications Corporation and its subsidiaries, or its assigns, in its capacity as purchaser of the assets of NCP-Six in the proposed transaction.)

      Northland is proposing to acquire the assets from NCP-Six in a transaction valued at $76 million. We evaluated the proposed transaction price after considering the two independent appraisals we obtained for NCP-Six and after considering bids for the purchase of the assets submitted by independent third parties. The proposed valuation by Northland equals the highest independent third-party bid, and is higher than both of the independent appraisals. For further details, see "FAIRNESS OF THE TRANSACTION" beginning on page 28.

      If the amendment is approved and the proposed transaction is consummated pursuant to the asset purchase agreement, Northland will receive an in-kind distribution of the portion of the assets that is attributable to its interest in NCP-Six. Northland will pay for the remaining portion of the assets with cash and a $3.8 million promissory note. The total value of the cash, promissory note and in-kind distribution is $76 million. Within 90 days after the closing of the transaction NCP-Six will be liquidated, and the cash proceeds will be distributed to the limited partners and FN Equities Joint Venture, the administrative general partner, in accordance with NCP-Six's limited partnership agreement. The principal of the note, and accrued interest, will be due one year from closing. Northland will be the sole obligor on the note, and some obligations of Northland will be senior to the note. The note will be held in a separate liquidating trust. Proceeds of the note will be distributed to the limited partners and FN Equities Joint Venture. For further details, see "THE PROPOSED TRANSACTION" on page 41.

      To determine the amount of distributions that you will receive if the proposed transaction is closed, three adjustments to the transaction valuation of $76 million will be made. First, the gross valuation of $76 million will be adjusted for advance payments and other liabilities assumed by Northland. Second, the adjusted gross valuation will be adjusted for assets (such as cash on hand) not purchased by Northland and liabilities not assumed by Northland. Finally, that amount will be reduced by the net value of the in-kind distribution of assets to Northland. For further details, see "PROJECTED CASH AVAILABLE FROM LIQUIDATION" on page 18.

      The proposed amendment will be adopted only if limited partners holding a majority of limited partnership units vote to "APPROVE" the proposal. IF YOU DO NOT APPROVE OF THE PROPOSED TRANSACTION, YOU SHOULD VOTE TO "DISAPPROVE" THE AMENDMENT. Limited partnership units that we hold and units held by our affiliates will not be counted in the vote. We and our affiliates hold 30 units of the 29,784 units outstanding. If the limited partners do not approve the proposed amendment, or if the transaction does not close, NCP-Six will continue to own and operate the assets. You should be aware that pursuant to NCP-Six's limited partnership agreement, NCP-Six's current term will expire on December 31, 2001; accordingly if the transaction does not close, we intend to solicit your vote to amend NCP-Six's limited partnership agreement to extend the term.

      If a majority of the limited partners approves the proposed amendment, NCP-Six will be authorized to enter into an agreement to sell and distribute all the partnership assets to Northland. Closing of the transaction will be subject to standard closing conditions. We believe that all closing conditions will be satisfied and, assuming limited partner approval, that the transaction will close within 180 days of the special meeting. If the transaction does not close within 180 days after the special meeting of limited partners, we will not sell the assets to Northland or any other party without resoliciting limited partner approval.

      WE HAVE SIGNIFICANT CONFLICTS OF INTEREST IN MAKING THIS PROPOSAL, BECAUSE NORTHLAND IS THE MANAGING GENERAL PARTNER OF NCP-SIX AND NORTHLAND (OR ONE OF ITS AFFILIATES) WILL BE THE PURCHASER OF THE ASSETS OF NCP-SIX. WE URGE YOU TO CAREFULLY REVIEW "CONFLICTS OF INTEREST," BEGINNING AT PAGE 38, BEFORE MAKING YOUR DECISION ON THIS PROPOSAL.

      We have not sought a fairness opinion on the proposed transaction. However, we have received two independent appraisals on the assets and solicited third-party bids. We believe that the terms for the disposition of the assets of NCP-Six are fair to, and in the best interests of, NCP-Six and you.

           WE RECOMMEND THAT YOU VOTE TO "APPROVE" THE TRANSACTION AND
              THE AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT.

      It is important that you vote your units by completing, dating and returning the accompanying proxy card, using the enclosed postage-paid envelope, whether or not you plan to attend the special meeting.

                                       Sincerely,

                                       Northland Communications Corporation,
                                       Managing General Partner of NCP-Six

                                       By:
                                            ------------------------------------
                                            John S. Whetzell, President

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP
                          1201 Third Avenue, Suite 3600
                            Seattle, Washington 98101

                  NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                                ON MARCH 22, 2000

      A special meeting of the limited partners of Northland Cable Properties Six Limited Partnership will be held at the Washington Mutual Tower, 1201 Third Avenue, Suite 3600, Seattle, Washington, on March 22, 2000 at 3:00 p.m. local time. The meeting is called for the following purposes:

      1. To consider and vote upon an amendment to the partnership agreement of NCP-Six for the following purpose:

            To authorize NCP-Six to enter into an agreement to sell and distribute all its assets to Northland Communications Corporation (the managing general partner of NCP-Six), or its assigns, to dissolve and wind up the affairs of NCP-Six, and then to distribute the proceeds of the liquidation as determined by the partnership agreement, and to take all other action necessary to accomplish the proposed transaction. Under the proposed transaction:

            - NCP-Six will sell and distribute all its assets to Northland for a total value of $76 million.

            - NCP-Six will distribute to Northland in-kind the portion of the assets attributable to Northland's interest in NCP-Six, and the total transaction price will be reduced by the value of that in-kind distribution. Northland will pay the remaining portion of the transaction price in cash and a $3.8 million promissory note. The cash proceeds and the proceeds of the note will be distributed to the limited partners and to FN Equities Joint Venture, the administrative general partner of NCP-Six, in accordance with the terms of NCP-Six's limited partnership agreement.

            The complete texts of the amendment to the limited partnership agreement and the proposed asset purchase agreement are attached as Exhibit A and Exhibit B, respectively, to the accompanying proxy statement.

      2. To transact any other business that properly comes before the special meeting, including any adjournments or postponements of the meeting.

      Only limited partners of record as of December 31, 1999 are entitled to notice of and to vote at the special meeting and any adjournments or postponements. The proposed amendment will be adopted if holders of a majority of the outstanding limited partnership units (not including units held by us, the general partners, or our affiliates) vote to "APPROVE" the proposal. You are not entitled to dissenters' appraisal rights under Washington law with respect to the proposed transaction.

           WE RECOMMEND THAT YOU VOTE TO "APPROVE" THE TRANSACTION AND THE PROPOSED AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT.

      WE HAVE SIGNIFICANT CONFLICTS OF INTEREST IN MAKING THIS PROPOSAL, BECAUSE NORTHLAND IS THE MANAGING GENERAL PARTNER OF NCP-SIX AND NORTHLAND (OR ONE OF ITS AFFILIATES) WILL ACQUIRE THE ASSETS OF NCP-SIX. OUR CONFLICTS OF INTEREST ARE DESCRIBED IN GREATER DETAIL IN THE ATTACHED PROXY STATEMENT, TOGETHER WITH A MORE COMPLETE DESCRIPTION OF THE AMENDMENT AND THE PROPOSED TRANSACTION.

      WE URGE YOU TO READ CAREFULLY THE FULL TEXT OF THE PROXY STATEMENT AND ITS EXHIBITS BEFORE MAKING YOUR DECISION ON THIS PROPOSAL.

                                       Sincerely,

                                       Northland Communications Corporation
                                       Managing General Partner of NCP-Six

                                       By:
                                            ------------------------------------
                                            John S. Whetzell, President


Seattle, Washington
_____________________, 2000

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF LIMITED PARTNERSHIP UNITS YOU OWN. EACH LIMITED PARTNER, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. ANY PROXY GIVEN BY A LIMITED PARTNER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. IF YOU ARE PRESENT AT THE SPECIAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATER BROUGHT BEFORE THE SPECIAL MEETING.

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                                 PROXY STATEMENT

      This proxy statement describes a proposal in which Northland Cable Properties Six Limited Partnership would sell and distribute its cable television systems and other assets to Northland Communication Corporation, its managing general partner, or its assigns, in a transaction valued at $76 million. This proposed transaction valuation is equal to the purchase price of the highest bid submitted by independent third parties and is higher than both of the two independent appraisals of the fair market value of the assets of NCP-Six.

      This proposal is being made jointly by Northland Communications Corporation, the managing general partner of NCP-Six, and FN Equities Joint Venture, the administrative general partner. This proposal includes the grant of authority to NCP-Six to consumate the transactions contemplated by the asset purchase agreement with Northland, or its assigns, to sell and distribute the assets to Northland.

      (Throughout this proxy statement, when we use "we," "us" or "our," we refer to Northland Communications Corporation and FN Equities Joint Venture, the two general partners of NCP-Six. When we use "Northland," we refer to Northland Communications Corporation and its subsidiaries, or its assigns, in its capacity as purchaser of the assets of NCP-Six in the proposed transaction.)

      This transaction is subject to the approval of a majority in interest of the limited partners, excluding any units of limited partnership interest held by us or our affiliates. IF YOU DO NOT APPROVE OF THE PROPOSED TRANSACTION, YOU SHOULD VOTE TO "DISAPPROVE" THE AMENDMENT. As of December 31, 1999, the record date for the special meeting, there were 29,784 units ($500/unit) of limited partnership interest outstanding, held by 1,841 limited partners of record. We and our affiliates hold 30 units, none of which will be counted in determining whether the requisite approval has been obtained.

      If the proposed transaction is approved and closes, Northland will acquire the assets from NCP-Six and NCP-Six will be liquidated and dissolved. Although Northland presently intends to consummate the proposed transaction if it is approved by the limited partners, Northland will be under no obligation to do so unless conditions to closing of the transaction are satisfied. If the transaction is approved, it must close within 180 days after the special meeting. If the transaction does not close within this time period, or if at any time prior to closing we determine that cumulative distributions to limited partners from the transaction may be reduced by more than $760,000 from the proposed estimate of distributions, NCP-Six will not sell the assets to Northland, any affiliate of Northland, or any third party without again obtaining approval of the limited partners. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION" on page 18 for details about current estimated distributions.

      We are furnishing this proxy statement and the accompanying proxy card in connection with the solicitation of proxies for use at a special meeting of limited partners to be held at 3:00 p.m. on March 22, 2000. The special meeting, and any postponements or adjournments, will be held at the offices of NCP-Six located at 1201 Third Avenue, Suite 3600, Seattle, Washington 98101. Only limited partners of record as of December 31, 1999 will be entitled notice of and to vote at the special meeting. We are first mailing this proxy statement to limited partners on ___________________, 2000.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

      This proxy statement is being furnished to the limited partners of NCP-Six by the managing general partner, whose principal executive offices are located at 1201 Third Avenue, Suite 3600, Seattle, Washington 98101 and whose telephone number is (206) 621-1351. The principal executive offices and telephone number of NCP-Six are the same.

             YOU ARE URGED TO CAREFULLY REVIEW THIS PROXY STATEMENT
                     AND TO RETURN YOU PROXY CARD PROMPTLY.

          The date of this proxy statement is __________________, 2000.

                                TABLE OF CONTENTS

SUMMARY................................................................................................................5

      THE PROPOSED TRANSACTION.........................................................................................5
      REASONS FOR THE TRANSACTION......................................................................................5
      FAIRNESS OF THE TRANSACTION......................................................................................5
      OUR RECOMMENDATION...............................................................................................6
      CONSEQUENCES OF A DETERMINATION BY THE LIMITED PARTNERS NOT TO APPROVE THE PROPOSED AMENDMENT....................6
      APPRAISALS.......................................................................................................6
      THIRD-PARTY BID PROCESS..........................................................................................7
      SPECIAL FACTORS..................................................................................................7
      CONFLICTS OF INTEREST............................................................................................7
      SUMMARY OF THE PROPOSED TRANSACTION..............................................................................8
      CONSIDERATION OF ALTERNATIVES....................................................................................9
      SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION...................................................10
      VOTING AT THE SPECIAL MEETING...................................................................................10
      YOU DO NOT HAVE DISSENTERS' RIGHTS..............................................................................10
      SOLICITATION OF PROXIES.........................................................................................10

SUMMARY HISTORICAL FINANCIAL INFORMATION..............................................................................11

SPECIAL FACTORS.......................................................................................................12

      FACTORS RELATED TO THE TRANSACTION..............................................................................12
      FACTORS RELATED TO NCP-SIX'S BUSINESS AND THE CABLE TELEVISION INDUSTRY.........................................15

PROJECTED CASH AVAILABLE FROM LIQUIDATION.............................................................................18

THE SPECIAL MEETING...................................................................................................21

      PURPOSE OF SPECIAL MEETING......................................................................................21
      RECORD DATE; LIMITED PARTNERS ENTITLED TO VOTE AT THE SPECIAL MEETING...........................................21
      QUORUM; VOTE REQUIRED FOR APPROVAL..............................................................................21
      USE OF PROXIES AT THE SPECIAL MEETING...........................................................................22
      REVOCATION OF PROXIES...........................................................................................22
      SOLICITATION OF PROXIES.........................................................................................22
      NO DISSENTERS' RIGHTS...........................................................................................22
      RECOMMENDATION OF THE GENERAL PARTNERS..........................................................................23

BACKGROUND AND REASONS FOR THE PROPOSED TRANSACTION...................................................................23

      GENERAL.........................................................................................................23
      BACKGROUND OF THE TRANSACTION...................................................................................23
      REASONS FOR THE TRANSACTION.....................................................................................26
      GENERAL PARTNER APPROVAL........................................................................................27

FAIRNESS OF THE TRANSACTION...........................................................................................28

      OUR BELIEF AS TO FAIRNESS.......................................................................................28
      MATERIAL FACTORS UNDERLYING BELIEF AS TO FAIRNESS...............................................................28
      APPRAISAL PROCESS; SUMMARY OF APPRAISALS........................................................................30
      THIRD-PARTY BID SOLICITATION PROCESS............................................................................34
      COMPARISON OF NORTHLAND'S OFFER TO HIGHEST THIRD-PARTY BID......................................................35
      COMPENSATION AND MATERIAL RELATIONSHIPS.........................................................................37

CONFLICTS OF INTEREST.................................................................................................38

      FIDUCIARY RESPONSIBILITIES......................................................................................38
      CONFLICTS OF INTEREST...........................................................................................38
      CERTAIN PAYMENTS TO THE MANAGING GENERAL PARTNER................................................................39

AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT........................................................................40

THE PROPOSED TRANSACTION..............................................................................................41

      GENERAL.........................................................................................................41
      PAYMENT OF THE PURCHASE PRICE...................................................................................41
      DISTRIBUTIONS TO LIMITED PARTNERS...............................................................................42
      CONDITIONS TO COMPLETION OF THE TRANSACTION.....................................................................44
      REPRESENTATIONS AND WARRANTIES..................................................................................44
      TERMINATION.....................................................................................................45

DISSOLUTION AND LIQUIDATION CONSEQUENCES OF THE TRANSACTION...........................................................46

      DISSOLUTION PROCEDURES..........................................................................................46
      LIQUIDATING TRUST...............................................................................................46
      EFFECT OF FRAUDULENT TRANSFER STATUTES..........................................................................47

FEDERAL AND STATE INCOME TAX CONSEQUENCES.............................................................................48

      TAX CONSIDERATIONS..............................................................................................48
      TAX CONSEQUENCES OF DISPOSITION OF THE ASSETS AND LIQUIDATION OF NCP-SIX........................................49
      UNRELATED BUSINESS TAXABLE INCOME...............................................................................50
      TAX CONSEQUENCES OF A DECISION NOT TO SELL......................................................................50
      OTHER TAX LAW CHANGES...........................................................................................51
      STATE TAX CONSIDERATIONS........................................................................................52

INFORMATION ABOUT NCP-SIX.............................................................................................54

      GENERAL.........................................................................................................54
      BUSINESS........................................................................................................54
      THE SYSTEMS.....................................................................................................55
      EMPLOYEES.......................................................................................................57
      CUSTOMERS.......................................................................................................57
      SEASONALITY.....................................................................................................57
      COMPETITION.....................................................................................................57
      REGULATION AND LEGISLATION......................................................................................59
      LEGAL PROCEEDINGS...............................................................................................66
      NCP-SIX'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.................66
      YEAR 2000 READINESS DISCLOSURE..................................................................................71
      AFFILIATES OF NCP-SIX...........................................................................................72

MANAGEMENT AND BENEFICIAL OWNERSHIP OF NCP-SIX........................................................................72

      MANAGEMENT OF NCP-SIX...........................................................................................72
      BENEFICIAL OWNERSHIP............................................................................................75
      CHANGES IN CONTROL..............................................................................................75

FINANCIAL STATEMENTS..................................................................................................76

INDEX TO FINANCIAL STATEMENTS........................................................................................F-1

EXHIBIT A

      AMENDMENT TO AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP OF
      NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP.............................................................A-1

EXHIBIT B

      ASSET PURCHASE AGREEMENT.......................................................................................B-1

EXHIBIT C

      PROMISSORY NOTE................................................................................................C-1

EXHIBIT D

      APPRAISAL OF DANIELS & ASSOCIATES..............................................................................D-1

EXHIBIT E

      APPRAISAL OF COMMUNICATIONS EQUITY ASSOCIATES..................................................................E-1

                                     SUMMARY

      This summary highlights selected information, and may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the attached exhibits for a more complete understanding of the transaction. In particular, you should read the proposed amendment to NCP-Six's limited partnership agreement, the asset purchase agreement, the form of promissory note and the appraisals of Daniels & Associates and of Communications Equity Associates, which are attached as Exhibits A, B, C, D and E, respectively, to this proxy statement.

THE PROPOSED TRANSACTION (SEE PAGE 41)

      This proxy statement relates to a proposal being made to the limited partners of NCP-Six to consider and vote on an amendment to NCP-Six's limited partnership agreement that would authorize the sale and distribution by NCP-Six of the cable television systems and other assets owned by it, and the dissolution, winding up and liquidation of NCP-Six. These assets of NCP-Six include the cable television franchises and cable television systems of seven operating groups located in the following geographic areas:

      -     Starkville, Philadelphia, Kosciusko and Forest, Mississippi;

      -     Highlands, North Carolina; and

      -     Barnwell and Bennettsville, South Carolina.

      We are asking you to approve the proposed amendment and the transaction as described in this proxy statement. If the proposal is approved, NCP-Six will be authorized to consumate the transactions contemplated by the agreement with Northland, the managing general partner of NCP-Six, or its assignee, to sell and distribute all of NCP-Six's assets to Northland. The form of the proposed asset purchase agreement between NCP-Six and Northland is attached to this proxy statement as Exhibit B. The managing general partner believes that the affiliate of Northland to whom the assets will be assigned is Northland Cable Properties, Inc., a wholly-owned subsidiary of Northland.

      For purposes of the proposed transaction, NCP-Six's assets have been valued at $76 million. This proposed transaction price is equal to the amount of the highest bid submitted by independent third parties for the purchase of the assets, and is higher than both of the two independent appraisals that we obtained for the fair market value of the assets. Following closing of the transaction, net proceeds from the sale of the assets will be distributed to the limited partners and to the administrative general partner, as provided in the limited partnership agreement.

REASONS FOR THE TRANSACTION (SEE PAGE 23)

      We are proposing the transaction in an effort to provide you liquidity for your units of limited partnership interest and a positive return on your investment over the life of the partnership. NCP-Six was originally formed in 1986 and we believe that many limited partners have held their investment since that time. There is currently no established public trading market for the units of limited partnership interest. Secondary sales activity for the units has been limited and sporadic, at prices which we believe to be generally below fair value. In addition, we are concerned by recent activity by unrelated third parties in making tender offers and other offers to purchase units at prices that are below the initial purchase price for the units and that, in our opinion, do not fairly represent the underlying value of the units. We are proposing this transaction because we believe many limited partners may desire an opportunity to liquidate their investment.

FAIRNESS OF THE TRANSACTION (SEE PAGE 28)

      We believe the terms of the transaction are fair as a whole to NCP-Six and to you. We have based our determination as to the fairness of the transaction on the following material factors:

      -     the form and amount of consideration offered to you;

      - the two independent appraisals prepared by Daniels & Associates and by Communications Equity Associates, which were used in part in evaluating the proposed transaction price for the assets;

      - the third-party bid solicitation process undertaken by NCP-Six to obtain bids from third parties for the purchase of the assets of NCP-Six, which bids were used in part in the determination of the fair market value of the assets and in evaluating the proposed transaction price; and

      - the opportunity for you to vote to "DISAPPROVE" the transaction and the requirement that the amendment be approved by limited partners holding a majority in interest of the outstanding units. IF YOU DO NOT APPROVE OF THE PROPOSED TRANSACTION, YOU SHOULD VOTE TO "DISAPPROVE" THE AMENDMENT.

OUR RECOMMENDATION  (SEE PAGE 27)

      After careful consideration of the transaction and our conflicts of interest, we have determined that the transaction is fair to you and NCP-Six and is in your best interests. We believe the transaction is the most attractive alternative currently available for providing you with the opportunity to liquidate your investment and obtain a positive return on your investment in NCP-Six.

WE RECOMMEND THAT YOU VOTE TO "APPROVE" THE PROPOSED TRANSACTION AND THE AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT. UNITS OF LIMITED PARTNERSHIP INTEREST HELD BY US OR OUR AFFILIATES WILL NOT BE INCLUDED IN DETERMINING WHETHER THE REQUISITE APPROVAL HAS BEEN OBTAINED.

CONSEQUENCES OF A DETERMINATION BY THE LIMITED PARTNERS NOT TO APPROVE THE PROPOSED AMENDMENT

      If a majority in interest of the limited partners does not approve the proposed transaction, or if the requisite approval is obtained but the transaction nevertheless does not close, NCP-Six will continue to operate as a separate legal entity and will continue to own and operate its assets. We are unable to determine whether the future fair market value of the assets, and their operating income, will increase over time, or whether future cash flow, refinancings or sales, if any, will yield a return to limited partners that is greater than that possible through the proposed transaction. You should also be aware that the current term of the partnership will expire on December 31, 2001, pursuant to NCP-Six's limited partnership agreement. As a result, if the transaction does not close, we intend to solicit limited partners to vote to approve an amendment to extend the term of the partnership. If that amendment is not approved, we would be required to either find another purchaser for the assets or liquidate NCP-Six upon expiration of its term.

APPRAISALS (SEE PAGE 30)

      In connection with the transaction, in the second quarter of 1999 we retained the services of two internationally-recognized independent appraisal firms to conduct appraisals on the assets owned by NCP-Six. These two firms were:

      -     Daniels & Associates, L.P., of Denver, Colorado; and

      -     Communications Equity Associates, of Berwyn, Pennsylvania.

      Both Daniels & Associates and Communications Equity Associates are recognized internationally for their expertise in the appraisal of cable television systems and other media-related businesses. Each firm appraised the assets with a valuation date as of July 1, 1999. Daniels & Associates appraised the fair market value of the assets at $73.3 million. Communications Equity Associates appraised the fair market value of the assets at $74.6 million.

THIRD-PARTY BID PROCESS (SEE PAGE 34)

      In connection with the transaction, we also retained Daniels & Associates to solicit bids from third parties for the purchase of NCP-Six's assets. We received four offers for the purchase of all or portions of the assets. Two of the offers were to purchase all of the assets. One offer proposed to purchase all of the assets for $70.4 million, and the other offer proposed to purchase all of the assets for $76 million. The remaining two offers proposed to purchase only portions of the assets. We rejected all these offers as not in the best interests of NCP-Six or you.

SPECIAL FACTORS  (SEE PAGE 12)

      The following is a summary of some of the potential disadvantages, adverse consequences and other factors of the transaction of which you should be aware. This is only a summary and you should also carefully consider the more detailed discussion in the section entitled "SPECIAL FACTORS" contained in this proxy statement. These factors include, among others, the following:

      - We initiated and participated in the structuring of the transaction and have conflicts of interests with respect to its completion. We will receive economic benefits as a result of the transaction. The managing general partner or its affiliate will be acquiring the assets of NCP-Six and will continue to operate the systems and will receive revenue from those systems.

      - We did not retain an unaffiliated third party to represent your interests in structuring and implementing the transaction, nor did we obtain a fairness opinion for the transaction. Had we retained an unaffiliated third party to represent your interests, that party may have been able to negotiate, on your behalf, more favorable terms for the structure of the transaction and for different consideration to have been distributed to you.

      - There are alternatives to the transaction. If you approve the transaction, you will effectively preclude the pursuit of these alternatives.

      - If limited partners holding a majority in interest of NCP-Six approve the transaction, you will be bound by this approval even if you vote to "DISAPPROVE" the transaction or "ABSTAIN" from voting.

      - The promissory note issued as part payment of the transaction price will be an unsecured obligation of Northland and will be junior to substantially all other debt of Northland. The note will bear interest at a fixed rate that may be lower than rates on other debt instruments that may be perceived as having comparable or lower risks than the note.

      - The transaction will be a taxable transaction for federal income tax purposes and may result in recognition of significant gain to you.

CONFLICTS OF INTEREST (SEE PAGE 38)

      We have faced and will continue to face substantial conflicts of interest in connection with the proposed transaction. These conflicts of interest arise out of our relationship with NCP-Six and the proposed agreement with Northland to acquire the assets. We participated in the initiation and structuring of the transaction and we expect to receive benefits as a result of its completion. Assuming that the requisite approval of the limited partners is obtained, NCP-Six will be authorized to enter into an agreement with Northland for the disposition of its assets. The terms of the transaction have been determined by us. Neither the administrative general partner nor any affiliate of the administrative general partner will be acquiring any interest in the assets.

      We have faced substantial conflicts of interest in determining the terms of the proposed disposition of the assets to Northland. Our conflicts of interest include the following:

      - It is possible that the fair market value and net cash flow of the assets will increase over time, and that following closing Northland would receive all benefits from any increase in value. In that case, you could receive a greater return on your investment if the transaction did not take place and NCP-Six continued to own and operate the assets.

      - It is possible that following closing Northland will experience a rate of return on its investment in excess of that experienced by NCP-Six. Northland currently owns other cable television systems in the vicinity of the assets which are anticipated to afford Northland the opportunity to achieve certain economies of scale and which would have the effect of potentially making the assets more valuable to Northland than NCP-Six or to a third party;

      - We retained Daniels & Associates and Communications Equity Associates to appraise the assets of NCP-Six, and also retained Daniels & Associates to solicit third party bids for the sale of the assets. We have retained Daniels & Associates to act as a broker for the purchase or sale of assets of NCP-Six in the past. In addition, Northland and its affiliates have retained both Daniels & Associates and Communications Equity Associates for brokerage or valuation services in the past involving the purchase or sale of cable television systems, and can reasonably expect to do so in the future. Both firms were advised at the time of their engagement that Northland would be a potential purchaser of the assets. It is possible that these firms, in an attempt to maintain a business relationship with Northland or its affiliates, would undertake their brokerage and valuation services in a manner that would be beneficial to Northland and its affiliates (and consequently detrimental to NCP-Six); and

      - It is possible that, before or after the proposed transaction closes, Northland may receive a bid from one or more third parties which exceeds the value being paid for the assets in this transaction.

      We do not have any contract, arrangement, understanding or relationship between us or our affiliates and any limited partner regarding the voting of proxies at the special meeting.

SUMMARY OF THE PROPOSED TRANSACTION  (SEE PAGE 41)

      APPROVAL OF LIMITED PARTNERS TO THE TRANSACTION (SEE PAGE 41)

      The proposed amendment and transaction is subject to the approval of holders of a majority in interest of the units of limited partnership (excluding the 30 units held by us or our affiliates). Although Northland presently intends to consummate the proposed transaction if it is approved by the limited partners, it is under no obligation to do so unless other conditions to closing the transaction are satisfied. If the limited partners approve the proposed transaction and closing does not occur within 180 days of the special meeting, or if at any time prior to closing we determine that cumulative distributions to limited partners may be reduced by more than $760,000 from the proposed estimated distributions (an amount that represents one percent of the total transaction price), NCP-Six will not sell the assets to Northland, any affiliate of Northland or any third party without again obtaining approval of the limited partners. If the requisite approval of limited partners is not obtained, NCP-Six will continue to own and operate the assets. IF YOU DO NOT APPROVE OF THE PROPOSED TRANSACTION, YOU SHOULD VOTE TO "DISAPPROVE" THE AMENDMENT.

      PAYMENT OF THE PURCHASE PRICE; PROMISSORY NOTE (SEE PAGE 41)

      The total value of the assets proposed to be sold and distributed to Northland is $76 million. If closing occurs, we will set aside appropriate amounts for payment of liabilities not assumed by Northland in the transaction and other partnership obligations. This includes an aggregate amount of $750,000 to be funded from cash paid by Northland at closing, which will be placed in an escrow account to secure any contingent liabilities and indemnification obligations of NCP-Six. We currently intend that this escrow will be maintained until the later of 18 months from closing or final resolution of any contingent liabilities that may arise. At closing, Northland will receive an in-kind distribution of the undivided portion of the assets that is attributable to its partnership interest in NCP-Six. The amount Northland will pay at closing will be the difference between the total transaction price (as adjusted for assumed current liabilities), less the value of the assets being distributed in-kind to Northland at closing. At closing, Northland will deliver to NCP-Six a promissory note in the principal amount of $3.8 million, and will pay the balance of the transaction price in cash.

      The promissory note will be due and payable one year after closing and will be held by the liquidating trust. The form of promissory note to be delivered by Northland is attached to this proxy statement as Exhibit C. The note will bear interest at a fixed rate per annum of six percent, will be full recourse and unsecured, and will be subordinated to Northland's senior debt. Northland currently has debt in the amount of approximately $53 million that would be senior to the note, and expects that it will incur additional senior bank debt in the approximate amount of $66.4 million in connection with financing the proposed transaction.

      LIQUIDATION OF THE PARTNERSHIP; DISTRIBUTIONS TO LIMITED PARTNERS (SEE PAGE 42)

      Within 90 days after closing the transaction, NCP-Six will be dissolved and liquidated and the cash will be distributed to the limited partners and the administrative general partner, in accordance with NCP-Six's limited partnership agreement. Following closing, distributions to limited partners will be made in two installments. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION" on page 18. The initial distribution of approximately $2,054 per $1,000 investment, will be made within 90 days after the date of closing. We believe that the initial distribution will occur in May 2000. The second distribution to the limited partners will be made one year after closing the transaction. Assuming that the closing occurs in April 2000, we expect that distributions to you under the promissory note will be approximately $244 per $1,000 investment, plus interest of approximately $15 per $1,000 investment, payable in April 2001.

      We expect the cumulative total amount of cash distributed to limited partners over the life of NCP-Six will be approximately $2,703 per $1,000 investment. This cumulative estimate includes prior cash distributions to date of $255 per $1,000 investment, plus the anticipated initial post-closing distribution of $2,054 per $1,000 investment and the promissory note distribution of $244 per $1,000 investment, plus interest of $15 per $1,000 investment, and a non-resident tax paid on behalf of the limited partners of $135 per $1,000 investment. These estimates take into account the payment of all known or anticipated liabilities of NCP-Six attributable to the limited partners' collective interest in NCP-Six (including any liquidation expenses and any claims against NCP-Six of which we are currently aware). These estimates also include $750,000 which will be placed in an escrow account to secure any contingent liabilities and indemnifications obligations of NCP-Six. We currently intend that this escrow will be maintained until the later of 18 months from closing or final resolution of any contingent liabilities that may arise. Upon termination of the escrow, all remaining funds, if any, will be released to the liquidating trust to be distributed to limited partners and the administrative general partner. If NCP-Six incurs any unanticipated liabilities or expenses which arise from operations of NCP-Six prior to or on the date of closing or from the transaction and which exceed amounts set aside for the payment of known or anticipated current liabilities or contingent liabilities, these liabilities and expenses could reduce the amount of cash available for distribution to you. However, if at any time prior to the closing we believe that the amount of cash available for distribution to the limited partners may be reduced by more than $760,000 from these estimates (an amount that represents one percent of the total transaction price), the transaction will not proceed and closing will not occur without again obtaining approval of the limited partners.

CONSIDERATION OF ALTERNATIVES

      In addition to the proposed transaction, we considered alternatives, including the continued management of NCP-Six as currently structured and the liquidation of NCP-Six through sales of all or portions of the systems to third-party purchasers. As described in more detail in this proxy statement, we rejected each of the alternatives in favor of the proposed transaction.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION (SEE PAGE 48)

      The receipt of cash in the transaction will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. Accordingly, you will recognize a gain or loss on the payment of cash on your limited partnership units to the extent of the difference between the amount realized and your adjusted tax basis in your units. In addition, upon closing of the transaction and dissolution of NCP-Six, any net losses of NCP-Six that were suspended under the passive loss rules of the Internal Revenue Code may be used to offset income and gain in the transaction.

VOTING AT THE SPECIAL MEETING

      You are entitled to one vote at the special meeting for each unit of limited partnership interest in NCP-Six that you own. You will receive notice of the special meeting and will be entitled to vote at the special meeting only if you are a holder of record of NCP-Six limited partnership units on the close of business on December 31, 1999, the record date.

      The affirmative vote of limited partners holding a majority of the outstanding units (excluding an aggregate of 30 units held by us and our affiliates, which will not be voted) is required to "APPROVE" the proposed amendment and transaction. If you "ABSTAIN" from voting, this will have the same effect as a vote to "DISAPPROVE" the proposal. IF YOU DO NOT APPROVE OF THE PROPOSED TRANSACTION YOU SHOULD VOTE TO "DISAPPROVE" THE AMENDMENT.

      A proxy card is included with this proxy statement and we are asking you to complete, date and sign the proxy card and return it in the enclosed envelope as soon as possible. A proxy card that is properly completed, dated, signed and returned in time for voting with a vote specified on the proxy will be voted as requested. If you sign and return your proxy card without indicating a vote, it will be deemed to be marked to "APPROVE" the transaction and the amendment to the limited partnership agreement authorizing the proposed disposition of the assets to Northland.

      You may revoke your proxy at any time prior to the special meeting by delivering to the managing general partner either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the special meeting and voting in person. Your attendance at the special meeting, by itself, will not revoke your proxy.

YOU DO NOT HAVE DISSENTERS' RIGHTS (SEE PAGE 22)

      You are not entitled to dissenters' or appraisal rights in connection with the proposed transaction, under either the NCP-Six limited partnership agreement or Washington law.

SOLICITATION OF PROXIES (SEE PAGE 22)

      In addition to use of the mail, proxies may be solicited by telephone or personally by the general partners and any of our directors, officers, partners and employees. We will not pay any additional compensation to any of these people for their services in this regard. The expenses of the solicitation will be borne by NCP-Six. NCP-Six's accountants are not expected to attend the special meeting.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

      NCP-Six is providing the following financial information to help you in your analysis of the transaction. You should read the following financial information in conjunction with the Consolidated Financial Statements of NCP-Six and related notes, and the Management's Discussion and Analysis of Financial Condition and Results of Operations included in this proxy statement. The information as of September 30, 1998 and 1999 and for the nine-month period ended September 30, 1998 and 1999 is unaudited and reflects all adjustments that are, in the opinion of NCP-Six, necessary for a fair statement of the results as of the dates and for the periods presented and is not necessarily indicative of the operating results for the entire year.




                                                                         YEAR ENDED DECEMBER 31,
                                            --------------------------------------------------------------------------------
                                                1994             1995             1996             1997             1998
                                            --------------------------------------------------------------------------------
HISTORICAL STATEMENT OF OPERATIONS DATA:
   Revenues ............................    $  7,888,216     $  8,611,947     $  9,262,702     $  9,644,320     $ 14,746,766
   Expenses ............................       6,893,042        7,488,670        7,868,447        7,582,824       13,125,628
                                            ------------     ------------     ------------     ------------     ------------
   Operating income ....................         995,174        1,123,277        1,394,255        2,061,496        1,621,138
   Other income (expense) ..............        (999,475)        (917,104)      (1,012,804)        (845,597)      (2,990,739)
                                            ------------     ------------     ------------     ------------     ------------
   Net income (loss) ...................    $     (4,301)    $    206,173     $    381,451     $  1,215,899     $ (1,369,601)
                                            ============     ============     ============     ============     ============
   Allocation of net income (loss):

      General Partners .................             (43)           2,062            3,815           12,159          (13,696)
      Limited Partners .................          (4,258)         204,111          377,636        1,203,740       (1,355,905)
   Net income (loss) per limited
      partnership unit .................               0                7               13               40              (46)



                                                  NINE MONTHS ENDED
                                                     SEPTEMBER 30,
                                            -----------------------------
                                                1998             1999
                                            -----------------------------
HISTORICAL STATEMENT OF OPERATIONS DATA:     (UNAUDITED)      (UNAUDITED)
   Revenues ............................    $ 11,030,316     $ 11,207,212
   Expenses ............................       9,729,808        9,988,667
                                            ------------     ------------
   Operating income ....................       1,300,508        1,218,544
   Other income (expense) ..............      (2,017,525)        (323,794)
                                            ------------     ------------
   Net income (loss) ...................    $   (717,017)    $    894,750
                                            ============     ============
   Allocation of net income (loss):

      General Partners .................          (7,170)           8,948
      Limited Partners .................        (709,847)         885,802
   Net income (loss) per limited
      partnership unit .................             (24)              30



                                                                      AS OF DECEMBER 31,
                                      --------------------------------------------------------------------------------
                                          1994             1995             1996             1997             1998
                                      --------------------------------------------------------------------------------
HISTORICAL BALANCE SHEET DATA:
   Total assets ...................   $ 15,023,419     $ 14,778,671     $ 13,253,610     $ 13,609,386     $ 32,971,969
   Total liabilities ..............     15,346,477       15,196,729       13,365,510       12,513,387       33,249,571
   Partners' capital (deficit):

      General Partners ............       (130,406)        (131,356)        (128,294)        (116,135)        (129,831)
      Limited Partners ............       (192,652)        (286,702)          16,394        1,212,134         (147,771)



                                            AS OF SEPTEMBER 30,
                                      -----------------------------
                                          1998             1999
                                      -----------------------------
HISTORICAL BALANCE SHEET DATA:         (UNAUDITED)      (UNAUDITED)
   Total assets ...................   $ 33,984,988     $ 31,017,181
   Total liabilities ..............     33,610,005       30,404,033
   Partners' capital (deficit):

      General Partners ............       (123,305)        (120,884)
      Limited Partners ............        498,288          734,032

                                 SPECIAL FACTORS

      A number of special factors apply to the proposed transaction. You should consider the following factors carefully in evaluating the proposed transaction. You are also urged to read all of this proxy statement and all exhibits carefully in evaluating the transaction and NCP-Six and its business before completing the accompanying proxy card.

FACTORS RELATED TO THE TRANSACTION

      ALTHOUGH WE BELIEVE THAT THE TOTAL TRANSACTION PRICE REPRESENTS FAIR VALUE FOR THE ASSETS, THE ASSETS MAY INCREASE IN VALUE PRIOR TO CLOSING OR AFTER THE TRANSACTION CLOSES.

      We believe that the proposed transaction is fair to you and we have taken steps to structure this transaction in a manner which we believe provides you with fair value for the assets, through the two independent appraisals and the third-party bid process. Although we believe that the total transaction price offered by Northland represents the fair value of the assets, we cannot predict whether the fair value of the systems will increase prior to closing or after the transaction closes. You should be aware that we do not intend to obtain an updated appraisal from either Daniels & Associates or Communications Equity Associates, nor do we intend to resolicit third-party bids prior to closing. As a result, assuming the transaction closes in April 2000, at closing the two appraisals will be more than nine months out of date and the closing will take place almost eight months after receipt of the most recent third-party bid. We are aware that there has been recent consolidation activity in the cable television industry generally; however, we cannot predict whether the market for small, rural cable television systems such as those owned and operated by NCP-Six will be impacted by this activity. In the event that the transaction is approved and the fair value increases prior to closing, Northland would be acquiring the assets at a price lower than the then-current market value.

      In determining the value of the systems, we did not consider current market prices or historical market prices for limited partnership units in NCP-Six due to the absence of an established public market in which units of limited partnership interests are being traded. Although we are aware of limited trading activity among the limited partners, including recent tender offer activity, the purchase prices are in amounts below the initial $500 value per unit and we do not believe those transactions represent fair value for the units. Furthermore, while we relied in part on the appraisals in evaluating the fair value for the assets, we did not receive or review the actual financial forecasts prepared by either appraiser in arriving at its valuation.

      The fair market value and the net cash flow of the systems may increase over time and the assets may appreciate in value in the future. If closing occurs, Northland would receive all the benefit of any appreciation. We cannot evaluate or quantify whether or to what extent any future appreciation may occur. It is possible that you would receive a greater return on your investment if NCP-Six continued to own and operate the systems, instead of consummating the proposed transaction. Similarly, if Northland acquires the systems, Northland may experience a rate of return on its investment in excess of that experienced by NCP-Six. Any increase in value or cash flow will be affected by and partially off-set by competition from providers of cable television, Internet, and other services, as well as the costs of future system upgrades required to remain competitive or to offer additional services to customers of the systems. You should also be aware that Northland hopes to benefit from its acquisition of the systems, for example, by achieving potential economies of scale.

      WE HAVE CONFLICTS OF INTEREST IN THE TRANSACTION.

      We initiated and participated in the structuring of the transaction and have conflicts of interest with respect to its completion. Northland, the managing general partner of NCP-Six, or its affiliate will be acquiring the assets from NCP-Six and will own and continue to operate the cable television systems. Northland will receive all operating income from the systems. Also, both the managing general partner and the administrative general partner will receive economic benefits as a result of the disposition of NCP-Six's assets and subsequent liquidation of the partnership. Under the terms of the limited partnership agreement, we are entitled to our respective percentage share of any distribution made by NCP-Six. The managing general partner will be receiving its share by an in-kind distribution of an undivided portion of NCP-Six's assets, and the administrative general partner will receive cash at the same time that distributions are made to limited partners. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION" for a detailed discussion of the relative distributions expected to be made to the general partners and the limited partners. In addition, the managing general partner of NCP-Six is entitled to receive payment of management and other fees from NCP-Six for its services and for cost reimbursements prior to closing of the transaction.

      WE DID NOT RETAIN AN UNAFFILIATED, INDEPENDENT THIRD PARTY TO REPRESENT YOUR INTERESTS IN THE STRUCTURING OF THE PROPOSED TRANSACTION, NOR DID WE OBTAIN A FAIRNESS OPINION WITH RESPECT TO THE TRANSACTION.

      In implementing and structuring the transaction, we did not retain an unaffiliated independent third party to represent the interests of the limited partners. Had we retained an independent third party to represent your interests, that party may have been able to negotiate, on your behalf, a more favorable transaction structure or more favorable terms. In addition, we did not seek a fairness opinion from an independent third-party with respect to the transaction. In our experience in transactions of this nature, we believe that the cost of obtaining a fairness opinion generally would be approximately 0.5% of the total transaction price, or approximately $380,000 for the proposed transaction. We determined not to incur this additional cost. This lack of representation and lack of fairness opinion could affect the transaction's fairness to you. However, we believe that the procedural steps taken and to be taken, as described in "FAIRNESS OF THE TRANSACTION - Our Belief as to Fairness" below, constitute sufficient safeguards for your interests. We have commissioned two independent appraisals of the systems, undertaken a third-party bid solicitation process and are submitting the proposed transaction to you for your approval. We believe that the steps taken and to be taken constitute sufficient safeguards for your interests with respect to the proposed transaction.

      THE PROPOSED TRANSACTION HAS NOT BEEN SOLICITED BY LIMITED PARTNERS.

      Although we believe that limited partners are interested in a means of liquidating their investment in NCP-Six, no limited partner in NCP-Six has solicited the sale or other disposition of the partnership's assets. We have not taken any survey of the limited partners to determine their desire to liquidate their investment. However, based on unsolicited comments and questions from limited partners with respect to a liquidation of their investment, the lack of a public market for the units of limited partnership and the 13-year duration of NCP-Six, we believe that limited partners may welcome the opportunity to liquidate their investment.

      YOU DO NOT HAVE ANY DISSENTERS' OR APPRAISAL RIGHTS IN THIS TRANSACTION.

      You are not entitled to dissenters' appraisal rights under either the limited partnership agreement or Washington law with respect to the proposed transaction, involving the disposition of substantially all of NCP-Six's assets and its subsequent liquidation. We will not voluntarily afford you with any similar rights in connection with the proposed transaction. Therefore, even if you disagree with the value of the assets being sold and you vote to "DISAPPROVE" the transaction but the transaction is nevertheless approved, you will not be able to demand that the assets be re-appraised to determine fair value for your units.

      THERE ARE POTENTIAL ALTERNATIVES TO THE TRANSACTION; HOWEVER, IF THE TRANSACTION IS APPROVED, THIS WILL EFFECTIVELY PRECLUDE ANY OF THESE ALTERNATIVES BEING PURSUED.

      Alternatives to the transaction include, among others, (1) continued management of NCP-Six as currently operated, (2) selling some or all of the assets to an independent third-party and distributing proceeds to the general and limited partners, and (3) liquidating NCP-Six through sales of entire systems or individual properties. We considered these alternatives in structuring the transaction and determined that the current proposed transaction with Northland provides the best method for you to obtain liquidity for your investment and a positive return on your investment over the life of the partnership. Completion of the proposed transaction effectively precludes NCP-Six from further exploring or pursuing any of the other alternatives listed above.

      IF A MAJORITY OF THE HOLDERS OF LIMITED PARTNERSHIP UNITS APPROVE THE TRANSACTION, YOU WILL BE BOUND BY THAT DECISION, EVEN IF YOU VOTE TO "DISAPPROVE" THE PROPOSED TRANSACTION.

      Under NCP-Six's limited partnership agreement and Washington law, the partnership may proceed with the transaction if its general partners and a majority in interest of its limited partners approve the amendment and the transaction. If this majority approval is obtained, you will be bound by the decision of the majority, even if you vote to disapprove the amendment or abstain from voting.

      THE PROMISSORY NOTE THAT WILL BE ISSUED FROM NORTHLAND AS PARTIAL PAYMENT OF THE TRANSACTION PRICE WILL BE AN UNSECURED OBLIGATION OF NORTHLAND.

      Assuming completion of the transaction, Northland will issue a promissory note for $3.8 million as partial payment for the transaction price. The promissory note will be payable on the first anniversary of closing and will bear interest at a fixed rate per annum of six percent. The note, which will be prepayable at any time, will be an unsecured obligation of Northland and will be subordinated to Northland's senior debt. Northland currently has senior debt in the approximate amount of $53 million and expects it will incur additional senior debt of approximately $66.4 million in connection with financing the proposed transaction. The note will bear interest at a fixed rate that may be lower than rates on other debt instruments that may be perceived as having comparable or lower risks than the note. The interest rate on the note is below the prime rate in effect as of the date of this proxy statement. In addition, there is no guarantee that Northland will not default on the note.

      THE AMOUNT AND TIMING OF FINAL DISTRIBUTIONS TO LIMITED PARTNERS MAY BE AFFECTED BY UNANTICIPATED OR CONTINGENT LIABILITIES, INCLUDING ANY POTENTIAL LITIGATION ARISING OUT OF THE PROPOSED TRANSACTION.

      We have included in the estimate of cumulative cash distributions to limited partners from the transaction payment of all known or anticipated liabilities of NCP-Six, including any liquidation expense and any claims against NCP-Six of which we are currently aware. We have also provided that an aggregate of $750,000 from the cash proceeds will be placed in an escrow account to secure any contingent liabilities and indemnification obligations of NCP-Six. To the extent that unanticipated liabilities or expenses arise which exceed the amounts set aside, those liabilities could reduce the amount of cash available for distribution to you. In addition, to the extent any such liabilities or expenses continue post-closing, any final distribution to you of these amounts held back may be delayed pending final resolution of the liabilities. You should be aware that the limited partnership agreement provides that NCP-Six will indemnify the general partners from liabilities in connection with NCP-Six, to the extent permitted by the partnership agreement. You should also be aware that Northland serves, and has served, as managing general partner of other limited partnerships involved in the cable television industry. In June 1998, the limited partners of one such limited partnership, Northland Cable Properties Five Limited Partnership, voted by a 74% majority vote to approve the disposition of the partnership assets to Northland and the subsequent liquidation of that partnership. A class action lawsuit was filed against that partnership and its general partners alleging various claims, including breaches of fiduciary duties in the transaction. That lawsuit is still on-going and the timing and amount of ultimate distributions to its limited partners will depend on the outcome of that suit. If the limited partners of NCP-Six vote to approve the amendment and the transaction closes, and if a similar lawsuit is brought against NCP-Six and its general partners, this lawsuit may have the effect of delaying payment of or reducing the amount of cumulative distributions to you.

      THE TRANSACTION WILL BE A TAXABLE EVENT FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS MAY RESULT IN SUBSTANTIAL RECOGNITION OF GAIN TO YOU.

      The receipt of cash in the transaction will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. Accordingly, you will recognize a gain or loss on the payment of cash on your limited partnership units to the extent of the difference between the amount realized and your adjusted tax basis in your units. In addition, upon closing of the transaction and dissolution of NCP-Six, any net losses of NCP-Six that were suspended under the passive loss rules of the Internal Revenue Code may be used to offset income and gain in the transaction.

FACTORS RELATED TO NCP-SIX'S BUSINESS AND THE CABLE TELEVISION INDUSTRY

      NCP-SIX OPERATES IN A VERY COMPETITIVE BUSINESS ENVIRONMENT WHICH CAN AFFECT ITS BUSINESS AND OPERATIONS.

      The industry in which NCP-Six operates is highly competitive, and NCP-Six faces competition from many sources In some instances NCP-Six competes against companies with fewer regulatory burdens, easier access to financing, greater personnel resources, greater brand name recognition and long-standing relationships with regulatory authorities. Mergers, joint ventures and alliances among cable television operators, regional telephone companies, long distance telephone service providers, electric utilities, local exchange carriers (which are local phone companies that provide local area telephone services and access to long distance services to customers), providers of cellular and other wireless communications services and others may result in providers capable of offering cable television and other telecommunications services in direct competition with NCP-Six.

      NCP-Six also faces competition from companies distributing television broadcast signals without a subscription fee and from other communications and entertainment media, including conventional off-air television and radio broadcasting services, direct-to-home satellite broadcasting services, newspapers, movie theaters, the Internet, live sports events and home video products. Federal legislation was recently passed that will give direct-to-home satellite broadcasting services the authority to transmit local television broadcast signals to their subscribers. We believe this will enhance the attractiveness of satellite broadcasting services and will make program offerings more competitive. NCP-Six also experiences competition from overbuilders. In order to maintain competitiveness, NCP-Six anticipates incurring significant capital expenditures to upgrade its systems. We cannot assure you that NCP-Six will upgrade its systems in a timely manner or at all or that upgrading NCP-Six's cable systems will allow NCP-Six to compete effectively. Additionally, as NCP-Six expands and introduces new and enhanced services, including additional telecommunications services, NCP-Six will be subject to competition from other telecommunications providers. We cannot predict the extent to which this competition may affect NCP-Six's business and operations in the future.

      NCP-SIX MAY NOT BE ABLE TO FUND THE CAPITAL EXPENDITURES NECESSARY TO KEEP PACE WITH TECHNOLOGICAL DEVELOPMENTS OR ITS CUSTOMERS' DEMAND FOR NEW PRODUCTS OR SERVICES. THIS COULD LIMIT ITS ABILITY TO COMPETE EFFECTIVELY.

      The cable business is characterized by rapid technological change and the introduction of new products and services. We cannot assure you that NCP-Six will be able to fund the capital expenditures necessary to keep pace with technological developments, or that NCP-Six will successfully anticipate the demand of its customers for products or services requiring new technology. This type of rapid technological change could adversely affect NCP-Six's plans to upgrade or expand its systems and respond to competitive pressures. NCP-Six's inability to upgrade, maintain and expand its systems and provide enhanced services in a timely manner, or to anticipate the demands of the marketplace, could adversely affect its ability to compete. Consequently, NCP-Six's growth, results of operation and financial condition could suffer materially.

      NCP-SIX OPERATES ITS CABLE SYSTEMS UNDER FRANCHISES WHICH ARE NON-EXCLUSIVE. LOCAL FRANCHISING AUTHORITIES CAN GRANT ADDITIONAL FRANCHISES AND CREATE COMPETITION IN MARKET AREAS WHERE NONE EXISTED PREVIOUSLY.

      NCP-Six's cable systems are operated under franchises granted by local franchising authorities. These franchises are non-exclusive. Consequently, these local franchising authorities can grant additional franchises to competitors in the same geographic area. As a result, competing operators may build systems in areas in which NCP-Six holds franchises. The existence of more than one cable system operating in the same territory is referred to as an overbuild. Overbuilds can adversely affect NCP-Six's operations. We are currently facing overbuild situations in two of NCP-Six's systems, one of which only recently developed in November 1999. Additional overbuild situations may occur in other systems.

      NCP-SIX'S CABLE SYSTEMS ARE OPERATED UNDER FRANCHISES WHICH ARE SUBJECT TO NON-RENEWAL OR TERMINATION. THE FAILURE TO RENEW A FRANCHISE COULD ADVERSELY AFFECT NCP-SIX'S BUSINESS IN A KEY MARKET.

      NCP-Six's cable systems operate pursuant to non-exclusive franchises, permits or licenses granted by a municipality or other state or local government controlling the public rights-of-way. Many franchises establish comprehensive facilities and service requirements, as well as specific customer service standards and establish monetary penalties for non-compliance. In many cases, franchises are terminable if the franchisee fails to comply with material provisions set forth in the franchise agreement governing system operations. Franchises are generally granted for fixed terms and must be periodically renewed. Local franchising authorities may resist granting a renewal if either past performance or the prospective operating proposal is considered inadequate. Franchise authorities often demand concessions or other commitments as a condition to renewal, which may be costly to NCP-Six. In some cases, franchises have not been renewed at expiration, and NCP-Six has operated under either temporary operating agreements or without a license while negotiating renewal terms with the local franchising authorities. We cannot assure you that NCP-Six will be able to renew these or other franchises in the future. In the future, a sustained and material failure to renew a franchise could adversely affect NCP-Six's business in the affected geographic area.

      LOCAL FRANCHISE AUTHORITIES HAVE THE ABILITY TO IMPOSE ADDITIONAL REGULATORY CONSTRAINTS ON NCP-SIX'S BUSINESS. THIS CAN FURTHER INCREASE EXPENSES.

      In addition to franchises, cable authorities have also adopted in some jurisdictions cable regulatory ordinances that further regulate the operation of cable systems. This additional regulation increases the expenses of operating NCP-Six's business. We cannot assure you that the local franchising authorities will not impose new and more restrictive requirements.

      NCP-SIX'S BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENTAL LEGISLATION AND REGULATION. THE APPLICABLE LEGISLATION AND REGULATION, AND CHANGES TO THEM, COULD ADVERSELY AFFECT NCP-SIX'S BUSINESS BY INCREASING ITS EXPENSES.

      Regulation of the cable industry has increased the administrative and operational expenses and limited the revenues of cable systems. Cable operators are subject to, among other things:

      -     limited rate regulation;

      - requirements that, under specified circumstances, a cable system must carry all local broadcast stations or obtain consent to carry a local or distant broadcast station;

      -     rules for franchise renewals and transfers; and

      - other requirements covering a variety of operational areas such as equal employment opportunity, technical standards and customer service requirements.

      Additionally, many aspects of this regulation are currently the subject of judicial proceedings and administrative or legislative proposals. There are also ongoing efforts to amend or expand the state and local regulation of some of NCP-Six's cable systems, which may compound the regulatory risks NCP-Six already faces. We expect further regulatory efforts, but cannot predict whether any of the states or localities in which NCP-Six now operates will expand regulation of its cable systems in the future or how they will do so.

      NCP-SIX MAY BE REQUIRED TO PROVIDE ACCESS TO ITS NETWORKS TO OTHER INTERNET SERVICE PROVIDERS. THIS COULD SIGNIFICANTLY INCREASE NCP-SIX'S COMPETITION AND ADVERSELY AFFECT THE UPGRADE OF ITS SYSTEMS OR ITS ABILITY TO PROVIDE NEW PRODUCTS AND SERVICES.

      There are proposals before the United States Congress and the Federal Communications Commission to require all cable operators to make a portion of their cable systems' bandwidth available to Internet service providers, such as America Online. Some local franchising authorities are considering or have already approved these "open access" requirements. A federal district court in Portland, Oregon, recently upheld the legality of an open access requirement. Recently, a number of companies, including telephone companies and Internet service providers, have requested local authorities and the FCC to require cable operators to provide access to cable's broadband infrastructure, which allows cable to deliver a multitude of channels and/or services, so that these companies may deliver Internet services directly to customers over cable facilities. Broward County, Florida recently granted "open access" as a condition to a cable operator's transfer of its franchise for cable service. The cable operator has commenced legal action at the district level. Allocating a portion of NCP-Six's bandwidth capacity to other Internet service providers would impair its ability to use its bandwidth in ways that would generate maximum revenues. In addition, if NCP-Six were required to provide access in this manner, it may adversely impact NCP-Six's profitability in many ways, including significantly increasing competition; increasing the expenses NCP-Six incurs to maintain its systems; and increasing the expense of upgrading or expanding its systems.

      DESPITE RECENT DEREGULATION OF EXPANDED BASIC CABLE PROGRAMMING PACKAGES, WE ARE CONCERNED THAT CABLE RATE INCREASES COULD GIVE RISE TO FURTHER REGULATION. THIS COULD IMPAIR NCP-SIX'S ABILITY TO RAISE RATES TO COVER ITS INCREASING COSTS OR CAUSE NCP-SIX TO DELAY OR CANCEL SERVICE OR PROGRAMMING ENHANCEMENTS.

      On March 31, 1999, the pricing guidelines of expanded basic cable programming packages were deregulated, permitting cable operators to set their own rates. This deregulation was not applicable to basic services. However, the FCC and the United States Congress continue to be concerned that cable rate increases are exceeding inflation. It is possible that either the FCC or the United States Congress will again restrict the ability of cable television operators to implement rate increases. Should this occur, it would impede NCP-Six's ability to raise its rates. If NCP-Six is unable to raise its rates in response to increasing costs, its financial condition and results of operations could be materially adversely affected.

                    PROJECTED CASH AVAILABLE FROM LIQUIDATION

      If closing occurs, the limited partners are expected to receive the same amount of cash they would receive if the assets were sold at a purchase price of $76 million to an unaffiliated third party in accordance with the procedures described in the limited partnership agreement. However, a sale to a third party could involve significant transaction costs which would result in lower net proceeds to the limited partners. For example, legal and accounting fees incurred by NCP-Six, including assisting in the extensive business, legal, engineering, technical and financial due diligence review customarily undertaken by third party purchasers, as well as preparation and negotiation of transaction documentation, would be likely to exceed the estimated transaction costs set forth on the following page. These expenses would be further compounded if multiple purchasers were required to sell all of NCP-Six's assets. If the assets were to be sold to an independent third party at a price in excess of the gross valuation, such a sale might result in net proceeds to limited partners sufficiently higher to offset transaction costs. In any event, if the closing occurs, the amount of cash distributed to you will not be less than the amount you would receive if the assets were sold to an unaffiliated third party at a purchase price of $76 million.

      The table below sets forth the amount of cash projected for distribution to you assuming that NCP-Six disposes of the assets based on the transaction valuation of $76 million and fully liquidates. The projected net cash available assumes that the transaction occurs on September 30, 1999, and thus reflects payments of principal and interest on partnership indebtedness and certain accrued receipts and costs as of September 30, 1999. As discussed in the preceding paragraph, expenses of this proxy solicitation, including legal and accounting costs, could be materially different if the transaction involved the sale of the assets to a third party. See "FAIRNESS OF THE TRANSACTION - Comparison of Northland's Offer to Highest Third-Party Bid - Lower Transaction Costs." Although these expenses will vary depending on the timing and structure of the sale transaction, the expenses incurred would likely be equal to or greater than those set forth in the table. Other expenses, such as partnership administrative costs and miscellaneous costs represent expenses which would be incurred by NCP-Six regardless of the parties to or structure of a sale of NCP-Six's assets. The estimated expenses includes an aggregate amount of $750,000 which will be held in an escrow account to secure contingent liabilities and indemnification obligations of NCP-Six. Regardless of whether NCP-Six were selling its assets to Northland or to an independent third party, we would include in an escrow account funds to secure these contingent liabilities and indemnification obligations. The table also shows projected net cash available for distribution based on a $1,000 capital contribution by a limited partner.

      THESE AMOUNTS SET FORTH ON THE FOLLOWING TABLE ARE PROVIDED ON A PRO FORMA BASIS AS OF SEPTEMBER 30, 1999, AND ARE BEING PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY. WE CURRENTLY ANTICIPATE CLOSING TO OCCUR IN APRIL 2000. ACTUAL AMOUNTS WILL VARY FROM THE PROJECTIONS INCLUDED ON THE FOLLOWING TABLE. THE AMOUNT OF CASH ACTUALLY DISTRIBUTED TO YOU WILL VARY FROM THESE PROJECTIONS. THE AMOUNT OF THE VARIANCE WILL DEPEND UPON A VARIETY OF FACTORS, INCLUDING BUT NOT LIMITED TO THE ACTUAL DATE OF CLOSING, THE RESULTS OF OPERATIONS OF NCP-SIX PRIOR TO SUCH DATE, AND THE EXTENT OF ANY CURRENTLY UNKNOWN LIABILITIES CONCERNING THE ASSETS AND OPERATIONS OF THE PARTNERSHIP ARISING ON OR PRIOR TO THE DATE OF CLOSING THAT ACCRUE PRIOR TO SUCH DATE. IN ANY EVENT, THE AMOUNT OF THE VARIANCE COULD BE SIGNIFICANT. IF AT ANY TIME WE BELIEVE THAT THE AMOUNT OF CASH TO BE DISTRIBUTED TO YOU MAY BE REDUCED BY MORE THAN $760,000 FROM THESE PROJECTIONS (AN AMOUNT THAT REPRESENTS ONE PERCENT OF THE TOTAL TRANSACTION PRICE), THE TRANSACTION WILL NOT PROCEED AND CLOSING WILL NOT OCCUR WITHOUT AGAIN OBTAINING APPROVAL OF THE LIMITED PARTNERS.

      The figures presented take into account, where applicable, the projected costs associated with the proposed disposition of the assets, including proxy solicitation expenses, and estimated general and administrative and operating expenses. NCP-Six's assets other than the assets to be sold to Northland (which include cash on hand and accounts receivable) have been included in the table in computing the projected net cash available. Although the figures are presented on a pro forma basis as if the transaction occurred on September 30, 1999, we do not currently anticipate that any events will occur between September 30, 1999 and the closing date that will materially affect the figures.

                   PROJECTED CASH AVAILABLE IF CLOSING OCCURS


PARTNERSHIP PROJECTED CASH VALUE:

     Gross Valuation for Assets........................................................................  $76,000,000

     Adjustments to Gross Valuation:

           Current Liabilities Assumed by Northland (1)................................................     (340,497)

     Adjusted Gross Valuation..........................................................................   75,659,503

     Plus (Less) Partnership Liabilities and Other Assets:

           Cash on Hand ...............................................................................      290,737
           Receivables and Other Assets (2)............................................................      818,784
           Appraisals and Broker Expenses (3)..........................................................     (875,000)
           Transaction and Proxy Costs (4).............................................................     (250,000)
           Partnership Administrative Costs (5)........................................................     (100,000)
           Debt Repayment to Others (6)................................................................  (30,063,536)
           Other Costs; Contingencies (7)..............................................................     (750,000)

     Projected Net Cash Value (8) (9)..................................................................   44,730,488

LIMITED PARTNERS' PROJECTED CASH AVAILABLE (9).........................................................   36,237,450
                                                                                                          ----------

     INITIAL DISTRIBUTION FROM CLOSING - (Per $1,000 Capital Contribution).............................       $2,054

     DISTRIBUTION FROM NOTE PAYMENT, EXCLUDING INTEREST - (Per $1,000
           Capital Contribution).......................................................................          244

     PREVIOUSLY RECEIVED CASH DISTRIBUTIONS - (Per $1,000 Capital Contribution)........................          255

     NORTH CAROLINA, SOUTH CAROLINA, AND MISSISSIPPI NON-RESIDENT TAX PAID ON BEHALF OF
           THE LIMITED PARTNERS - (Treated as a Cash Distribution) (Applies only to North
           Carolina, South Carolina, and Mississippi Non-Resident Limited Partners) (9)................          135

     AGGREGATE INTEREST ON NOTE PAYMENT - (Per $1,000 Capital Contribution )...........................           15
                                                                                                         -----------

     TOTAL OVERALL POTENTIAL RETURN OVER THE LIFE OF THE PARTNERSHIP PER $1,000
           LIMITED PARTNER CAPITAL CONTRIBUTION (INCLUDING INTEREST)...................................  $     2,703
                                                                                                         ===========

----------

(1)   Consists of advance subscriber payments and deposits.

(2) Consists of NCP-Six's (i) accounts receivable of $708,961 and (ii) prepaid expenses of $109,823, all of which were determined as of September 30, 1999.

(3) Under its agreement with Daniels & Associates and Communications Equity Associates, NCP-Six is obligated to pay Daniels & Associates a fee equal to $50,000 and to pay Communications Equity Associates a fee equal to $50,000 and to reimburse each for their out-of-pocket expenses in connection with their appraisals. NCP-Six is also obligated to pay a fee equal to $760,000 to Daniels & Associates for its brokerage services which amount represents one percent of the gross valuation of the assets being sold.

(4) Estimated costs of this proxy solicitation and closing of the transaction, including legal fees and expenses of approximately $150,000, printing costs of approximately $75,000, mailing expenses of approximately $15,000, and SEC filing fees of approximately $10,000. NCP-Six will be responsible for all of these costs. No significant auditing or solicitation costs are expected to be incurred in connection with the proposed transaction.

(5) General and administrative, auditing, accounting, legal, reporting and other costs have been estimated through the final distribution, which is assumed to occur in April 2001. It is estimated that approximately $50,000 of this amount will be payable to the managing general partner for its services in the dissolution and winding up of NCP-Six. Services provided by the managing general partner will include ongoing accounting and legal services as well as administrative and investor relations services during the dissolution and winding up of NCP-Six. The amount to be paid to the managing general partner represents an estimate of the actual cost incurred by the managing general partner to provide these services to NCP-Six.

(6) Consists of (i) notes payable of $28,965,281 to NCP-Six's lender, (ii) management fees and other allocated operating costs of $97,267 payable to the managing general partner and affiliates, and (iii) accounts payable, accrued expenses and other liabilities of $1,000,988, all of which were determined as of September 30, 1999.

(7) Estimated amount to be set aside to cover contingent liabilities that may exist at closing.

(8) "Projected Net Cash Value" includes the partners' distributive share of cash and the value of Northland's in-kind distribution of assets.

(9) The difference between "Projected Net Cash Value" and "Limited Partners' Projected Cash Available" represents the projected value of (i) the assets distributed to Northland in-kind, plus the managing general partner's share of non-system assets, less the managing general partner's share of liabilities, and (ii) the projected cash available for distribution to the administrative general partner, all as the general partners' shares are determined after the limited partners receive 100% return on their aggregate capital contributions. The tables below are illustrative:

      Excess of Limited Partners' Capital Contributions over Prior Cash
      Distributions:

                                                                                                     PER $1,000
                                                                                       PER UNIT       INVESTMENT       AGGREGATE
                                                                                     -----------     -----------      -----------
      Original Capital Contribution ............................................     $    500.00     $     1,000      $14,892,000
      Prior Cash Distributions .................................................          127.50             255        3,797,460
                                                                                     -----------     -----------      -----------
      Excess ...................................................................     $    372.50     $       745      $11,094,540
                                                                                     ===========     ===========      ===========

      Projected Net Cash Value......................................................................................  $44,730,488

      Distribution to the general partners equal to 1.01% of the excess of capital contributions over prior
           cash distributions pursuant to Section 16(d)(iii)........................................................    (112,066)

      Projected value of assets distributed to the general partners less share of liabilities as determined after the limited partners receive 100% return on their aggregate capital contributions pursuant to
           Section 16(d)(iv)........................................................................................  (8,380,971)
                                                                                                                      -----------

      Limited Partners Projected Cash Available.....................................................................  $36,237,451
                                                                                                                      ===========

      Distribution of Projected Net Cash Value:                                      GENERAL             LIMITED
                                                                                    PARTNERS            PARTNERS            TOTAL
                                                                                   -----------        -----------        -----------
      Section 16(d)(iii):

           Distributions to limited partners equal to the excess of capital contributions over prior cash distributions ($372.50
           per limited partnership unit) .......................................   $        --        $11,094,540        $11,094,540
      Section 16(d)(iii):
           Distributions to the general partners equal to 1.01% of the amount distributable to the limited partners pursuant to
           Section 16(d)(iii) ..................................................       112,066                 --            112,066
      Section 16(d)(iv):
           Balance distributed 75% to the limited partners and 25% to the
           general partners ....................................................     8,380,971         25,142,911         33,523,882
                                                                                   -----------        -----------        -----------

      Distribution of Projected Net Cash Value .................................   $ 8,493,037        $36,237,451        $44,730,488
                                                                                   ===========        ===========        ===========

(9)   See "FEDERAL AND STATE INCOME TAX CONSEQUENCES -- State Tax
      Considerations."

                               THE SPECIAL MEETING

      This proxy statement is being furnished to you in connection with the solicitation by the general partners of NCP-Six of proxies for use at the special meeting of limited partners. The special meeting will be held on March 22, 2000 at 3:00 p.m., local time, at the office of NCP-Six at 1201 Third Avenue, Suite 3600, Seattle, Washington 98101, and at any adjournment or postponement of the meeting. The purpose of the meeting is to vote regarding the proposed amendment to the limited partnership agreement to effect the proposed transaction described in this proxy statement and the dissolution of NCP-Six. You are invited to attend the special meeting and are urged to submit a proxy even if you will be able to attend the special meeting. The approximate date of mailing this proxy statement and the accompanying proxy card to you is ____________, 2000.

PURPOSE OF SPECIAL MEETING

      We are calling the special meeting for the purpose of providing you with an opportunity to vote on the proposed disposition of NCP-Six's assets and the dissolution of NCP-Six. Limited partners who approve the proposal described in this proxy statement will be consenting to the following:

      - the disposition of the assets and an amendment to NCP-Six's limited partnership agreement authorizing the acquisition of the assets by Northland;

      - the effect of the disposition of the assets and authorization on the amount of proceeds and assets distributed to NCP-Six; and

      -     the dissolution, winding up and termination of NCP-Six.

RECORD DATE; LIMITED PARTNERS ENTITLED TO VOTE AT THE SPECIAL MEETING

      Only persons who are limited partners of record of NCP-Six at the close of business on December 31, 1999 will be entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the meeting. As of the record date for the special meeting, there were 29,784 units ($500/unit) of limited partnership interest outstanding, held by 1,841 limited partners of record. We and our affiliates hold 30 units, none of which will be voted or counted in determining whether the requisite approval has been obtained. Limited partners will be entitled to one vote on each matter presented for approval at the special meeting for each unit of limited partnership held on the record date.

QUORUM; VOTE REQUIRED FOR APPROVAL

      Pursuant to the NCP-Six limited partnership agreement, the presence in person or by proxy of holders of limited partnership units representing a majority of the votes entitled to be cast at the special meeting constitutes a quorum for the transaction of business at the special meeting. Abstentions are included in the calculation of the number of votes represented at a meeting for purposes of determining whether a quorum has been achieved.

      The approval of the proposed amendment regarding the proposed transaction with Northland and the dissolution of NCP-Six requires the affirmative vote of the holders of a majority of the outstanding units of limited partnership interest. We and our affiliates hold 30 units, none of which will be voted or counted in determining whether the requisite approval has been obtained. A failure to submit a proxy card (or to vote in person at the special meeting), or an abstention will have the same effect as a vote to "DISAPPROVE" the proposed transaction. You should be aware that if holders of a majority of the units approve this proposal, the amendment will be adopted and even if you vote to "DISAPPROVE" or "ABSTAIN" you will be bound by that vote. IF YOU DO NOT APPROVE OF THE PROPOSED TRANSACTION YOU SHOULD VOTE TO "DISAPPROVE" THE AMENDMENT.

USE OF PROXIES AT THE SPECIAL MEETING

      We will assure that all properly executed proxies that we receive before the special meeting are voted at the special meeting as you instruct on the proxy. Signed proxies returned by limited partners who do not specify whether they wish to approve the proposed transaction will be voted to "APPROVE" the transaction. All questions as to the validity, form, eligibility, time of receipt, and acceptance of any proxies will be determined by the managing general partner in its sole discretion, which determination will be final and binding.

      The proposal described in this proxy statement is an integrated transaction. Therefore, you may not vote for or against individual elements of the proposed amendment, but must vote either to "APPROVE" or "DISAPPROVE" the proposed amendment as a whole. We know of no matters that will be presented for a vote at the special meeting other than the matters identified in this proxy statement and on the proxy card. If any other matters are properly presented, the persons designated as proxies on the enclosed proxy card intend to vote on the matters in accordance with their judgment.

      A form of the proxy being solicited is included as Exhibit A to this proxy statement. Actual, execution-ready proxy forms accompany this proxy statement. By submitting a completed and executed proxy, you will be appointing each of John S. Whetzell and Richard I. Clark as your attorney-in-fact to vote your interest at the special meeting with respect to approval or disapproval, as you specify on the proxy card, of the disposition and related actions described in the proxy. Messrs. Whetzell and Clark serve as President and Vice President/Treasurer, respectively, of the managing general partner. We request that you complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope, even if you are planning to attend the special meeting.

REVOCATION OF PROXIES

      Once you submit a signed proxy, you may change your vote only by (1) delivering to the managing general partner before the special meeting either a signed notice of revocation or a signed proxy dated subsequent to the date of the proxy previously given, or (2) personally appearing at the special meeting and, prior to the commencement of the meeting, delivering to the managing general partner notice in writing that the proxy already given is being revoked. Attendance at the special meeting, by itself, will not revoke a proxy.

SOLICITATION OF PROXIES

      NCP-Six will bear the cost of solicitation of proxies for the special meeting. Solicitation may be in person, by telephone, mail, facsimile or other means. The general partners and their directors, officers, partners and employees may solicit the vote of limited partners. These persons will receive no additional compensation for their assistance in soliciting proxies.

NO DISSENTERS' RIGHTS

      You are not entitled to dissenters' or appraisal rights in connection with the proposed transaction, under either the NCP-Six limited partnership agreement or Washington law. Appraisal rights will not be voluntarily accorded to dissenting partners in connection with the proposed transaction.

      Dissenting partners are protected under state law by virtue of the fiduciary duty of the general partners to act with prudence in the business affairs of NCP-Six on behalf of both the general partners and the limited partners. Records of NCP-Six are available for inspection by limited partners upon reasonable notice and during reasonable business hours. Neither the general partners nor NCP-Six will bear the costs of a limited partner who desires to obtain counsel or appraisal services.

RECOMMENDATION OF THE GENERAL PARTNERS

      We recommend that you vote to "APPROVE" the proposed transaction and amendment to the limited partnership agreement. The 30 units of limited partnership interest held by us or our affiliates will not be included in determining whether the requisite approval has been obtained.

               BACKGROUND AND REASONS FOR THE PROPOSED TRANSACTION

GENERAL

      NCP-Six was formed on January 22, 1986 and began operations in 1986 with the acquisition of cable television systems serving several communities and surrounding areas in Mississippi and North Carolina. In a series of transactions since then, NCP-Six acquired and now operates the cable television systems of seven operating groups located in the following geographic areas:

      -     Starkville, Philadelphia, Kosciusko and Forest, Mississippi;
      -     Highlands, North Carolina; and
      -     Barnwell and Bennettsville, South Carolina.

All of the initial acquisitions were financed through a combination of limited partners' equity and bank loans and the later acquisitions were financed through a combination of partnership cash flow and bank loans. As of September 30, 1999, the outstanding principal balance owing on NCP-Six's bank financing was approximately $28,965,000. In addition, NCP-Six owed the managing general partner and affiliates an aggregate of approximately $97,000 for unreimbursed operating expenses.

      As of September 30, 1999, the total number of limited partners in NCP-Six was 1,841, holding a total of 29,784 units ($500/unit) of limited partnership interest.

BACKGROUND OF THE TRANSACTION

      We believe that many investors have held their units for more than 13 years without liquidity and that a significant number of limited partners may desire to liquidate their investment. We have been concerned about the lack of meaningful liquidity available for limited partners in NCP-Six. There is no established secondary or public market in which the units are being actively traded, although we are aware that there has been some recent private sales activity and tender offers for units of limited partnership interests, in addition to transfers in connection with estate and retirement planning, by will, gift or settlement. Pending a liquidation of NCP-Six, we believe the units will likely remain an illiquid investment. This lack of a formal secondary market for the units restricts the ability of investors to increase or decrease their investment in response to changing personal circumstances or the performance of NCP-Six. Our concern has recently increased due to activity by unrelated third parties in making tender offers and other offers to purchase units at prices below the initial purchase price for the units ($500/unit) and which, in our opinion, do not fairly represent the underlying value of the units.

      We have not undertaken any general solicitation or survey of the limited partners to determine the desire of the limited partners to liquidate their investment. However, based on unsolicited comments and questions from limited partners with respect to a liquidation of their investment, the lack of public market for the units of limited partnership and the 13-year duration of NCP-Six, we believe that limited partners may welcome the opportunity to liquidate their investment. We concluded that it was in the best interest of limited partners for NCP-Six to develop a transaction which would provide an opportunity for liquidity and for a positive return on their investment over the life of the partnership.

      Under these circumstances, in the spring of 1999, the managing general partner began to formulate a proposal to sell NCP-Six's assets in order to provide a liquidity event for the limited partners. We decided to implement the proposed transaction at this time in light of the length of time over which limited partners have held their investment, the belief that limited partners would welcome the opportunity to liquidate their investment and the possibility that Northland might have access to funds necessary to consummate the proposed transaction.

      Beginning in the spring of 1999, representatives of the managing general partner contacted legal counsel, cable system brokers and appraisal firms to discuss options available to NCP-Six to provide an opportunity for liquidity to the limited partners. The managing general partner and the administrative general partner engaged in general discussions regarding a liquidity event for the limited partners and the proposed transaction. Although the managing general partner and the administrative general partner are general partners of a number of other cable television system limited partnerships, the administrative general partner is independent of Northland. Officers of FN Equities, Inc., the corporate general partner of the administrative general partner, also considered the proposed transaction. See "INFORMATION ABOUT NCP-SIX - Certain Affiliates of NCP-Six."

      The possibility that Northland might acquire the assets arose at the same time that we began to consider a means to permit limited partners to liquidate their investment in NCP-Six. In evaluating the possibility of Northland or an independent third party acquiring the assets, the general partners' primary motivating factor was their desire to obtain liquidity for the limited partners at a maximized value. The possibility was considered by John S. Whetzell and Richard I. Clark, who are senior officers of the managing general partner and who are each shareholders of Northland Telecommunications Corporation, the sole shareholder of the managing general partner. Accordingly, Messrs. Whetzell and Clark were in a position to assess the opportunity presented to both NCP-Six and Northland by the prospect of a sale or other disposition of the assets. By virtue of their dual capacity and their ownership interest in the managing general partner, Messrs. Whetzell and Clark faced a conflict of interest in making this assessment.

      Although the general partners also recognized that the assets might be more attractive to Northland than to a third party, they determined to open up the proposed sale of NCP-Six to interested third parties. Factors that make the acquisition more attractive to Northland include its familiarity with the operation of the assets and the ownership by Northland of other cable television systems in the vicinity of the assets. This proximity may afford Northland the opportunity to take advantage of economies of scale, including centralized or regionalized billing, management and advertising functions, existing maintenance, installation, customer service and support personnel and utilization of existing regional infrastructure. While other third-party cable system owners and operators have cable systems adjacent to certain assets, NCP-Six is not aware of any single entity which owns or operates cable television systems near all or substantially all of the systems owned by NCP-Six. Accordingly, a third party would not be likely to experience the same economies of scale as those available to Northland. A third-party purchaser would also be forced to bear transaction costs that Northland would not be required to bear. For example, Northland's engineers are currently familiar with the technical aspects of the systems comprising the assets, and Northland's management is familiar with NCP-Six's on-site operations and administrative staff. A third-party purchaser presumably would be required to devote additional management, administrative, human resources and technical attention to the operation of the assets while gaining the degree of familiarity with the assets that Northland has attained.

      In April 1999, the general partners determined to obtain an appraisal of the fair market value of the assets to assist in determining the best alternative for liquidity. Representatives of the managing general partner met with representatives of Daniels & Associates and Communications Equity Associates, two internationally-recognized firms experienced in appraising cable television systems and other media-related businesses, to discuss the potential sale of NCP-Six and an appraisal of the assets. These firms were selected in large part based on their experience in the cable television industry generally, on appraising cable television assets in similar transactions and on their research capabilities and resources.

      Between April 26, 1999 and May 5, 1999, representatives of Daniels & Associates and Communications Equity Associates met with Richard I. Clark, Vice President of the managing general partner, to perform on-site due diligence inspections of the systems and the communities served.

      On May 25, 1999, NCP-Six formally engaged Communications Equity Associates to perform an appraisal of the fair market value of NCP-Six's assets.

      On June 25, 1999, NCP-Six formally engaged Daniels & Associates to perform an appraisal of the fair market value of NCP-Six's assets with a valuation date as of July 1, 1999.

      In early July 1999, each of Communications Equity Associates and Daniels & Associates delivered its written appraisal to the managing general partner valuing NCP-Six's assets as of July 1, 1999. The Communications Equity Associates appraisal valued the assets at $74.6 million. The Daniels & Associates appraisal valued the assets at $73.3 million.

      Concurrently with the appraisal process, representatives of the general partners generally evaluated the possibility of obtaining third-party bids for the purchase of the assets. Notwithstanding Northland's interest in acquiring the assets and other motivating factors, we determined to open the proposed sale of NCP-Six for the solicitation of bids from interested third parties. Based on the general partners' experience in connection with transactions involving similar sized cable television systems, and after considering the current small, rural cable system marketplace, the physical location of NCP-Six's systems and the cable operators known to the general partners who own systems in the vicinity of NCP-Six's systems, the general partners concluded that soliciting a third-party purchaser for the assets would require NCP-Six to retain a broker.

      Accordingly, on July 2, 1999, NCP-Six engaged Daniels & Associates to assist in brokering the sale of NCP-Six's cable systems to a third party. During July and early August 1999, Daniels & Associates contacted 35 potential purchasers regarding the solicitation of bids for the sale of all or a portion of NCP-Six's assets. Daniels & Associates provided each potential purchaser that was interested in the bidding process with information about NCP-Six and its assets, as well as a form of asset purchase agreement for them to use in submitting their offers to the general partners.

      During this time generally, we discussed the formation of a special committee to review the transaction and concluded that the expense of forming a special committee outweighed any benefits to the limited partners that might result from independent representation. We believed that a special committee was not necessary because we believe that the steps taken and to be taken constitute sufficient safeguards for the limited partners' interests, including:

      - the solicitation of bids from third parties through Daniels & Associates, an experienced, internationally-recognized broker of cable television systems;
      - the commissioning of two independent appraisals of the fair market value of the assets; and
      - the submission of the proposed transaction to limited partners for their approval.

      In early August 1999, representatives of several potential purchasers met with a representative of Daniels & Associates to perform on-site due diligence reviews of the systems.

      On August 20, 1999, the submission date for third-party bids, Daniels & Associates received offers from three parties, submitting four different offers to purchase all or a portion of the assets. Two of the offers proposed the purchase of a portion of the systems. The remaining two offers proposed the purchase of all of the systems, at a purchase price of $76 million and $70.4 million, respectively.

      On August 30, 1999, Messrs. Whetzell, Clark, and senior officers of the managing general partner, and legal counsel for NCP-Six met to review and evaluate the four offers. They reviewed the scope of the offers, the terms and amount of the proposed purchase prices, and other conditions to the four offers. The representatives of the managing general partner, expressing the goal of maximizing value to the limited partners, rejected the two offers for less than all the systems and also rejected the lower priced offer for all the systems. They discussed the terms of the offer for $76 million and came up with a list of questions and clarification points to follow-up with the third-party bidder.

      On September 3, 1999, legal counsel to NCP-Six responded in writing to the third-party bidder, requesting clarification on several threshold matters on the proposal, including conditions to signing of a definitive agreement, financing and the availability of funds and remedies for breaches of the definitive agreement.

      On September 9, 1999, Messrs. Whetzell, Clark, senior officers and legal counsel for NCP-Six met to discuss oral comments provided by the third-party bidder. Mr. Penney sent a letter to the third-party bidder requesting a written response to the letter of September 3 to discuss the issues raised by NCP-Six and setting a deadline of September 17, 1999 for the response.

      On September 17, 1999, the third-party bidder responded in writing to NCP-Six's comments. As part of its response, the bidder also proposed as a new condition that the transaction include provision for payment of a break-up fee to the bidder if the transaction was not consummated due to the failure of the limited partners to approve the transaction and the assets were subsequently sold to another party within three years.

      On September 23, 1999, Messrs. Whetzell and Clark, representatives of the administrative general partner and legal counsel to NCP-Six participated in a conference call to discuss the revised offer from the third-party bidder. The representatives of the general partners discussed the terms of the offer, including the break-up fee, payment terms for the purchase price and the terms of the proposed asset purchase agreement. The representatives decided to reject the third-party offer as presented and informed the bidder in writing of this decision.

      Following the rejection of the third-party bids, Northland submitted an offer to acquire all of the assets of NCP-Six. The Northland offer, which is the subject of this proxy statement proposal, proposed a total valuation of $76 million, an amount equal to that of the highest third-party bid. After reviewing the Northland offer, we believe that the offer is more favorable to NCP-Six and you than any of the third-party bids we received. A detailed discussion of the terms of the Northland offer is set forth below at "FAIRNESS OF THIS TRANSACTION
- Comparison of Northland Offer to Highest Third Party Bid."

REASONS FOR THE TRANSACTION

      In deciding whether to recommend the transaction to the limited partners and in structuring the terms of the transaction, we considered the benefits to be derived as a result of the transaction, including:

      - providing the limited partners an opportunity to liquidate their investment for an amount that we believe represents fair value for the partnership assets.

      In reaching our conclusion to recommend that the limited partners approve amendment to authorize the transaction with Northland, we considered a number of factors, including, among others:

      - the past and projected financial and operational performance of NCP-Six;

      -     the relative lack of liquidity for the units;

      - recent tender offer activity to purchase units at prices below the initial purchase price of the units ($500/unit) that, in our opinion, do not fairly represent the underlying value of the units;

      - the term of the partnership expires on December 31, 2001, according to the limited partnership agreement, and the need either to extend the term or to sell and liquidate the assets;

      - various alternatives to the transaction, including the alternative of remaining as an independent active operator of the systems and of selling portions or all of the systems to unaffiliated third-parties;

      - the two appraisals for the assets prepared by Daniels & Associates and Communications Equity Associates;

      - the terms of the proposed asset purchase agreement presented by Northland, compared to the terms of the proposed asset purchase agreements presented by each of the third-party bidders, including the representations, warranties, covenants, conditions, escrow, indemnification and break-up fee provisions;

      - the relative lesser costs and shorter time-line involved in connection with selling the assets to Northland, compared with the potential protracted period of negotiations and due diligence and increased transaction costs resulting from sale of the assets to one or more unaffiliated third-party purchasers; and

      - the ability of Northland to obtain financing and complete the transaction.

      We also considered a variety of risks and potentially negative factors in deliberations concerning the proposed transaction with Northland. In particular, we considered the following:

      - the possibility that the value of the systems and assets might increase from the transaction valuation prior to or following the transaction;

      - conflicts of interest facing the general partners in structuring and implementing the transaction;

      - terms of the promissory note, including that it will be unsecured debt of Northland and junior to all senior debt of Northland;

      -     the tax impact of the transaction on limited partners; and

      - the costs of the transaction and the effect of transaction expenses and other known and contingent liabilities on the net amount to be distributed to limited partners.

      We did not make a quantitative analysis of the factors considered, but concluded that the anticipated benefits of the transaction outweighed the possible drawbacks.

GENERAL PARTNER APPROVAL

      For the reasons discussed above, we determined that the terms of the proposed transaction are in the best interests of NCP-Six and you and is fair to NCP-Six and you.

                           FAIRNESS OF THE TRANSACTION

OUR BELIEF AS TO FAIRNESS

      We considered the issues of fairness of the proposed transaction in collaboration with members of our respective boards of directors and senior officers. In analyzing the fairness issue, discussions focused on appropriate valuation of the assets and conflicts of interest faced by the managing general partner. We determined at the outset that concurrence by the administrative general partner would be required with respect to decisions made regarding the proposed transaction, because the administrative general partner is not subject to conflicts in the proposed transaction to the same extent as the managing general partner.

      We, the managing general partner and the administrative general partner, both believe that the terms of the proposed transaction are reasonable and fair to you. This determination of fairness, as well as the decision to recommend that limited partners vote to "APPROVE" the proposed transaction, was unanimous among our management personnel. We based this conclusion on the following material factors:

      -     the form and amount of consideration offered to you;

      - the two independent appraisals prepared by Daniels & Associates and by Communications Equity Associates, which were used in part in the determination of the transaction price for the assets;

      - the third-party bid solicitation process undertaken by NCP-Six to obtain bids from third parties for the purchase of the assets of NCP-Six, which bids were used in part in the determination of the fair market value of the assets and the proposed transaction price; and

      - the opportunity for you to vote to "DISAPPROVE" the transaction and the requirement that the transaction be approved by limited partners holding a majority in interest of the outstanding units.

MATERIAL FACTORS UNDERLYING BELIEF AS TO FAIRNESS

      The following is a discussion of some of the material factors underlying our belief that the proposed transaction is fair to you.

      - Consideration Offered. We believe that the transaction valuation for the assets, $76 million, constitutes fair value. In reaching this conclusion, we considered the appraisals of the fair market value of the assets prepared by Daniels & Associates and by Communications Equity Associates, and we considered the bids solicited from independent third parties by Daniels & Associates.

      - Independent Appraisals. In concluding that the proposed transaction is fair to you, we considered the appraisals of the fair market value of the assets assembled by Daniels & Associates and by Communications Equity Associates. See "- Appraisal Process; Summary of Appraisals" below. Daniels & Associates concluded that the fair market value of the assets was $73.3 million, and Communications Equity Associates concluded that the fair market value of the assets was $74.6 million. In evaluating the appraisals of Daniels & Associates and Communications Equity Associates, we did not review any information other than a copy of each appraisal. In particular, we did not review the actual forecasts prepared by either Daniels & Associates or Communications Equity Associates in arriving at the valuations contained in their appraisals. Based on our experience in the cable television industry and our general familiarity with industry news as reported by trade journals, however, we believe that the fair market value of the assets as determined by Daniels & Associates and by Communications Equity Associates is a fair assessment of the value of the assets. The transaction price offered by Northland in the proposed transaction is greater than both of the two appraisals for the assets.

            You should note that in November 1999 we were made aware of a new overbuild situation facing one of NCP-Six's systems. This overbuild may have a negative impact on the present or future value or revenues of that system. This overbuild situation was not present at the time of either of the appraisals or at the time of the third-party bid solicitation and could not be considered in either the appraisal process or third-party bids. We cannot predict whether or to what extent this overbuild situation would have affected the results of either appraisal or the third-party bids we received.

      - Third-Party Bid Solicitation. In concluding the proposed transaction is fair to you, we have also considered the bids solicited from third parties by Daniels & Associates, an experienced and independent broker of cable television systems. Daniels & Associates contacted 35 potential purchasers to solicit cash bids for some or all of the assets. Ultimately, two bids for some of the assets and two bids for all of the assets were submitted. One bid for all of the assets offered an amount of $76 million, and the other offered an amount of $70.4 million. The two bids for portions of the assets offered an amount, on a per subscriber basis, that did not differ materially from the higher bid for all the assets. We rejected all of the third party bids for reasons explained in "- Third-Party Bid Solicitation Process" below, and we accepted Northland's offer establishing a total valuation of $76 million for the assets. The transaction valuation offered by Northland in the proposed transaction is equal to the amount of the highest third-party bid.

      - Consent Procedures. The proposed transaction can take place only if limited partners holding a majority of the limited partnership units (not including units held by us or our affiliates) approve the amendment to the limited partnership agreement attached to this proxy statement as Exhibit A. IF YOU DO NOT APPROVE OF THE PROPOSED TRANSACTION, YOU SHOULD VOTE TO "DISAPPROVE" THE AMENDMENT. If holders of a majority of the units vote to disapprove the amendment, we will not proceed with the transaction. In addition, even if the transaction is approved, it must close within 180 days after the special meeting. If the transaction does not close within this time period, or if at any time prior to closing we determine that cumulative distributions to limited partners from the transaction may be reduced by more than $760,000 from the estimated distribution projections (an amount that represents one percent of the total transaction price), NCP-Six will not sell the assets to Northland, any affiliate of Northland, or any third party without again obtaining approval of the limited partners. We believe that these approval requirements provide you with additional procedural safeguards in the proposed transaction.

      In addition to the material factors just described, we considered a variety of potentially negative factors relating to the proposed transaction. We discuss these potentially negative factors more thoroughly in this proxy statement at "SPECIAL FACTORS" above.

      - Although we believe that the transaction price represents the fair market value of the assets as of the date of the appraisals and as of the date we received third-party bids for the assets, the assets may appreciate in value prior to, or after, the date that the proposed transaction closes.

      -     We have substantial conflicts of interest in this transaction.

      - Although we believe that limited partners are interested in a means of liquidating their investment, the proposed transaction has not been solicited by limited partners.

      - We did not retain an unaffiliated, independent third party to represent your interests in structuring the proposed transaction, nor did we seek or obtain a fairness opinion from an independent third party with respect to this transaction, nor did we obtain a fairness opinion as to the transaction.

      - In determining the value of the systems, we did not consider current market prices or historical market prices for limited partnership units in NCP-Six due to the absence of an established public market in which units of limited partnership interests are being traded.

We did not make a quantitative analysis of the factors considered, but concluded that we believe that these negative factors are not sufficient to outweigh the advantages of the transaction.

APPRAISAL PROCESS; SUMMARY OF APPRAISALS

      In May 1999, NCP-Six retained Communications Equity Associates, an internationally-recognized cable brokerage, appraisal and investment banking firm to appraise the fair market value of the assets. In June 1999, NCP-Six retained Daniels & Associates, an internationally-recognized cable brokerage, appraisal and investment banking firm to appraise the fair market value of the assets. Given Daniels & Associates' and Communications Equity Associates' experience, we did not retain any other outside experts. NCP-Six will pay the fees and expenses of Daniels & Associates and Communications Equity Associates in connection with their appraisals.

      NCP-Six instructed both Daniels & Associates and Communications Equity Associates to prepare appraisals on the basis that the assets were to be sold to an independent third party on the open market. Daniels & Associates and Communications Equity Associates were advised at the time of the engagement that Northland would be a potential buyer of the assets. Daniels & Associates delivered a written report in July 1999 that the fair market gross asset value of the assets as of July 1, 1999 was $73.3 million. Communications Equity Associates delivered a written report in July 1999 that the fair market gross asset value of the assets as of July 1, 1999 was $74.6 million.

      Daniels & Associates and Communications Equity Associates each relied on a discounted cash flow analysis based on the projected operating results of the systems over a ten-year period, and applied a factor for the residual value of the assets at the end of that ten-year period. To that extent, in relying on these appraisals, we indirectly considered the going concern value of the assets, as well as a hypothetical liquidation value at the end of a projected period. Daniels & Associates and Communications Equity Associates also each undertook a comparable private market transaction multiples analysis, to correlate and validate the findings of the discounted cash flow analysis. This methodology involved a review of other cable system sales that have occurred over the recent past, and a comparison of the value-per-subscriber and multiple of cash flows for those system sales with the same statistics for NCP-Six.

      The following summaries are qualified by, and should be read in conjunction with, the Daniels & Associates appraisal and the Communications Equity Associates appraisal. YOU ARE ENCOURAGED TO REVIEW THE APPRAISALS PREPARED BY DANIELS & ASSOCIATES AND COMMUNICATIONS EQUITY ASSOCIATES WHICH ARE ATTACHED TO THIS PROXY STATEMENT AS EXHIBITS D AND E, RESPECTIVELY.

      DANIELS & ASSOCIATES APPRAISAL

      General. Daniels & Associates was engaged by NCP-Six to appraise NCP-Six's assets comprising the cable television systems serving the seven communities in Mississippi, South Carolina and North Carolina. Daniels delivered a written summary, based upon the review, analysis, scope and limitations described in its written summary, as to the fair market value of these systems as of July 1, 1999. Some of the material assumptions, qualifications, limitations and methods used in the Daniels appraisal are described below.

      Summary of Methodology. Daniels evaluated each system on a going-concern basis, in conformance with standard appraisal techniques, utilizing a ten-year discounted net cash flow analysis and applying relevant market and economic factors.

      In valuing the assets, Daniels relied on a discounted operating cash flow analysis based on the projected operating results of the assets over a ten-year period and applied a factor for the residual value of the assets at the end of that ten-year period. The discounted cash flow analysis is also correlated and validated by a review of private market transactions in cable systems that have occurred in the recent past. The market transaction approach applies the value per subscriber and operating cash flow multiples from the private market sales to the respective statistics of NCP-Six's assets. According to Daniels, both the discounted cash flow analysis and the comparable private market transaction multiples analysis are standard valuation methodologies used in the cable television industry.

      In the course of performing the valuation, Daniels engaged in discussions with employees of the managing general partner's corporate office and local systems offices, made due diligence visits to substantially all of the operating systems comprising the assets, reviewed and evaluated materials and information provided by the managing general partner and local cable system management, researched demographic information relating to the various communities served by NCP-Six, analyzed forecasted financial and operating information, and drew upon its own general knowledge about the cable television industry. On the basis of this information and these efforts, Daniels prepared summaries of relevant operating, technical, financial and demographic characteristics of NCP-Six's operating systems.

      Thereafter, in order to assess the fair market value of NCP-Six's assets, Daniels prepared detailed operating and financial forecasts for each of the seven cable system operating groups, taking into account operating revenues and expenses as well as capital expenditure requirements. These financial forecasts formed the basis for determining a discounted cash flow for each cable system operating group. The combined values for each cable system operating group constituted the value of the cable operating assets for NCP-Six on a discounted cash flow basis. In addition to this methodology, Daniels used the comparable private market transaction multiple methodology to derive an aggregate value for NCP-Six by analyzing the value per subscriber and operating cash flow multiples obtained in private sales of comparable systems. These multiples were compared to similar multiples for the assets obtained using the value arrived at for the assets by the discounted cash flow methodology. Informed by the results of both of these methodologies, Daniels then determined a final appraised value for NCP-Six's assets.

      Assumptions. In performing its discounted cash flow analysis of the value of the assets, Daniels assumed the assets have been and will continue to be operated as efficiently as comparable cable systems, and that the franchises and asset leases used by NCP-Six in the operation of the assets will be renewed indefinitely as needed without material change except to reflect any upgrade or rebuild of the assets. In addition, Daniels assumed, in evaluating future capital expenditures and cash flows, that the various systems comprising the assets will be upgraded within three to five years. You should note that events occurring after July 1, 1999, and before the effective date of the transaction could affect the properties or assumptions used in preparing the appraisals. Daniels will not deliver any additional written summary of the analysis and will not prepare an update to its appraisal closer to the time of closing.

      Discounted Cash Flow Valuation. The discounted cash flow valuation methodology measures the present value of the assets' forecasted free cash flow from operations, which is defined as earnings before interest, taxes, depreciation and amortization ("EBITDA"), less capital expenditures including all rebuild or upgrade costs. Daniels determined forecasted free cash flows by creating ten-year operating forecasts for each of the operating systems comprising the assets, each of which took into account detailed projections of revenue and expense components. Daniels then calculated the projected residual value of the assets assuming a sale of each system at the end of the ten-year period. This terminal enterprise value was based on a multiple of EBITDA which Daniels determined to be reasonable in light of comparable private market transaction multiples of EBITDA.

      Daniels' revenue forecasts were based on its forecasts of the number of homes passed and the subscriber penetration levels and rates for each system operating group, plus an analysis of non-subscriber based revenue sources. Its expense forecasts were based on assumed rates of inflation over the forecast period, adjusted to reflect the particular growth characteristics of each system operating group. The capital expenditure forecasts were based upon costs associated with new construction of cable plant, plant maintenance, and rebuild or upgrade requirements. Daniels believes that the opportunity of the systems comprising the assets to provide ancillary telecommunications and data services are limited and costs uncertain, and thus Daniels did not include telephony or data service revenue, expenses or capital costs in its projections. Daniels did include residential data services revenue and expenses where appropriate. All information provided to the managing general partner relating to Daniels' operating revenue and expense forecasts and the assumptions underlying these forecasts is contained in the Daniels appraisal.

      Once Daniels had arrived at a forecast of cash flows and terminal enterprise values, it discounted these values back to the present at a discount rate representing the weighted average cost of capital for various entities within the cable television industry that are capable of consummating a sale similar in size to the acquisition of the assets. Daniels described the weighted average cost of capital as the rate of return required by an entity on its investment in order to satisfy the expectations of the entity's debt and equity investors. Daniels assumed, after some analysis, that the prime rate on July 1, 1999 (7.5%) was a fair estimate of the cost of debt. It determined the cost of equity by sampling the estimated private market cost of equity for cable television investments and blended this cost with the equity return objectives for large publicly traded companies. Daniels determined the cost of equity to be 22.5%. Daniels arrived at a weighted cost of capital of 13.50%.

      Applying the discount rate to its cash flow forecasts, Daniels arrived at a valuation of $73.3 million for NCP-Six's assets, representing a value equal to
10.9 times annualized free cash flow and $2,200 per equivalent basic subscriber.

      Comparable Transactions Valuation. In addition to the discounted cash flow methodology, Daniels used the comparable private market transaction multiples methodology. Daniels describes this as another generally accepted valuation methodology for correlating and validating the findings of the discounted cash flow analysis with private market realities. Under this methodology, Daniels compared selected market multiples reported in the sales of cable television systems of similar size, situated in similar markets, and of similar technical condition to the assets. In these transactions, the purchase prices paid ranged from 9.0 to 14.0 times operating cash flow, with a weighted average of 10.0. Prices per subscriber ranged from $1,500 to $2,732, with a weighted average of $1,940. All information provided to the managing general partner relating to the basis for Daniels' selection of comparable transactions is contained in the Daniels appraisal.

      Valuation. Based on its analysis using these two methodologies, Daniels arrived at an estimated fair market value for NCP-Six's cable television system assets as of July 1, 1999 of $73.3 million, representing 10.9 times the estimated operating cash flow and a value per equivalent basic subscriber of $2,200. This cash flow multiple is slightly higher than the weighted average multiple for comparable transactions and equal to the multiple derived from the discounted cash flow analysis. The value per subscriber is higher than the weighted average value per subscriber derived from the comparable transactions analysis and equal to the value per subscriber derived from the discounted cash flow analysis. This appraised value appears fair and reasonable to the general partners.

      COMMUNICATIONS EQUITY ASSOCIATES APPRAISAL

      General. Communications Equity Associates ("CEA") was engaged by NCP-Six to appraise NCP-Six's assets comprising the seven cable television systems serving the seven communities in Mississippi, South Carolina and North Carolina. CEA delivered a written summary, based upon the review, analysis, scope and limitations described in its written summary, as to the fair market value of these systems as of July 1, 1999. Some of the material assumptions, qualifications, limitations and methods used in the CEA appraisal are described below.

      Summary of Methodology. CEA evaluated each system based on a going-concern basis, in conformance with standard appraisal techniques, utilizing a ten-year discounted net cash flow analysis and applying relevant market and economic factors. In valuing the assets, CEA relied on a discounted cash flow analysis and market approach. The discounted cash flow approach is based on the projected operating results of the assets over a ten-year period and applies a factor for the residual value of the assets at the end of that ten-year period. The market transaction approach reviews and compares recent private market transactions involving comparable assets. The market approach provides a comparison of (1) the multiple of cash flow represented by the purchase price of such other systems with the multiple of NCP-Six's cash flow represented by the appraised value for the assets, and (2) the value-per-subscriber of such other system sales with the value-per-subscriber valuation of the assets. According to CEA, both the discounted cash flow analysis and the comparable private market transaction multiples analysis are generally accepted valuation methodologies for cable television systems.

      In the course of performing the valuation, CEA engaged in discussions with employees of the managing general partner's corporate office and local systems offices, made due diligence visits to substantially all of the operating systems comprising the assets, reviewed and evaluated materials and information provided by the managing general partner and local cable system management, researched demographic information relating to the various communities served by

NCP-Six, analyzed forecasted financial and operating information, and drew upon its own general knowledge about the cable television industry. On the basis of this information and these efforts, CEA prepared summaries of relevant operating, technical, financial and demographic characteristics of NCP-Six's operating systems.

      In order to assess the fair market value of NCP-Six's assets, CEA prepared detailed operating and financial forecasts for each of the seven cable system operating groups, taking into account operating revenues and expenses as well as capital expenditure requirements. These financial forecasts formed the basis for determining a discounted cash flow for each cable system operating group. The combined values for each cable system operating group constituted the value of the cable operating assets for NCP-Six on a discounted cash flow basis. In addition to this methodology, CEA used the comparable private market transaction multiple methodology to derive an aggregate value for NCP-Six by analyzing the value per subscriber and operating cash flow multiples obtained in private sales of comparable systems. These multiples were compared to similar multiples for the assets obtained using the value arrived at for the assets by the discounted cash flow methodology. Informed by the results of both of these methodologies, CEA then determined a final appraised value for NCP-Six's assets.

      Assumptions. In performing its discounted cash flow analysis of the value of the assets, CEA assumed the assets have been and will continue to be operated as efficiently as comparable cable systems, and that the franchises and asset leases used by NCP-Six in the operation of the assets will be renewed indefinitely as needed without material change, other than upgrade and/or rebuild requirements. CEA further assumed that the systems were in material compliance with all franchise, regulatory and FCC requirements. CEA relied substantially on financial statements and operational information provided by the general partners and CEA did not independently verify the information. You should note that events occurring after July 1, 1999, and before the effective date of the transaction could affect the properties or assumptions used in preparing the appraisals. CEA will not deliver any additional written summary of the analysis and will not prepare an update to its appraisal closer to the time of closing.

      Discounted Cash Flow Approach. The discounted cash flow approach measures the present value of the assets' forecasted free cash flow from operations less capital expenditures including all rebuild or upgrade costs. CEA determined forecasted cash flows by creating ten-year operating forecasts for each of the operating systems comprising the assets, each of which took into account detailed projections of revenue and expense components. CEA then calculated the projected residual value of the assets at the end of the ten-year period. This terminal value was calculated by multiplying the projected free cash flow by a multiple which CEA determined to be reasonable in light of its experience in the cable system transaction market. All information provided to the managing general partner relating to CEA's operating revenue and expense forecasts and the assumptions underlying these forecasts is contained in the CEA appraisal.

      Once CEA had arrived at a forecast of cash flows and terminal enterprise values, it discounted these values back to the present at a discount rate representing the weighted average cost of capital for cable television system operators. CEA described the weighted average cost of capital as the rate of return likely required by equity and debt investors in order to satisfy the expectations of the investors. CEA assumed, based on its experience in raising debt financing for cable operators, that a lender would likely charge an interest rate of 8% for debt financing. It determined the cost of equity, based on its experience in the cable system transaction market, as being a 25% return on investors' equity. Applying these rates, CEA arrived at a weighted cost of capital of 14.8%.

      Applying the discount rate to its cash flow forecasts, CEA arrived at a total present valuation of $74.6 million for NCP-Six's assets, representing a value equal to 11.1 times the estimated operating cash flow and a price of $2,263 per basic subscriber.

      Comparable Market Approach. In addition to the discounted cash flow methodology, CEA used the comparable market transaction approach. CEA describes this as another generally accepted valuation methodology for valuing businesses and for correlating and validating the findings of the discounted cash flow analysis with private market realities. CEA noted in its appraisal that there has been significant consolidation activity in the cable industry during the first six months of 1999. CEA observed that although there had been dramatic increases in the prices paid for large cable systems, due in part to the size and location of the systems and the introduction of cable

Internet services, there have been fewer transactions involving cable systems of comparable size and markets as NCP-Six's assets and that the prices paid these smaller systems have not seen dramatic increases.

      Under the market transaction methodology, CEA evaluated and compared transactions occurring during the first six months of 1999 involving cable systems of similar size and markets as NCP-Six's assets. In these transactions, the purchase prices paid ranged from 9.2 to 12.7 times operating cash flow, with a weighted average of 10.8 and a median of 11.3. Prices per subscriber ranged from $1,500 to $2,755, with a weighted average of $2,313 and a median on $2,134. Based on CEA's experience in the cable system transaction market, it determined that a cash flow multiple of 11.0 was appropriate to value the systems. CEA applied this multiple to the annualized cash flow of $6,731,196 resulting in a valuation of $74,043,156, representing a per subscriber price of $2,246.

      Valuation. Based on its analysis using these two methodologies, CEA arrived at an estimated fair market value for NCP-Six's cable television system operation assets as of July 1, 1999 of $74.6 million, which represents a value equal to 11.1 times the estimated operating cash flow and a price of $2,263 per basic subscriber. This cash flow multiple of 11.1 is slightly higher than the weighted average multiple for comparable market transactions and is equal to the multiple derived from the discounted cash flow analysis. The value per subscriber of $2,263 is slightly higher than the weighted average value per subscriber for comparable market transactions) and is equal to the value per subscriber derived from the discounted cash flow analysis. This appraised value appears fair and reasonable to the general partners.

THIRD-PARTY BID SOLICITATION PROCESS

      On July 2, 1999, NCP-Six engaged Daniels & Associates to assist in brokering the sale of NCP-Six's cable systems to a third party. During July and early August 1999, Daniels contacted 35 potential purchasers regarding the sale of NCP-Six's systems. On August 6, 1999, Daniels provided each of the eight potential purchasers who had expressed interest in the bidding process with a form asset purchase agreement and with information about NCP-Six and its assets. Bidders were instructed to submit to Daniels, by August 20, 1999, an offer for some or all of the assets. Submitted offers were to include the bidder's highest non-negotiable purchase price and a mark-up of the form asset purchase agreement, indicating the terms on which the purchaser was willing to acquire the assets. NCP-Six would evaluate and review all submitted bids, but would be under no obligation to accept any offer. We believe that this type of bid process, in which potential purchasers submit their final offers to the seller in the first and only round of bidding, is customary in the cable industry.

      On August 20, 1999, Daniels received four bids for NCP-Six assets from three different bidders. The following table summarizes the four bids, including identifying the NCP-Six assets subject to the bid, the total purchase price offered and the purchase price divided by the number of subscribers in the systems subject to the offer:

                                                                                                   Estimated Price
      Bid           Bidder                     Assets                     Purchase Price            per Subscriber
      ---           ------                     ------                     --------------           ---------------

       1           Bidder A                     All                        $76,000,000                  $2,303

       2           Bidder B                     All                        $70,400,000                  $2,136

       3           Bidder B               Mississippi only                 $46,635,000                  $2,389

       4           Bidder C           Starkville, Mississippi              $19,000,000                  $2,312

      On August 30, 1999, after a meeting of senior officers of the managing general partner, NCP-Six rejected the bids of Bidder B and Bidder C. NCP-Six rejected Bidder B's bid for all of the assets because the purchase price that Bidder B proposed was significantly lower than the purchase price proposed by Bidder A. NCP-Six rejected Bidder B's bid for the assets of the Mississippi systems, and rejected Bidder C's bid for the assets of the Starkville

System, because we concluded that selling the assets of NCP-Six in piecemeal fashion was not in the best interests of NCP-Six or its limited partners. Neither bid proposed a purchase price that was materially higher (on a per subscriber basis) than the bid for all the assets submitted by Bidder A. We also believe that selling the assets in multiple transactions would result in markedly higher transaction costs to NCP-Six, and could have resulted in a lower overall price paid for the assets once more desirable assets were sold. We also believe that sales to multiple purchasers increases the risk of one or more of the purchasers defaulting on its purchase obligations. Moreover, given the extent of the brokerage effort undertaken by Daniels, we did not believe any other potential purchasers would come forward to buy the other systems.

      Representatives of the general partners exhaustively reviewed the terms of Bidder A's bid for the NCP-Six assets, including holding discussions with Daniels, who had verbal communications with representatives of Bidder A, and reviewing a letter from Bidder A clarifying its original bid. Finally, on September 23, 1999, NCP-Six rejected the bid of Bidder A. NCP-Six determined that the $76 million purchase price proposed by Bidder A provided excellent value to the limited partners, since the proposed purchase price exceeded the appraised value of the assets as determined by Daniels & Associates and by Communications Equity Associates. However, we concluded that the other terms of the purchase agreement submitted by Bidder A under which the assets would be sold, were not as advantageous to NCP-Six and could significantly decrease the value of the transaction to the limited partners of NCP-Six.

COMPARISON OF NORTHLAND'S OFFER TO HIGHEST THIRD-PARTY BID

      Following the rejection of the third-party bids, Northland submitted an offer to acquire all of the assets of NCP-Six with a total valuation of $76 million. The Northland offer, which is the subject of this proxy statement proposal, proposed a valuation of $76 million, an amount equal to that of the highest third-party bid. After reviewing the Northland offer, we believed that the offer is more favorable to NCP-Six and you than any of the third-party bids we received. The following is a discussion of some of the material factors underlying our belief that the proposed transaction is more favorable than the third-party bids.

      - No Break-Up Fee. A significant difference between the terms of the proposals that lead us to favor the Northland offer was a break-up fee proposed by Bidder A. If the asset purchase agreement was signed with Bidder A, but the transaction failed to close because the limited partners of NCP-Six failed to approve it, then NCP-Six would be liable to Bidder A for its costs and expenses (including attorneys' fees) incurred with respect to the transaction (such as due diligence expenses and costs of negotiating the agreement). In addition, if at any time in the next three years NCP-Six were to sell the assets to another party, NCP-Six would be required to pay to Bidder A the greater of $3.8 million or 50% of the amount for which the assets were sold in excess of $76 million. We believe that these provisions regarding payment of a break-up fee and reimbursement of costs and attorneys' fees represented a significant potential liability to NCP-Six if we were to proceed with the transaction with Bidder A. Additionally, we were concerned that this break-up fee provision may have had the negative effect of inducing limited partners to approve the transaction, regardless of its merits, merely to avoid payment of the break-up fee. In contrast, the Northland offer does not include a break-up fee or reimbursement of expenses provision.

      - Lower Transaction Costs. The sale of the assets to a third party could involve significant transaction costs not applicable to the proposed transaction with Northland, such as costs of due diligence and of negotiating a definitive agreement. We expect that the professionals' fees that NCP-Six will pay in connection with the proposed transaction will be far lower than the fees that NCP-Six would have paid in a transaction with Bidder A or another unaffiliated third party.

      - Limited Representations and Warranties. Another significant difference between Northland's offer and Bidder A's bid was the breadth of the representations and warranties that NCP-Six would be required to make in a transaction with a third party. It is typical in business asset purchase agreements for the seller to make extensive representations and warranties about the seller's business and the assets to be acquired. The accuracy and completeness of such representations by the seller is a condition to the buyer's obligation to close the transaction. Claims for indemnification made by the buyer against the seller after the closing of an asset purchase transaction are often based on the seller's representations and warranties. In the proposed asset purchase agreement submitted by Bidder A, NCP-Six would be required to make extensive representations and warranties about the systems, the subscribers, and other aspects of its business. On the other hand, because Northland, as managing general partner of NCP-Six, has extensive knowledge about NCP-Six's operations, Northland will require NCP-Six to make only a very limited number of representations and warranties, relating to partnership power and authorization matters, rather than representations about the systems or the business. The limited number of representations requested of NCP-Six by Northland are required to assist Northland in obtaining financing.

      - No Survival Period. The Northland offer does not impose a survival period for the representations and warranties. It is typical in business transactions for the representations and warranties made by the seller to remain in effect for a determined period of time after closing, enabling the buyer to bring claims against the seller if the buyer is able to determine during the survival period that a representation or warranty made by seller was inaccurate. Preliminary negotiations with Bidder A indicated that a survival period of one year would be required. However, Northland is willing to enter into the transaction with no survival period.

      - No Adjustment for Number of Equivalent Basic Subscribers. The Northland offer does not include any adjustment to the transaction price based on the number of equivalent basic subscribers served by the systems at closing. In contrast, the bid submitted by Bidder A included a downward adjustment to the purchase price of $2,300 for every subscriber at closing served by the systems fewer than a minimum of 33,000 subscribers. We feel that this was a significant negative factor of Bidder A's bid due to the recent historical attrition in subscriber counts experienced by NCP-Six. As of July 1999, the total estimated number of equivalent basic subscribers served by the systems was 32,597, representing an approximate 1.8% decrease in the number of these subscribers from the estimated total of 33,183 for the prior year at July 1998. This amount as of July 1999 also represented a 1.1% decrease from the number of equivalent basic subscribers at March 31, 1999 of 32,963, which number of subscribers at March 31, 1999 was provided to all third-party bidders by Daniels & Associates. Based on the number of equivalent basic subscribers at July 1999, the purchase price from Bidder A would have been adjusted downward from $76 million to approximately $75,073,100, and it would have been subject to further decrease if the number of subscribers at closing declined from the July 1999 amount.

      - No Post-Closing Escrow Deposit by NCP-Six. The offer received from Bidder A included a provision requiring NCP-Six to deposit $3.5 million of the sales proceeds into a hold-back escrow account to secure any indemnification rights of Bidder A after closing. This post-closing escrow would have the effect of reducing the funds payable to the limited partners at closing. The Northland offer does not require NCP-Six to deposit any amount into an escrow account. However, the general partners have determined to deposit $750,000 from the cash paid by Northland at closing into an escrow to secure contingent liabilities and potential indemnification obligations of NCP-Six that may arise. Regardless of whether NCP-Six were selling its assets to Northland or to an independent third party, we would include in an escrow account funds to secure these contingent liabilities and indemnification obligations.

      - Brokerage Commission. The engagement letter in which NCP-Six retained Daniels & Associates to solicit third party bids provided for payment to Daniels of a brokerage fee equal to one percent of the gross purchase price submitted. The Northland offer is at the same valuation price as the highest third-party bid and accordingly Daniels will be entitled to the same brokerage fee as if NCP-Six had sold the assets to Bidder A.

      - Financing Availability. Although the form asset purchase agreement sent to prospective third party bidders contained a representation by the buyer that it had available and would have at closing the necessary funds to consummate the transaction, the bid submitted by Bidder A did not include either of these representations. Bidder A indicated in separate correspondence that it expected to have access to sufficient funds at closing. Northland is currently in negotiations with its lender to obtain a firm commitment for the debt financing necessary to consummate the transaction, although as of the date of this proxy statement it has not received a formal commitment. Accordingly, the Northland offer does not include a representation that it currently has the financing available, but does include a representation that it will have sufficient funds at closing.

      - Limitation on Liability of NCP-Six. The Northland offer includes a maximum cap on NCP-Six's liability for any indemnification obligations under the purchase agreement in an amount equal to four percent of the total valuation price (which is approximately $3.04 million). The offer also includes a provision that NCP-Six will not be liable for indemnification until the total amount of claims exceeds $250,000. The form asset purchase agreement sent to prospective third party bidders also contained the four percent cap on liability and the $250,000 deductible. However, the bid and further clarification received from Bidder A indicated that the four percent cap was not acceptable and that the amount of the cap and the deductible would need to be negotiated.

      In addition to the favorable terms described above, we considered a variety of factors of the Northland offer that may be less favorable to NCP-Six than the terms of Bidder A's bid.

      - Terms of the Promissory Note. The $3.8 million promissory note to be issued by Northland at closing will be an unsecured obligation of Northland and will be subordinated to Northland's senior debt (including approximately $53 million in current senior debt and approximately $66.4 million in additional bank financing obtained in connection with the proposed transaction). The promissory note will not be guaranteed by any other party. The note will bear interest at a fixed rate of six percent per annum.

      - No Earnest Money Deposit by Buyer. The form asset purchase agreement sent to prospective third party bidders contained a provision that required the buyer to deposit five percent of the total purchase price into an escrow account when the asset purchase agreement was signed to secure the Buyer's obligations to close the transaction. The offer received from Bidder A included agreement by Bidder A to deposit $3.8 million into an escrow account. The Northland offer, however, does not require Northland to deposit any amount into an escrow account either at the time the asset purchase agreement is signed, or at any time prior to closing.

      We believe that these potentially less favorable terms do not outweigh the benefits and more favorable terms of the proposed transaction with Northland. Therefore, we believe that Northland's offer to acquire all the assets of NCP-Six is superior to any of the submitted third-party bids.

COMPENSATION AND MATERIAL RELATIONSHIPS

      NCP-Six paid Daniels & Associates and Communications Equity Associates $50,000 each plus out-of-pocket expenses for their appraisal services. If the proposed transaction with Northland is consummated, NCP-Six will also pay Daniels & Associates $760,000 as a brokerage fee for its efforts in soliciting bids for the assets from independent third parties.

      NCP-Six retained Daniels & Associates and Communications Equity Associates based upon each company's experience and expertise as internationally-recognized cable brokerage, appraisal and investment banking firms. Each firm, as part of its investment banking business, is continuously engaged in the valuation of cable businesses and securities in connection with mergers and acquisitions, competitive biddings, private placements and valuations. Both Daniels & Associates and Communications Equity Associates are independent of Northland and NCP-Six and neither firm has any ownership interest in or management control over Northland or NCP-Six, although we are aware of one individual at Communications Equity Associates who owns 8 units of limited partnership interest in NCP-Six (out of 29,784 units outstanding). This individual has agreed not to vote his units at the special meeting. In the past, Daniels & Associates has provided brokerage and appraisal services to NCP-Six, including assisting in brokering the sale of the Sandersville, Mississippi system in April 1999. In addition, both Daniels & Associates and Communications Equity Associates have previously provided brokerage and appraisal services to Northland and affiliates of Northland and it is expected that they may provide similar services in the future. In all cases, each firm has received customary fees for the rendering of these services.

                              CONFLICTS OF INTEREST

FIDUCIARY RESPONSIBILITIES

      As general partners, we are accountable to NCP-Six as fiduciaries and consequently must exercise good faith in the resolution of any conflicts of interest and in handling NCP-Six's business. These fiduciary duties arise out of state law. The extent of a general partner's fiduciary responsibilities is a changing area of the law, and limited partners who have questions concerning these responsibilities should consult with their own counsel. In discharging their obligations to NCP-Six, the general partners must take into account the specific duties, obligations and limitations imposed upon them by the limited partnership agreement.

CONFLICTS OF INTEREST

      We are subject to substantial conflicts of interest arising out of our relationship with NCP-Six and the proposed transaction.

      For example, assuming that the requisite approval of limited partners is obtained, Northland will be granted the right to acquire the assets from NCP-Six. The terms of the transaction have been determined by the general partners. Neither the administrative general partner nor any affiliate of the administrative general partner will be granted any right to acquire assets. The managing general partner has faced a substantial conflict of interest in determining these terms. In addition, the managing general partner faced a significant conflict of interest in proposing that it acquire the assets itself, after retaining experts to appraise the assets and soliciting bids to sell the assets through a broker to an unaffiliated third party.

      The fair market value and net cash flow of the assets may increase over time. It is possible that limited partners would receive a greater return on their investment if NCP-Six continues to own and operate the assets, instead of consummating the proposed transaction. Similarly, if the assets are acquired by Northland, Northland may experience a rate of return on its investment in excess of that experienced by NCP-Six. Northland currently owns other cable television systems in the vicinity of all but one of the systems comprising the assets, which will afford Northland the opportunity to take advantage of certain economies of scale and potentially make the assets a more valuable asset to Northland. Alternatively, it is possible that, at any time prior to or subsequent to the closing, Northland may receive a bid from one or more third parties that exceeds the price to be paid in the transaction proposed in this proxy statement.

      Although neither Daniels & Associates nor Communications Equity Associates, the appraisers of the assets, is affiliated with the general partners or NCP-Six, Northland and its affiliates have entered into material contracts with each of Daniels & Associates and Communications Equity Associates for the purchase or sale of cable television systems in transactions where such firm or its affiliates acted either as broker or as principal. Recently, in April 1999, Daniels assisted as a broker in the sale of NCP-Six's cable system located in Sandersville, Mississippi. In addition, we expect that Northland and its affiliates may enter into similar transactions with Daniels & Associates or Communications Equity Associates or their affiliates in the future. Because the limited partners have not participated in either the appraisal process or the selection of Daniels & Associates and Communications Equity Associates as the two appraisers, there can be no assurance that a different appraisal procedure or different appraisers would not generate a higher valuation of the assets.

      The 30 units of limited partnership interest held by us and our affiliates will not be included in determining whether the requisite approval has been obtained. Both general partners will receive substantial distributions (in cash or in kind) upon consummation of the proposed transaction. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION."

      We have not retained and do not intend to retain an unaffiliated representative to act on behalf of the limited partners for the purpose of negotiating the terms of, or preparing a report or opinion concerning the fairness of, the proposed transaction.

CERTAIN PAYMENTS TO THE MANAGING GENERAL PARTNER

      In connection with the proposed transaction, the managing general partner estimates that approximately $50,000 will be payable to it for partnership administrative costs, for its services in the dissolution and winding up of NCP-Six. Services provided by the managing general partner will include ongoing accounting and legal services as well as administrative and investor relations services during the dissolution and winding up of NCP-Six. The amount to be paid to the managing general partner represents an estimate of the actual cost incurred by the managing general partner to provide these services to NCP-Six. In addition, in connection with the payment of NCP-Six's liabilities from the proceeds of the transaction as of September 30, 1999, the managing general partner will be paid accrued but unpaid management fees that may exist as of the closing date. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION" and notes thereto.

                 AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT

      The proposed amendment to the limited partnership agreement contains provisions that authorize NCP-Six to enter into an agreement with Northland for the sale of the undivided portion of the assets which is attributable to the collective interest of the limited partners' and the administrative general partner's collective interest in NCP-Six. The amendment modifies the allocation provisions in the limited partnership agreement for purposes of allowing the cash payments in the proposed transaction to be allocated to the limited partners and the administrative general partner in accordance with their undivided interest in NCP-Six, and to permit the in-kind distribution to Northland of the undivided portion of the assets attributable to the managing general partner's interest. The effect to the limited partners is to allocate to them the same gain as a result of the proposed transaction as would result were the assets to be sold to a third party for $76 million and all proceeds were distributed in cash. The proposed amendment to the limited partnership agreement also authorizes the transaction contemplated by this proxy statement.

      If the proposed transaction and the amendment to the limited partnership agreement are approved by the requisite majority of the outstanding units of limited partnership interest (excluding the 30 units held by us or our affiliates) and if closing occurs, the net proceeds from the sale will be distributed to the limited partners and the administrative general partner, and the undivided portion of the assets attributable to the managing general partner's interest will be distributed to Northland in-kind. Following the closing, NCP-Six will be dissolved, wound up and terminated. If the closing does not occur within 180 days of the date of the special meeting, the amendment will have no effect.

                            THE PROPOSED TRANSACTION

GENERAL

      If the proposal is approved, NCP-Six will be authorized to enter into an agreement with Northland under which Northland will acquire the assets in a transaction valued at $76 million. The agreement will specifically provide for the following:

      - the sale to Northland of the undivided portion of the assets that is attributable to the limited partners' and the administrative general partner's interest in NCP-Six; and

      - the distribution in-kind to Northland of the undivided portion of the assets that is attributable to the managing general partner's interest in NCP-Six.

The managing general partner and its affiliates own 20 units of limited partnership interest (out of the 29,784 units outstanding), representing significantly less than one percent of the outstanding limited partnership units. Affiliates of the administrative general partner own 10 units (out of the 29,784 units outstanding), representing significantly less than one percent of the outstanding limited partnership units. None of the units owned by any of the managing general partner, the administrative general partner or their affiliates will be taken into account in determining whether the requisite approval of limited partners has been obtained.

PAYMENT OF THE PURCHASE PRICE

      Net proceeds from the sale of the limited partners' interest and the administrative general partner's interest will be distributed solely to the limited partners and the administrative general partner, respectively. Closing will be subject to certain terms and conditions. The managing general partner believes that these terms and conditions will be satisfied. If closing does not occur within 180 days of the date of the special meeting, NCP-Six will not sell the assets to Northland, any affiliate of Northland or any third party without again obtaining limited partner approval. Following closing, which is expected to occur in April 2000, NCP-Six will be dissolved, wound-up and terminated pursuant to the terms of the limited partnership agreement.

      At closing, Northland will acquire the limited partners' interest and the administrative general partner's interest in the assets from NCP-Six by payment of the following:

      - by making an initial payment to NCP-Six equal to that amount which, after retiring partnership liabilities attributable to the limited partners' interest and the administrative general partner's interest, will enable NCP-Six to distribute to the limited partners an amount equal to $2,054 for each $1,000 invested; and

      - delivering to NCP-Six a promissory note in principal amount of $3.8 million.

      Northland estimates it will require approximately $66.4 million of debt financing at closing to complete the acquisition. This amount represents the valuation price of $76 million plus financing costs estimated to be $1.0 million, less:

      - an amount equal to the value of the distribution in-kind to Northland for its undivided portion of the assets attributable to the managing general partner's interest in NCP-Six; and

      -     the principal amount of the promissory note.

Based on preliminary discussions with its lenders as of the date of the proxy statement, Northland expects to obtain the necessary financing, although no formal commitment has been received.

DISTRIBUTIONS TO LIMITED PARTNERS

      The proposed transaction contemplates that NCP-Six will dispose of the assets based on the valuation of $76 million. Due to the fluctuating nature of "non-system" assets of NCP-Six, including cash, accounts receivable and prepaid sums, the value of these partnership assets and the amount of partnership liabilities as of the date of dissolution are incapable of definitive calculation at this time. The actual net proceeds distributed and federal income tax consequences to limited partners thus will vary from the estimated amounts set forth in this proxy statement.

      A vote to approve the transaction described in this proxy statement shall be deemed to constitute consent to any variation in the distributed proceeds. Notwithstanding the foregoing, if at any time prior to closing we determine that the cumulative distribution to limited partners may be reduced by more than $760,000 from the current projected distributions (an amount that represents one percent of the total transaction price), we will not sell the assets to Northland, any of its affiliates or any third party without again obtaining approval of the limited partners. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION."

      Because Northland is the acquiring entity, the undivided portion of the assets attributable to the managing general partner's interest will be distributed to the managing general partner in-kind, rather than sold for cash. As a consequence of the in-kind distribution to the managing general partner, net proceeds from the sale of the assets will be distributed solely to the limited partners and to the administrative general partner, ratably in accordance with the requirements of the limited partnership agreement, subject to certain adjustments. This procedure reduces the amount of cash required by the acquiring entity, in that the cash price payable for the assets is reduced by the value of the managing general partner's interest in the assets. Northland anticipates that it will obtain from its lender the cash funds required to purchase the limited partners' interest and the administrative general partner's interest, although Northland has not yet received a formal commitment from its lender.

      In determining the net amount distributable to the limited partners, the valuation of $76 million will be adjusted as follows:

      - it will be decreased by the value of advance payments and deposits, which represent current liabilities to be assumed by Northland;

      - it will be increased by partnership assets not sold to Northland (such as cash on hand and accounts receivable); and

      - it will be decreased by expenses and liabilities attributable to the assets being sold, including the following:

            -     the costs of the appraisals and broker expenses;

            - costs related to the proposed transaction, including costs in connection with this proxy solicitation;

            -     partnership administrative costs;

            - amounts to repay outstanding debt obligations to NCP-Six's lender, management fees and other allocated operating costs, accounts payable, accrued expenses and other partnership liabilities; and

            - the amount of $750,000 which will be placed in an escrow account to secure payment of any contingent liabilities and indemnification obligations .

      The net amount distributable to the limited partners and the general partners will be distributed as provided in the limited partnership agreement. The limited partnership agreement requires that distributions be made in the following order:

      - first, until the limited partners receive cumulative distributions equal to their capital contributions, 99% to the limited partners and 1% to the managing general partner; and

      - thereafter, 75% to the limited partners, 5% to the administrative general partner, and 20% to the managing general partner.

The managing general partner will receive its distribution as an in-kind distribution of assets. The limited partners and administrative general partner will receive their respective distributions in cash at closing and one year from closing upon payment of the promissory note. The aggregate amount distributable to limited partners will be allocated among the limited partners based on the number of units held by each. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION - Projected Cash Available If Closing Occurs" and the subsequent notes.

      Distributions to limited partners will be made in two installments. The initial estimated distribution of $2,054 per $1,000 investment will be made within 90 days after the date of closing. We believe that the initial distribution will occur in May 2000. The balance of the distribution to be made to the limited partners will be made as and when the payment is made by Northland to NCP-Six pursuant to the promissory note. We anticipate the amount of this distribution under the note to approximate a total of $244 per $1,000 investment plus interest of $15 per $1,000 investment.

      The promissory note will have the following provisions:

      -     a term of one year;

      - one payment of principal and accrued interest, due in full on the first anniversary of closing;

      -     a fixed interest rate of six percent per annum;

      -     full recourse and unsecured; and

      -     subordinated to Northland's senior debt.

Northland currently has debt and other obligations in the approximate amount of $53 million that would be senior to the note, and expects that it will incur additional senior bank debt in the approximate amount of $66.4 million in connection with financing the proposed transaction.

      The interest rate on the note is not intended to represent the interest rate which would be charged to Northland by an unaffiliated third-party lender or to provide a rate of return on the note equal to that which the limited partners could have received had the transaction price been paid in full in cash at closing. The fixed six percent interest rate instead reflects the economic terms under which Northland is willing to undertake the proposed transaction. Northland has attempted to obtain third-party financing in lieu of the note, but has not been able to obtain such financing due to its debt-to-cash flow and other financial ratios (after giving effect to the financing for the proposed transaction). Northland expects to receive a commitment from its lender to finance the repayment of the note on the first anniversary of the closing, although it has not yet received a formal commitment.

      These distribution estimates take into account the payment of all known or anticipated partnership liabilities attributable to the limited partners' interest in NCP-Six, including any liquidation expenses and any claims against NCP-Six of which we are aware. These estimates also include $750,000 to be funded from cash paid by Northland at closing, which will be held in an escrow to secure contingent liabilities and indemnification obligations of NCP-Six. We currently intend that this escrow will be maintained until the later of 18 months from closing or final resolution of any contingent liabilities that may arise. If NCP-Six incurs any unanticipated liabilities or expenses which arise from operations of NCP-Six prior to or on the date of closing or becomes liable for an indemnification obligation under the asset purchase agreement with Northland or under the limited partnership agreement, either of which exceeds amounts set aside for the payment of known and anticipated current liabilities or contingent liabilities, these liabilities and expenses could reduce the amount of cash available for distribution to the limited partners. If at any time prior to closing, we believe that the amount of cash available for distribution to the limited partners will be reduced by more than $760,000 from these estimates (an amount that represents one percent of the total transaction price), the transaction will not proceed and closing will not occur without again obtaining approval of the limited partners.

      Following closing, NCP-Six will remain liable for post-closing adjustments, claims, liquidation expenses and unknown and contingent liabilities, as well as any indemnification obligation under the asset purchase agreement with Northland and the limited partnership agreement. All liabilities, including liabilities owing to Northland arising out of the disposition of the assets or otherwise, will be shared by the limited partners and general partners ratably in accordance with the limited partnership agreement. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION."

CONDITIONS TO COMPLETION OF THE TRANSACTION

      The obligation of Northland to consummate the transaction is subject to the satisfaction, at the closing, of a number of conditions, including, among others:

      - the transaction and the amendment to the limited partnership agreement must have been approved by the holders of a majority of the outstanding limited partnership units;

      - the representations and warranties of NCP-Six in the asset purchase agreement must be true and correct in all material respects at the closing;

      - NCP-Six must have complied with its covenants and obligations in the asset purchase agreement in all material respects through the closing;

      - there must be no action, suit or other proceeding pending or threatened to prevent or otherwise restrict the proposed transaction that would have a material adverse effect;

      -     the Hart-Scot-Rodino waiting period must have expired or terminated;

      - NCP-Six must have received consents from all franchising authorities and from the FCC relating to the systems; and

      - there must have been no material change in the financial condition of NCP-Six;

      Even if the proposed transaction is approved, Northland will have no obligation to consummate the transaction, unless the other closing conditions are satisfied.

      If the proposals described in this proxy statement are approved and the closing does not occur, NCP-Six will continue to own and operate its assets. In this event, the assets will not be sold to any affiliate of the general partners without again obtaining the approval of limited partners in accordance with the limited partnership agreement.

REPRESENTATIONS AND WARRANTIES

      NCP-Six is being asked to make a limited number of representations and warranties in the asset purchase agreement regarding facts pertinent to the transaction. These representations include the following:

      -     organization, qualification to do business and partnership power;

      -     authorization of the purchase agreement by NCP-Six;

      -     enforceability of the purchase agreement against NCP-Six; and

      -     third-party consents required to consummate the transaction.

      Northland is making a number of representations and warranties in the asset purchase agreement regarding facts pertinent to the transaction. These representations include the following:

      -     organization, qualification to do business and corporate power;

      -     authorization of the purchase agreement by Northland;

      -     third-party consents required to consummate the transaction.

      - the effect of the transaction on Northland and its assets and under applicable law;

      - Northland's ability to obtain adequate financing for the transaction by closing; and

      - Northland's qualifications to own and operate the systems under the cable franchises.

TERMINATION

      The asset purchase agreement may be terminated at any time before the completion of the transaction under the circumstances described below:

      - NCP-Six and Northland may terminate the purchase agreement by mutual consent;

      -     Either NCP-Six or Northland may terminate the purchase agreement if:

            - the Federal Trade Commission or the Department of Justice notifies either party of its intent to enjoin the transaction; or

            - any action, suit or other proceeding is pending or threatened to prevent or otherwise restrict the proposed transaction that would have a material adverse effect;

      - Northland may terminate the purchase agreement if any of the conditions to its closing obligations are not satisfied or waived, unless the failure to fulfill the condition is a result of a breach of the purchase agreement by Northland;

      - NCP-Six may terminate the purchase agreement if any of the conditions to its closing obligations are not satisfied or waived, unless the failure to fulfill the condition is a result of a breach of the purchase agreement by NCP-Six; or

      - The agreement will terminate without action by either party if closing does not occur within 180 days after the date of the special meeting.

           DISSOLUTION AND LIQUIDATION CONSEQUENCES OF THE TRANSACTION

DISSOLUTION PROCEDURES

      If the limited partners approve the amendment and the closing occurs, we will proceed with the distribution of proceeds in accordance with the provisions of the limited partnership agreement regarding dissolution, winding-up and termination.

      NCP-Six anticipates winding up its business in the second quarter of 2000. Until NCP-Six has wound up its affairs it will continue to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934. In the event winding up the partnership takes longer than anticipated, NCP-Six will continue to file its reports until the dissolution has occurred. Upon its dissolution NCP-Six will file a Certification and Notice of Termination on Form 15 with the SEC, and will thereafter no longer be subject to the Securities Exchange Act and will cease filing periodic reports with the SEC. However, as discussed below under "- The Liquidating Trust," the trust will continue to provide annual financial information to the limited partners until the proceeds of the promissory note are paid to the limited partners.

      We will furnish each of you with a statement which will set forth the assets and liabilities of NCP-Six as of the date of closing. Within 90 days following the closing, NCP-Six will make the initial distribution to the limited partners. An additional distribution will be made as and when Northland makes payment on the note. At closing, NCP-Six will deposit $750,000 to be funded from cash paid by Northland at closing into an escrow account to secure payment of contingent liabilities and indemnification obligations of NCP-Six. We currently intend that this escrow will be maintained until the later of 18 months from closing or final resolution of any contingent liabilities that may arise. Upon termination of the escrow, all remaining funds, if any, will be released to the liquidating trust to be distributed to limited partners and the administrative general partner. Once the process of winding-up the business of NCP-Six is complete and a certificate of cancellation of NCP-Six has been filed with the Washington Secretary of State, the note will be assigned to a liquidating trust for the benefit of limited partners. See "PROJECTED CASH AVAILABLE FROM LIQUIDATION" for financial information regarding the anticipated effect that the proposed transaction will have on limited partners.

LIQUIDATING TRUST

      After NCP-Six is wound up and a certificate of cancellation filed with the Washington Secretary of State, the note will be assigned to a liquidating trust created and maintained for the benefit of the limited partners. The trust will permit NCP-Six to dissolve after it ceases operations and will facilitate administration and distribution of the proceeds of the note to the limited partners. Interests in the trust will be non-transferable. The trust will not engage in any business activities other than those incident to the distribution of proceeds of the note to the limited partners and will be terminated once the proceeds of the note have been paid to the limited partners, which is anticipated to occur on or about the first anniversary of the closing. The trust is prohibited from conducting a trade or business and from making investments (other than short-term investments in demand or time deposits or other temporary investments) and will not hold itself out as an investment company. The trust will terminate the sooner of the date upon which the trustee has disbursed all the proceeds of the note to the limited partners or July 2001.

      Income and expenses of the trust will be allocated among the limited partners as beneficiaries of the trust according to their percentage interest in NCP-Six. The trust is designed as a "spendthrift trust" and expressly precludes voluntary transfer of a beneficiary's interests in the trust, whether by assignment or otherwise. Although the terms of the trust also prohibit involuntary transfer of beneficial interests in the trust, whether by creditors, judgement or operation of law, there can be no assurance that these provisions will be enforceable in all circumstances. Subject to the restrictions on the trust's actions as described above, the trustee of the trust has all rights and authorities granted to trustees generally under Washington law.

      The trust will not be required to file periodic reports with the SEC. However, pursuant to the terms of the trust, the trustee is obligated to provide the beneficiaries of the trust with annual financial statements related to the trust until it is liquidated in accordance with its terms. In addition, the trustee will provide additional reports to the beneficiaries of the trust each time a material event or change occurs which effects either the trust or the rights of the beneficiaries under the trust. These reports shall fully disclose the material event or change and shall be delivered to each beneficiary as soon as practicable after the event or change.

EFFECT OF FRAUDULENT TRANSFER STATUTES

      The payments to the limited partners may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of NCP-Six. Under these laws, the court may subordinate payments to be made under the note to presently existing and future indebtedness of NCP-Six, direct the repayment of any amounts paid to the limited partners to NCP-Six's creditors or take other action detrimental to the limited partners if the court were to find that, after giving effect to the disposition of NCP-Six's assets and the subsequent liquidation of NCP-Six, either:

      - NCP-Six sold its assets and liquidated with the intent of hindering, delaying or defrauding creditors; or

      - NCP-Six received less than reasonably equivalent value or consideration in the disposition of its assets, and:

            - was insolvent or rendered insolvent by reason of the disposition of the assets and its subsequent liquidation;

            - was engaged in a business or transaction for which the assets remaining with NCP-Six constituted unreasonably small capital; or

            - intended to incur, or believed that it would incur debts beyond its ability to pay its debts as they matured.

      The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending on the law of the jurisdiction in which it is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its liabilities, including contingent liabilities, were greater than the value of all its property at a fair valuation, or if the present fair saleable value of the debtor's assets were less than the amount required to repay its probable liabilities on its debts, including contingent liabilities, as they become absolute and matured.

      NCP-Six believes that it will receive equivalent value for the assets. In addition, NCP-Six does not believe that, after giving effect to the sale and distribution of the assets and its subsequent liquidation, it:

      -     is or will be insolvent or rendered insolvent;

      - is or will be engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

      - intends or intended to incur, or believes or believed that it will or would incur, debts beyond its ability to pay its debts as they mature.

      These beliefs are based on the fact that NCP-Six believes it is receiving equivalent value for its assets, the fact that NCP-Six will be discharging all of its liabilities prior to distributing the balance of the proceeds of the sale of the assets to the limited partners and the administrative general partner, and that NCP-Six will not be conducting operations or incurring indebtedness after the distribution to limited partners.

                    FEDERAL AND STATE INCOME TAX CONSEQUENCES

      The following constitutes a general summary of the financial income tax consequences of a disposition of partnership assets. This summary is based upon the Internal Revenue Code of 1986 (the "Code"), as amended by various subsequent tax acts (collectively referred to as the "Tax Acts"). It is not possible to discuss all of the provisions of the Code and the Tax Acts in this proxy statement. Moreover, in many areas the Code and Tax Acts specifically authorize the Treasury Department to promulgate regulations to govern certain transactions and it is not known what positions any of the regulations not yet issued will take. In addition, since the proposed transaction is not expected to close until April 2000, Congress could pass further legislation that could significantly change the tax consequences of the proposed transaction from that discussed below. The following constitutes a general summary of some of the provisions of the Tax Acts. The following discussion of tax consequences represents our best knowledge and belief, based upon our experience in reporting the tax consequences of cable system operations and of transactions similar to the disposition of assets described in this proxy statement to various tax authorities. We have not sought, nor will we receive, a legal opinion as to the matters discussed below.

      YOU ARE STRONGLY ENCOURAGED TO REVIEW THE CODE, THE TAX ACTS, AND THIS SECTION OF THE PROXY STATEMENT WITH YOUR PERSONAL TAX ADVISORS.

TAX CONSIDERATIONS

      There are certain material tax consequences to you resulting from the proposed transaction. In order to avoid the additional expense, NCP-Six has not obtained a tax opinion in connection with the proposed transaction. The table below sets forth certain estimated federal income tax consequences per $1,000 investment. The table relates only to persons who purchased units in the initial offering, and have an initial tax basis of $500 per unit. The table does not reflect estimated federal income tax consequences for those persons who received their interests through transfer from other limited partners or have tax basis adjustments to their interest in NCP-Six arising from transactions other than the operations of NCP-Six.

      The table below sets forth the amount of long-term capital gain and ordinary income which is expected to result from the disposition of the assets and the liquidation of NCP-Six. For this purpose it is assumed that the entire amount of Section 1231 gain allocated by NCP-Six to the limited partners will be treated as long-term capital gain income on their individual tax returns. The dollar amounts reflect allocations as required pursuant to the limited partnership agreement. As of September 30, 1999, there were 29,784 units ($500/unit) of limited partnership interest outstanding.

      ALL FIGURES SET FORTH IN THE TABLE ARE NECESSARILY IMPRECISE AND REPRESENT ONLY THE OUR ESTIMATE OF CERTAIN TAX EFFECTS, assuming that the limited partners have no other capital gains or passive activity transactions. Actual tax consequences will depend on the individual limited partner's tax situation. All limited partners are strongly encouraged to review the following table, this section of the proxy statement, and their individual tax situations with their personal tax advisors.

      TAX RESULTS FROM DISPOSITION OF THE ASSETS AND RESULTING LIQUIDATION
                             (Per $1,000 Investment)

      Overall Ordinary Income per $1,000 Investment (1)(2)..........................     $1,276
      Overall Long-Term Capital Gain per $1,000 Investment (2)(3)...................     $1,157

----------

(1) Assumes that depreciation recapture per $1,000 investment will be equal to $1,276.

(2) If available, current or suspended passive activity losses from other passive activities (other than suspended tax basis losses) may also be used to offset income or gain.

(3) Aggregate of capital gain and loss from the disposition of assets and liquidation of NCP-Six. Assumes that the limited partners' remaining basis in NCP-Six may be used upon termination of NCP-Six to offset capital gain from the disposition of the assets of $145 per $1,000 investment.

TAX CONSEQUENCES OF DISPOSITION OF THE ASSETS AND LIQUIDATION OF NCP-SIX

      Upon the disposition of the assets, taxable income will be recognized by NCP-Six to the extent that the amount realized from the disposition exceeds the adjusted tax basis of the assets disposed of. The taxable gain from the sale will be allocated among the partners in accordance with the limited partnership agreement. The allocation of gain to the limited partners will increase your adjusted tax basis in NCP-Six and increase your "amount at risk" with respect to NCP-Six's activity. Suspended or current passive activity losses from your other passive activities may be used to offset gain from the disposition of the assets. See "- Tax Consequences of a Decision Not to Sell" below for a discussion of passive activity loss limitations and suspended losses. We believe that these allocations will have "substantial economic effect," as required by regulations issued by the Treasury Department. In the event the Internal Revenue Service ("IRS") should prevail in any contention that the taxable gain from the sale should be allocated differently from the manner reported by the general partners, the amounts of capital gain (or loss) and ordinary income (or loss) of the limited partners would be adjusted in equal offsetting amounts.

      The majority of assets being sold by NCP-Six will be treated as "Section 1231 assets" and, therefore, your share of gain or loss on the sale of the assets (excluding ordinary income depreciation recapture, discussed below) will be combined with any other Section 1231 gain or loss you incur in that taxable year and your net Section 1231 gain or loss will be taxed as capital gain or ordinary loss, as the case may be. However, Section 1231 gain will be converted into ordinary income to the extent you have net Section 1231 losses in the five most recent tax years ("non-recaptured net Section 1231 losses"). The tax treatment of Section 1231 gains will depend on your tax situation. In addition, cost recovery deductions which have been taken with respect to certain assets will be subject to recapture as ordinary income upon the sale to the extent of gain on the sale, and you will be allocated a share of this ordinary income depreciation recapture in proportion to the cumulative net losses previously allocated to you under the limited partnership agreement. You will also recognize gain or loss upon the liquidation of NCP-Six following the disposition of the assets to the extent that the cash distributed in the liquidation exceeds or is less than your adjusted tax basis in your partnership interest. See "- Other Tax Law Changes" below for a discussion of the applicable tax rates for ordinary income and capital gains.

      Neither NCP-Six nor any partner is allowed to deduct or to amortize the amounts paid for syndication expenses, that is, amounts which were paid or incurred by NCP-Six in connection with the issuance and marketing of the units of limited partnership interest, including sales commission costs. Upon liquidation of NCP-Six, the Treasury Regulations provide that NCP-Six may not deduct the capitalized syndication expenses. However, there is uncertainty in the law concerning whether you may claim a capital loss for the remaining portion of your tax basis in NCP-Six which is attributable to the capitalized syndication costs. For purposes of the calculations presented in the "Tax Results from Disposition of the Assets and Resulting Liquidation" table above, the general partners have assumed that the limited partners' remaining basis in NCP-Six may be used upon the termination of NCP-Six to offset capital gain from the sale of the assets. The IRS may contend, however, that the limited partners are not entitled to claim a capital loss because they should have reduced their basis in their partnership interests for the syndication fees, as expenditures of NCP-Six which are not deductible in computing its taxable income and not properly chargeable to capital accounts, and the IRS may, in fact, contend that the limited partners should recognize an additional amount of capital gain. YOU SHOULD CONSULT WITH YOUR INDIVIDUAL TAX ADVISOR WITH RESPECT TO YOUR TREATMENT OF SYNDICATION COSTS UPON TERMINATION OF NCP-SIX.

      If the IRS were to argue successfully that the allocations of taxable income among the partners should differ from the allocations that would be reported on NCP-Six tax returns, the amounts of ordinary income and loss and capital gain and loss you report would change. The managing general partner believes this change would not have a material adverse effect on you.

      Northland or its affiliate will not recognize any gain or loss upon the disposition of the assets. NCP-Six will distribute in-kind to Northland the undivided portion of the assets that are attributable to its interest in NCP-Six, and Northland will assume operating control of the disposed assets and the assets distributed in-kind.

UNRELATED BUSINESS TAXABLE INCOME

      Unrelated business taxable income ("UBTI") will be generated by the sale of the assets and allocated to limited partners that are qualified retirement plans and tax exempt trusts ("Plans") as defined by the Code and subject to the Employment Retirement Income Security Act of 1974 (i.e., IRAs, Keoghs, Pension Plans, etc.).

      Generally, partnership allocations of ordinary income, Section 1231 gains, and capital gains will result in UBTI to Plans and generate an unrelated business income tax. The Code allows an exempt entity a specific deduction for UBTI of up to $1,000 per year and thus, the annual UBTI generated by the Plan will be taxed to the extent it exceeds $1,000. In addition, should the Plan have net operating loss and suspended basis loss carryovers, the UBTI may be reduced by these carryover losses first.

      To illustrate the impact of UBTI to Plans as the result of the proposed sale of NCP-Six assets, the following is an analysis which assumes that a $5,000 IRA investment is the sole UBTI investment of the IRA. It also assumes that a limited partner has properly reflected the use of net operating loss carryovers generated in the early years of NCP-Six.

                    INITIAL NCP-SIX IRA INVESTMENT -- $5,000

      Cash distributions received over the life of NCP-Six, excluding interest
              payments in 2001 ($2,688 per $1,000 investment) .....................   $ 13,442
      UBTI tax liability in 2000 ..................................................     (1,590)
                                                                                      --------
      NET CASH AFTER TAXES TO IRA INVESTOR ........................................   $ 11,852
                                                                                      ========

      This analysis indicates that due to loss carryovers and the annual UBTI exemption referred to above, an IRA investor would not be subject to UBTI tax until the year of sale (2000). In addition, should the IRA be able to utilize a capital loss in 2000, the remaining basis in NCP-Six in the year of termination
(2000) would result in a $725 tax deduction due to the capital loss (not shown).

TAX CONSEQUENCES OF A DECISION NOT TO SELL

      The general consequences of a decision not to sell and to continue to operate as a partnership are that you will continue to be allocated your share of NCP-Six's income, deduction, gain and loss, and will be distributed your share of cash available for distribution, as determined under the limited partnership agreement. In general, income or loss from operations of NCP-Six constitute ordinary income or loss, and are allocated to limited partners in accordance with the limited partnership agreement. Cash distributions to limited partners are not taxable unless they exceed the adjusted tax basis of the limited partner's partnership interest. Further, you may not deduct losses allocated to you to the extent the losses exceed the adjusted tax basis of your partnership interest. These unused losses may be carried forward and utilized in future years, subject to the same limitation based on the tax basis of NCP-Six interest.

      With respect to the deductibility of partnership losses by a limited partner, the Code does not allow a taxpayer to use losses and credits from a business activity in which he or she does not materially participate (e.g., a limited partner in a limited partnership) to offset other income such as salary, active business income, dividends, interest, royalties and investment capital gains. However, passive activity losses can be used to offset passive activity taxable income from another passive activity. In addition, disallowed losses and credits from one tax year may be suspended and carried forward by a taxpayer and used to offset income from passive activities in the future. The disallowed losses will also be allowed in full when the taxpayer recognizes gain or loss upon a taxable disposition of his or her entire interest in the passive activity. You should also note that the Treasury Department prescribed regulations which will recharacterize certain income as "portfolio" income and restrict the offset of that income by losses from a passive activity. These regulations could impact the use of passive activity losses or income from NCP-Six. For example, the Treasury Department has issued regulations holding that interest earned on partnership cash balances represents portfolio income, and thus may not be offset by passive activity losses.

      YOU SHOULD ALSO NOTE THAT THE EFFECT OF PASSIVE ACTIVITY LOSS LIMITATIONS MAY VARY FROM ONE TAXPAYER TO ANOTHER DEPENDING UPON YOUR INDIVIDUAL TAX SITUATION. THEREFORE, YOU SHOULD CONSULT YOUR PROFESSIONAL TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE PASSIVE ACTIVITY LOSS LIMITATIONS TO YOUR PARTICULAR TAX SITUATION.

      With respect to the recovery of capital expenditures, eligible personal property placed in service after December 31, 1986 is assigned to a three-year class, five-year class, seven-year class, ten-year class, or twenty-year class. The depreciation method applicable to the three-year, five-year, seven-year and ten-year classes is the 200 percent declining balance method. The cost of non-residential real property is recovered using the straight-line method over 39 years. Partnership equipment which is placed in service after December 31, 1986 is classified as seven-year or five-year property and the purchase price for that equipment is depreciated over the applicable period.

      The Code has eliminated the investment tax credit for all property placed in service after December 31, 1985, subject to certain transitional rules which do not currently apply to NCP-Six.

OTHER TAX LAW CHANGES

      The discussion below relates primarily to individual taxpayers. Different tax rules may apply to other taxpayers (e.g. corporations, estates, trusts, etc.). The Code and Tax Acts generally provides for five taxable income brackets and five tax rates (15%, 28%, 31%, 36%, and 39.6%) for years after 1992. The benefits of certain itemized deductions and personal exemptions are phased out for certain higher income taxpayers. Capital gain income, including net Section 1231 gains treated as capital gains, may receive favorable tax treatment as discussed below.

      Capital gains from sales of certain property held more than one year are now taxed at maximum tax rates that vary from 10% to 28%, depending on the type of property sold, the taxpayer's marginal tax rate, and the holding period of the property. In summary, capital gain assets held for more than one year ("long-term gains") are taxed at a maximum tax rate of 20% for taxpayers otherwise in the 28% or higher tax bracket. The maximum tax rate is 10% for these gains that would otherwise be taxed at the taxpayer's 15% tax bracket. Capital gain assets held for one year or less continue to be taxed at the taxpayer's ordinary income tax rate, as was the case under prior law. Long-term capital gain arising from the sale of certain designated assets (works of art, antiques, gems, coins and other collectibles) are taxed at a maximum rate of 28%. Finally, long-term capital gains from the sale of depreciable real estate are taxed at a maximum tax rate of 25% to the extent the gain is attributable to prior depreciation deductions not recaptured as ordinary income under the depreciation recapture rules discussed above.

      The large majority of NCP-Six's assets will have been held by NCP-Six for more than one year at the time of the proposed transaction. None of NCP-Six's assets are collectibles. Therefore the capital gain income (including the Section 1231 gains) recognized by the limited partners will constitute long-term gains eligible for the 20% or 10% tax rates, as applicable. As discussed above, to the extent that you have non-recaptured net Section 1231 losses, your Section 1231 gain will be treated as ordinary income and will not receive the favorable capital gain tax rates. Also as discussed above, gain attributable to prior depreciation and amortization deductions on personal property will be taxed as ordinary income under the depreciation recapture rules. Finally, a small portion of NCP-Six gain may be attributable to depreciable real estate that would be subject to the 25% tax rate.

      The Tax Acts increased the alternative minimum tax rate from 24% to 26% and 28%, depending on the level of the alternative minimum taxable income. The favorable capital gain tax rates discussed above also apply for alternative minimum tax purposes. The Tax Acts also expanded the tax preference items included in the alternative minimum tax calculation. Accelerated depreciation on all property placed in service after 1986 is a preference to the extent different from alternative depreciation (using the 150 percent declining balance method over longer lives for personal property). Certain other tax preferences also have been modified and new preference items added. The alternative minimum tax exemption amount is increased to $45,000 for joint filers and $33,750 for unmarried individuals. However, the exemption amount is phased out once a taxpayer's alternative minimum taxable income exceeds certain threshold amounts. A taxpayer paying alternative minimum tax after 1986 is allowed a tax credit for the alternative minimum tax liability attributable to timing differences. In general, this minimum tax credit can be carried forward and used against the taxpayer's regular tax liability to the extent the taxpayer's regular tax liability exceeds his or her minimum tax liability.

      An individual taxpayer generally is not allowed a deduction for investment interest expense in excess of net investment income. Net investment income generally includes interest, dividends, annuities, royalties and short-term capital gains, less expenses attributable to the production of the income. Long-term capital gains from investment property are not generally included in net investment income, however a taxpayer may elect to forego the favorable tax rates available for long-term gains and include them in net investment income. Long-term gains from business property (such as NCP-Six's assets) are not included in net investment income. Investment interest expense includes all interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment. Investment interest does not include interest that is taken into account in determining a taxpayer's income or loss from a passive activity provided, however, that interest expense which is properly attributable to portfolio income from the passive activity is treated as investment interest.

      Personal interest is not deductible except for interest expense for debt incurred on a taxpayer's principal or second residence, subject to certain restrictions. In Notice 89-35, the IRS ruled that, in general, the character of debt incurred by a partnership to make distributions to partners would be determined by the use of the distributed proceeds by the partners unless NCP-Six elects to allocate the distributed debt and related interest expense to one or more partnership expenditures made during the year of the distribution. The election is not available to the extent the distributed debt proceeds exceed partnership expenditures during the year.

      See "- Tax Consequences of a Decision Not to Sell" above for discussion of passive activity loss limitations, changes in depreciation and elimination of investment tax credit.

STATE TAX CONSIDERATIONS

      In addition to the federal income tax considerations outlined above, the proposed transaction has state income tax consequences. The following is only a brief summary of the potential state tax considerations of the proposed transaction. You should consult your own tax advisors concerning the application of each state's income tax laws and other state and local laws to your specific situation.

      NORTH CAROLINA

      The State of North Carolina, where certain of NCP-Six's assets are located, imposes an income tax on the net income earned by nonresident partners from property located in North Carolina or from a business operation conducted in the state of North Carolina. This includes property owned or a business conducted through a partnership. This state tax will apply to you.

      NCP-Six is responsible for reporting each nonresident partner's share of the income derived from North Carolina, and is required to compute and pay the tax due for each nonresident partner. The tax will be based on the income generated by NCP-Six's operations, including the income to be generated by the proposed transaction, as apportioned to North Carolina under state law. The North Carolina tax rates increase on a graduated scale, beginning at 6% up to a maximum tax rate of 7.75%. NCP-Six anticipates making the required tax calculations on your behalf when the North Carolina partnership income tax return is prepared. The tax paid on your behalf will be reported on your Schedule K-1 for 2000, and will be treated for federal income tax purposes as cash distributed to you.

      A nonresident partner, other than a corporation, is not required to file a North Carolina income tax return when the only income from North Carolina sources is the nonresident's share of income from a partnership doing business in North Carolina, and the partnership pays the tax due for the nonresident partner. Accordingly, nonresident limited partners who are not corporations will not be required to file a North Carolina income tax return unless they have North Carolina income from sources other than partnerships which have paid the requisite tax on their behalf. However, you may file a North Carolina income tax return if you so choose. If you choose to file in

North Carolina, the tax paid by NCP-Six on your behalf may be claimed as a credit towards the North Carolina tax liability.

      MISSISSIPPI

      The State of Mississippi, where certain of NCP-Six's assets are located, imposes an income tax on the net income earned by nonresident partners from property located in Mississippi or from a business operation conducted in the State of Mississippi. If you are not a resident of Mississippi, you will be subject to tax on your share of the partnership income allocable to Mississippi, whether it is distributed or not.

      NCP-Six is responsible for reporting each nonresident partner's share of the income derived from Mississippi, and will compute and pay the tax due for each nonresident partner. The tax will be based on the income generated by NCP-Six's operations, including the income to be generated by the proposed transaction, as apportioned to Mississippi under state law. NCP-Six will withhold 5% of the net gain or profit allocated to each nonresident partner and remit it to the State Tax Commission.

      The Mississippi tax paid on your behalf will be reported on your Schedule K-1 for 2000, and will be treated for federal income tax purposes as cash distributed to you. You should claim the amount withheld as estimated tax paid on your Mississippi individual tax return for the year of withholding.

      SOUTH CAROLINA

      The State of South Carolina, where certain of NCP-Six's assets are located, imposes an income tax on the net income earned by nonresident partners from property located in South Carolina or from a business operation conducted in the State of South Carolina. If you are not a resident of South Carolina, you will be subject to tax on your shares of the partnership income allocable to South Carolina, whether it is distributed or not.

      NCP-Six is required to withhold 5% of the South Carolina taxable income of partners who are nonresidents of South Carolina, and remit it to the South Carolina Department of Revenue. The tax will be based on the income generated by NCP-Six's operations, including the income to be generated by the proposed transaction, as apportioned to South Carolina under state law. South Carolina allows nonresident individuals a deduction equal to 44% of net capital gains with a two year holding period reported as South Carolina income on the South Carolina tax return.

      The South Carolina tax paid on your behalf will be reported on your Schedule K-1 for 2000, and will be treated for federal income tax purposes as cash distributed to you. You should claim the amount withheld as estimated tax paid on your South Carolina individual income tax return for the year of withholding.

                            INFORMATION ABOUT NCP-SIX

GENERAL

      NCP-Six is a Washington limited partnership consisting of two general partners and approximately 1,841 limited partners as of September 30, 1999. Northland Communications Corporation, a Washington corporation, is the managing general partner of NCP-Six. FN Equities Joint Venture, a California general partnership, is the administrative general partner of NCP-Six.

      Northland was initially formed in March 1981. Northland is principally involved in the ownership and management of cable television systems. Northland currently manages the operations and serves as the general partner for cable television systems owned by four limited partnerships. Northland is also the parent company of Northland Cable Properties, Inc. which was formed in February 1995 and is principally involved in direct ownership of cable television systems. Northland Cable Properties, Inc. is the managing member of Northland Cable Ventures, LLC. Northland Telecommunications Corporation is Northland's parent company. Other direct and indirect subsidiaries of Northland Telecommunications Corporation include:

      - Northland Cable Television, Inc. - formed in October 1985 and principally involved in the direct ownership of cable television systems; sole shareholder of Northland Cable News, Inc.

      - Northland Cable News, Inc. - formed in May 1994 and principally involved in the production and development of local news, sports and informational programming.

      - Northland Cable Services Corporation - formed in August 1993 and principally involved in the development and production of computer software used in billing and financial record keeping for Northland-affiliated cable systems; sole shareholder of Cable Ad-Concepts.

      - Cable Ad-Concepts, Inc. - formed in November 1993 and principally involved in the sale, development and production of video commercial advertisements that are cablecast on Northland-affiliated cable systems.

      - Northland Media, Inc. - formed in April 1995 as a holding company. Sole shareholder of the following two entities:

      - Statesboro Media, Inc. - formed in April 1995 and principally involved in operating an AM radio station serving the community of Statesboro, Georgia and surrounding areas.

      - Corsicana Media, Inc. - purchased in September 1998 from an affiliate and principally involved in operating an AM radio station serving the community of Corsicana, Texas and surrounding areas.

BUSINESS

      NCP-Six was formed on January 22, 1986 and began operations in 1986 with the acquisition of cable television systems serving several communities and the surrounding areas in Mississippi and North Carolina. In a series of transactions since then, NCP-Six acquired and now operates the cable television systems of seven operating groups located in the following geographic areas:

      -     Starkville, Philadelphia, Kosciusko and Forest, Mississippi;

      -     Highlands, North Carolina; and

      -     Barnwell and Bennettsville, South Carolina.

All of the initial acquisitions were financed through a combination of limited partners' equity and bank loans and the later acquisitions were financed through a combination of partnership cash flow and bank loans. As of September 30, 1999, the outstanding principal balance owing on NCP-Six's bank financing was approximately $28,965,000. In addition, NCP-Six owed the managing general partner and affiliates an aggregate of approximately $97,000 for unreimbursed operating expenses.

      NCP-Six's revenues are derived primarily from monthly payments received from cable television subscribers. Subscribers are divided into three categories: basic subscribers, tier subscribers and premium subscribers. "Basic subscribers" are households that subscribe to the basic level of service, which generally provides access to the four major television networks (ABC, NBC, CBS and Fox), a few independent local stations, PBS (the Public Broadcasting System) and certain satellite programming services, such as ESPN, CNN or The Discovery Channel. "Tier subscribers" are households that subscribe to an additional level of programming services the content of which varies from system to system. "Premium subscribers" are households that subscribe to one or more "pay channels" in addition to the basic service. These pay channels include services as Showtime, Home Box Office, Cinemax or The Movie Channel.

      As of September 30, 1999, the total number of basic subscribers served by NCP-Six's systems was approximately 33,000, and NCP-Six's penetration rate (basic subscribers as a percentage of the total number of estimated homes passed by NCP-Six's cable distribution system) was approximately 62%. NCP-Six's properties are located in rural areas which, to some extent, do not offer consistently acceptable off-air network signals. This factor, combined with the existence of fewer entertainment alternatives than in large markets contributes to a larger proportion of the population in rural areas than in larger, more urban areas subscribing to cable television (higher penetration).

      NCP-Six has 38 non-exclusive franchises to operate its systems. These franchises, which will expire at various dates through the year 2017, have been granted by local, county, state and other governmental authorities in the areas in which NCP-Six's systems currently operate. Annual franchise fees are paid to the granting governmental authorities. These fees vary between 2% and 5% of the respective gross revenues of the system derived from its operations in a particular community. The franchises may be terminated for failure to comply with their respective conditions.

THE SYSTEMS

      NCP-Six serves the communities and surrounding areas of Starkville, Philadelphia Kosciusko and Forest, Mississippi; Highlands, North Carolina; and Barnwell and Bennettsville, South Carolina. The following is a description of these areas.

      STARKVILLE, MISSISSIPPI

      The City of Starkville is the home of Mississippi State University with an enrollment of approximately 12,000 students. The university's 10 colleges and schools comprise 58 departments that offer more than 120 majors. Mississippi State is also the largest employer in Starkville, with nearly 1,300 faculty members or professionals and 1,450 support staff. Also located in Starkville is the Mississippi Research and Technology Park, which is a long-range economic development project initiated through the joint efforts of the City of Starkville, Oktibbeha County, Mississippi State University and the local business community. The Park is located on approximately 220 acres across from the entrance to the university and will enhance high-technology research for application to the economic sector. The developers and businesses that comprise the Park intend to work hand in hand with research efforts at the university, and companies that locate in the Park will have the benefit of university facilities and faculty.

      The following provides subscriber information regarding the Starkville, Mississippi System as of September 30, 1999:

      Basic Subscribers                 7,941
      Tier Subscribers                  3,580
      Premium Subscribers               2,708
      Estimated Homes Passed           11,246

      PHILADELPHIA, KOSCIUSKO AND FOREST, MISSISSIPPI

      The Philadelphia, Kosciusko and Forest Systems encompass eight communities and six counties located in central Mississippi. The local economies of these communities are based primarily in manufacturing. The region has excellent highway and railroad transportation, a year-round mild climate, and the availability of a trained, cost-effective labor force. One of the main industries in the area is poultry. Nearly two million birds are dressed weekly in the city of Forest, which ranks as the second-largest producer of broilers in the nation. Other industries in the area include apparel, ready mix concrete, frozen food products, lumber, small appliances, electronic assembly, meat processing and steel.

      The following provides subscriber information regarding the Philadelphia, Kosciusko and Forest, Mississippi System as of September 30, 1999:

                                                     Philadelphia               Kosciusko                   Forest
                                                     ------------               ---------                   ------
      Basic Subscribers                                  3,771                     4,310                     3,057
      Tier Subscribers                                    1788                     1,907                       977
      Premium Subscribers                                1,457                     1,517                     1,265
      Estimated Homes Passed                             4,459                     5,519                     4,581

      HIGHLANDS, NORTH CAROLINA

      Located on a high plateau of the Blue Ridge Mountains where the corners of Georgia, North Carolina and South Carolina meet, Highlands has long offered a cool and beautiful summer retreat for the affluent families from such southern cities as Atlanta, New Orleans and Tampa. The Highlands region is almost encircled by the 200,000 acres of the End National Forest, and boasts a lush mixture of hardwoods and evergreens because of an abundant rainfall. Highlands has an average altitude of over 4,000 feet, and thus maintains a temperate summer climate. The influx of tourists increases Highland's year-round population of approximately 2,000 to over 20,000 between May and October.

      The Highlands area is perhaps best known for its exclusive golf clubs. There are three beautiful golf courses in the Highlands area, the oldest being the Highlands Country Club. About half the land in the Highlands area is under private ownership; the rest is part of the End National Forest, and is open for hiking, fishing, hunting, camping and other outdoor activities. The private land near the golf courses consists largely of exclusive housing developments, many of which feature rambling, ranch-style vacation homes with values ranging from $200,000 to $500,000. The Great Smokey Mountains National Park and the Blue Ridge Parkway are within easy driving distance of Highlands. Several lakes in the area offer swimming, boating, skiing, fishing and other water sports. Rafting is also popular in the area due to the close proximity of the Chattooga and Cullasaja Rivers.

      The following provides subscriber information regarding the Highlands System as of September 30, 1999:

      Basic Subscribers                            3,292
      Premium Subscribers                            724
      Estimated Homes Passed                       4,250

      BARNWELL AND BENNETTSVILLE, SOUTH CAROLINA

      Barnwell, Bamberg and Allendale are located approximately sixty miles south of Columbia, South Carolina. The economy is based primarily on agricultural and manufacturing activities. The City of Bennettsville is located approximately 100 miles northeast of Columbia, South Carolina and serves as the county seat of Marlboro County. The economy is primarily driven by agriculture and manufacturing: three of the largest employers are Mohawk Carpet, United Technologies Automotive and Willamette Industries.

      The following provides subscriber information regarding the Barnwell and Bennettsville Systems as of September 30, 1999:

                                                       Barnwell             Bennettsville
                                                       --------             -------------
      Basic Subscribers                                  5,914                   4,711
      Premium Subscribers                                4,147                   3,292
      Estimated Homes Passed                            12,301                   9,222

EMPLOYEES

      NCP-Six had 46 employees as of September 30, 1999. Management of these systems is handled through offices located in the towns of Starkville, Forest, Kosciusko and Philadelphia, Mississippi; Highlands, North Carolina; and Barnwell and Bennettsville, South Carolina.

CUSTOMERS

      The business of NCP-Six is not dependent upon a single customer or a few customers, so the loss of any one or more customers would not have a material adverse effect on its business. No customer accounts for 10% or more of revenues. No material portion of NCP-Six's business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of any governmental unit, except that franchise agreements may be terminated or modified by the local franchising authorities. See "Regulation and Legislation" below. During the last fiscal year, NCP-Six did not engage in any research and development activities.

SEASONALITY

      NCP-Six's cable television business is generally not seasonal, with the exception of the Highlands Systems which is subject to seasonal fluctuations in the number of subscribers, which affects revenues and results of operations.

COMPETITION

      Cable television systems currently experience competition from several sources, including broadcast television, cable overbuilds, direct broadcast satellite services, private cable and multichannel multipoint distribution service systems. Cable television systems are also in competition in various degrees with other communications and entertainment media, including motion pictures, home video cassette recorders, internet data delivery and internet video delivery. The following provides a summary description of these sources of competition.

      Broadcast Television. Cable television systems have traditionally competed with broadcast television, which consists of television signals that the viewer is able to receive directly on his television without charge using an "off-air" antenna. The extent of this competition is dependent in part upon the quality and quantity of signals available by antenna reception as compared to the services provided by the local cable system. Accordingly, cable operators find it less difficult to obtain higher penetration rates in rural areas (where signals available off-air are limited) than in metropolitan areas where numerous, high quality off-air signals are often available without the aid of cable television systems. The recent licensing of digital spectrum by the FCC will provide incumbent broadcast licenses with the ability to deliver high definition television pictures and multiple digital-quality program streams, as well as advanced digital services such as subscription video.

      Overbuilds. Cable television franchises are not exclusive, so that more than one cable television system may be built in the same area. This is known as an "overbuild." Overbuilds have the potential to result in loss of revenues to the operator of the original cable television system. Constructing and developing a cable television system is a capital intensive process, and it is often difficult for a new cable system operator to create a marketing edge over the existing system. Generally, an overbuilder would be required to obtain franchises from the local governmental authorities, although in some instances, the overbuilder could be the local government itself. In any case, an overbuilder would be required to obtain programming contracts from entertainment programmers and, in most cases, would have to build a complete cable system such as headends, trunk lines and drops to individual subscribers homes throughout the franchise areas.

      Federal cross-ownership restrictions historically limited entry by local telephone companies into the cable television business. The 1996 Telecom Act eliminated this cross-ownership restriction. See "- Regulation and Legislation" below. It is therefore possible for companies with considerable resources to overbuild existing cable operators and enter the business. Several telephone companies have begun seeking cable television franchises from local governmental authorities and constructing cable television systems. NCP-Six cannot predict at this time the extent of telephone company competition that will emerge in areas served by NCP-Six's cable television systems. The entry of telephone companies as direct competitors, however, is likely to continue over the next several years and could adversely affect the profitability and market value of NCP-Six's systems. The entry of electric utility companies into the cable television business, as now authorized by the 1996 Telecom Act, could have a similar adverse effect.

      Direct Broadcast Satellite Service. High powered direct-to-home satellites have made possible the wide-scale delivery of programming to individuals throughout the United States using small roof-top or wall-mounted antennas. The two leading DBS providers have experienced dramatic growth over the last several years and together now serve over 10 million customers nationwide. Companies offering direct broadcast satellite service use video compression technology to increase channel capacity of their systems to more than 100 channels and to provide packages of movies, satellite networks and other program services which are competitive to those of cable television systems. DBS companies historically faced significant legal and technological impediments to providing popular local broadcast programming to their customers. Recent federal legislation reduced this competitive disadvantage. Nevertheless, technological limitations still affect DBS companies, and it is expected that DBS companies will offer local broadcast programming only in the top 50 to 100 U.S. markets for the foreseeable future. The same legislation reduced the compulsory copyright fees paid by DBS companies and allowed them to continue offering distant network signals to rural customers. In addition to emerging high-powered DBS competition, cable television systems face competition from several low-powered providers, whose service requires use of much larger home satellite dishes. The availability of DBS equipment at reasonable prices, and the relative attractiveness of the programming options offered by the cable television industry and direct broadcast satellite competitors will impact the ability of providers of DBS service providers to compete successfully with the cable television industry.

      Private Cable. Additional competition is provided by private cable television systems, known as satellite master antenna television, serving multi-unit dwellings such as condominiums, apartment complexes, and private residential communities. These private cable systems may enter into exclusive agreements with apartment owners and homeowners associations, which may preclude operators of franchised systems from serving residents of these private complexes. Operators of private cable, which do not cross public rights of way, are free from the federal, state and local regulatory requirements imposed on franchised cable television operators.

      Multichannel, Multipoint Distribution Service Systems. Cable television systems also compete with wireless program distribution services such as multichannel, multipoint distribution service systems, commonly called wireless cable, which are licensed to serve specific areas. Multichannel, multipoint distribution service systems use low-power microwave frequencies to transmit television programming over-the-air to paying subscribers. This industry is less capital intensive than the cable television industry, and it is therefore more practical to construct systems using this technology in areas of lower subscriber penetration.

REGULATION AND LEGISLATION

      SUMMARY

      The following summary addresses the key regulatory developments and legislation affecting the cable television industry. Other existing federal legislation and regulations, copyright licensing and, in many jurisdictions, state and local franchise requirements are currently the subject of a variety of judicial proceedings, legislative hearings and administrative and legislative proposals which could change, in varying degrees, the manner in which cable television systems operate. Neither the outcome of these proceedings nor their impact upon the cable television industry or NCP-Six can be predicted at this time.

      NCP-Six expects to adapt its business to adjust to the changes that may be required under any scenario of regulation. At this time, NCP-Six cannot assess the effects, if any, that present regulation may have on NCP-Six's operations and potential appreciation of its Systems. There can be no assurance that the final form of regulation will not have a material adverse impact on NCP-Six's operations.

      The operation of a cable system is extensively regulated by the FCC, some state governments and most local governments. The 1996 Telecommunications Act has altered the regulatory structure governing the nation's communications providers. It removes barriers to competition in both the cable television market and the local telephone market. Among other things, it also reduces the scope of cable rate regulation and encourages additional competition in the video programming industry by allowing local telephone companies to provide video programming in their own telephone service areas.

      The 1996 Telecommunications Act requires the FCC to undertake a host of implementing rulemakings. Moreover, Congress and the FCC have frequently revisited the subject of cable regulation. Future legislative and regulatory changes could adversely affect NCP-Six's operations.

      CABLE RATE REGULATION

      The 1992 Cable Act imposed an extensive rate regulation regime on the cable television industry, which limited the ability of cable companies to increase subscriber fees. Under that regime, all cable systems were subject to rate regulation, unless they face "effective competition" in their local franchise area. Federal law now defines "effective competition" on a community-specific basis as requiring satisfaction of conditions rarely satisfied in the current marketplace.

      Although the FCC established the underlying regulatory scheme, local government units, commonly referred to as local franchising authorities, are primarily responsible for administering the regulation of the lowest level of cable service called the basic service tier. The basic service tier typically contains local broadcast stations and public, educational, and government access channels. Before a local franchising authority begins basic service rate regulation, it must certify to the FCC that it will follow applicable federal rules. Many local franchising authorities have voluntarily declined to exercise their authority to regulate basic service rates. Local franchising authorities also have primary responsibility for regulating cable equipment rates. Under federal law, charges for various types of cable equipment must be unbundled from each other and from monthly charges for programming services.

      As of September 30, 1999, approximately 23% of NCP-Six's local franchising authorities were certified to regulate basic tier rates. The 1992 Cable Act permits communities to certify and regulate rates at any time, so that it is possible that additional localities served by the systems may choose to certify and regulate rates in the future.

      The FCC itself historically administered rate regulation of cable programming service tiers, which represent the expanded level of packaged, non-"premium", programming services typically containing satellite-delivered programming.

      The 1996 Telecom Act, however, provides special rate relief for small cable operators. For franchising units with less than 50,000 subscribers and owned by an operator with less than one percent of the nation's cable subscribers (i.e., approximately 600,000 subscribers) that is not affiliated with any entities with aggregate annual gross revenue exceeding $250 million, cable programming service tier rate regulation was automatically eliminated. All of NCP-Six's systems qualify for this cable programming service tier deregulation. The elimination of cable programming service tier regulation, which is the rate regulation of a particular level of packaged programming services, typically referring to the expanded basic level of services, in a prospective basis affords us substantially greater pricing flexibility.

      Under the rate regulations of the FCC, most cable systems were required to reduce their basic service tier and cable programming service tier rates in 1993 and 1994, and have since had their rate increases governed by a complicated price cap scheme that allows for the recovery of inflation and certain increased costs, as well as providing some incentive for expanding channel carriage. The FCC has modified its rate adjustment regulations to allow for annual rate increases and to minimize previous problems associated with regulatory lag. Operators also have the opportunity to bypass this "benchmark" regulatory scheme in favor of traditional "cost-of-service" regulation in cases where the latter methodology appears favorable. Cost of service regulation is a traditional form of rate regulation, under which a utility is allowed to recover its costs of providing the regulated service, plus a reasonable profit. In a particular effort to ease the regulatory burden on small cable systems, the FCC created special rate rules applicable for systems with fewer than 15,000 subscribers owned by an operator with fewer than 400,000 subscribers. The special rate rules allow for a simplified cost-of-service showing. All of NCP-Six's systems are eligible for these simplified cost-of-service rules, and have calculated rates generally in accordance with those rules. To the extent NCP-Six's systems remain rate regulated on the basic service tier, this regulatory option affords NCP-Six significant regulatory options.

      The FCC and Congress have provided various forms of rate relief for smaller cable systems owned by smaller operators. Premium cable services offered on a per-channel or per-program basis remain unregulated, as do affirmatively marketed packages consisting entirely of new programming product. However, federal law requires that the basic service tier be offered to all cable subscribers and limits the ability of operators to require purchase of any cable programming service tier if a customer seeks to purchase premium services offered on a per-channel or per-program basis, subject to a technology exception which sunsets in 2002.

      Regulation by the FCC of cable programming service tier rates for all systems, regardless of size, sunset pursuant to the 1996 Telecom Act on March 31, 1999. Certain legislators, however, have called for new rate regulations if unregulated cost rates increase dramatically. Should this occur, all rate deregulation including that applicable to small operators like NCP-Six could be jeopardized. The 1996 Telecom Act also relaxes existing "uniform rate" requirements by specifying that uniform rate requirements do not apply where the operator faces "effective competition," and by exempting bulk discounts to multiple dwelling units, although complaints about predatory pricing still may be made to the FCC.

      CABLE ENTRY INTO TELECOMMUNICATIONS

      The 1996 Telecom Act creates a more favorable environment for us to provide telecommunications services beyond traditional video delivery. It provides that no state or local laws or regulations may prohibit or have the effect of prohibiting any entity from providing any interstate or intrastate telecommunications service. A cable operator is authorized under the 1996 Telecom Act to provide telecommunications services without obtaining a separate local franchise. States are authorized, however, to impose "competitively neutral" requirements regarding universal service, public safety and welfare, service quality, and consumer protection. State and local governments also retain their authority to manage the public rights-of-way and may require reasonable, competitively neutral compensation for management of the public rights-of-way when cable operators provide telecommunications service. The favorable pole attachment rates afforded cable operators under federal law can be gradually increased by utility companies owning the poles, beginning in 2001, if the operator provides telecommunications service, as well as cable service, over its plant. The FCC recently clarified that a cable operator's favorable pole rates are not endangered by the provision of Internet access.

      Cable entry into telecommunications will be affected by the regulatory landscape now being developed by the FCC and state regulators. One critical component of the 1996 Telecom Act to facilitate the entry of new telecommunications providers, including cable operators, is the interconnection obligation imposed on all telecommunications carriers. In July 1997, the Eighth Circuit Court of Appeals vacated certain aspects of the FCC's initial interconnection order. However, most of that decision was reversed by the U.S. Supreme Court in January 1999. The Supreme Court effectively upheld most of the FCC interconnection regulations. Although these regulations should enable new telecommunications entrants to reach viable interconnection agreements with incumbent carriers, many issues, including which specific network elements the FCC can mandate that incumbent carriers make available to competitors, remain subject to administrative and judicial appeal. If the FCC's current list of unbundled network elements is upheld on appeal, it could facilitate the provision of telecommunications services by new entrants, including NCP-Six.

      INTERNET SERVICE

      There is at present no significant federal regulation of cable system delivery of Internet services. Furthermore, the FCC recently issued several reports finding no immediate need to impose this type of regulation. However, this situation may change as cable systems expand their broadband delivery of Internet services. In particular, proposals have been advanced at the FCC and Congress that would require cable operators to provide access to unaffiliated Internet service providers and online service providers. Certain Internet service providers also are attempting to use existing commercial leased access rules (originally designed for video programming) to gain access to cable system delivery. A petition on this issue is now pending before the FCC. Finally, some local franchising authorities are considering the imposition of mandatory Internet access requirements as part of cable franchise renewals or transfers. A federal district court in Portland, Oregon recently upheld the legal ability of local franchising authority to impose these type of conditions, but an appeal was filed with the Ninth Circuit Court of Appeals, oral argument has been held, and the parties are awaiting a decision. Other local authorities have imposed or may impose mandatory Internet access requirements on cable operators. These developments could, if they become widespread, burden the capacity of cable systems and complicate any plans NCP-Six may have or develop for providing Internet service.

      TELEPHONE COMPANY ENTRY INTO CABLE TELEVISION

      The 1996 Telecom Act allows telephone companies to compete directly with cable operators by repealing the historic telephone company/cable cross-ownership ban. Local exchange carriers, including the regional telephone companies, can now compete with cable operators both inside and outside their telephone service areas with certain regulatory safeguards. Because of their resources, local exchange carriers could be formidable competitors to traditional cable operators. Various local exchange carriers currently are providing video programming services within their telephone service areas through a variety of distribution methods, including both the deployment of broadband wire facilities and the use of wireless transmission.

      Under the 1996 Telecom Act, local exchange carriers or any other cable competitor providing video programming to subscribers through broadband wire should be regulated as a traditional cable operator, subject to local franchising and federal regulatory requirements, unless the local exchange carrier or other cable competitor elects to deploy its broadband plant as an open video system. To qualify for favorable open video system status, the competitor must reserve two-thirds of the system's activated channels for unaffiliated entities. The Fifth Circuit Court of Appeals reversed certain of the FCC's open video system rules, including its preemption of local franchising. The FCC recently revised its OVS rules to eliminate this general preemption, thereby leaving franchising discretion to local and state authorities. It is unclear what effect this ruling will have on entities pursuing open video system operation.

      Although local exchange carriers and cable operators can now expand their offerings across traditional service boundaries, the general prohibition remains on local exchange carrier buyouts of co-located cable systems. Co-located cable systems are cable systems serving an overlapping territory. Cable operator buyouts of co-located local exchange carrier systems, and joint ventures between cable operators and local exchange carriers in the same market also are prohibited. The 1996 Telecom Act provides a few limited exceptions to this buyout prohibition, including a carefully circumscribed "rural exemption." The 1996 Telecom Act also provides the FCC with the limited authority to grant waivers of the buyout prohibition.

      ELECTRIC UTILITY ENTRY INTO TELECOMMUNICATIONS/CABLE TELEVISION

      The 1996 Telecom Act provides that registered utility holding companies and subsidiaries may provide telecommunications services, including cable television, notwithstanding the Public Utility Holding Company Act. Electric utilities must establish separate subsidiaries, known as "exempt telecommunications companies" and must apply to the FCC for operating authority. Like telephone companies, electric utilities have substantial resources at their disposal, and could be formidable competitors to traditional cable systems. Several of these utilities have been granted broad authority by the FCC to engage in activities which could include the provision of video programming.

      ADDITIONAL OWNERSHIP RESTRICTIONS

      The 1996 Telecom Act eliminates statutory restrictions on broadcast/cable cross-ownership, including broadcast network/cable restrictions, but leaves in place existing FCC regulations prohibiting local cross-ownership between co-located television stations and cable systems. The 1996 Telecommunications Act also eliminates the three year holding period required under the 1992 Cable Act's "anti-trafficking" provision. The 1996 Cable Act leaves in place existing restrictions on cable cross-ownership with satellite master antenna television and multichannel multipoint distribution service facilities, but lifts those restrictions where the cable operator is subject to effective competition. FCC regulations permit cable operators to own and operate satellite master antenna television systems within their franchise area, provided that their operation is consistent with local cable franchise requirements.

      Pursuant to the 1992 Cable Act, the FCC adopted rules precluding a cable system from devoting more than 40% of its activated channel capacity to the carriage of affiliated national video program services. Although the 1992 Cable Act also precluded any cable operator from serving more than 30% of all U.S. domestic cable subscribers, this provision has been stayed pending further judicial review and FCC rulemaking.

      MUST CARRY/RETRANSMISSION CONSENT

      The 1992 Cable Act contains broadcast signal carriage requirements. Broadcast signal carriage is the transmission of broadcast television signals over a cable system to cable customers. These requirements, among other things, allow local commercial television broadcast stations to elect once every three years between a "must carry" status or a "retransmission consent" status. Less popular stations typically elect must carry, which is the broadcast signal carriage requirement that allows local commercial television broadcast stations to require a cable system to carry the station. More popular stations, such as those affiliated with a national network, typically elect retransmission consent, which is the broadcast signal carriage requirement that allows local commercial television broadcast stations to negotiate for payments for granting permission to the cable operator to carry the stations. Must carry requests can dilute the appeal of a cable system's programming offerings because a cable system with limited channel capacity may be required to forego carriage of popular channels in favor of less popular broadcast stations electing must carry. Retransmission consent demands may require substantial payments or other concessions. Either option has a potentially adverse effect on NCP-Six's business.

      NCP-Six has been able to reach agreements with all of the broadcasters who elected retransmission consent and has not been required by broadcasters to remove any broadcast stations from the cable television channel line-ups. To date, compliance with the "retransmission consent" and "must carry" provisions of the 1992 Cable Act has not had a material effect on NCP-Six, although these provisions may affect the operations of NCP-Six in the future, depending on factors as market conditions, the introduction of digital broadcasts, channel capacity and similar matters when these arrangements are renegotiated.

      The burden associated with must carry may increase substantially if broadcasters proceed with planned conversion to digital transmission and the FCC determines that cable systems must carry all analog and digital broadcasts in their entirety. This burden would reduce capacity available for more popular video programming and new internet and telecommunication offerings. A rulemaking is now pending at the FCC regarding the imposition of dual digital and analog must carry.

      ACCESS CHANNELS

      Local franchising authorities can include franchise provisions requiring cable operators to set aside certain channels for public, educational and governmental access programming. Federal law also requires cable systems to designate a portion of their channel capacity, up to 15% in some cases, for commercial leased access by unaffiliated third parties. The FCC has adopted rules regulating the terms, conditions and maximum rates a cable operator may charge for commercial leased access use. We believe that requests for commercial leased access carriages have been relatively limited. A new request has been forwarded to the FCC, however, requesting that unaffiliated Internet service providers be found eligible for commercial leased access. Although we do not believe this use is in accord with the governing statute, a contrary ruling could lead to substantial leased activity by Internet service providers and disrupt NCP-Six's plans for Internet service.

      ACCESS TO PROGRAMMING

      To spur the development of independent cable programmers and competition to incumbent cable operators, the 1992 Cable Act imposed restrictions on the dealings between cable operators and cable programmers. Of special significance from a competitive business posture, the 1992 Cable Act precludes video programmers affiliated with cable companies from favoring their cable operators over new competitors and requires these programmers to sell their programming to other multichannel video distributors. This provision limits the ability of vertically integrated cable programmers to offer exclusive programming arrangements to cable companies. There also has been interest expressed in further restricting the marketing practices of cable programmers, including subjecting programmers who are not affiliated with cable operators to all of the existing program access requirements, and subjecting terrestrially delivered programming to the program access requirements. Terrestrially delivered programming is programming delivered other than by satellite. These changes should not have a dramatic impact on NCP-Six, but would limit potential competitive advantages NCP-Six enjoys.

      INSIDE WIRING; SUBSCRIBER ACCESS

      In an order issued in 1997, the FCC established rules that require an incumbent cable operator upon expiration of a multiple dwelling unit service contract to sell, abandon, or remove "home run" wiring that was installed by the cable operator in a multiple dwelling unit building. These inside wiring rules are expected to assist building owners in their attempts to replace existing cable operators with new programming providers who are willing to pay the building owner a higher fee, where this fee is permissible. The FCC has also proposed abrogating all exclusive multiple dwelling unit service agreements held by incumbent operators, but allowing such contracts when held by new entrants. In another proceeding, the FCC has preempted restrictions on the deployment of private antenna on rental property within the exclusive use of a tenant, such as balconies and patios. This ruling by the FCC may limit the extent to which we along with multiple dwelling unit owners may enforce certain aspects of multiple dwelling unit agreements which otherwise prohibit, for example, placement of digital broadcast satellite receiver antennae in multiple dwelling unit areas under the exclusive occupancy of a renter. These developments may make it even more difficult for us to provide service in multiple dwelling unit complexes.

      OTHER REGULATIONS OF THE FEDERAL COMMUNICATIONS COMMISSION

      In addition to the FCC regulations noted above, there are other FCC regulations covering such areas as:

      -     equal employment opportunity,

      -     subscriber privacy,

      -     programming practices, including, among other things,

            -     syndicated program exclusivity
            -     network program nonduplication,
            -     local sports blackouts,
            -     indecent programming,
            -     lottery programming,
            -     political programming,
            -     sponsorship identification,
            -     children's programming advertisements, and
            -     closed captioning,

      -     registration of cable systems and facilities licensing,

      -     maintenance of various records and public inspection files,

      -     aeronautical frequency usage,

      -     lockbox availability,

      -     antenna structure notification,

      -     tower marking and lighting,

      -     consumer protection and customer service standards,

      -     technical standards,

      -     consumer electronics equipment compatibility, and

      -     emergency alert systems.

      The FCC recently ruled that cable customers must be allowed to purchase cable converters from third parties and established a multi-year phase-in during which security functions, which would remain in the operator's exclusive control, would be unbundled from basic converter functions, which could then be satisfied by third party vendors.

      The FCC has the authority to enforce its regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities used in connection with cable operations.

      COPYRIGHT

      Cable television systems are subject to federal copyright licensing covering carriage of television and radio broadcast signals. In exchange for filing certain reports and contributing a percentage of their revenues to a federal copyright royalty pool, cable operators can obtain blanket permission to retransmit copyrighted material included in broadcast signals. The possible modification or elimination of this compulsory copyright license is the subject of continuing legislative review and could adversely affect NCP-Six's ability to obtain desired broadcast programming. We cannot predict the outcome of this legislative activity. Copyright clearances for nonbroadcast programming services are arranged through private negotiations.

      Cable operators distribute locally originated programming and advertising that use music controlled by the two principal major music performing rights organizations, the American Society of Composers, Authors and Publishers (ASCAP) and BroadcastMusic, Inc. (BMI). The cable industry has had a long series of negotiations and adjudications with both organizations. A prior voluntarily negotiated settlement with BMI has now expired, and is subject to further proceedings. The governing rate court recently set retroactive and prospective cable industry rates for ASCAP music based on the previously negotiated BMI rate. Although we cannot predict the ultimate outcome of these industry proceedings or the amount of any license fees NCP-Six may be required to pay for past and future use of association-controlled music, we do not believe these license fees will be significant to NCP-Six's business and operations.

      STATE AND LOCAL REGULATION

      Cable television systems generally are operated pursuant to nonexclusive franchises granted by a municipality or other state or local government entity in order to cross public rights-of-way. Federal law now prohibits local franchising authorities from granting exclusive franchises or from unreasonably refusing to award additional franchises. Cable franchises generally are granted for fixed terms and in many cases include monetary penalties for non-compliance and may be terminable if the franchisee failed to comply with material provisions.

      The specific terms and conditions of franchises vary materially between jurisdictions. Each franchise generally contains provisions governing cable operations, service rates, franchising fees, system construction and maintenance obligations, system channel capacity, design and technical performance, customer service standards, and indemnification protections. A number of states, including Connecticut, subject cable systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. Although local franchising authorities have considerable discretion in establishing franchise terms, there are certain federal limitations. For example, local franchising authorities cannot insist on franchise fees exceeding 5% of the system's gross cable-related revenues, cannot dictate the particular technology used by the system, and cannot specify video programming other than identifying broad categories of programming.

      Federal law contains renewal procedures designed to protect incumbent franchisees against arbitrary denials of renewal. Even if a franchise is renewed, the local franchising authority may seek to impose new and more onerous requirements such as significant upgrades in facilities and service or increased franchise fees as a condition of renewal. Similarly, if a local franchising authority's consent is required for the purchase or sale of a cable system or franchise, the local franchising authority may attempt to impose more burdensome or onerous franchise requirements in connection with a request for consent. Historically, most franchises have been renewed for and consents granted to cable operators that have provided satisfactory services and have complied with the terms of their franchise.

      Under the 1996 Telecom Act, cable operators are not required to obtain franchises for the provision of telecommunications services, and local franchising authorities are prohibited from limiting, restricting, or conditioning the provision of these services. In addition, local franchising authorities may not require a cable operator to provide any telecommunications service or facilities, other than institutional networks under certain circumstances, as a condition of an initial franchise grant, a franchise renewal, or a franchise transfer. The 1996 Telecom Act also provides that franchising fees are limited to an operator's cable-related revenues and do not apply to revenues that a cable operator derives from providing new telecommunications services.

LEGAL PROCEEDINGS

      NCP-Six is not subject to any material legal proceedings.

NCP-SIX'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      GENERAL

      The purpose of the proposed transaction is to provide limited partners the opportunity to receive significant cash distributions upon the disposition of the assets. The proposed transaction is not a result of insufficient working capital or declining results of operations. NCP-Six has historically generated significant net losses due, in part, to non-cash charges to income for depreciation and amortization. Prior to the deduction for these non-cash items, NCP-Six has generated sufficient operating income to service its debt and achieve certain levels of cash distributions to limited partners in prior years. Although quarterly cash distributions are not currently being made to limited partners, it is anticipated that quarterly distributions could possibly be reinstated in the future if the proposed transaction is not consummated and certain amendments to NCP-Six's bank loan agreement can be negotiated. The amounts and timing of any future distributions are dependent in part on NCP-Six's ability to increase cash flow from operations.

      NCP-Six's current revolving credit and term loan facility matures on December 31, 2000 with a projected outstanding principal balance of approximately $28,965,000 due and payable on that date. Should NCP-Six continue its operations beyond this date an amendment to the existing loan agreement would be required to extend the loan maturity and revise certain financial covenants. Alternatively, NCP-Six could satisfy this obligation through the sale of all or a significant portion of its assets. It is probable that any agreement by the lenders to extend the loan maturity beyond any nominal period would be conditioned upon an amendment to NCP-Six's limited partnership agreement to extend the life of NCP-Six, which currently expires on December 31, 2001. In our opinion, subject to the extension of the term of the partnership, amendments to the loan agreement could be obtained from the lenders at a cost and on terms that would not adversely affect NCP-Six's ability to continue operating as a going concern.

      RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
1998

      Total Revenue. Revenues totaled $11,207,000 for the nine months ended September 30, 1999, representing an increase of approximately 2% over the same period in 1998. Of these revenues, $8,063,000 (72%) was derived from basic service charges, $1,141,000 (10%) from premium services, $620,000 (6%) from tier services, $300,000 (3%) from installation charges, $289,000 (2%) from service maintenance contracts, $341,000 (3%) from advertising, and $455,000 (4%) from other sources. The slight increase in revenue is attributable primarily to rate increases placed into effect in August 1999 and 1998 as well as new product services introduced in 1999. In April 1999, NCP-Six sold the cable television system and assets relating to its Sandersville, Mississippi system, resulting in the disposition of approximately 1,400 subscribers and decreased revenues approximately $200,000 or 2%. Assuming the Sandersville, Mississippi system was disposed of at the beginning of each of the respective periods, revenues would have increased approximately 4%. As of September 30, 1999, NCP-Six's systems served approximately 33,000 basic subscribers, 15,300 premium subscribers and 8,300 tier subscribers.

      Operating Expenses. Operating expenses totaled $996,000 for the nine months ended September 30, 1999, representing an increase of approximately 6% over the same period in 1998. Excluding the impact of the disposition of the Sandersville, Mississippi system, operating expenses would have increased approximately 10% for the nine months ended September 30, 1999. This is primarily due to increased operating salaries and pole rental expense offset by decreased system maintenance expenses and drop materials.

      General and Administrative Expenses. General and administrative expenses totaled $2,768,000 for the nine months ended September 30, 1999, representing an increase of approximately 1% over the same period in 1998. Excluding the impact of the Sandersville, Mississippi system disposition, general and administrative expenses would have increased approximately 4% for the nine months ended September 30, 1999 compared to the same period in 1998. This is due to higher revenue based expenses such as management fees and franchise fees as well as increased utilities, property taxes and bad debt expense offset by reduced billing expenses and legal expenses.

      Programming Expenses. Programming expenses totaled $2,934,000 for the nine months ended September 30, 1999, representing an increase of approximately 1% over the same period in 1998. Adjusting for the Sandersville, Mississippi system disposition, programming expenses would have increased approximately 3% for the nine months ended September 30, 1999 compared to the same period in 1998. This is mainly due to higher costs charged by various program suppliers as well as increased advertising expenses and production expense.

      Depreciation and Amortization Expenses. Depreciation and amortization expenses totaled $3,292,000 for the nine months ended September 30, 1999, representing an increase of approximately 9% over the same period in 1998. This increase is due to depreciation and amortization on purchases of plant and equipment in 1999 offset by assets becoming fully depreciated.

      Interest Expense. Interest expense for the nine months ended September 30, 1999 decreased approximately 6% over the same period in 1998. The average bank debt decreased from $31,373,000 during the first nine months of 1998 to $30,169,000 during the first nine months of 1999, and NCP-Six's effective interest rate decreased from 8.82% in 1998 to 8.6% in 1999.

      RESULTS OF OPERATIONS FOR THE YEARS ENDED 1998 AND 1997

      Total Revenue. Total revenue reached $14,747,000 for the year ended December 31, 1998, representing an increase of approximately 53% over 1997. Of the 1998 revenue, $10,773,000 (73%) is derived from subscriptions to basic services, $1,582,000 (11%) from subscriptions to premium services, $685,200 (5%) from subscriptions to tier services, $456,000 (3%) from advertising, $396,000 (3%) from service maintenance revenue, $356,000 (2%) from installation charges and $498,000 (3%) from other sources. The January 1998 addition of approximately 11,200 subscribers acquired in the purchase of cable systems serving the communities of Bennettsville, Barnwell, Bamberg and Allendale, South Carolina increased revenues 49%. The remaining 4% of revenue growth is primarily attributable to rate increases placed into effect in August 1998.

      Operating Expenses. Operating expenses totaled $1,263,000 for the year ended December 31, 1998, representing an increase of approximately 38% as compared to 1997. The acquisition of the Bennettsville, Barnwell, Bamberg and Allendale, South Carolina systems increased operating expenses 43%. The expenses for the other systems decreased approximately 5% primarily related to a reduction in regional management costs offset by increased salary and benefit costs. Salary and benefit costs are a major component of operating expenses. Employee wages are reviewed annually and, in most cases, increased based on cost of living adjustments and other factors. Management expects operating expenses to increase in future years.

      General and Administrative Expenses. General and administrative expenses totaled $3,791,000 for the year ended December 31, 1998, representing an increase of approximately 61% over 1997. The acquisition of the Bennettsville, Barnwell, Bamberg and Allendale, South Carolina systems increased general and administrative expenses 60%. The expenses for the remaining systems increased 1% primarily due to higher revenue based expenses such as franchise fees, copyright fees and management fees as a result of revenue gains discussed above, offset by a one time adjustment to copyright fees. Significant general and administrative expenses are based on revenues. As NCP-Six's revenue increases, the trend of increased administrative expenses is expected to continue.

      Programming Expenses. Programming expenses totaled $3,784,000 for the year ended December 31, 1998, representing an increase of approximately 64% over 1997. Approximately 9% of the increase is the result of increased costs charged by various program suppliers and new channel launches, as well as additional salary and benefit costs related to local programming and production support. The acquisition of the Bennettsville, Barnwell, Bamberg and Allendale, South Carolina systems resulting in the remaining 55% increase. Programming expenses consist mainly of payments made to the suppliers of various cable programming services. Since these costs are based on the number of subscribers served, future subscriber increases will cause the trend of increasing programming costs to continue. Additionally, rate increases from program suppliers, as well as new fees associated with the launch of additional channels will also contribute to increased programming costs.

      Depreciation and Amortization Expenses. Depreciation and amortization expenses totaled $4,288,000 for the year ended December 31, 1998, representing an increase approximately 113% over 1997. Excluding the effects of the acquisition of the Bennettsville, Barnwell, Bamberg and Allendale, South Carolina systems, depreciation and amortization decreased 2% as a result of assets becoming fully depreciated and amortized in 1998, offset by depreciation and amortization on current year purchases. The addition of assets acquired in the purchase of the Bennettsville, Barnwell, Bamberg and Allendale, South Carolina systems increased depreciation and amortization expense 115%.

      Interest Expense. Interest expense increased from $847,000 in 1997 to $2,567,000 in 1998 (approximately 203%). NCP-Six's average debt balance increased from approximately $11,410,000 during 1997 to $21,136,000 during 1998. NCP-Six's effective interest rate decreased from approximately 8.75% in 1997 to 7.88% in 1998. The increase in average debt outstanding was a result of borrowings to finance the acquisition of the Bennettsville, Barnwell, Bamberg and Allendale, South Carolina systems.

      RESULTS OF OPERATIONS FOR THE YEARS ENDED 1997 AND 1996

      Total Revenue. Total revenue reached $9,644,000 for the year ended December 31, 1997, representing an increase of approximately 4% over 1996. This increase was due to rate increases placed into effect in August of 1997. Of the 1997 revenue, $6,907,000 (72%) is derived from subscriptions to basic services, $925,000 (10%) from subscriptions to premium services, $503,000 (5%) from subscriptions to tier services, $441,000 (4%) from advertising, $321,000 (3%) from service maintenance revenue, $243,000 (3%) from installation charges and $304,000 (3%) from other sources.

      Operating Expenses. Operating expenses totaled $913,000 for the year ended December 31, 1997, representing an increase of approximately 4% as compared to 1996. The increase is primarily attributable to higher salary and benefit costs which are the major component of operating expenses. Employee wages are reviewed annually and, in most cases, increased based on cost of living adjustments and other factors. Management expects operating expenses to increase in future years.

      General and Administrative Expenses. General and administrative expenses totaled $2,358,000 for the year ended December 31, 1997, representing an increase of approximately 5% over 1996. This net increase is due to higher revenue based expenses such as franchise fees, copyright fees and management fees as a result of revenue gains discussed above. Significant general and administrative expenses are based on revenues. As NCP-Six's revenue increases the trend of increased administrative expenses is expected to continue.

      Programming Expenses. Programming expenses totaled $2,301,000 for the year ended December 31, 1997, representing an increase of approximately 13% over 1996. This is mainly the result of increased costs charged by various program suppliers and new channel launches, as well as additional salary and benefit costs related to local programming and production support. Programming expenses consist mainly of payments made to the suppliers of various cable programming services. Since these costs are based on the number of subscribers served, future subscriber increases will cause the trend of increasing programming costs to continue. Rate increases from program suppliers, as well as new fees associated with the launch of additional channels will also contribute to increased programming costs.

      Depreciation and Amortization Expenses. Depreciation and amortization expense decreased from $2,697,000 in 1996 to $2,010,000 in 1997 (approximately 25%). This is mainly due to certain assets becoming fully depreciated during the year.

      Interest Expense. Interest expense decreased from $1,010,000 in 1996 to $847,000 in 1997 (approximately 19%). NCP-Six's average senior debt balance decreased from approximately $12,986,000 during 1996 to

$11,410,000 during 1997. NCP-Six's effective interest rate increased to approximately 8.75% in 1997 compared to 7.36% in 1996.

      LIQUIDITY AND CAPITAL RESOURCES

      NCP-Six's primary sources of liquidity are cash flow provided from operations and availability under an $8 million revolving credit line, of which approximately $6.2 million was outstanding as of September 30, 1999. Based on management's analysis, NCP-Six's cash flow from operations and amounts available for borrowing under its loan agreement are sufficient to cover operating costs, debt service and planned capital expenditures up to December 31, 2000, at which time all amounts outstanding under the revolving credit and term loan agreement become due. Total amounts outstanding at December 31, 2000 are expected to approximate $28,965,000. This obligation can be satisfied by a sale of all or a significant portion of NCP-Six's assets or through an amendment to the loan agreement to extend the maturity of these amounts. Based on discussion with the lenders it is unlikely that any significant extension of maturity would be approved unless the limited partnership agreement were amended to extend the life of the partnership which currently expires on December 31, 2001. Should the term of the partnership be extended it is management's opinion that acceptable terms could be negotiated with the lenders and such terms would have no material adverse effect on NCP-Six.

      During the nine months ended September 30, 1999, NCP-Six's primary sources of liquidity were cash provided from operations, credit available under its revolving credit and term loan agreement and proceeds received from the sale of the Sandersville, Mississippi system. NCP-Six generates cash on a monthly basis through the monthly billing of subscribers for cable services. Losses from uncollectible accounts have not been material. During the nine months ended September 30, 1999, cash generated from monthly billings was sufficient to meet NCP-Six's needs for working capital, capital expenditures and scheduled debt service.

      On December 31, 1997, NCP-Six amended and restated its credit agreement with its current lender to finance the acquisition of the Bennettsville, Barnwell, Bamberg and Allendale, South Carolina systems. This credit facility provides for borrowings up to $33 million, including a $25 million term loan and an $8 million revolving credit facility which mature December 31, 2000. In July 1999, NCP-Six further amended its credit agreement to modify the amortization of its term loan and certain financial covenants.

      Under the terms of the loan agreement, NCP-Six has agreed to restrictive covenants which require the maintenance of financial ratios, including a senior debt to annualized operating cash flow ratio of 5.25 to 1 and an annual operating cash flow to interest expense ratio of not less than 2.0 to 1, which increased to a ratio of 2.25 to 1 beginning October 1, 1999. As of September 30, 1999, NCP-Six was in compliance with its required financial covenants.

      As of September 30, 1999, the balance under the credit facility was approximately $28,965,000 and $1.8 million was available for borrowing by NCP-Six subject to compliance with financial covenants. Certain fixed rate agreements expired during the third quarter of 1999. As of September 30, 1999, interest rates on the credit facility were as follows: approximately $22,063,000 fixed at 7.77% under the terms of an interest rate swap agreement with NCP-Six's lender expiring December 31, 1999; and approximately $6,903,000 fixed at 7.50875%, expiring December 30, 1999. The above includes a margin paid to the lender based on overall leverage, and may increase or decrease as NCP-Six's leverage fluctuates.

      NCP-Six has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined interest rate risks. NCP-Six enters into interest rate swap agreements with major banks or financial institutions (typically its bank) in which NCP-Six pays a fixed rate and receives a floating rate with the interest payments being calculated on a notional amount. Gains or losses associated with changes in fair values of these swaps and the underlying notional principal amounts are deferred and recognized against interest expense over the term of the agreements in NCP-Six's statements of operations.

      NCP-Six is exposed to credit-related losses in the event of nonperformance by counterparties to financial instruments, but does not expect any counterparties to fail to meet their obligations, as NCP-Six currently deals only with its bank. The notional amounts of these interest rate swaps is $22.1 million at September 30, 1999. These notional amounts do not represent amounts exchanged by the parties and, thus, are not a measure of exposure to NCP-Six through its use of derivatives. The exposure in a derivative contract is the net difference between what each party is required to pay based on the contractual terms against the notional amount of the contract, which in NCP-Six's case are interest rates. The use of derivatives does not have a significant effect on NCP-Six's result of operations or its financial position.

      The table set forth below summarizes the fair value and contract terms of financial instruments subject to interest rate risk maintained by NCP-Six as of September 30, 1999 (dollars in thousands):



                                     Expected Maturity Date
                                   ----------------------------                          Fair Value at
                                      1999              2000              Total        September 30, 1999
                                   ----------        ----------         ----------     ------------------
DEBT

Fixed Rate                                 --                --                 --                 --
      Average Interest Rate                --                --                 --                 --
Variable Rate                              --        $   28,965         $   28,965         $   28,965
      Average Interest Rate                --              8.04%              8.04%

INTEREST RATE INSTRUMENTS

Variable to Fixed Swaps            $   22,063                --         $   22,063         $      (15)
      Average Pay Rate                    5.8%               --                5.8%
      Average Receive Rate                5.5%               --                5.5%

      The estimated fair value of interest rate instruments approximates the costs to settle the outstanding contract. The interest rate on variable debt for the year 2000 is estimated using the average implied forward London Interbank Offering Rate (LIBOR) rates for the year of maturity based on the yield curve in effect at September 30, 1999. The average interest rate on variable rate debt includes a margin of 2% paid to the lenders.

It is NCP-Six's policy to renegotiate swap agreements on or near expiration. As of September 30, 1999, NCP-Six's loan balance was approximately $28,965,000.

      CAPITAL EXPENDITURES

      During the first quarter of 1999, NCP-Six incurred approximately $355,000 in capital expenditures. These expenditures included a vehicle replacement in the Starkville, Mississippi system, completion of the system upgrade to 450 MHz in the Kosciusko, Mississippi system, the initial design of an upgrade to 450 MHz in the Forest, Mississippi system, line extensions and a continued system upgrade to 450 MHz in the Philadelphia, Mississippi system, line extensions and a vehicle replacement in the Barnwell, South Carolina system and a vehicle replacement in the Bennettsville, South Carolina system.

      During the second quarter of 1999, NCP-Six incurred approximately $842,000 in capital expenditures. These expenditures included the ongoing system upgrade to 550 MHz in the Starkville, Mississippi system, the continued installation of fiber in the Highlands, North Carolina system, a continued system upgrade to 450 MHz and channel additions in the Philadelphia, Mississippi system, a continued system upgrade to 450 MHz in the Barnwell, South Carolina system and a vehicle replacement in the Bennettsville, South Carolina system.

      During the third quarter of 1999, NCP-Six incurred approximately $832,000 in capital expenditures. These expenditures included the ongoing system upgrade to 550 MHz in the Starkville, Mississippi system, the initial phase of a 550 MHz upgrade in the Forest, Mississippi system, a vehicle replacement and the continued system upgrade to 450 MHz in the Philadelphia, Mississippi system, channel additions and a continued system upgrade to 450 MHz in the Barnwell, South Carolina system and a headend standby generator in the Bennettsville, South Carolina system.

      NCP-Six plans to invest approximately $400,000 in capital expenditures for the remainder of 1999. This represents anticipated expenditures for the expansion of the fiber network and continuation of the system upgrade construction to 550 MHz in the Starkville, Mississippi system, the continued deployment of fiber in the Highlands, North Carolina system, a continued system upgrade to 450 MHz in the Barnwell, South Carolina system and certain line extensions and channel additions in various systems.

      During 1998, NCP-Six incurred approximately $2.8 million in capital expenditures. These expenditures included the continued construction of a fiber backbone in the Starkville, Mississippi system, the continuation of a system upgrade to 450 MHz in the Kosciusko, Mississippi system, vehicle replacements and a continued system upgrade to 450 MHz in the Philadelphia, Mississippi system, the continued deployment of fiber in the Highlands, North Carolina system, computer hardware and software upgrades in the Bennettsville, South Carolina system and the purchase of a new office building and system upgrade to 450 MHz in the Barnwell, South Carolina system, as well as various line extensions in all of the systems.

      RECENT ACQUISITIONS AND DISPOSITIONS

      On April 30, 1999, NCP-Six sold the assets of its cable television system serving approximately 1,400 subscribers in and around the communities of Sandersville, Mississippi. The sales price for the system was $1.9 million, and the net proceeds were utilized to reduce outstanding debt. NCP-Six determined to sell the Sandersville system due to the significant overbuild situation facing the system and the surrounding geographic area. Due to the overbuild and the lack of other interested purchasers for the system, NCP-Six sold the Sandersville system to the overbuilder.

      On January 2, 1998, NCP-Six purchased cable television systems serving approximately 11,200 subscribers in and around the communities of Allendale, Bamberg, Barnwell and Bennettsville, South Carolina. The purchase price of these systems was $20.5 million. NCP-Six borrowed approximately $20.47 million under an amended and restated revolving credit and term loan agreement with its lender to finance the acquisition of the South Carolina cable systems.

      YEAR 2000 READINESS DISCLOSURE

      The efficient operation of NCP-Six's business is dependent in part on its computer software programs and operating systems. These programs and systems are used in several key areas of NCP-Six's business, including subscriber billing and collections and financial reporting. Management has evaluated the programs and systems utilized in the conduct of NCP-Six's business for the purpose of identifying year 2000 compliance problems. Failure to remedy these issues could impact the ability of NCP-Six to timely bill its subscribers for service provided and properly report its financial condition and results of operations which could have a material impact on its liquidity and capital resources.

      The programs and systems utilized in subscriber billing and collections has been modified to address year 2000 compliance issues. These modifications were substantially complete at the end of 1998. Management has completed the process of replacing programs and systems related to financial reporting which resolve year 2000 compliance issues. The aggregate cost to NCP-Six to address year 2000 compliance issues is not expected to be material to its results of operations, liquidity and capital resources.

      Management is currently focusing its efforts on the impact of the year 2000 compliance issue on service delivery and has established an internal team to address this issue. The internal team is identifying and testing all date sensitive equipment involved in delivering service to its customers. In addition, management will assess its options regarding repair or replacement of affected equipment during this testing. The aggregate cost to NCP-Six to address year 2000 compliance issues is not expected to be material to its results of operations, liquidity and capital resources.

      The provision of cable television services is significantly dependent on NCP-Six's ability to adequately receive programming signals via satellite distribution or off air reception from various programmers and broadcasters. NCP-Six has inquired of certain significant programming vendors with respect to their year 2000 issues and how they might impact the operations of NCP-Six. As of the date of this proxy statement no significant programming vendor has communicated a year 2000 issue that would affect materially the operations of NCP-Six. However, if significant programming vendors identify year 2000 issues in the future and are unable to resolve these issues in a timely manner, it could have a material adverse financial impact on NCP-Six.

AFFILIATES OF NCP-SIX

      NCP-Six is a Washington limited partnership with no directors of officers. The managing general partner of NCP-Six is Northland Communications Corporation, a Washington corporation. The administrative general partner of NCP-Six is FN Equities Joint Venture, a California general partnership. To the best of our knowledge, as of December 31, 1999, no person owned more than five percent of any class of NCP-Six's voting securities. We and our affiliates collectively own less than one percent of the outstanding units of limited partnership of NCP-Six.

                 MANAGEMENT AND BENEFICIAL OWNERSHIP OF NCP-SIX

MANAGEMENT OF NCP-SIX

      GENERAL

      NCP-Six is a Washington limited partnership with no directors of officers. The managing general partner of NCP-Six is Northland Communications Corporation, a Washington corporation. The administrative general partner of NCP-Six is FN Equities Joint Venture, a California general partnership.

      The sole partners of the administrative general partner are FN Equities, Inc., FN Network Partners, Ltd., a California limited partnership, and John Simmers, the sole owner of FN Equities. The principal business of each of the administrative general partner and FN Equities is to provide administrative services as administrative general partner of cable television limited partnerships. FN Network Partners is an investment partnership. The address of the principal executive offices of each of the administrative general partner, FN Equities, FN Network Partners and John Simmers is 2780 Sky Park Drive, Suite 300, Torrance, California 90505.

      OFFICERS AND DIRECTORS OF NORTHLAND

      The following table sets forth information about the executive officers and directors of Northland:

Name                          Age      Position
----                          ---      --------
John S. Whetzell               58      Board Chairman and President
Richard I. Clark               42      Director, Vice President, Treasurer and Assistant Secretary
John E. Iverson                63      Director and Assistant Secretary
James A. Penney                45      Vice President and Secretary
James E. Hanlon                66      Divisional Vice President
Richard J. Dyste               54      Vice President, Technical Services
Gary S. Jones                  42      Vice President
H. Lee Johnson                 56      Divisional Vice President
R. Gregory Ferrer              44      Vice President
Matthew J. Cryan               35      Vice President, Budgets and Planning

      JOHN S. WHETZELL is the founder of Northland Communications Corporation and has been President since its inception and a Director since March 1982. Mr. Whetzell became Chairman of the Board of Directors in December 1984. He also serves as President and Chairman of the Board of Northland Telecommunications

Corporation and each of its subsidiaries. He has been involved with the cable television industry for over 24 years. Between March 1979 and February 1982, he was in charge of the Ernst & Whinney national cable television consulting services. Mr. Whetzell first became involved in the cable television industry when he served as the Chief Economist of the Cable Television Bureau of the FCC from May 1974 to February 1979. He provided economic studies to support the deregulation of cable television both in federal and state arenas. He participated in the formulation of accounting standards for the industry and assisted the FCC in negotiating and developing the pole attachment rate formula for cable television. His undergraduate degree is in economics from George Washington University, and he has an MBA degree from New York University.

      RICHARD I. CLARK has served as Vice President of Northland since March 1982. He has served on the Board of Directors of both Northland Communications Corporation and Northland Telecommunications Corporation since July 1985. He also serves as Vice President and Director of all subsidiaries of Northland Telecommunications Corporation. Mr. Clark was elected Treasurer in April 1987, prior to which he served as Secretary from March 1982. Mr. Clark was an original incorporator of Northland and is responsible for the administration and investor relations activities of Northland, including financial planning and corporate development. From July 1979 to February 1982, Mr. Clark was employed by Ernst & Whinney in the area of providing cable television consultation services and has been involved with the cable television industry for nearly 20 years. He has directed cable television feasibility studies and on-site market surveys. Mr. Clark has assisted in the design and maintenance of financial and budget computer programs, and he has prepared documents for major cable television companies in franchising and budgeting projects through the application of these programs. In 1979, Mr. Clark graduated cum laude from Pacific Lutheran University with a Bachelor of Arts degree in accounting.

      JOHN E. IVERSON is the Assistant Secretary of Northland Communications Corporation and has served on the Board of Directors since December 1984. He also serves on the Board of Directors of Northland Telecommunications Corporation and each of its subsidiaries. He is currently a member in the law firm of Ryan, Swanson & Cleveland P.L.L.C., Northland's general counsel. He is a member of the Washington State Bar Association and American Bar Association and has been practicing law for more than 36 years. Mr. Iverson is the past president and a Trustee of the Pacific Northwest Ballet Association. Mr. Iverson has a Juris Doctor degree from the University of Washington.

      JAMES A. PENNEY is Vice President and General Counsel for Northland Telecommunications Corporation and each of its subsidiaries and has served in this role since September 1985. He was elected Secretary in April 1987. Mr. Penney is responsible for advising all Northland systems with regard to legal and regulatory matters, and also is involved in the acquisition and financing of new cable systems. From 1983 until 1985 he was associated with the law firm of Ryan, Swanson & Cleveland P.L.L.C., Northland's general counsel. Mr. Penney holds a Bachelor of Arts Degree from the University of Florida and a Juris Doctor from The College of William and Mary, where he was a member of The William and Mary Law Review.

      JAMES E. HANLON has served as a Divisional Vice President for Northland since June 1985 and is currently responsible for the management of systems serving subscribers in Texas, and parts of Mississippi. Prior to his association with Northland, he served as Chief Executive of M.C.T. Communications, a cable television company, from 1981 to June 1985. His responsibilities included supervision of the franchise, construction and operation of a cable television system located near Tyler, Texas. From 1979 to 1981, Mr. Hanlon was President of the CATV Division of Buford Television, Inc., and from 1973 to 1979, he served as President and General Manager of Suffolk Cablevision in Suffolk County, New York. Mr. Hanlon has also served as Vice President and Corporate Controller of International, Inc. and Division Controller of New York Yankees, Inc. Mr. Hanlon has a Bachelor of Science degree in Business Administration from St. Johns University.

      RICHARD J. DYSTE has served as Vice President - Technical Services of Northland Telecommunications Corporation and each of its subsidiaries since April 1987. Mr. Dyste is responsible for planning and advising all Northland cable systems with regard to technical performance as well as system upgrades and rebuilds. He is a past president and current member of the Mount Rainier Chapter of the Society of Cable Television Engineers, Inc. Mr. Dyste joined Northland in 1986 as an engineer and served as Operations Consultant to Northland

Communications Corporation from August 1986 until April 1987. From 1977 to 1985, Mr. Dyste owned and operated Bainbridge TV Cable. He is a graduate of Washington Technology Institute.

      GARY S. JONES is Vice President for Northland. Mr. Jones joined Northland in March 1986 as Controller and has been Vice President of Northland Telecommunications Corporation and each of its subsidiaries since October 1986. Mr. Jones is responsible for cash management, financial reporting and banking relations for Northland and is involved in the acquisition and financing of new cable systems. Prior to joining Northland, Mr. Jones was employed as a Certified Public Accountant with Laventhol & Horwath from 1980 to 1986. Mr. Jones received his Bachelor of Arts degree in Business Administration with a major in accounting from the University of Washington in 1979.

      H. LEE JOHNSON has served as Divisional Vice President for Northland's Statesboro, Georgia regional office since March 1994. He is responsible for the management of systems serving subscribers in Alabama, Georgia, Mississippi, North Carolina and South Carolina. Prior to his association with Northland he served as Regional Manager for Warner Communications, managing four cable systems in Georgia from 1968 to 1973. Mr. Johnson has also served as President of Sunbelt Finance Corporation and was employed as a System Manager for Statesboro CATV when Northland purchased the system in 1986. Mr. Johnson has been involved in the cable television industry for over 30 years and is a current member of the Society of Cable Television Engineers. He is a graduate of Swainsboro Technical Institute and has attended numerous training seminars, including courses sponsored by Jerrold Electronics, Scientific Atlanta, The Society of Cable Television Engineers and CATA.

      R. GREGORY FERRER is a Vice President for Northland. He joined Northland in March 1984 as Assistant Controller and was promoted to Assistant Treasurer in 1986. Mr. Ferrer became Vice President of Northland Communications Corporation in 1988 and in December of 1998, he was promoted to Vice President of Northland Telecommunications Corporation. Mr. Ferrer is responsible for coordinating all of Northland's property tax filings, insurance requirements and system programming contracts as well as interest rate management and other treasury functions. Prior to joining Northland, he was a Certified Public Accountant at Benson & McLaughlin, a local public accounting firm, from 1981 to 1984. Mr. Ferrer received his Bachelor of Arts in Business Administration from Washington State University with majors in marketing in 1978 and accounting and finance in 1981.

      MATTHEW J. CRYAN is Vice President - Budgets and Planning and has been with Northland since September 1990. Mr. Cryan is responsible for the development of current and long-term operating budgets for all Northland entities. Additional responsibilities include the development of financial models used in support of acquisition financing, analytical support for system and regional managers, financial performance monitoring and reporting and programming analysis. Prior to joining Northland, Mr. Cryan was employed as an analyst with NKV Corp., a securities litigation support firm located in Redmond, Washington. Mr. Cryan graduated from the University of Montana in 1988 with honors and holds a Bachelor of Arts in Business Administration with a major in finance.

      OFFICERS AND DIRECTORS OF FN EQUITIES

      The following table sets forth information about the executive officers and directors of FN Equities:

Name                              Age      Position
----                              ---      --------
Miles Z. Gordon                    52      President and Director
John S. Simmers                    49      Vice President, Secretary and Director

      MILES Z. GORDON is President of FN Equities and President and Chief Executive Officer of Financial Network Investment Corporation (FNIC), and has held those positions since 1983. From 1979 through April 1983 he was President of University Securities Corporation. In 1978, Mr. Gordon was engaged in the private practice of law, and from 1973 through 1978 he was employed by the Securities and Exchange commission. He presently serves as Chairman of the Securities Industry Association Independent Contractor Firms Committee. Mr. Gordon was also Chairman and a member of the NASD District Business Conduct Committee and a former member of the

NASD Board of Governors. He is past president of the California Syndication Forum and has also served on several committees for the Securities Industry Association.

      JOHN S. SIMMERS is Vice President and Secretary of FN Equities and Executive Vice President and Chief Operating Officer of Financial Network Investment Corporation and has held those positions since 1983. From June 1980 through April 1983, he was Executive Vice President of University Securities Corporation, Vice President of University Capital Corporation, and Vice President of University Asset Management Group. From 1974 through May 1980 he was employed by the National Association of Securities Dealers.

BENEFICIAL OWNERSHIP

      Security ownership of management in NCP-Six as of September 30, 1999 is as follows:

                          Name and Address                                     Percent of                   Amount and Nature
                        of Beneficial Owner                                  Title of Class              Of Beneficial Ownership
                        -------------------                                  --------------              -----------------------

Northland Communications Corporation                                   General Partner's Interest              (See Note A)
      1201 Third Avenue                                                       (See Note A)
      Suite 3600
      Seattle, WA 98101

FN Equities Joint Venture                                              General Partner's Interest              (See Note B)
      2780 Skypark Dr.                                                        (See Note B)
      Suite 300
      Torrance, CA 90505

----------

Note A: Northland has a 1% interest in NCP-Six, which increases to a 20% interest in NCP-Six when the limited partners have received 100% of their aggregate cash contributions. The natural person who exercises voting and/or investment control over these interests is John S. Whetzell.

Note B: FN Equities Joint Venture has no interest in NCP-Six until the limited partners have received 100% of their aggregate cash contributions, at which time FN Equities Joint Venture will have a 5% interest in NCP-Six. The natural person who exercises voting and/or investment control over these interests is John S. Simmers.

CHANGES IN CONTROL

      Northland has pledged its ownership interest as managing general partner of NCP-Six to NCP-Six's lender as collateral pursuant to the terms of the term loan agreement between NCP-Six and its lender.

      The principal business of Northland historically has been locating cable television systems, negotiating for their acquisition, forming limited partnerships to own the systems, arranging for the sale of limited partnership interests to investors, managing NCP-Six, and liquidating partnership assets upon dissolution. Northland is a wholly-owned subsidiary of Northland Telecommunications Corporation, a Washington corporation. The address of the principal executive offices of each of Northland and Northland Telecommunications Corporation is 1201 Third Avenue, Suite 3600, Seattle, Washington 98101.

                              FINANCIAL STATEMENTS

      Included in this proxy statement are NCP-Six's audited financial statements as of December 31, 1998 and 1997 and for the periods in the three years ended December 31, 1998, and unaudited financial statements as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998. Financial statements for prior years and periods have previously been distributed to the limited partners on an ongoing basis. The information as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 is unaudited and reflects all adjustments that are, in the opinion of NCP-Six, necessary for a fair statement of the results as of the dates and for the periods presented and is not necessarily indicative of the operating results for the entire year.

      Also included in this proxy statement are the managing general partner's audited financial statements as of December 31, 1998 and 1997 and for the periods in the three years ended December 31, 1998, and unaudited financial statements as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998. The information as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 is unaudited and reflects all adjustments that are, in the opinion of the managing general partner, necessary for a fair statement of the results as of the dates and for the periods presented and is not necessarily indicative of the operating results for the entire year. Also included is an audited balance sheet and associated materials for the administrative general partner as of September 30, 1999.

      If you desire any additional information regarding financial statements, please contact the managing general partner.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                               Page
                                                                                                                               ----

NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP



           Condensed balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998...............................  F-2
           Condensed statements of Operations for the Nine Months Ended September 30, 1999 and 1998 (unaudited)..............  F-3
           Condensed Statements of Cash Flows for the Nine Months Ended September 30, 1999 and 1998 (unaudited)................F-4
           Notes to Condensed Financial Statements (unaudited)...............................................................  F-5

           Independent Auditors' Report.....................................................................................   F-6
           Balance Sheets as of December 31, 1998 and 1997..................................................................   F-7
           Statements of Operations for the Years Ended December 31, 1998, 1997 and 1996....................................   F-8
           Statements of Changes in Partners' Capital (Deficit) for the Years Ended December 31, 1998,
                1997 and 1996...............................................................................................   F-9
           Statements of Cash Flows for the Years Ended December 31, 1998, 1997 and 1996....................................   F-10
           Notes to Financial Statements....................................................................................   F-11

NORTHLAND COMMUNICATIONS CORPORATION AND SUBSIDIARIES

           Consolidated Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998...........................   F-19
           Consolidated Statements of Operations for the Nine Months Ended September 30, 1999 and 1998 (unaudited)..........   F-20
           Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 1999 and 1998 (unaudited)..........   F-21
           Notes to Financial Statements (unaudited)........................................................................   F-22

           Independent Auditors' Report.....................................................................................   F-23
           Consolidated Balance Sheets as of December 31, 1998 and 1997.....................................................   F-24
           Consolidated Statements of Operations for the Years Ended December 31, 1998 and 1997.............................   F-25
           Consolidated Statements of Changes in Shareholder's Equity for the Years Ended December 31, 1998 and 1997........   F-26
           Consolidated Statements of Cash Flows for the Years Ended December 31, 1998 and 1997.............................   F-27
           Notes to Financial Statements....................................................................................   F-28

FN EQUITIES JOINT VENTURE

           Report of Independent Certified Public Accountants...............................................................   F-37
           Balance Sheet as of September 30, 1999...........................................................................   F-38
           Notes to Financial Statement.....................................................................................   F-39

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                            CONDENSED BALANCE SHEETS
                   (Prepared by the Managing General Partner)

                    SEPTEMBER 30, 1999 AND DECEMBER 31, 1998

                                                                                                     1999                  1998
                                                                                                -----------------------------------
                                                                                                 (unaudited)
ASSETS
Cash .......................................................................................    $     290,737         $     706,907
Accounts receivable, including $43,766 due from affiliates in 1998 .........................          708,961               722,919
Prepaid expenses and other assets ..........................................................          109,823               109,387
Property and equipment, net of accumulated depreciation of $14,399,293 and $14,744,674,
      respectively .........................................................................       14,431,034            14,090,676
Intangible assets, net of accumulated amortization of $13,684,435 and $11,849,919,
      respectively .........................................................................       15,476,626            17,342,080
                                                                                                -------------         -------------

           Total assets ....................................................................    $  31,017,181         $  32,971,969
                                                                                                =============         =============

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Accounts payable and accrued expenses ......................................................    $   1,000,988         $   1,181,743
Due to managing general partner and affiliates .............................................           97,267               142,746
Deposits ...................................................................................           37,077                57,057
Subscriber prepayments .....................................................................          303,420               495,177
Note payable ...............................................................................       28,965,281            31,372,848
                                                                                                -------------         -------------

           Total liabilities ...............................................................       30,404,033            33,249,571
                                                                                                -------------         -------------

Partners' capital (deficit):
      General partners:

           Contributed capital, net ........................................................          (37,565)              (37,565)
           Accumulated deficit .............................................................          (83,319)              (92,266)
                                                                                                -------------         -------------
                                                                                                     (120,884)             (129,831)
                                                                                                -------------         -------------
      Limited partners:

           Contributed capital, net ........................................................        8,982,444             8,986,444
           Accumulated deficit .............................................................       (8,248,412)           (9,134,215)
                                                                                                -------------         -------------
                                                                                                      734,032              (147,771)
                                                                                                -------------         -------------
Total liabilities and partners' capital (deficit) ..........................................    $  31,017,181         $  32,971,969
                                                                                                =============         =============


THE ACCOMPANYING NOTES TO UNAUDITED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF
                               THIS BALANCE SHEET

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                       CONDENSED STATEMENTS OF OPERATIONS
                   (Prepared by the Managing General Partner)

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                                             1999                1998
                                                                        ----------------------------------
                                                                                   (Unaudited)
REVENUES ...........................................................    $ 11,207,212          $ 11,030,316
                                                                        ------------          ------------

EXPENSES:

Operating ..........................................................         995,578               937,838
General and administrative (including $1,594,241 and $1,494,712
      to affiliates in 1999 and 1998, respectively) ................       2,767,836             2,727,639
Programming ........................................................       2,933,546             2,906,921
Depreciation and amortization ......................................       3,291,708             3,019,411
                                                                        ------------          ------------
      Total expenses ...............................................       9,988,668             9,591,809
                                                                        ------------          ------------

Income from operations .............................................       1,218,544             1,438,507

Other income (expense):

      Interest expense .............................................      (1,945,531)           (2,075,454)
      Interest income ..............................................          17,515                12,260
      Gain (loss) on sale of assets ................................       1,604,222               (92,330)
                                                                        ------------          ------------
           Total other expense .....................................        (323,794)           (2,155,524)
                                                                        ------------          ------------

Net income (loss) ..................................................    $    894,750          $   (717,017)
                                                                        ============          ============

Allocation of net income (loss):

      General Partners .............................................    $      8,948          $     (7,170)
                                                                        ============          ============

      Limited Partners .............................................    $    885,802          $   (709,847)
                                                                        ============          ============

Net income (loss) per limited partnership unit:
      (29,784 units and 29,792 units in 1999 and 1998, respectively).   $         30          $        (24)
                                                                        ============          ============

Net income (loss) per $1,000 investment ............................    $         59          $        (48)
                                                                        ============          ============


THE ACCOMPANYING NOTES TO UNAUDITED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF
                                THESE STATEMENTS

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                       CONDENSED STATEMENTS OF CASH FLOWS
                   (Prepared by the Managing General Partner)

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                                                              1999                  1998
                                                                                          ----------------------------------
                                                                                                      (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss) ..................................................................      $    894,750          $   (717,017)

Adjustments to reconcile net income (loss) to cash provided by operating activities:

      Depreciation and amortization ................................................         3,431,977             3,157,410
      (Gain) loss on sale of assets ................................................        (1,604,222)               92,330
      (Increase) decrease in operating assets:

           Accounts receivable .....................................................           203,958              (517,704)
           Prepaid expenses and other assets .......................................          (152,809)              125,768
      Increase (decrease) in operating liabilities

           Accounts payable and accrued expenses ...................................          (180,755)              725,970
           Due to managing general partner and affiliates ..........................           (45,479)               48,369
           Deposits ................................................................           (19,980)              (22,408)
           Subscriber prepayments ..................................................          (191,757)             (128,740)
                                                                                          ------------          ------------
Net cash from operating activities .................................................         2,335,683             2,763,978
                                                                                          ------------          ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment, net ............................................        (2,029,503)           (2,065,511)
Acquisition of cable systems .......................................................                --           (20,500,000)
Proceeds from disposition of cable system ..........................................         1,718,279                    --
Increase in intangibles ............................................................           (29,062)              (42,662)
                                                                                          ------------          ------------
Net cash used in investing activities ..............................................          (340,286)          (22,608,173)
                                                                                          ------------          ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from note payable .........................................................                --            20,473,427
Principal payments on note payable .................................................        (2,407,567)                   --
Loan fees and other costs incurred .................................................                --               (25,600)
Repurchase of limited partner interest .............................................            (4,000)               (4,000)
                                                                                          ------------          ------------
Net cash (used in) from financing activities .......................................        (2,411,567)           20,443,827
                                                                                          ------------          ------------

(DECREASE) INCREASE IN CASH ........................................................          (416,170)              599,632
CASH, beginning of period ..........................................................           706,907               173,034
                                                                                          ------------          ------------
CASH, end of period ................................................................      $    290,737          $    772,666
                                                                                          ============          ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

      Cash paid during the period for interest .....................................      $  1,805,719          $  1,272,756
                                                                                          ============          ============


THE ACCOMPANYING NOTES TO UNAUDITED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF
                                THESE STATEMENTS

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(1) These unaudited financial statements are being filed in conformity with Rule 10-01 of Regulation S-X regarding interim financial statement disclosure and do not contain all of the necessary footnote disclosures required for a fair presentation of the Balance Sheets, Statements of Operations and Statements of Cash Flows in conformity with generally accepted accounting principles. However, in the opinion of management, this data includes all adjustments, consisting only of normal recurring accruals, necessary to present fairly the Partnership's financial position at September 30, 1999, its Statements of Operations for the nine months ended September 30, 1999 and 1998, and its Statements of Cash Flows for the nine months ended September 30, 1999 and 1998. Results of operations for these periods are not necessarily indicative of results to be expected for the full year.

(2) In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. The Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

Statement 133 is effective for fiscal years beginning after June 15, 1999. A company may also implement the Statement as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16, 1998 and thereafter). Statement 133 cannot be applied retroactively. Statement 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at the company's election, before January 1, 1998). SFAS No. 137 defers the effective date of SFAS No. 133 for fiscal years beginning after June 15, 2000.

The Partnership has not yet quantified the impacts of adopting Statement 133 on its financial statements and has not determined the timing of or method of adoption of Statement 133. However, the Statement could increase volatility in earnings and other comprehensive income.

(3) Under the terms of the Partnership's revolving credit and term loan agreement all amounts outstanding at December 31, 2000 become due and payable as of that date. It is expected that this balance will approximate $28,965,000. The Partnership could satisfy this obligation through a sale of all or a significant portion its assets or alternatively, renegotiate the maturity of its debt with its lenders. Based on discussions with the lenders an extension of the debt maturity is unlikely unless the Partnership Agreement is amended to extend the life of the Partnership which currently expires on December 31, 2001. If a sale of a sufficient amount of assets does not occur or if the Partnership is unable to renegotiate the terms of its debt it could materially affect the Partnership's ability to continue as a going concern.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of

Northland Cable Properties Six Limited Partnership:

We have audited the accompanying balance sheets of Northland Cable Properties Six Limited Partnership (a Washington limited partnership) as of December 31, 1998 and 1997, and the related statements of operations, changes in partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northland Cable Properties Six Limited Partnership as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                       /s/ Arthur Andersen LLP

Seattle, Washington,
February 5, 1999

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997


ASSETS                                                                                    1998                  1997
                                                                                      ------------          ------------
Cash .............................................................................    $    706,907          $    173,034

Accounts receivable, including $43,766 due from affiliates in 1998 ...............         722,919               400,963

Prepaid expenses and other assets ................................................         109,387               262,758

Investment in cable television properties:

     Property and equipment, at cost .............................................      28,835,350            19,867,258
     Less-Accumulated depreciation ...............................................     (14,744,674)          (13,328,036)
                                                                                      ------------          ------------
                                                                                        14,090,676             6,539,222

     Franchise agreements (net of accumulated amortization of $11,179,542
           in 1998 and $10,293,124 in 1997) ......................................      16,047,851             5,442,597
     Acquisition costs (net of accumulated amortization of $60,545 in 1998
           and $1,502,475 in 1997) ...............................................         177,026               208,115
     Loan fees and other intangibles (net of accumulated amortization of
           $609,832 in 1998 and $897,084 in 1997) ................................       1,117,203               582,697
                                                                                      ------------          ------------

           Total investment in cable television properties .......................      31,432,756            12,772,631
                                                                                      ------------          ------------

           Total assets ..........................................................    $ 32,971,969          $ 13,609,386
                                                                                      ============          ============

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)


Accounts payable .................................................................    $    399,031          $    198,865
Other current liabilities ........................................................         782,712               758,220
Due to General Partner and affiliates ............................................         142,746               154,836
Deposits .........................................................................          57,057                92,093
Subscriber prepayments ...........................................................         495,177               409,952
Note payable .....................................................................      31,372,848            10,899,421
                                                                                      ------------          ------------

           Total liabilities .....................................................      33,249,571            12,513,387
                                                                                      ------------          ------------

Commitments & Contingencies (Note 8)

Partners' capital (deficit):

     General partners-

           Contributed capital, net ..............................................         (37,565)              (37,565)
           Accumulated deficit ...................................................         (92,266)              (78,570)
                                                                                      ------------          ------------
                                                                                          (129,831)             (116,135)
                                                                                      ------------          ------------
     Limited partners -

           Contributed capital, net (29,792 units in 1998 and 29,800 in 1997) ....       8,986,444             8,990,444
           Accumulated deficit ...................................................      (9,134,215)           (7,778,310)
                                                                                      ------------          ------------
                                                                                          (147,771)            1,212,134
                                                                                      ------------          ------------
           Total liabilities and partners' capital (deficit) .....................    $ 32,971,969          $ 13,609,386
                                                                                      ============          ============


      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE BALANCE SHEETS

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


                                                                                1998                 1997                 1996
                                                                            ------------         ------------         ------------
REVENUE ................................................................    $ 14,746,766         $  9,644,320         $  9,262,702
                                                                            ------------         ------------         ------------

EXPENSES:

      Operating (including $285,212, $238,691 and $159,470
           paid to affiliates in 1998, 1997 and 1996, respectively) ....       1,262,672              913,361              879,045
      General and administrative (including $1,632,936,
           $1,075,881 and $1,057,206 paid to affiliates in 1998,
           1997 and 1996, respectively) ................................       3,790,975            2,357,842            2,250,200
      Programming (including $241,521, $258,388 and $205,316
           paid to affiliates in 1998, 1997 and 1996, respectively) ....       3,784,358            2,301,320            2,041,844
      Depreciation and amortization ....................................       4,287,623            2,010,301            2,697,358
                                                                            ------------         ------------         ------------

                                                                              13,125,628            7,582,824            7,868,447
                                                                            ------------         ------------         ------------

           Operating income ............................................       1,621,138            2,061,496            1,394,255

OTHER INCOME (EXPENSE):

      Interest income ..................................................          17,932                9,074               16,855
      Insurance recovery ...............................................              --                   --              148,318
      Interest expense .................................................      (2,566,743)            (846,609)          (1,010,190)
      (Loss) gain on disposal of fixed assets ..........................        (229,940)               7,095             (152,698)
      Other expense ....................................................        (211,988)             (15,157)             (15,089)
                                                                            ------------         ------------         ------------

           Net (loss) income ...........................................    $ (1,369,601)        $  1,215,899         $    381,451
                                                                            ============         ============         ============

ALLOCATION OF NET (LOSS) INCOME:

      General partners .................................................    $    (13,696)        $     12,159         $      3,815
                                                                            ============         ============         ============

      Limited partners .................................................    $ (1,355,905)        $  1,203,740         $    377,636
                                                                            ============         ============         ============

NET (LOSS) INCOME PER LIMITED PARTNERSHIP UNIT .........................    $        (46)        $         40         $         13
                                                                            ============         ============         ============


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

              STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


                                                                         General             Limited
                                                                        Partners             Partners              Total
                                                                      -----------          -----------          -----------
BALANCE, December 31, 1995 ........................................   $  (131,356)         $  (286,702)         $  (418,058)

      Cash distributions ($2.50 per limited partnership unit) .....          (753)             (74,540)             (75,293)

      Net income ..................................................         3,815              377,636              381,451
                                                                      -----------          -----------          -----------

BALANCE, December 31, 1996 ........................................      (128,294)              16,394             (111,900)

      Repurchase of limited partnership units .....................            --               (8,000)              (8,000)

      Net income ..................................................        12,159            1,203,740            1,215,899
                                                                      -----------          -----------          -----------

BALANCE, December 31, 1997 ........................................      (116,135)           1,212,134            1,095,999

      Repurchase of limited partnership units .....................            --               (4,000)              (4,000)

      Net loss ....................................................       (13,696)          (1,355,905)          (1,369,601)
                                                                      -----------          -----------          -----------

BALANCE, December 31, 1998 ........................................   $  (129,831)         $  (147,771)         $  (277,602)
                                                                      ===========          ===========          ===========


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


                                                                                1998                 1997                 1996
                                                                           ------------         ------------         ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

      Net (loss) income ................................................   $ (1,369,601)        $  1,215,899         $    381,451
      Adjustments to reconcile net (loss) income to net cash
           provided by operating activities-

           Depreciation and amortization expense .......................      4,287,623            2,010,301            2,697,358
           Amortization of loan costs ..................................        182,859               15,157               15,089
           Insurance recoveries ........................................             --                   --             (148,318)
           Loss (gain) on disposal of assets ...........................        229,940               (7,095)             152,698
           (Increase) decrease in operating assets:

                Accounts receivable ....................................       (278,190)             (74,688)             (38,185)
                Prepaid expenses and other assets ......................        153,371             (181,817)               5,830
           Increase (decrease) in operating liabilities:

                Accounts payable and other current liabilities .........        224,658              254,763               75,112
                Due to General Partner and affiliates ..................        (12,090)             (57,662)              72,654
                Deposits ...............................................        (35,036)             (22,106)             (17,497)
                Subscriber prepayments .................................         85,225               (5,718)                 880
                                                                           ------------         ------------         ------------

                Net cash provided by operating activities ..............      3,468,759            3,147,034            3,197,072
                                                                           ------------         ------------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

      Purchase of property and equipment, net ..........................     (2,820,143)          (1,662,999)          (1,058,030)
      Acquisition of cable system ......................................    (20,500,000)                  --                   --
      Insurance recoveries .............................................             --                   --              148,318
      Proceeds from disposal of assets .................................            500                9,475                   --
      Purchase of other intangibles ....................................        (77,199)            (210,414)            (183,414)
                                                                           ------------         ------------         ------------

                Net cash used in investing activities ..................    (23,396,842)          (1,863,938)          (1,093,126)
                                                                           ------------         ------------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

      Proceeds from notes payable ......................................     20,473,427              760,000                   --
      Principal payments on notes payable ..............................             --           (1,781,400)          (1,962,368)
      Distributions to partners ........................................             --                   --              (75,293)
      Repurchase of limited partnership units ..........................         (4,000)              (8,000)                  --
      Loan fees and other costs ........................................         (7,471)            (495,637)                  --
                                                                           ------------         ------------         ------------

                Net cash provided by (used in) financing activities ....     20,461,956           (1,525,037)          (2,037,661)
                                                                           ------------         ------------         ------------

INCREASE (DECREASE) IN CASH ............................................        533,873             (241,941)              66,285

CASH, beginning of year ................................................        173,034              414,975              348,690
                                                                           ------------         ------------         ------------

CASH, end of year ......................................................   $    706,907         $    173,034         $    414,975
                                                                           ============         ============         ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

      Cash paid during the year for interest............................   $  2,562,492         $    847,682         $  1,051,135
                                                                           ============         ============         ============


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

1.    ORGANIZATION AND PARTNERS' INTERESTS:

Formation and Business

Northland Cable Properties Six Limited Partnership (the Partnership), a Washington limited partnership, was formed on January 22, 1986. The Partnership was formed to acquire, develop and operate cable television systems. The Partnership began operations on November 3, 1986 by acquiring a cable television system in Mississippi. Subsequently, additional cable television systems were acquired in Mississippi, North Carolina and South Carolina. The Partnership has 38 nonexclusive franchises to operate cable systems for periods which will expire at various dates through 2017.

Northland Communications Corporation is the Managing General Partner (the General Partner) of the Partnership. Certain affiliates of the Partnership also own and operate other cable television systems. In addition, the General Partner manages cable television systems for other limited partnerships for which it is General Partner.

FN Equities Joint Venture, a California joint venture, is the Administrative General Partner of the Partnership.

Contributed Capital, Commissions and Offering Costs

The capitalization of the Partnership is set forth in the accompanying statements of changes in partners' capital (deficit). No limited partner is obligated to make any additional contribution to Partnership capital.

The general partners purchased their 1% interest in the Partnership by contributing $1,000 to Partnership capital.

Pursuant to the Partnership Agreement, brokerage fees paid to an affiliate of the Administrative General Partner and other offering costs paid to the General Partner were recorded as a reduction of limited partners' capital. The Administrative General Partner received a fee for providing certain administrative services to the Partnership.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Property and Equipment

Property and equipment are stated at cost. Replacements, renewals and improvements are capitalized. Maintenance and repairs are charged to expense as incurred.

Depreciation of property and equipment is provided using the straight-line method over the following estimated service lives:

      Buildings                                                    20 years
      Distribution plant                                           10 years
      Other equipment and leasehold improvements                 5-20 years

The Partnership periodically reviews the carrying value of its long-lived assets, including property, equipment and intangible assets, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated future cash inflows attributable to the asset, less estimated future cash outflows, is less than the carrying amount, an impairment loss would be recognized.

Allocation of Cost of Purchased Cable Television Systems

The Partnership allocated the total contract purchase price of cable television systems acquired as follows: first, to the estimated fair value of net tangible assets acquired; then, to the franchise and other determinable intangible costs; then any excess is allocated to goodwill.

Intangible Assets

Costs assigned to franchise agreements, loan fees, acquisition costs and other intangibles are being amortized using the straight-line method over the following estimated useful lives:

      Franchise agreements                                   10-20 years
      Acquisition costs                                          5 years
      Loan fees and other intangibles                         1-10 years

Revenue Recognition

Cable television service revenue is recognized in the month service is provided to customers. Advance payments on cable services to be rendered are recorded as subscriber prepayments. Revenues resulting from the sale of local spot advertising are recognized when the related advertisements or commercials appear before the public. Local spot advertising revenues earned were $456,007, $441,308 and $363,132 respectively, in 1998, 1997 and 1996.

Derivatives

The Partnership has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined interest rate risks. The Partnership periodically enters into interest rate swap agreements with major banks or financial institutions (typically its bank) in which the Partnership pays a fixed rate and receives a floating rate with the interest payments being calculated on a notional amount. Gains or losses associated with changes in fair values of these swaps and the underlying notional principal amounts are deferred and recognized against interest expense over the term of the agreements in the Partnership's statements of operations.

The Partnership is exposed to credit-related losses in the event of nonperformance by counterparties to financial instruments, but does not expect any counterparties to fail to meet their obligations, as the Partnership currently deals only with its bank. Notional amounts do not represent amounts exchanged by the parties and, thus, are not a measure of exposure to the Partnership through its use of derivatives. The exposure in a derivative contract is the net difference between what each party is required to pay based on the contractual terms against the notional amount of the contract, which in the Partnership's case are interest rates. The use of derivatives does not have a significant effect on the Partnership's result of operations or its financial position.

Reclassifications

Certain reclassifications have been made to conform prior years' financial statements with the current year presentation.

Recently Issued Accounting Pronouncements

Statement of Financial Accounting Standards (SFAS) No. 130 - In 1998, the Partnership adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income (loss) consists of net income (loss), foreign currency translation adjustments and unrealized gains or losses on investment securities available-for-sale. As of December 31, 1998, the Partnership had no comprehensive income to report, therefore the adoption of SFAS No. 130 had no impact on equity.

Statement of Position 98-5 - In April 1998, the AICPA released Statement of Position 98-5, "Reporting on Start-Up Activities" (SOP 98-5). The new standard requires that all entities expense costs of start-up activities as those costs are incurred. SOP 98-5 defines "start-up costs" as those costs directly related to pre-operating, pre-opening, and organization activities. This standard must be adopted in fiscal years beginning after December 15, 1998.

The Partnership previously capitalized pre-opening costs and amortized such costs over a five-year period. As of December 31, 1998, all pre-opening costs have been amortized. As a result, the adoption of SOP 98-5 will not have an effect on the Partnership's financial position or results of its operations.

Statement of Financial Accounting Standards No. 133 - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the statement of operations, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. A company may also implement the statement as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16, 1998 and thereafter). SFAS No. 133 cannot be applied retroactively. SFAS No. 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at the company's election, before January 1, 1998).

The Partnership has not yet quantified the impacts of adopting SFAS No. 133 on the financial statements and has not determined the timing of or method of adoption of SFAS No. 133. However, the statement could increase volatility in earnings and other comprehensive income.

Estimates Used in Financial Statement Presentation

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.    TRANSACTIONS WITH GENERAL PARTNER AND AFFILIATES:

Management Fees

The General Partner receives a fee for managing the Partnership equal to 6% of the gross revenues of the Partnership, excluding revenues from the sale of cable television systems or franchises. The amount of management fees charged by the General Partner was $884,806, $578,720 and $555,762 in 1998, 1997 and 1996,
respectively.

Income Allocation

All items of income, loss, deduction and credit are allocated 99% to the limited partners and 1% to the general partners until the limited partners have received aggregate cash distributions in an amount equal to aggregate capital contributions. Thereafter, the general partners receive 25% and the limited partners are allocated 75% of partnership income and losses. Prior to the general partners receiving a distribution in any year, the limited partners must receive distributions equal to at least 50% of their allocable share of net income for such year, based on projections by the Managing General Partner of the net income of the Partnership for the year. If cash distributions to the general partners are deferred because of this 50% limitation, those deferred cash distributions will be paid to the general partners in subsequent years or upon liquidation of the Partnership. Any distributions other than from cash flow, such as from the sale or refinancing of a system or upon dissolution of the Partnership, will be determined according to contractual stipulations in the Partnership Agreement.

The limited partners' total initial contributions to capital were $15,000,000 ($500 per partnership unit). As of December 31, 1998, $3,817,997 ($127.50 per partnership unit) has been distributed to the limited partners, and the Partnership has repurchased $96,475 of limited partnership units (165 units at $500 per unit and 43 units at $325 per unit).

Reimbursements

The General Partner provides or causes to be provided certain centralized services to the Partnership and other affiliated entities. The General Partner is entitled to reimbursement from the Partnership for various expenses incurred by it or its affiliates on behalf of the Partnership allocable to its management of the Partnership, including travel expenses, pole and site rental, lease payments, legal expenses, billing expenses, insurance, governmental fees and licenses, headquarters supplies and expenses, pay television expenses, equipment and vehicle charges, operating salaries and expenses, administrative salaries and expenses, postage and office maintenance.

The amounts billed to the Partnership are based on costs incurred by affiliates in rendering the services. The costs of certain services are charged directly to the Partnership, based upon the personnel time spent by the employees rendering the service. The cost of other services is allocated to the Partnership and affiliates based upon relative size and revenue. Management believes that the methods used to allocate services to the Partnership are reasonable. Amounts charged for these services were $663,191, $497,964 and $511,719 for 1998, 1997 and 1996, respectively.

In 1998, 1997 and 1996, the Partnership paid installation charges and maintenance fees for billing system support provided by an affiliate, amounting to $79,590, $68,685 and $69,750, respectively.

The Partnership has entered into operating management agreements with affiliates managed by the General Partner. Under the terms of these agreements, the Partnership or an affiliate serves as the executive managing agent for certain cable television systems and is reimbursed for certain operating and administrative expenses. The Partnership paid $290,147, $179,807 and $139,408, net, under the terms of these agreements during 1998, 1997 and 1996, respectively.

The Partnership pays monthly program license fees to Northland Cable News, Inc.
(NCN), an affiliate of the General Partner, for the rights to distribute programming developed and produced by NCN. Total license fees paid to NCN during 1998, 1997 and 1996 were $165,147, $176,333 and $165,297, respectively.

Cable Ad Concepts, Inc. (CAC), an affiliate of the General Partner, was formed in 1993 and began operations in 1994. CAC was organized to assist in the development of local advertising markets and management and training of local sales staff. CAC billed the Partnership $57,611, $70,777 and $39,656 in 1998, 1997 and 1996, respectively, for these services.

Due to General Partner and Affiliates

                                                           December 31,
                                                    --------------------------
                                                       1998            1997
                                                    ----------      ----------
      Management fees ............................  $   68,187      $   43,502
      Reimbursable operating costs and other .....      45,940          64,265
      Other amounts due to affiliates, net .......      28,619          47,069
                                                    ----------      ----------
                                                    $  142,746      $  154,836
                                                    ==========      ==========

4.    PROPERTY AND EQUIPMENT:

                                                    December 31,
                                           ------------------------------
                                               1998               1997
                                           -----------        -----------
      Land and buildings .........         $   881,669        $   760,090
      Distribution plant .........          26,424,483         17,939,452
      Other equipment ............           1,488,648          1,125,332
      Leasehold improvements .....              40,550             38,945
      Construction in progress ...                  --              3,439
                                           -----------        -----------
                                           $28,835,350        $19,867,258
                                           ===========        ===========

5.    OTHER CURRENT LIABILITIES:

                                                    December 31,
                                             --------------------------
                                                1998            1997
                                             ----------      ----------
      Programmer license fees ....           $  363,130      $  321,928
      Bank overdraft .............                   --         200,194
      Accrued franchise fees .....              245,867          99,823
      Other ......................              173,715         136,275
                                             ----------      ----------
                                             $  782,712      $  758,220
                                             ==========      ==========

6.    NOTE PAYABLE:

Note payable consists of the following:

                                                                                                   December 31,
                                                                                        ------------------------------
                                                                                           1998               1997
                                                                                        -----------        -----------
Revolving credit and term loan agreement, collateralized by a first lien position on all present and future assets of the Partnership. Interest rates vary based on certain financial covenants; currently 7.88%. Graduated principal payments due quarterly until maturity on
     December 31, 2000                                                                  $31,372,848        $10,899,421
                                                                                        ===========        ===========

Annual maturities of notes payable after December 31, 1998 based on amounts outstanding at December 31, 1998 are as follows:

            1999                                      $ 1,250,000
            2000                                       30,122,848
                                                      -----------
                                                      $31,372,848
                                                      ===========

Under the terms of the revolving credit and term loan agreement, the Partnership has agreed to restrictive covenants which require the maintenance of certain ratios, including an Annual Operating Cash Flow to Interest Expense Ratio greater than 2.00 to 1, a Fixed Charge Ratio of 1.1 to 1, and a Senior Debt to Annualized Operating Cash Flow Ratio of 5.25 to 1, among other restrictions. The General Partner submits quarterly debt compliance reports to the Partnership's creditor under this agreement. As of December 31, 1998, the Partnership was in compliance with the terms of the loan agreement.

On January 8, 1998 the Partnership entered into an interest rate swap agreement, notional amount of $23,000,000, to reduce the impact of changes in interest rates. This agreement effectively changes the Partnership's interest rate exposure to a fixed rate of 5.77%, plus an applicable margin based on certain financial covenants (the margin at February 6, 1998, was 2.25%). The maturity date of the swap is December 31, 1999.

At December 31, 1998, the Partnership would have been required to pay the counterparty approximately $194,999 to settle this agreement based on fair value estimates received from the financial institution.

7.    INCOME TAXES:

Income taxes payable have not been recorded in the accompanying financial statements because they are obligations of the partners. The federal and state income tax returns of the Partnership are prepared and filed by the General Partner.

The tax returns, the qualification of the Partnership as such for tax purposes, and the amount of distributable partnership income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes with respect to the Partnership's qualification or in changes with respect to the income or loss, the tax liability of the partners would likely be changed accordingly.

Taxable income to the limited partners was approximately $0, $0 and $74,540 for the three years in the periods ended December 31, 1998 and is different from that reported in the statements of operations principally due to the difference in depreciation expense allowed for tax purposes and the amount recognized under generally accepted accounting principles. There were no other significant differences between taxable income and the net income reported in the statements of operations.

The Partnership agreement provides that tax losses may not be allocated to the Limited Partners if such loss allocation would create a deficit in the Limited Partners' Capital Account. Such excess losses are reallocated to the General Partner ("Reallocated Limited Partner Losses"). In general, in subsequent years, 100% of the Partnership's net income is allocated to the General Partner until the General Partner has been allocated net income in amounts equal to the Reallocated Limited Partner Losses.

In general, under current federal income tax laws, a partner's allocated share of tax losses from a partnership is allowed as a deduction on his individual income tax return only to the extent of the partner's adjusted basis in his partnership interest at the end of the tax year. Any excess losses over adjusted basis may be carried forward to future tax years and are allowed as a deduction to the extent the partner has an increase in his adjusted basis in the Partnership through either an allocation of partnership income or additional capital contributions to the Partnership.

In addition, the current tax law does not allow a taxpayer to use losses from a business activity in which he does not materially participate (a "passive activity," e.g., a limited partner in a limited partnership) to offset other income such as salary, active business income, dividends, interest, royalties and capital gains. However, such losses can be used to offset income from other passive activities. In addition, disallowed losses can be carried forward indefinitely to offset future income from passive activities. Disallowed losses can be used in full when the taxpayer recognizes gain or loss upon the disposition of his entire interest in the passive activity.

8.    COMMITMENTS AND CONTINGENCIES:

Lease Arrangements

The Partnership leases certain tower sites, office facilities and pole attachments under leases accounted for as operating leases. Rental expense included in operations amounted to $209,627, $123,776 and $132,342 in 1998, 1997 and 1996, respectively. Minimum lease payments through the end of the lease terms are as follows:

      1999                                         $15,583
      2000                                          15,583
      2001                                          12,431
      2002                                           3,133
      2003                                           1,083
      Thereafter                                     2,237
                                                   -------
                                                   $50,050
                                                   =======

Effects of Regulation

On February 8, 1996, the Telecommunications Act of 1996 (the 1996 Act) was enacted. This act dramatically changed federal telecommunications laws and the future competitiveness of the industry. Many of the changes called for by the 1996 Act will not take effect until the Federal Communications Commission (FCC) issues new regulations which, in some cases, may not be completed for a few years. Because of this, the full impact of the 1996 Act on the Partnership's operations cannot be determined at this time. A summary of the provisions affecting the cable television industry, more specifically those affecting the Partnership's operations, follows.

      Cable Programming Service Tier Regulation. FCC regulation of rates for cable programming service tiers has been eliminated for small cable systems owned by small companies. Small cable systems are those having 50,000 or fewer subscribers which are owned by companies with fewer than 1% of national cable subscribers (approximately 600,000) and having no more than $250 million in annual revenue. The Partnership qualifies as a small cable company and all of the Partnership's cable systems qualify as small cable systems. Basic tier rates remain subject to regulations by the local franchising authority under most circumstances until effective competition exists. The 1996 Act expands the definition of effective competition to include the offering of video programming services directly to subscribers in a franchised area served by a local telephone exchange carrier, its affiliates or any multichannel video programming distributor which uses the facilities of the local exchange carrier. The FCC has not yet determined the penetration criteria that will trigger the presence of effective competition under these circumstances.

      Telephone Companies. The 1996 Act allows telephone companies to offer video programming services directly to customers in their service areas immediately upon enactment. They may provide video programming as a cable operator fully subject to any provision of the 1996 Act, or a radio-based multichannel programming distributor not subject to any provisions of the 1996 Act, or through nonfranchised "open video systems" offering nondiscriminatory capacity to unaffiliated programmers, subject to select provisions of the 1996 Act. Although management's opinion is that the probability of competition from telephone companies in rural areas is unlikely in the near future, there are no assurances that such competition will not materialize.

The 1996 Act encompasses many other aspects of providing cable television service including prices for equipment, discounting rates to multiple dwelling units, lifting of anti-trafficking restrictions, cable-telephone cross ownership provisions, pole attachment rate formulas, rate uniformity, program access, scrambling and censoring of Public, Educational and Governmental and leased access channels.

Self-Insurance

The Partnership began self-insuring for aerial and underground plant in 1996. Beginning in 1997, the Partnership began making quarterly contributions into an insurance fund maintained by an affiliate which covers all Northland entities and defrays a portion of any loss should the Partnership be faced with a significant uninsured loss. To the extent the Partnership's losses exceed the fund's balance, the Partnership absorbs any such loss. If the Partnership were to sustain a material uninsured loss, such reserves could be insufficient to fully fund such a loss. The capital cost of replacing such equipment and physical plant, could have a material adverse effect on the Partnership, its financial condition, prospects and debt service ability.

Amounts paid to the affiliate, which maintains the fund for the Partnership and its affiliates, are expensed as incurred and are included in the statements of operations. To the extent a loss has been incurred related to risks that are self-insured, the Partnership records an expense and an associated liability for the amount of the loss, net of any amounts to be drawn from the fund. For 1998 and 1997, respectively, the Partnership was charged $20,878 and $14,324 by the fund. As of December 31, 1998, the fund had a balance of $249,617.

9.    CABLE TELEVISION SYSTEM ACQUISITION:

On January 2, 1998, the Partnership purchased cable television systems located in and around the communities of Allendale, Bamberg, Barnwell and Bennettsville, all in the state of South Carolina. The purchase price of these systems was $20,500,000. The systems are operated from four headends and serve 11,200 subscribers.

The Partnership borrowed an additional $20,473,427 under an amended and restated revolving credit and term loan agreement with its lender to finance the acquisition of the South Carolina cable systems.

Pro Forma operating results of the Partnership for the years ended December 31, 1997, assuming the acquisition of Allendale, Bamberg, Barnwell and Bennettsville, South Carolina systems had been completed as of the beginning of 1997 follows:

                                                                 1997
                                                              (unaudited)
                                                             ------------
Revenue ..............................................       $ 14,320,695
                                                             ============
Net loss .............................................       $ (1,140,110)
                                                             ============
Net loss per limited partnership unit ................                (38)
                                                             ============

              NORTHLAND COMMUNICATIONS CORPORATION AND SUBSIDIARIES
    (A wholly owned subsidiary of Northland Telecommunications Corporation)

                          CONSOLIDATED BALANCE SHEETS

                    SEPTEMBER 30, 1999 AND DECEMBER 31, 1998

                                                                                 1999                 1998
                                                                             -------------        -------------
                                                                              (unaudited)
ASSETS

Cash ...................................................................     $   1,435,757        $   3,802,255
Accounts receivable ....................................................           618,451              655,976
Receivables from managed limited partnerships ..........................           441,579              711,106
Unsecured net advances to parent and affiliates ........................        13,019,903           13,812,711
Other assets ...........................................................           351,952              286,429
Investment in cable television properties:
      Property and equipment, net of accumulated depreciation of
           $7,119,014 and $4,774,015, respectively .....................        29,688,516           31,955,393
      Franchise agreements, net of accumulated amortization of
           $5,313,540 and $3,339,557, respectively .....................        24,426,676           27,625,155
      Other intangibles, net of accumulated amortization of
           $1,258,067 and $799,420, respectively .......................         2,418,117            2,869,567
      Other property and equipment, net of accumulated depreciation
           of $896,027 and $807,819, respectively ......................         1,035,910            1,197,506
                                                                             -------------        -------------

           Total assets ................................................     $  73,436,861        $  82,916,098
                                                                             =============        =============

LIABILITIES AND PARTNERS' EQUITY

Accounts payable and accrued expenses ..................................     $   2,089,664        $   2,802,532
Subscriber prepayment ..................................................           612,723              564,758
Deposits ...............................................................            87,333               86,848
Notes payable ..........................................................        54,911,810           62,776,996
Deferred tax liabilities, net ..........................................         4,070,742            4,633,490
Accumulated deficit in managed limited partnerships ....................           533,704              529,342
                                                                             -------------        -------------

           Total liabilities ...........................................        62,305,976           71,393,966
                                                                             -------------        -------------

Minority interest in consolidated subsidiary ...........................           272,886                   --

Shareholder's equity:

      Common stock and additional paid-in capital ......................           995,164              995,164
      Retained earnings ................................................         9,862,835           10,526,968
                                                                             -------------        -------------

           Total shareholder's equity ..................................        10,857,999           11,522,132
                                                                             -------------        -------------

           Total liabilities and shareholder's equity ..................     $  73,436,861        $  82,916,098
                                                                             =============        =============


THE ACCOMPANYING NOTES TO UNAUDITED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF
                        THIS CONSOLIDATED BALANCE SHEET

              NORTHLAND COMMUNICATIONS CORPORATION AND SUBSIDIARIES
     (A wholly owned subsidiary of Northland Telecommunications Corporation)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                                            1999                  1998
                                                                        ------------          ------------
                                                                                    (unaudited)
Management operations:

      Management fee revenues ......................................    $  1,588,627          $  1,916,137
      General and administrative expenses ..........................        (646,345)             (234,439)
      Depreciation and amortization expense.........................        (130,389)             (114,522)
                                                                        ------------          ------------
           Income from management operations .......................         811,893             1,567,176
                                                                        ------------          ------------

Cable television operations:

      Service revenues .............................................      15,622,618             8,948,296
      Expenses:
           Operating ...............................................      (1,321,929)             (849,667)
           General and administrative ..............................      (2,828,312)           (1,574,389)
           Programming .............................................      (4,060,397)           (2,231,406)
           Depreciation and amortization ...........................      (5,317,917)           (3,084,103)
                                                                        ------------          ------------
           Income from cable television operations .................       2,094,063             1,208,731
                                                                        ------------          ------------
           Income from operations ..................................       2,905,956             2,775,907
                                                                        ------------          ------------

Other income (expense):

      Interest income ..............................................          60,828                20,201
      Interest expense .............................................      (3,706,719)           (2,201,527)
      Minority interest in net loss of consolidated subsidiary .....          73,796                    --
      Equity in net losses of managed limited partnerships .........          (4,362)              (32,841)
      Other expense ................................................        (489,999)             (467,965)
                                                                        ------------          ------------
                                                                          (4,066,456)           (2,682,132)
                                                                        ------------          ------------

(Loss) income from operations before income taxes ..................      (1,160,500)               93,775

Benefit (provision) in lieu of income taxes ........................         496,366               (53,268)
                                                                        ------------          ------------

           Net (loss) income .......................................    $   (664,134)         $     40,507
                                                                        ============          ============


THE ACCOMPANYING NOTES TO UNAUDITED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF
                                THESE STATEMENTS

              NORTHLAND COMMUNICATIONS CORPORATION AND SUBSIDIARIES
    (A wholly owned subsidiary of Northland Telecommunications Corporation)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

CASH FLOWS FROM OPERATING ACTIVITIES:                                                      1999                   1998
                                                                                       ------------           ------------
                                                                                                   (unaudited)
Net (loss) income ................................................................     $   (664,134)          $     40,507
Adjustments to reconcile net income to cash provided by operating activities:
      Depreciation and amortization ..............................................        5,448,306              3,198,625
      Amortization of loan fees ..................................................          148,353                 80,025
      Loss on sale of assets .....................................................          344,357                191,570
      Minority interest in net loss of consolidated subsidiary ...................          (73,796)                    --
      Equity in net losses of managed limited partnerships .......................            4,362                 32,841
      Deferred income taxes ......................................................         (562,748)                24,909
      (Increase) decrease in operating assets:
           Receivables from managed limited partnerships .........................          269,527                (28,412)
           Accounts receivable ...................................................           37,525               (237,373)
           Prepaid expenses ......................................................          (65,523)                49,260
      Increase (decrease) in operating liabilities:
           Accounts payable and accrued expenses .................................         (611,842)               205,114
           Converter deposits ....................................................              485                 10,516
           Subscriber prepayments ................................................           47,965                (53,590)
                                                                                       ------------           ------------

           Net cash from operating activities ....................................        4,322,837              3,513,992
                                                                                       ------------           ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment, net ..........................................       (2,051,456)            (1,585,820)
Acquisition of cable systems .....................................................               --            (27,981,211)
Proceeds from disposition of cable system ........................................        2,087,817                115,210
Increase in intangibles ..........................................................               --                (28,660)
                                                                                       ------------           ------------

           Net cash from (used in) investing activities ..........................           36,361            (29,480,481)
                                                                                       ------------           ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

Due from parent and affiliates ...................................................          792,808                183,103
Proceeds from notes payable ......................................................           74,901             29,252,839
Principal payments on borrowings .................................................       (7,940,087)            (2,523,980)
Loan fees and other costs incurred ...............................................               --               (805,067)
Sale of minority interest ........................................................          346,682                     --
                                                                                       ------------           ------------

           Net cash (used in) from financing activities ..........................       (6,725,696)            26,106,895
                                                                                       ------------           ------------

(DECREASE) INCREASE IN CASH ......................................................       (2,366,498)               140,406
CASH, beginning of period ........................................................        3,802,255              2,507,838
                                                                                       ------------           ------------
CASH, end of period ..............................................................     $  1,435,757           $  2,648,244
                                                                                       ============           ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

      Cash paid during the period for interest ...................................     $  3,789,429           $  2,331,287
                                                                                       ============           ============


THE ACCOMPANYING NOTES TO UNAUDITED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF
                                THESE STATEMENTS

              NORTHLAND COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

(1) These unaudited financial statements are being filed in conformity with Rule 10-01 of Regulation S-X regarding interim financial statement disclosure and do not contain all of the necessary footnote disclosures required for a fair presentation of the Balance Sheets, Statements of Operations and Statements of Cash Flows in conformity with generally accepted accounting principles. However, in the opinion of management, this data includes all adjustments, consisting only of normal recurring accruals, necessary to present fairly the Company's financial position at September 30, 1999, its Statements of Operations for the nine months ended September 30, 1999 and 1998, and its Statements of Cash Flows for the nine months ended September 30, 1999 and 1998. Results of operations for these periods are not necessarily indicative of results to be expected for the full year.

(2) In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. The Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

Statement 133 is effective for fiscal years beginning after June 15, 1999. A company may also implement the Statement as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16, 1998 and thereafter). Statement 133 cannot be applied retroactively. Statement 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at the company's election, before January 1, 1998). SFAS No. 137 defers the effective date of SFAS No. 133 for fiscal years beginning after June 15, 2000.

The Company has not yet quantified the impacts of adopting Statement 133 on our financial statements and have not determined the timing of or method of our adoption of Statement 133. However, the Statement could increase volatility in earnings and other comprehensive income.

(3) On June 3, 1998, a holder of an interest in limited partnership units in Northland Cable Properties Five Limited Partnership, managed by the Company, filed suit against the Company and certain other affiliates alleging breach of fiduciary duty, violation of the Washington State Securities Act and the Washington Consumer Protection Act as well as other breaches in connection with the limited partners' sale of their undivided interests in the Partnership to the Company. The plaintiff seeks damages of an unspecified amount. The Company and other defendants believe the Plaintiff's claims are without merit and will vigorously defend this lawsuit.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholder of
Northland Communications Corporation:

We have audited the accompanying consolidated balance sheets of Northland Communications Corporation (a Washington corporation and a wholly owned subsidiary of Northland Telecommunications Corporation) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northland Communications Corporation and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                       /s/ Arthur Andersen LLP

Seattle, Washington,
March 12, 1999

              NORTHLAND COMMUNICATIONS CORPORATION AND SUBSIDIARIES
    (A wholly owned subsidiary of Northland Telecommunications Corporation)

            CONSOLIDATED BALANCE SHEETS - DECEMBER 31, 1998 AND 1997


ASSETS                                                                                   1998                   1997
                                                                                     ------------           ------------
Cash ...........................................................................     $  3,802,255           $  2,507,838

Accounts receivable ............................................................          655,976                360,348

Receivables from managed limited partnerships ..................................          711,106                393,812

Unsecured net advances to parent and affiliates ................................       13,812,711             14,068,937

Other assets ...................................................................          286,429                211,351

Investment in cable television properties:

     Property and equipment, at cost ...........................................       36,729,408             20,061,238
     Less -- Accumulated depreciation ..........................................       (4,774,015)            (2,261,424)
                                                                                     ------------           ------------
                                                                                       31,955,393             17,799,814
     Franchise agreements (net of accumulated amortization of $3,339,557
           and $1,401,232, respectively) .......................................       27,625,155             13,002,452
     Other intangibles (net of accumulated amortization of $799,420 and
           $347,229, respectively) .............................................        2,869,567              1,542,964
                                                                                     ------------           ------------

           Total investment in cable television properties .....................       62,450,115             32,345,230
                                                                                     ------------           ------------

Other property and equipment ...................................................        2,005,325              1,464,918
     Less -- Accumulated depreciation ..........................................         (807,819)              (728,210)
                                                                                     ------------           ------------
                                                                                        1,197,506                736,708
                                                                                     ------------           ------------
           Total assets ........................................................     $ 82,916,098           $ 50,624,224
                                                                                     ============           ============
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities

     Accounts payable and accrued liabilities ..................................     $  2,802,532           $  1,303,012
     Subscriber prepayments ....................................................          564,758                319,619
     Deposits ..................................................................           86,848                 57,683
     Notes payable .............................................................       62,776,996             31,669,757
     Deferred tax liabilities, net .............................................        4,633,490              4,704,368
     Accumulated deficit in managed limited partnerships .......................          529,342                626,183
                                                                                     ------------           ------------

           Total liabilities ...................................................       71,393,966             38,680,622
                                                                                     ------------           ------------
Commitments and Contingencies (Note 8)
Shareholder's Equity:

     Common stock, par value $.00625 per share; 4,000,000 shares authorized;
           10,000 shares issued and outstanding and additional
           paid-in capital .....................................................          995,164                995,164
     Retained Earnings .........................................................       10,526,968             10,948,438
                                                                                     ------------           ------------

                Total shareholder's equity .....................................       11,522,132             11,943,602
                                                                                     ------------           ------------

                Total liabilities and shareholder's equity .....................     $ 82,916,098           $ 50,624,224
                                                                                     ============           ============


                  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                      OF THESE CONSOLIDATED BALANCE SHEETS

              NORTHLAND COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                          (A wholly owned subsidiary of
                    Northland Telecommunications Corporation)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                          1998                   1997
                                                                      ------------           ------------
MANAGEMENT OPERATIONS:

      Management fee revenue ....................................     $  2,448,732           $  2,171,668
      General and administrative expenses, net of reimbursed
           operating expenses ...................................         (418,024)              (267,003)
      Depreciation and amortization expense .....................         (157,306)              (124,614)
                                                                      ------------           ------------

           Income from management operations ....................        1,873,402              1,780,051
                                                                      ------------           ------------

CABLE TELEVISION OPERATIONS:

      Service revenues ..........................................       14,251,510              9,865,545
      Expenses, including reimbursements to affiliates-
           Operating ............................................       (1,298,849)            (1,167,475)
           General and administrative ...........................       (2,652,513)            (2,037,083)
           Programming ..........................................       (3,512,251)            (2,202,116)
           Depreciation and amortization ........................       (4,912,411)            (3,275,686)
                                                                      ------------           ------------

                Income from cable television operations .........        1,875,486              1,183,185
                                                                      ------------           ------------

                Income from operations ..........................        3,748,888              2,963,236
                                                                      ------------           ------------

OTHER INCOME (EXPENSE):

      Interest income ...........................................           49,437                 34,014
      Interest expense ..........................................       (3,564,766)            (2,555,084)
      Equity in net losses of managed limited partnerships ......          (49,916)               (28,439)
      Other .....................................................         (315,527)               (12,751)
                                                                      ------------           ------------
                                                                        (3,880,772)            (2,562,260)
                                                                      ------------           ------------

                (Loss) income before income taxes ...............         (131,884)               400,976

BENEFIT (PROVISION) IN LIEU OF INCOME TAXES .....................           42,519               (412,269)
                                                                      ------------           ------------

NET LOSS ........................................................     $    (89,365)          $    (11,293)
                                                                      ============           ============


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS

              NORTHLAND COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                          (A wholly owned subsidiary of
                    Northland Telecommunications Corporation)

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                               Common Stock and
                                                              Additional Paid-In
                                                                   Capital
                                                         ----------------------------
                                                         Number of                              Retained
                                                           Shares             Amount            Earnings             Total
                                                         ---------           --------         -----------         -----------
BALANCE, at December 31, 1996.......................       10,000            $995,164         $10,959,731         $11,954,895

      Net loss......................................           --                  --             (11,293)            (11,293)
                                                         ---------           --------         -----------         -----------
BALANCE, at December 31, 1997.......................       10,000             995,164          10,948,438          11,943,602

      Non-cash dividend to Parent...................           --                  --            (332,105)           (332,105)

      Net loss......................................           --                  --             (89,365)            (89,365)
                                                         ---------           --------         -----------         -----------
BALANCE, at December 31, 1998.......................       10,000            $995,164         $10,526,968         $11,522,132
                                                         =========           ========         ===========         ===========



  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS

              NORTHLAND COMMUNICATIONS CORPORATION AND SUBSIDIARIES
    (A wholly owned subsidiary of Northland Telecommunications Corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


CASH FLOWS FROM OPERATING ACTIVITIES:                                                        1998                   1997
                                                                                         ------------           ------------
Net loss ............................................................................    $    (89,365)          $    (11,293)
Adjustments to reconcile net loss to net cash provided by operating activities:

     Depreciation and amortization ..................................................       5,069,717              3,400,300
     Amortization of loan fees ......................................................         129,477                 68,902
     Loss on sale of property .......................................................         211,383                     --
     Equity in net losses of managed limited partnerships ...........................          49,916                 28,439
     Deferred income taxes ..........................................................         (70,878)                20,799
     Decrease (increase) in operating assets:

           Receivables from managed limited partnerships ............................        (317,294)             1,076,057
           Accounts receivable ......................................................        (295,628)              (332,321)
           Other assets .............................................................          68,969                (83,997)
     Increases in operating liabilities:

           Accounts payable and accrued expenses ....................................       1,368,840              1,090,955
           Subscriber prepayments ...................................................          66,324                275,473
           Deposits .................................................................          13,341                 52,118
                                                                                         ------------           ------------

                Net cash provided by operating activities ...........................       6,204,802              5,585,432
                                                                                         ------------           ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

     Acquisition of cable television system .........................................     (27,981,211)           (26,001,594)
     Purchases of property and equipment ............................................      (3,071,073)            (1,675,186)
     Increase in other intangibles ..................................................         (72,087)               (49,188)
     Proceeds from sale of property .................................................         115,210                     --
                                                                                         ------------           ------------


                Net cash used in investing activities ...............................     (31,009,161)           (27,725,968)
                                                                                         ------------           ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

     Unsecured net advances to parent and affiliates ................................    $    256,226           $     34,223
     Proceeds from notes payable ....................................................      29,252,839             28,300,000
     Principal payments on notes payable ............................................      (2,605,222)            (3,359,897)
     Loan fees ......................................................................        (805,067)              (745,212)
                                                                                         ------------           ------------

                Net cash provided by financing activities ...........................      26,098,776             24,229,114
                                                                                         ------------           ------------

INCREASE IN CASH ....................................................................       1,294,417              2,088,578

CASH, beginning of year .............................................................       2,507,838                419,260
                                                                                         ------------           ------------

CASH, end of year ...................................................................    $  3,802,255           $  2,507,838
                                                                                         ============           ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the year for -

     Interest .......................................................................    $  3,582,004           $  2,193,698
                                                                                         ============           ============
     State income taxes .............................................................    $     27,017           $      3,433
                                                                                         ============           ============


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS

              NORTHLAND COMMUNICATIONS CORPORATION AND SUBSIDIARIES
    (A wholly owned subsidiary of Northland Telecommunications Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1998


1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

Formation and Business

Northland Communications Corporation (NCC), a Washington corporation, is the managing general partner of four limited partnerships which own and operate cable television systems throughout the western United States, Texas, Mississippi, South Carolina, North Carolina, Alabama and Georgia. Northland Cable Properties, Inc. (NCP, Inc.), a Washington corporation, is a wholly owned subsidiary of NCC and was formed in 1995 to own and operate cable television systems. Northland Cable Ventures, LLC (NCV), a Washington Limited Liability Company, was formed in 1998 to own and operate cable television systems. NCV is a wholly owned subsidiary of NCP, Inc. In September 1998, NCV acquired cable television systems serving the communities and surrounding areas of Gun Barrel City, Malakoff, Lamesa, Corsicana, Kerens and Rice, Texas, as well as Forest City, Harris and Gilkey, North Carolina. Together, NCP, Inc. and NCV have 73 nonexclusive franchises to operate cable television systems which expire at various dates through 2014. NCC, NCP, Inc. and NCV are collectively referred to as the Company.

The Company and its affiliates, Northland Cable Television, Inc. and subsidiary
(NCTV); Northland Cable Services Corporation and subsidiary (NCSC); and Northland Media, Inc. and subsidiaries (NMI) are wholly owned subsidiaries of Northland Telecommunications Corporation (NTC). NCTV was formed to own and operate cable television systems. Northland Cable News, Inc. (NCN) was formed to develop and distribute programming to affiliated entities and is a wholly owned subsidiary of NCTV. NCSC is the parent company of Cable Ad-Concepts, Inc. (CAC) and provides billing support services to cable systems owned and managed by limited partnerships and wholly owned systems of the Company and NCTV. CAC assists markets in the development of local advertising as well as billing for video commercial advertisements to be cablecast on affiliated cable systems. NMI was formed as a holding company to own certain noncable-related assets.

Summary of Significant Accounting Policies:

Principles of Consolidation -- The consolidated financial statements of the Company include the accounts of NCC, NCP, Inc. and NCV. Significant intercompany accounts and transactions have been eliminated.

Acquisition of Cable Television Systems -- Cable television system acquisitions are accounted for as purchase transactions and their cost is allocated as follows: first, to the estimated fair market value of net tangible assets; then, to the franchise and other determinable intangible costs; and then, any excess is allocated to goodwill.

Property and Equipment

Property and equipment is stated at historical cost and consists primarily of distribution plant. Replacements, renewals and improvements are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation of property and equipment is provided using the straight-line method over the following estimated service lives:

      Buildings                                          20 years
      Distribution plant                                 10 years
      Other equipment                                  5-10 years

The Company periodically reviews the carrying value of its long-lived assets, including property, equipment and intangible assets, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated future cash inflows attributable to the asset, less estimated future cash outflows, is less than the carrying amount, an impairment loss would be recognized.

Intangible Assets -- Costs assigned to franchise agreements and other intangible assets are amortized using the straight-line method over the following estimated useful lives.

      Franchise agreements                              7-15 years
      other intangible assets                            1-8 years

Revenue Recognition -- Cable television service revenue is recognized in the month service is provided to customers. Advance payments on cable services to be rendered are recorded as subscriber prepayments. Revenues resulting from the sale of local spot advertising revenues are recognized when the related advertisements or commercials appear before the public. Local spot advertising revenues earned were $607,620 and $427,264 in 1998 and 1997, respectively.

Derivatives

The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined interest rate risks. As discussed in Note 5, the Company enters into interest rate swap agreements with its bank typically in which the Company pays a fixed rate and receives a floating rate with the interest payments being calculated on a notional amount. Gains or losses associated with changes in fair values of these swaps and the underlying notional principal amounts are deferred and recognized against interest expense over the term of the agreements in the Company's consolidated statements of operations.

The Company is exposed to credit-related losses in the event of nonperformance by counterparties to financial instruments but does not expect any counterparties to fail to meet their obligations. Notional amounts do not represent amounts exchanged by the parties and, thus, are not a measure of exposure to the Company through its use of derivatives. The exposure in a derivative contract is the net difference between what each party is required to pay based on the contractual terms against the notional amount of the contract, which in the Company's cases are interest rates. The use of derivatives does not have a significant effect on the Company's result of operations or its financial position.

Recently Issued Accounting Pronouncements

Statement of Financial Accounting Standards (SFAS) No. 130 - In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income (loss) consists of net income (loss), foreign currency translation adjustments and unrealized gains on investment securities available-for-sale. As of December 31, 1998, the Company had no comprehensive income to report, therefore the adoption of SFAS No. 130 had no impact on equity.

Statement of Position 98-5 - In April 1998, the AICPA released Statement of Position 98-5, "Reporting on Start-Up Activities" (SOP 98-5). The new standard requires that all entities expense costs of start-up activities as those costs are incurred. SOP 98-5 defines "start-up costs" as those costs directly related to pre-opening and organization activities. This standard must be adopted in fiscal years beginning after December 15, 1998.

The Company previously capitalized certain pre-opening costs and amortized such costs over a five-year period. As of December 31, 1998, all pre-opening costs have been amortized. As a result, the adoption of SOP 98-5 will not have an effect on the Company's financial position or results of operations.

Statement of Financial Accounting Standards No. 133 - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the statement of operations, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. A company may also implement the statement as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16, 1998 and thereafter). SFAS No. 133 cannot be applied retroactively. SFAS No. 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at the company's election, before January 1, 1998).

The Company has not yet quantified the impacts of adopting SFAS No. 133 on the financial statements and has not determined the timing of or method of adoption of SFAS No. 133. However, the statement could increase volatility in earnings and other comprehensive income.

Reclassifications

Certain reclassifications have been made to conform prior year amounts to the current year's presentation.

Estimates Used in Financial Statement Presentation

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    TRANSACTIONS WITH MANAGED LIMITED PARTNERSHIPS AND OTHER RELATED PARTIES:

Management Fees

NCC receives a fee for managing the limited partnerships of 5% to 6% of the partnerships' gross revenues, excluding revenues from the sale of cable television systems or franchises.

Reimbursed Operating Expenses

NCC provides or causes to be provided certain centralized services to managed limited partnerships and other affiliated entities. NCC is entitled to reimbursement for various expenses incurred by it or its affiliates on behalf of the managed limited partnerships and other affiliates, including travel expenses, pole and site rental, lease payments, legal expenses, billing expenses, insurance, governmental fees and licenses, headquarters supplies and expenses, pay television expenses, equipment and vehicle charges, operating salaries and expenses, administrative salaries and expenses, postage and office maintenance.

The amounts billed to the managed limited partnerships and other affiliates are based on costs incurred by affiliates in rendering the services. The costs of certain services are charged directly to the managed limited partnership and other affiliates, based upon the personnel time spent by the employees rendering the service. The cost of other services is allocated to the managed limited partnership and other affiliates based upon relative size and revenue. Management believes that the methods used to allocate services to the managed limited partnership and other affiliates are reasonable. Amounts charged to the managed limited partnership and other affiliates by the Company for these services were $5,383,491 and $4,721,678 for the years ended December 31, 1998 and 1997, respectively.

Accumulated Deficit in Managed Limited Partnerships

NCC is a general partner in limited partnerships that own and operate cable television systems. All items of income, loss, deduction and credit are allocated 99% to the limited partners and 1% to NCC, as general partner, until the limited partners have received aggregate cash distributions in an amount equal to their aggregate capital contributions (plus, in some cases, a preferred return). Thereafter, general partners receive 25% (20% at two partnerships) and the limited partners are allocated 75% (80% at two partnerships) of partnership income, losses and distributions.

Prior to the general partners' receiving cash distributions from operations for any year, the limited partners must receive cash distributions in an amount equal to at least 50% of the limited partners' allocable share of taxable net income for such year. In the case of certain partnerships, the limitation is the lesser of (i) 50% of the limited partners' allocable share of net income for such year or (ii) the federal income tax payable on the limited partners` allocable share of net income on the then highest marginal federal income tax rate applicable to such net income. Any distribution other than from cash flow, such as from the sale or refinancing of a system or upon dissolution of the partnership, will be determined according to the partnership agreements.

Upon a majority vote of the limited partners, the assets of the partnerships may be sold to NCC. The price to be paid will be based upon an independent appraisal. NCC is not obligated to purchase the interests offered.

Other Services

Affiliates of NCC charge fees to certain affiliated entities and managed limited partnerships for providing program production, advertising and billing support services.

Receivables from Managed Limited Partnerships

                                                              December 31,
                                                      ----------------------------
                                                          1998              1997
                                                      ----------        ----------
      Northland Cable Properties Five ...........     $   36,765        $   61,074
      Northland Cable Properties Six ............        110,684           107,768
      Northland Cable Properties Seven ..........        210,387            19,694
      Northland Cable Properties Eight ..........         81,833            27,972
      Northland Premier Cable ...................        271,437           177,304
                                                      ----------        ----------
                                                      $  711,106        $  393,812
                                                      ==========        ==========

3.    PROPERTY AND EQUIPMENT:

Investment in cable television properties include the following:

                                                          December 31,
                                                ---------------------------------
                                                    1998                 1997
                                                ------------         ------------
      Land and buildings ...................    $    834,570         $    255,000
      Distribution plant ...................      33,666,697           19,047,311
      Other equipment ......................       1,330,684              574,249
      Construction in progress .............         897,457              184,678
                                                ------------         ------------
                                                $ 36,729,408         $ 20,061,238
                                                ============         ============

Other property and equipment includes the following:

                                                           December 31,
                                                  ------------------------------
                                                     1998                1997
                                                  ----------          ----------
      Office furniture .......................    $1,319,940          $1,196,293
      Other ..................................       254,933             185,376
      Construction in progress ...............       430,452              83,249
                                                  ----------          ----------
                                                  $2,005,325          $1,464,918
                                                  ==========          ==========

4.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

                                                              December 31,
                                                      ------------------------------
                                                         1998                1997
                                                      ----------          ----------
      Accounts payable .........................      $  850,229          $  243,456
      Accrued liabilities ......................         240,856              81,177
      Programmer license fees ..................         465,676             208,880
      Franchise fees ...........................         383,425             150,348
      Interest payable .........................         344,813             362,051
      Taxes ....................................         195,543              81,193
      Payroll ..................................          96,135              51,781
      Pole rent ................................          93,738              28,256
      Other ....................................         132,117              95,870
                                                      ----------          ----------
                                                      $2,802,532          $1,303,012
                                                      ==========          ==========

5.    NOTES PAYABLE:

                                                                                                         1998             1997
                                                                                                         ----             ----
Revolving credit and term loan agreement amended and restated on September 1, 1998, collateralized by a first lien position on all present and future assets of NCP, Inc. and NCV. Interest rates vary based on certain financial covenants; currently 8.59%.  Graduated principal payments due quarterly until maturity on June 30, 2006. NCP, Inc. and NCV have a revolving credit facility with its creditor allowing for borrowings not to exceed $10,000,000. At December 31, 1998, NCP,
     Inc. and NCV had $6,350,000 outstanding on their revolving credit facility. The first pay down
     of the revolving credit facility begins March 31, 2001.......................................    $56,350,000      $27,700,000
Notes payable to the limited partners of the partnerships purchased by NCP, Inc. and NCV that were assumed by NCC on behalf of NCP, Inc. and NCV. Interest is 6%. Principal payments and interest
     are due in 1999 and 2000.....................................................................      6,335,184        3,936,925
Other.............................................................................................         91,812           32,832
                                                                                                      -----------      -----------
                                                                                                      $62,776,996      $31,669,757
                                                                                                      ===========      ===========

Annual maturities of notes payable for periods ending after December 31, 1998, are as follows:

      1999                                           $ 6,043,996
      2000                                             5,768,755
      2001                                             5,073,941
      2002                                             6,262,404
      2003                                             8,513,448
      Thereafter                                      31,114,452
                                                     -----------
                                                     $62,776,996
                                                     ===========

Under the revolving credit and term loan agreement, NCP, Inc. consolidated with NCV, has agreed to restrictive covenants which require the maintenance of certain ratios, including a Maximum Leverage Ratio of 5.75 to 1, Minimum Interest Coverage Ratio of 2.0 to 1, and a restriction on the level of capital expenditures, among other restrictions. NCP, Inc. submits quarterly debt compliance reports to its creditor under this agreement. As of December 31, 1998, NCP, Inc. was in compliance with the terms of the loan agreement.

NCP, Inc. and NCV have entered into interest swap rate swap agreements to reduce the impact of changes in interest rates. Interest rate swap transactions generally involve the exchange of fixed and floating interest payment obligations without exchange of underlying principal amounts. At December 31, 1998, the Company had outstanding three interest rate swap agreements with its bank, having a notional principal amount of $55,700,000. These agreements effectively change the Company's interest rate exposure to fixed rate of 5.72% (weighted average), plus an applicable margin based on certain financial covenants (the margin at December 31, 1998 was 2.875%).

      Maturity Date                         Fixed Rate                           Notional Amount
      -------------                         ----------                           ---------------
      September 8, 2000                       5.4%                                 $31,000,000
      February 8, 1999                        6.015%                               $12,700,000
      August 14, 2000                         6.22%                                $12,000,000

At December 31, 1998, the Company would have been required to pay approximately $411,620 to settle these agreements based on fair value estimate received from the financial institution.

6.    STOCK-BASED COMPENSATION:

In 1990, NTC established a nonqualified stock option plan for certain key executives of NCC. Under the terms of this plan, 75,000 options were available to be granted which vest in incremental amounts over specified time periods and are exercisable through March 31, 1999. The exercise price of each option is $2.50. Since the establishment of the plan, 71,000 options have vested and were exercised. At December 31, 1998, no options were exercisable. During 1998 and 1997, options were exercised for 3,000 and 2,000 shares, respectively.

In 1995, NTC established a regional managers stock bonus plan. Under the terms of this plan, up to 10,000 shares can be awarded at the discretion of the president as bonus compensation to certain regional managers through December 31, 2003. During 1998 and 1997, 3,000 and 2,500, respectively, shares were awarded. Also, in December of 1997, 6,000 shares were awarded to certain executives of NTC. These awards, made at the discretion of the President, were not associated with any plan.

In 1995, NTC established an executive/managers nonqualified stock option plan. Under the terms of this plan, up to 40,000 options are available to certain employees at the discretion of the president through January 1, 2005. The exercise price of each option is $2.50. At December 31, 1998, no options were exercisable. During 1998 and 1997, 6,000 and 5,000 options, respectively, were awarded and exercised.

In 1995, NTC established a senior executive nonqualified stock bonus plan. Under the terms of this plan, up to 105,000 shares could be awarded through June 30, 1998. The shares were awarded annually at the discretion of the president based on aggregate revenues of NTC and its affiliates. During 1998 and 1997, 19,845 and 27,299 shares, respectively, were awarded.

NCC accounts for its stock-based compensation plans under Accounting Principles Board Opinion No. 25. Total compensation cost recognized was $117,975 and $154,890 in 1998 and 1997, respectively. Had compensation cost for these plans been determined consistent with Statement of Financial Accounting Standards
(SFAS) No. 123, NCC's net income would not have been materially different.

7.    INCOME TAXES:

The operations of the Company and its affiliates are included in a consolidated federal income tax return filed by NTC. For financial reporting purposes, the benefit (provision) in lieu of income taxes is computed as if the Company filed a separate federal income tax return.

Deferred income taxes primarily relate to differences in computing the equity in net income or losses of managed limited partnerships and in computing depreciation and amortization as reported for financial reporting and income tax purposes.

Deferred income taxes are determined on the asset and liability method in accordance with SFAS No. 109, "Accounting for Income Taxes." The asset and liability method requires the recognition of deferred income taxes for the expected future tax consequences of temporary differences between the financial statement and the tax bases of assets and liabilities.

The primary components of net deferred tax liabilities, as of December 31, are as follows:

                                                                          December 31,
                                                                  ------------------------------
                                                                     1998                1997
                                                                  ----------          ----------
Deferred tax assets:

     Net operating loss carryforward .........................    $3,228,502          $  765,927
                                                                  ----------          ----------
Deferred tax liabilities:

     Property and equipment ..................................     1,170,364             494,987
     Accumulated deficit in managed limited partnerships .....     6,691,628           4,975,308
                                                                  ----------          ----------
                                                                   7,861,992           5,470,295
                                                                  ----------          ----------
                     Net deferred tax liabilities ............    $4,633,490          $4,704,368
                                                                  ==========          ==========

The federal income tax net operating loss carryforward of approximately $8,970,000 expires beginning in the years 2012 through 2018.

8.    COMMITMENTS AND CONTINGENCIES:

Lease Arrangements

The Company rents office space, certain tower sites and pole attachments under agreements accounted for as operating leases. Rental expense (including month-to-month leases) was approximately $855,358 and $711,023 in 1998 and 1997, respectively, before reimbursements from managed limited partnerships and affiliates. Future minimum lease payments for noncancelable leases are as follows:

      1999                                                 $  597,707
      2000                                                    609,704
      2001                                                    623,356
      2002                                                    612,621
      2003                                                     41,281
      Thereafter                                              122,605
                                                           ----------
                                                           $2,607,274
                                                           ==========

Self-Insurance

The Company began self-insuring for aerial and underground plant in 1996. Beginning in 1997, the Company began making quarterly contributions into an insurance fund maintained by NTC which covers all Northland entities and would defray a portion of any loss. Should the Company's losses exceed the fund's balance, the Company would absorb any such loss. If the Company were to sustain a material uninsured loss, such reserves could be insufficient to fully fund such a loss. The capital cost of replacing such equipment and physical plant, could have a material adverse effect on the Company, its financial condition, prospects and debt service ability.

Amounts paid to NTC, which maintains the fund for the Company and its affiliates, are expensed as incurred and are included in the consolidated statements of operations. To the extent a loss has been incurred related to risks that are self-insured, the Company records an expense and an associated liability for the amount of the loss, net of any amounts to be drawn from the fund. For the year ended December 31, 1998 and 1997, the Company was charged $20,221 and $15,839 by the fund, respectively. As of December 31, 1998, the fund had a balance of $249,617.

Effects of Regulation

On February 8, 1996, the Telecommunications Act of 1996 (the 1996 Act) was enacted. The 1996 Act dramatically changed federal telecommunications laws and the future competitiveness of the industry. Many of the changes called for by the 1996 Act will not take effect until the Federal Communications Commission
(FCC) issues new regulations which, in some cases, may not be completed for a few years. Because of this, the full impact of the 1996 Act on the Company's operations cannot be determined at this time. A summary of the provisions affecting the cable television industry, more specifically those affecting the Company's operations, follows.

Cable Programming Service Tier Regulation -- FCC regulation of rates for cable programming service tiers has been eliminated for small cable systems owned by small companies. Small cable systems are those having 50,000 or fewer subscribers which are owned by companies with fewer than 1% of national cable subscribers (approximately 600,000) and more than $250 million in annual revenue. The Company qualifies as a small cable company and all of the Company's cable systems qualify as small cable systems. Basic tier rates remain subject to regulations by the local franchising authority under most circumstances until effective competition exists. The 1996 Act expands the definition of effective competition to include the offering of video programming services directly to subscribers in a franchised area served by a local telephone exchange carrier, its affiliates or any multichannel video programming distributor which uses the facilities of the local exchange carrier. The FCC has not yet determined the penetration criteria that will trigger the presence of effective competition under these circumstances.

Telephone Companies -- The 1996 Act allows telephone companies to offer video programming services directly to customers in their service areas immediately upon enactment. They may provide video programming as a cable operator fully subject to any provision of the 1996 Act; or as a radio-based multichannel programming distributor not subject to any provisions of the 1996 Act; or through nonfranchised "open video systems" offering nondiscriminatory capacity to unaffiliated programmers, subject to select provisions of the 1996 Act. Although management's opinion is that the probability of competition from telephone companies in rural areas is unlikely in the near future, there are no assurances that such competition will not materialize.

The 1996 Act encompasses many other aspects of providing cable television service including prices for equipment, discounting rates to multiple dwelling units, lifting of antitrafficking restrictions, cable-telephone cross ownership provisions, pole attachment rate formulas, rate uniformity, program access, scrambling and censoring of Public, Educational and Governmental and leased access channels.

Pending Litigation

On June 3, 1998, a holder of an interest in limited partnership units, managed by the Company, filed suit against the Company and certain other affiliates alleging breach of fiduciary duty, violation of the Washington State Securities Act and the Washington Consumer Protection Acts as well as other breaches in connection with the limited partners' sale of their undivided interests in the Partnership to the Company. The plaintiff seeks damages of an unspecified amount. The defendants are pursuing counter claims against the plaintiff. The Company and other defendants believe the Plaintiff's claim is without merit and will vigorously defend this lawsuit.

Contingencies and Guarantees

As general partner, the Company is liable for partnership losses in excess of amounts invested by the limited partners. The Company is also contingently liable for the obligations of the limited partnerships, which were approximately $93,748,000 as of December 31, 1998.

9.         UNSECURED NET ADVANCES TO PARENT AND AFFILIATES:

                                                                 December 31,
                                                        --------------------------------
                                                            1998                 1997
                                                        -----------          -----------
      Northland Cable Services Corp. ...............    $   391,919          $   484,402
      Northland Telecommunications Corporation .....     13,240,407           13,319,534
      Northland Cable Television, Inc. .............        134,023              252,326
      Northland Media, Inc. ........................         46,362               12,675
                                                        -----------          -----------
                                                        $13,812,711          $14,068,937
                                                        ===========          ===========

The Company had previously advanced amounts to NCTV to meet working capital and debt service requirements. During 1997, NTC made a non-cash capital contribution to NCTV equal to the amount of NCTV's net unsecured advances outstanding at the time. As a result of this transaction NTC assumed NCTV's previous obligation to NCC. Under the terms of an intercompany borrowing arrangement, the Company's parent and its affiliates have mutually agreed to repay all outstanding advances by December 31, 2002.

10.   ACQUISITION OF CABLE TELEVISION SYSTEM:

On January 31, 1997, NCP, Inc. acquired substantially all of the operating assets and franchise rights of a partnership managed by NCC. The purchase price was primarily based upon an independent appraisal performed pursuant to the terms of the partnership agreement. The purchase price was $31,918,095, of which $24,807,934 was paid in cash on the closing date and $2,509,132 was contributed in kind. The balance of $4,601,029 at closing, represented an unsecured, subordinated promissory note whose obligation has been assumed by NCC and will be payable, subject to adjustments for unknown liabilities existing as of the closing date, in two equal annual installments beginning January 1998, with interest at 6%. The acquisition was financed by borrowings of $28,300,000 under a newly established revolving credit and term-loan facility.

On September 1, 1998, NCV acquired substantially all of the operating assets and franchise rights of a partnership managed by NCC. The purchase price was based upon an independent appraisal performed pursuant to the terms of the partnership agreement. The purchase price was $35,000,000, of which $28,066,379 was paid in cash on the closing date and $2,706,220 was contributed in kind. The balance of $4,227,401 at closing, represented an unsecured, subordinated promissory note whose obligation has been assumed by NCC and will be payable, subject to adjustments for unknown liabilities existing as of the closing date, in two equal annual installments beginning September 1999, with interest at 6%. The acquisition was financed through borrowings under the amended and restated revolving credit and term loan facility.

Approximate pro forma consolidated operating results of the Company for the years ended December 31, 1998 and 1997, assuming the acquisition described above had been made at the beginning of 1997, follow:

                                                           For the years ended
                                                              December 31,
                                                   -----------------------------------
                                                       1998                   1997
                                                   ------------           ------------
                                                    (unaudited)            (unaudited)

      Management fee and service revenues .....    $ 22,830,000           $ 21,470,000
                                                   ============           ============
      Net loss ................................    $ (4,440,000)          $ (4,240,000)
                                                   ============           ============

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners
FN Equities Joint Venture
(A California Limited Partnership)
Torrance, California

We have audited the balance sheet of FN Equities Joint Venture (a California limited partnership) as of September 30, 1999. This financial statement is the responsibility of the Joint Venture's management. Our responsibility is to express an opinion on this financial statement based on our audit. We did not audit the financial statements of the two Northland Cable Properties Limited Partnerships, the investments in which, as discussed in Note 2 to the financial statement, are accounted for by the equity method of accounting. Those financial statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for the two Northland Cable Properties Limited Partnerships, is based solely on the reports of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit and the reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of other auditors, the balance sheet referred to above presents fairly, in all material respects, the financial position of FN Equities Joint Venture as of September 30, 1999 in conformity with generally accepted accounting principles.




SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
October 13, 1999

                                                       FN EQUITIES JOINT VENTURE
                                              (A CALIFORNIA LIMITED PARTNERSHIP)
                                                                   BALANCE SHEET
                                                              SEPTEMBER 30, 1999

================================================================================

                                     ASSETS

CURRENT ASSETS

      Cash                                                         $      200
      Receivable from trust                                           128,000
      Prepaid taxes                                                       152
      Due from partners                                                 3,080
                                                                   ----------

                TOTAL CURRENT ASSETS                               $  131,432
                                                                   ==========


                        LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES

      Due to partner                                               $   10,465
                                                                   ----------

           Total liabilities                                           10,465

PARTNERS' CAPITAL                                                     120,967
                                                                   ----------

                TOTAL LIABILITIES AND PARTNERS' CAPITAL            $  131,432
                                                                   ==========


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS FINANCIAL STATEMENT.

NOTE 1 - ORGANIZATION AND PARTNERS' INTERESTS

      Formation and Business Activity

      FN Equities Joint Venture (the "Joint Venture"), a California limited partnership, was formed on November 12, 1984. The Joint Venture was formed to serve as the Administrative General Partner of certain limited partnerships, as described in Note 3, involved in the acquisition, construction, operation, sale, or other disposition of cable television systems and to provide administrative services to certain other limited partnerships.

      Contributed Capital and Income Allocation

      The three partners in the Joint Venture are John Simmers ("Simmers"); FN Equities, Inc., a California corporation ("FN"); and FN Network Partners, Ltd., a California limited partnership ("NPL"). The Joint Venture is operated in accordance with the Amended and Restated Joint Venture Agreement dated March 15, 1989 (the "Joint Venture Agreement").

      The initial capital contributions of each of the partners were as follows:
      Simmers - no initial capital contribution, FN - $100, NPL - $100,000. The Joint Venture Agreement provides that all additional capital contributions shall be made by NPL, but no additional capital contributions shall be required, nor shall any partner be entitled to a return of any of his/her capital contribution without the agreement of all the partners.

      As defined in the Joint Venture Agreement, net income and net losses of the Joint Venture shall be allocated among the partners in the following proportions: 10% to Simmers and 90% to NPL.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Investments in Limited Partnerships

      Investments in limited partnerships are carried on the equity method whereby the Joint Venture records the investments at cost and, on an ongoing basis, the investments are adjusted to reflect the Joint Venture's share of the income or loss of the limited partnerships and additional contributions to or withdrawals from the portfolio entities.

      Income Taxes

      Income taxes are the responsibility of the Joint Venture's individual partners. Accordingly, no income taxes have been provided for in this financial statement.

NOTE 3 - INVESTMENTS IN LIMITED PARTNERSHIPS

      Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

      Partnership in Liquidation

      At September 30, 1999, the Joint Venture was a beneficiary of the NCP-Five Liquidating Trust (the "Trust").

      At September 30, 1999, the Joint Venture valued the investment in the Trust at $128,000 based on its liquidation value of $128,000, plus interest at 6% per annum scheduled to be paid in September 2000. The Trust was formed in 1998 to administer the distribution of proceeds from Northland Cable Properties Five Limited Partnership ("NCP5"), which was terminated when substantially all the assets of NCP5 were sold to an affiliate of Northland Communications Corporation ("NCC"), Northland Cable Properties, Inc. The assets were purchased for cash and a subordinated note payable to NCP5 for approximately $4,378,000 with payments due on September 1, 1999 and September 1, 2000, subject to unknown liabilities at the closing date. This note has been assumed by NCC.

      The first of two principal plus interest installments was received by the Trust from NCC on September 15, 1999, and the Trust distributed to the Joint Venture its share of the installment in the amount of $135,756, plus accrued interest at 6% per annum for a total of $143,901. The Joint Venture's share of the second and final installment from NCC to the Trust is $128,000, plus accrued interest from September 15, 1999. When the second and final installment from NCC to the Trust is received and distributed by the Trust to the Joint Venture and the other parties due funds, the Trust will be terminated.

      Active Partnerships

      At September 30, 1999, the Joint Venture was the Administrative General Partner of the following partnerships (the "Northland Partnerships"):

            Northland Cable Properties Six Limited Partnership ("NCP6") Northland Cable Properties Seven Limited Partnership ("NCP7")

      Each Northland Partnership is operated under separate partnership agreements which are similar to each other, but not identical. In general, items of income and loss are allocated 99% to the limited partners and 1% to the general partners (not including the Administrative General Partner) until the limited partners receive aggregate cash distributions in an amount equal to their aggregate capital contributions, after which time the general partners (including the Managing General Partner, NCC, and the Administrative General Partner) are allocated 25%, and the limited partners are allocated 75% of partnership income, loss, and distributions. As of September 30, 1999, the limited partners of NCP6 and NCP7 had not received aggregate cash distributions in an amount equal to their aggregate capital contributions. Accordingly, the Joint Venture had no investment interest in the underlying partnerships.

      Northland Communications Corporation is the Managing General Partner of each of the Northland Partnerships. The Northland Partnerships were formed to acquire, develop, and operate cable television systems. Each Northland Partnership owns non-exclusive franchises to operate cable systems as follows:

                    Number of                Franchise Area -
                    Franchises               Various Towns In                            Expiration Date
                    ----------               ----------------                            ---------------
      NCP6              38           Mississippi, North Carolina, and                 Various through 2017
                                     South Carolina

      NCP7              26           Texas, Washington, and Georgia                   Various through 2024

      Summarized financial information of the Northland Partnerships as of September 30, 1999 was as follows:

                                                           Unaudited
                                                --------------------------------
                                                    NCP6                 NCP7
                                                -----------          -----------
      Assets

           Cash                                 $   706,907          $ 1,476,227
           Other assets                             832,306              586,787
           Property and equipment, net           14,090,676           14,284,696
           Intangible assets, net                17,342,080           18,076,588
                                                -----------          -----------

                     TOTAL ASSETS               $32,971,969          $34,424,298
                                                ===========          ===========

                                                           Unaudited
                                                --------------------------------
                                                   NCP6                  NCP7
                                                -----------          -----------
      Liabilities

           Notes payable                        $31,372,848          $41,217,445
           Other liabilities                      1,876,723            2,659,884
                                                -----------          -----------

                Total liabilities                33,249,571           43,877,329
                                                -----------          -----------

      Partners' deficit

           General                                                        (129,831)            (306,999)
           Limited                                                        (147,771)          (9,146,032)
                                                                       -----------          -----------

                Total partners' deficit                                   (277,602)          (9,453,031)
                                                                       -----------          -----------

                     TOTAL LIABILITIES AND PARTNERS' DEFICIT           $32,971,969          $34,424,298
                                                                       ===========          ===========

NOTE 4 - PENDING LITIGATION

      On June 3, 1998, a limited partner in NCP5 filed suit regarding the purchase price paid for NCP5's partnership assets, claiming that the purchase price was insufficient. Management, after consultation with its legal counsel, believes that there exists a high probability that the claim will not hold in court and consequently that NCP5 will prevail. In management's opinion, the $128,000 payment due to the Joint Venture as a result of the partnership liquidation is deemed fully collectible.

                                    EXHIBIT A

     AMENDMENT TO AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED
        PARTNERSHIP OF NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

      This Amendment to Amended and Restated Certificate and Agreement of Limited Partnership (the "Amendment") of Northland Cable Properties Six Limited Partnership, a Washington limited partnership ("NCP-Six"), is entered into by and between Northland Communications Corporation, a Washington corporation ("Northland"), FN Equities Joint Venture, a California joint venture ("FNEJV"), and a majority in interest of all of the limited partners of NCP-Six. The parties agree as follows:

      1. Amendment. The Amended and Restated Certificate and Agreement of Limited Partnership of Northland Cable Properties Six Limited Partnership, dated November 3, 1986, as amended (the "Agreement"), is further amended by adding a new Article 22, which reads in its entirety as follows:

            "22.  Sale and Distribution to Northland.

                  "(a) Authority for Agreement. NCP-Six is hereby authorized to enter into an agreement (the "Northland Agreement") with Northland Communications Corporation or its assigns ("Northland") to (i) sell to Northland the undivided portion of the franchises and operating assets of NCP-Six (collectively, the "Assets"), that are attributable to the Limited Partners' and the administrative general partner's collective interest in NCP-Six, and (ii) distribute in-kind to Northland the undivided portion of the Assets that is attributable to the managing general partner's interest in NCP-Six. The terms and conditions of the Northland Agreement shall be substantially as described in the proxy statement of NCP-Six dated ________, 2000 (the "Proxy Statement"). This Article relates only to the acquisition of the Assets by Northland and shall not, in any respect, restrict or otherwise affect the authority of the general partners to sell or otherwise dispose of the Assets to unaffiliated third parties in accordance with Article 11.

                  "(b) Allocation of Gain and Cash Distributions. Gain from the sale by NCP-Six to Northland of the undivided portion of the Assets that is attributable to the Limited Partners' and the administrative general partner's collective interest in NCP-Six shall be allocated solely to the Limited Partners and to the administrative general partner in accordance with paragraph 16(c) of this Agreement, except that all allocations pursuant to paragraph 16(c)(iii) shall be made 93.75% to the limited partners and 6.25% to the administrative general partner. Distributions on and following the Closing Date shall be made in accordance with paragraph 16(d) of this Agreement, except that any liquidating distributions to the managing general partner shall be in kind and shall include the in-kind distribution to Northland of the undivided portion of the Assets that is attributable to the managing general partner's interest in NCP-Six, and any liquidating distributions to the limited partners and the administrative general partner shall be monetary and shall include the net proceeds from the sale to Northland. The Note shall be distributed to the liquidating trust. All other allocations of income, gain or loss and distributions of cash shall be made to all the Partners in accordance with this Agreement.

                  "(c) Reports. Notwithstanding paragraph 16(f) of this Agreement, the general partners shall furnish to limited partners an audited statement, at NCP-Six's expense, which shall set forth the assets and liabilities of NCP-Six as of the date of final liquidation, but shall not be obligated to furnish reports pursuant to paragraphs 18(b), (c) or
      (d) of this Agreement for the year in which such liquidation occurs."

      2. Authorization of General Partners. The general partners are authorized to take all other and further action deemed by them necessary or appropriate to effect the foregoing, including but not limited to the creation of a liquidating trust for purposes of collecting Note payments, taking all other actions generally described in the Proxy Statement and carrying on other appropriate business following dissolution of NCP-Six.

      3. Termination of Amendment. This Amendment shall have no further force and effect if the transaction contemplated by the Northland Agreement does not close within 180 days of the date of the special meeting of limited partners as set forth in the Notice of Special Meeting accompanying the Proxy Statement. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

      DATED this ___ day of __________________, 2000.

                                  NORTHLAND COMMUNICATIONS CORPORATION

                                       (for itself as managing general partner
                                       of NCP-Six, and as attorney-in-fact for
                                       the administrative general partner and a majority in interest of the limited partners of NCP-Six)

                                  By:
                                       -----------------------------------------
                                       John S. Whetzell, President

                                    EXHIBIT B

                            ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT is dated as of November ___, 1999, and is by and between and NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP, a Washington limited partnership ("SELLER"), and NORTHLAND COMMUNICATIONS CORPORATION, a Washington corporation, or its assigns ("BUYER").

                                    RECITALS:

      A. Seller owns and operates the cable television franchises and cable television systems of seven operating groups located in the following geographic areas: Starkville, Philadelphia, Kosciusko and Forest, Mississippi; Highlands, North Carolina; and Barnwell and Bennettsville, South Carolina (collectively referred to as the "Systems");

      B. Seller desires to sell and distribute to, and Buyer wishes to buy and receive distribution of, substantially all of Seller's assets used in the operation of the Systems and the cable television business related thereto for the price and on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS:

      In consideration of the above recitals and the covenants and agreements contained herein, Buyer and Seller agree as follows:

1.    DEFINED TERMS

      The following terms shall have the following meanings in this Agreement:

      1.1. "ACCOUNTS RECEIVABLE" means the rights of Seller to payment for services billed by Seller (including, without limitation, those billed to subscribers of the Systems and those for services and advertising time provided by Seller) and unpaid prior to the Closing Date as reflected on the billing records of Seller relating to the Systems.

      1.2.  "AGREEMENT" means this Asset Purchase Agreement.

      1.3. "ASSETS" means all of the tangible and intangible assets owned by Seller which are used in connection with the conduct of the business or operations of the Systems, including, without limitation, all Personal Property, Real Property, Franchises, Contracts and Accounts Receivable, but excluding those assets specified in Section 2.2.

      1.4. "CLOSING" means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Section 7.

      1.5.  "CLOSING DATE" means the date of the Closing specified in Section 7.

      1.6. "CONSENTS" means the consents, permits or approvals of governmental authorities and other third parties.

      1.7. "CONTRACTS" means the agreements entered into by Seller in the ordinary course of business of the Systems between the date hereof and the Closing Date.

      1.8. "DISTRIBUTED ASSETS" means the undivided portion of the Assets attributable to the interest of the Managing General Partner of Seller pursuant to and in accordance with the Partnership Agreement.

      1.9.  "FCC" means the Federal Communications Commission.

      1.10. "FRANCHISES" means all municipal and county franchises, and franchise applications (if any), granted to Seller by any governmental instrumentality, including all amendments thereto and modifications thereof.

      1.11. "FRANCHISING AUTHORITIES" means all governmental authorities which have issued municipal or county cable franchises relating to the operation of the Systems or before which are pending any franchise applications filed by Seller relating to the operation of the Systems.

      1.12. "MATERIAL ADVERSE EFFECT" means a material adverse effect on the operations, assets or financial condition of the Systems, taken as a whole, other than (i) matters affecting the cable television industry generally (including, without limitation, legislative, regulatory or litigation matters),
(ii) matters relating to or arising from local or national economic conditions (including, without limitation, financial and capital markets) and (iii) any changes resulting from or relating to the taking of any action contemplated by this Agreement.

      1.13. "PARTNERSHIP AGREEMENT" means the Amended and Restated Certificate and Agreement of Limited Partnership of Northland Cable Properties Six Limited Partnership, dated November 3, 1986, as thereafter amended.

      1.14. "PERMITTED ENCUMBRANCES" means any of the following liens or encumbrances: (i) landlord's liens and liens for current taxes, assessments and governmental charges not yet due or being contested in good faith by appropriate proceedings; (ii) statutory liens or other encumbrances that are minor or technical defects in title that do not in the aggregate materially affect the value, marketability or utility of the Assets as presently utilized; (iii) such liens, liabilities or encumbrances as are Assumed Liabilities; (iv) leased interests in property leased to others; (v) restrictions set forth in, or rights granted to Franchising Authorities as set forth in, the Franchises or applicable laws relating thereto; (vi) zoning, building or similar restrictions, easements, rights-of-way, reservations of rights, conditions or other restrictions or encumbrances relating to or affecting the Real Property, that do not materially interfere with the use of such Real Property in the operation of the Systems as presently conducted; (vii) as to Real Property, all matters of record as of the date hereof other than mortgages; and (viii) any other liens that are described in Section 3.5 and that relate to liabilities and obligations that are to be discharged in full at Closing or that will be removed prior to or at Closing.

      1.15. "PERSONAL PROPERTY" means all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, supplies, proprietary information, technical information, choses in action, books and records and other tangible and intangible personal property, including, without limitation, the Franchises, the Contracts and the Accounts Receivable, that are owned or leased by Seller and used, useful or held for use as of the date hereof in the conduct of the business or operations of the Systems, plus such additions thereto and deletions therefrom arising in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date.

      1.16. "PROXY STATEMENT" means the latest proxy statement of the Partnership, as amended, filed with the Securities and Exchange Commission relating to the transactions contemplated by this Agreement.

      1.17. "PURCHASED ASSETS" means the undivided portion of the Assets attributable to the collective interest of the Limited Partners and Administrative General Partner of Seller pursuant to and in accordance with the Partnership Agreement.

      1.18. "REAL PROPERTY" means all of the real property interests of Seller, including, without limitation, fee interests in real estate (together with the buildings and other improvements located thereon), leasehold interests in real estate, easements, licenses, rights to access, rights-of-way and other real property interests that are (i) leased by Seller and used as of the date hereof in the business or operations of the Systems, or (ii) owned by Seller and used as of the date hereof in the business or operations of the Systems, plus such additions thereto and deletions therefrom arising in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date.

      1.19. List of Additional Definitions. The following is a list of some additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

      Term                                                     Section
      ----                                                     -------
      Assumed Liabilities                                         2.6
      Buyer                                                    Preamble
      Excluded Assets                                             2.2
      Final Report                                               2.5.6
      Holdback Amount                                            2.4.2
      HSR Act                                                     5.5
      Payable Amounts                                             2.7
      Purchase Price                                             2.4.1
      Seller                                                   Preamble
      Systems                                                  Recitals

2.    SALE AND PURCHASE OF ASSETS

      2.1. Agreement to Sell and Purchase. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to, on the Closing Date, (i) sell, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller, all of the Purchased Assets, and (ii) make an in-kind distribution to Buyer of all of the Distributed Assets. All Assets shall, on the Closing Date, be free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever except for Permitted Encumbrances.

      2.2. Excluded Assets. The Assets shall exclude the following (collectively, the "EXCLUDED ASSETS"):

            2.2.1. The Accounts Receivable;

            2.2.2. Seller's cash on hand as of the Closing Date and all other cash in any of Seller's bank or savings accounts, including, without limitation, customer advance payments and deposits; any and all bonds, surety instruments, insurance policies and all rights and claims thereunder, letters of credit or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments; and

            2.2.3. Any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date including, without limitation, fees paid to the U.S. Copyright Office or any choses in action owned by Seller relating to such refunds (collectively, the "EXCLUDED ASSETS").

      2.3.  Purchase Price.

            2.3.1. The purchase price for the Purchased Assets (the "PURCHASE PRICE") is (i) $76,000,000, (ii) adjusted as provided in Section 2.4 below, and
(iii) reduced by a percentage equal to the portion of the Assets represented by the Distributed Assets.

            2.3.2 The Purchase Price shall be paid by:

                  (i) A promissory note deliverable to Seller at Closing, as further described in the Proxy Statement; and

                  (ii) Wire transfer of the balance of the Purchase Price in immediately available funds to Seller at Closing.

            2.3.3 All Purchase Price proceeds shall be distributable to the Limited Partners and Administrative General Partner of Seller pursuant to and in accordance with the Partnership Agreement. Buyer shall not receive any payments described in Section 2.3.2.

      2.4.  Adjustments and Prorations.

            2.4.1. The Purchase Price shall be increased by the prorated amount of Seller's prepaid expenses as of the Closing Date.

            2.4.2. The Purchase Price shall be reduced by (i) any customer advance payments (i.e., customer payments received by Seller prior to the Closing but relating to service to be provided by Buyer after the Closing) and deposits (including any interest owing thereon), and (ii) any other advance payments (i.e., advertising payments received by Seller prior to the Closing but relating to service to be provided by Buyer after the Closing).

            2.4.3. Seller shall be responsible for all expenses, costs and liabilities allocable to the conduct of the business or operations of the Systems for the period prior to the Closing Date, and Buyer shall be responsible for all expenses, costs and obligations allocable to the conduct of the business or operations of the Systems on the Closing Date and for the period thereafter. Consistent with this principle, Buyer and Seller shall prorate all expenses and other liabilities arising from the Systems up until midnight on the day prior to the Closing Date, including franchise fees, pole and other rental charges payable with respect to cable television service, utility charges, real and personal property taxes and assessments levied against the Assets, salesperson advances, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets hereunder, which will be the sale responsibility of Seller), and similar prepaid and deferred items.

      2.5. Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and pay, discharge and perform the following (collectively, the "ASSUMED LIABILITIES"): (i) all the obligations and liabilities of Seller under the Franchises and the Contracts; (ii) all obligations and liabilities of Seller to all customers and advertisers of the Systems for any advance payments or deposits; and (iii) all obligations and liabilities arising out of events occurring on or after the Closing Date related to Buyer's ownership of the Assets or its conduct of the business or operations of the Systems.

3.    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date, as follows:

      3.1. Organization, Standing and Authority. Seller is a limited partnership duly organized and validly existing under the laws of the State of Washington, and is qualified to conduct business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it requires it to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. Seller has the requisite partnership power and authority (i) to own, lease and use the Assets as presently owned, leased and used by it, and (ii) to conduct the business and operations of the Systems as presently conducted by it.

      3.2. Authorization and Binding Obligation. Seller has the partnership power and authority to execute and deliver this Agreement and to carry out and perform all of its other obligations under the terms of this Agreement. Except for the approval of a majority in interest of the limited partners of Seller, all partnership action by Seller necessary for the authorization, execution, delivery and performance by it of this Agreement has been taken. This Agreement has been duly executed and delivered by Seller and this Agreement constitutes the valid and legally binding obligation of Seller, enforceable against it in accordance with its terms, except (i) as rights to indemnity, if any, thereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and (iii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      3.3. Consents. Except for (a) the Consents of the Franchising Authorities that are required by the Franchise Agreements prior to Closing, (b) the Consents of the FCC, other than any FCC consent to any business radio license that Seller reasonably expects can be obtained within 120 days after the Closing and so long as a temporary authorization is available to Buyer under FCC rules with respect thereto, and (c) the Consents which if not obtained would not have a Material Adverse Effect, no consent, approval, permit or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required to consummate this Agreement and the transactions contemplated hereby.

4.    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller as of the date of this Agreement and as of the Closing Date, as follows:

      4.1. Organization, Standing and Authority. Buyer is a corporation duly organized and validly existing under the laws of the State of Washington and is qualified to conduct business as a foreign corporation in each of the States of Mississippi, North Carolina and South Carolina. Buyer has the requisite power and authority to execute and deliver this Agreement and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Buyer hereunder and thereunder.

      4.2. Authorization and Binding Obligation. Buyer has the corporate power and authority to execute and deliver this Agreement and to carry out and perform all of its other obligations under the terms of this Agreement. All corporate action by Buyer necessary for the authorization, execution, delivery and performance by Buyer of this Agreement has been taken. This Agreement has been duly executed and delivered by Buyer and this Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, except (i) as rights to indemnity, if any, thereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and (iii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      4.3. Absence of Conflicting Agreements. Subject to obtaining the Consents described in Section 3.3 and compliance with the HSR Act, the execution, delivery and performance of this Agreement by Buyer will not: (i) require the consent, approval, permit. or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party; (ii) violate the articles of incorporation or bylaws of Buyer; (iii) violate any material law, judgment, order, ordinance, injunction, decree, rule or regulation of any court or governmental instrumentality; or (iv) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license or permit to which Buyer is a party or by which Buyer may be bound, such that Buyer could not perform hereunder and acquire or operate the Assets.

      4.4. Buyer Qualification. Buyer knows of no reason why it cannot become the franchisee pursuant to the Franchises, and to its knowledge has the requisite qualifications to own and operate the Systems.

      4.5. Availability of Funds. Buyer will have available on the Closing Date sufficient unrestricted funds to enable it to consummate the transactions contemplated hereby.

5.    COVENANTS OF THE PARTIES

      5.1. Confidentiality. Each party shall keep secret and hold in confidence for a period of three years following the date hereof, any and all information relating to the other party that is proprietary to such other party, other than the following: (i) information that has become generally available to the public other than as a result of a disclosure by such party; (ii) information that becomes available to such party or an agent of such party on a nonconfidential basis from a third party having no obligation of confidentiality to a party to this Agreement; (iii) information that is required to be disclosed by applicable law, judicial order or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such party or any such affiliate are listed or traded; and (iv) disclosures made by any party as shall be reasonably necessary in connection with obtaining the Consents; provided, however, in connection with disclosure of confidential information under (iii) and (iv) hereof, the disclosing party shall give the other party hereto timely prior notice of the anticipated disclosure and the parties shall cooperate in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of such material.

      5.2. Premerger Notification. As soon as practicable, but no later than 30 days after the date of this Agreement, Buyer and Seller shall each make any and all filings which are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") with respect to the transactions contemplated hereby. The parties shall each furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions pursuant to the provisions of the HSR Act. If the Federal Trade Commission or the Department of Justice requests additional information from the parties or imposes any condition upon the transactions contemplated hereby, the parties will cooperate with each other, the Federal Trade Commission and the Department of Justice.

      5.3. Consents. Following the execution hereof, Seller shall make such applications to the Franchising Authorities and other third parties for the Consents, and shall otherwise use its commercially reasonable efforts to obtain the Consents as expeditiously as possible. In no event shall Seller be required, as a condition of obtaining such Consents, to expend any monies on, before or after the Closing Date (other than professional fees and expenses typically incurred in connection with the efforts to obtain such Consents), or to offer or grant any accommodations or concessions adverse to Seller or to engage in litigation or other adversarial proceedings. Buyer shall use its commercially reasonable efforts to promptly assist Seller and shall take such prompt and affirmative actions as may reasonably be necessary in obtaining such Consents and shall cooperate with Seller in the preparation, filing and prosecution of such applications as may reasonably be necessary, including, without limitation, making management and other personnel of Buyer available to assist in obtaining such Consents. The parties agree to use commercially reasonable efforts to obtain consents to the transfer of the Franchises in substantially the form attached hereto as Exhibit C. Seller shall not agree to any materially adverse change in any Franchise as a condition to obtaining any authorization, consent, order or approval necessary for the transfer of such Franchise unless Buyer shall otherwise consent; provided, however, that Buyer, and not Seller shall bear the cost and expense of any conditions imposed by Franchising Authorities on Franchise transfers to which Buyer has consented. Buyer acknowledges that Franchising Authorities and third parties to Contracts may impose bond, letter of credit, indemnity and insurance requirements and may modify or impose penalty provisions and other similar provisions to the appropriate Franchise or Contract as a condition to giving their consent to assignment or transfer thereof. Notwithstanding anything to the contrary contained in this Section 5.3, Buyer shall be obligated to accept any such conditions as long as the requirements are reasonable and customary in the industry for similarly situated cable system operators in terms of size and financial and operating qualifications. Buyer agrees that it shall not, without the prior written consent of Seller (which may be withheld at Seller's sole discretion), seek amendments or modifications to Franchises or Contracts. Buyer shall, at Seller's request, promptly furnish Seller with copies of such documents and information with respect to Buyer, including financial information and information relating to the cable and other operations of Buyer and any of its affiliated or related companies, as Seller may reasonably request in connection with the obtaining of any of the Consents or as may be reasonably requested by any person in connection with any Consent. Notwithstanding anything to the contrary contained in this Section 5.3, Seller's obligations under this Section with respect to pursuing any Consent (a) to the transfer of pole attachment or conduit contracts shall be fully satisfied if Buyer has executed a new contract with the respective pole company or if such pole company has indicated in writing that it is willing to execute a new contract with Buyer; and (b) to the transfer of railroad crossing permits or contracts shall be fully satisfied if Buyer has executed a new permit or contract.

      5.4. Taxes, Fees and Expenses. Buyer shall pay all sales, use, transfer, purchase taxes and fees, filing fees, recordation fees and application fees, if any, arising out of the transactions contemplated herein, including, without limitation, the filing fees of both Buyer and Seller for premerger notification under the HSR Act. Each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives.

      5.5. Brokers. Seller has retained Daniels & Associates, whose fees shall be paid by Seller.

      5.6.  Risk of Loss.

            5.6.1. The risk of loss, damage or destruction to the Systems from fire, theft or other casualty or cause shall be borne by Seller at all times up to completion of the Closing. It is expressly understood and agreed that in the event of any material loss or damage to any material portion of the Assets from fire, casualty or other cause prior to the Closing, Seller shall promptly notify Buyer of same in writing. Such notice shall report the loss or damage incurred, the cause thereof, if known, and the insurance coverage related thereto.

            5.6.2. Notwithstanding any other provision contained in this
Agreement:

                  (i) In the event there is damage to the Systems equal to or greater than five percent of the Purchase Price which is not repaired, replaced or restored prior to the Closing, Buyer, at its sole option upon ten days' prior written notice to Seller: (A) may elect to consummate the Closing and accept the Assets in their then condition, in which event Seller shall pay or assign to Buyer all proceeds of insurance theretofore received or to be received covering the Assets involved, and the Purchase Price shall be reduced by an amount equal to any applicable insurance deductible; or (B) may rescind this Agreement and declare it of no further force and effect, in which event there shall be no Closing and this Agreement and all the terms and provisions hereof shall thereupon be deemed null and void and Buyer shall be entitled to a return of the Deposit and all interest thereon and the parties shall have no further liability to each other.

                  (ii) If the damage sustained is less than five percent of the Purchase Price, this Agreement shall remain in full force and effect, the Closing shall be consummated and the Purchase Price shall be reduced by an amount equal to the amount of such damage, and Seller shall retain all proceeds of insurance theretofore received or to be received covering the Assets involved.

            5.6.3. In the event that Buyer and Seller are unable to agree as to the amount of any such loss or damage to the Assets within 30 days after the initiation of discussions by one of the parties regarding such loss or damage, the Buyer and Seller shall jointly designate a third-party adviser which has experience in evaluating issues related to the cable television business, which adviser shall not be one that is regularly engaged by Buyer or Seller. Such third-party adviser shall make the determination of the amount of any such loss or damage to the Assets, which shall be conclusive on all parties to this Agreement and not subject to dispute or judicial review. The cost of retaining such third-party adviser shall be borne by Buyer.

      5.7. Bonds, Letters of Credit, Etc. Buyer shall take all reasonably necessary steps, and execute and deliver all reasonably necessary documents, to insure that on the Closing Date Buyer has delivered such bonds, letters of credit, indemnity agreements and similar instruments in such amounts and in favor of such franchisors and other persons requiring the same in connection with the Franchises and the Contracts.

      5.8.  Accounts Receivable.

            5.8.1. Buyer shall have the sole right and obligation to collect, on behalf of Seller, outstanding Accounts Receivable after Closing. Within 5 days prior to the post-Closing liquidation of Seller (the "A/R Payment Date"), Buyer shall remit to Seller in cash all amounts collected by Buyer in satisfaction of Accounts Receivable as of the A/R Payment Date. On the date of one year after the Closing Date, Buyer shall remit to Seller (or any entity designated by Seller) all amounts collected by Buyer in satisfaction of Accounts Receivable after the A/R Payment Date and up to one year after the Closing Date. All Accounts Receivable that remain outstanding one year after the Closing Date shall be automatically assigned from Seller to Buyer without further action, and all amounts collected by Buyer in satisfaction of Accounts Receivable more than one year after the Closing Date shall be retained by Buyer.

            5.8.2. Buyer shall use its commercially reasonable efforts to collect the Accounts Receivable on behalf of Seller. Buyer shall be entitled to compromise, discount or otherwise make concessions to account debtors as Buyer may reasonably determine in order to collect the Accounts Receivable. Seller shall reimburse Buyer for any costs Buyer incurs to collect Accounts Receivable, which costs shall be offset against the remittances to be made by Buyer to Seller in accordance with Section 5.8.1 above.

6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND SELLER TO CLOSE

      6.1. Conditions Precedent to Obligations of Buyer to Close. The obligations of Buyer to consummate the transactions contemplated by this Agreement to occur at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived in writing, in whole or in part, by Buyer for purposes of consummating such transactions:

            6.1.1. Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time except to the extent changes are permitted or contemplated pursuant to this Agreement.

            6.1.2. Covenants and Conditions. Seller shall have in all material respects performed and complied with all material covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

            6.1.3. No Injunction, Etc. No action, suit or other proceeding shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arising out of, this Agreement or the consummation of the transactions contemplated hereby which if successful would have a Material Adverse Effect.

            6.1.4. Approvals. The waiting period specified under the HSR Act shall have expired or been terminated.

            6.1.5. Consents. Each of the following Consents shall have been duly obtained and delivered to Buyer: (i) the Consents of the Franchising Authorities; and (ii) the Consents of the FCC, except for any FCC consent to any business radio license that Seller reasonably expects can be obtained within 120 days after the Closing and so long as a temporary authorization is available to Buyer under FCC rules with respect thereto.

            6.1.6. Material Adverse Effect. Between the date of this Agreement and the Closing Date, there shall have been no Material Adverse Effect.

      6.2. Conditions Precedent to Obligations of Seller to Close. The obligations of Seller to consummate the transactions contemplated by this Agreement to occur at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived in writing, in whole or in part, by Seller for purposes of consummating such transactions:

            6.2.1. Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time except to the extent changes are permitted or contemplated pursuant to this Agreement.

            6.2.2. Covenants and Conditions. Buyer shall have in all material respects performed and complied with all material covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

            6.2.3. No Injunction, Etc. No action, suit or other proceeding shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arising out of, this Agreement or the consummation of the transactions contemplated hereby.

            6.2.4. HSR Approvals. The waiting period specified under the HSR Act shall have expired or been terminated.

            6.2.5 Limited Partner Approvals. The limited partners of Seller shall have consented to the transactions contemplated in this Agreement in accordance with the terms of Seller's partnership agreement and applicable securities laws.

7.    CLOSING

      If practicable, the Closing will be held on the last business day of the calendar month during which the conditions set forth in Sections 6.1.4, 6.1.5 and 6.2.4 hereof shall have been satisfied; provided, however, that if the Closing is not held on the last business day of the calendar month during which such conditions shall have been satisfied, the Closing shall be held on the last business day of the next succeeding calendar month, or on such other date as Buyer and Seller may mutually agree. The Closing shall be held at 10:00 am. local time at the Seller's offices at 1201 Third Ave., Suite 3600, Seattle, WA 98101. Notwithstanding the foregoing, the parties agree that the Closing shall be deemed effective as of 12:01 a.m. on the Closing Date, and all references herein that relate to the date and time of the Closing, including provisions dealing with adjustments to the Purchase Price, shall refer to such effective date and time.

8.    TERMINATION

      8.1. Method of Termination. This Agreement constitutes the binding and irrevocable agreement of the parties to consummate the transactions contemplated hereby, subject to and in accordance with the terms hereof, the consideration for which is (i) the covenants, representations, warranties and agreements set forth in this Agreement; and (ii) the expenditures and obligations incurred and to be incurred by Buyer on the one hand, and by Seller, on the other hand, in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

            8.1.1. By the mutual consent of Seller and Buyer, or by either Seller or Buyer in the event of the notification by the Federal Trade Commission or the Department of Justice of the intent of either agency to seek to enjoin the transactions contemplated by this Agreement or if any condition to the Closing set forth in Sections 6.1.3 or 6.2.3 is not fulfilled and the failure of such condition is not a result of a breach of warranty or nonfulfillment of any covenant or agreement by Buyer or Seller contained in this Agreement;

            8.1.2. By Buyer, if any of the conditions set forth in Section 6.1 hereof to which the obligations of Buyer are subject (other than the conditions set forth in Sections 6.1.3 and 6.1.4) have not been fulfilled or waived, and provided that the failure to fulfill such condition is not a result of a breach of warranty or nonfulfillment of any covenant or-agreement by Buyer contained in this Agreement;

            8.1.3. By Seller, if any of the conditions set forth in Section 6.2 hereof to which the obligations of Seller are subject (other than the conditions set forth in Sections 6.2.3 and 6.2.4) have not been fulfilled or waived, and provided that the failure to fulfill such condition is not a result of a breach of warranty or nonfulfillment of any covenant or agreement by Seller contained in this Agreement; or

            8.1.4. Without action by either party, if Closing does not occur within 180 days after the date of the special meeting of limited partners of Seller at which the limited partners of Seller generally approved Seller's consummation of the transactions contemplated by this Agreement.

      8.2.  Rights Upon Termination.

            8.2.1. In the event of a termination of this Agreement pursuant to
Section 8.1.1, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, partners, employees, agents, representatives or stockholders) shall be liable to any other party for any cost, expense, damage or loss of anticipated profits hereunder.

            8.2.2. In the event of a termination of this Agreement pursuant to
Section 8.1.2, if Seller is in breach of this Agreement, Buyer shall have the right to seek all remedies available to it as provided hereunder or at law or equity, including the remedy of specific performance. In the event of any action to enforce this Agreement, Seller hereby waives the defense that there is an adequate remedy at law.

            8.2.3. In the event of a termination of this Agreement pursuant to
Section 8.1.3 as a result of a breach of this Agreement by Buyer, Seller shall be entitled to receive damages suffered by it as a consequence of Buyer's breach, and Seller shall have the further right to pursue all legal or equitable remedies for breach of contract or otherwise. In the event of any action to enforce this Agreement, Buyer hereby waives the defense that there is an adequate remedy at law.

9.    INDEMNIFICATION

      9.1. Indemnification by Seller. Seller shall indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

            9.1.1. Any and all obligations of Seller not assumed by Buyer pursuant to the terms hereof;

            9.1.2. Any and all losses, liabilities or damages resulting from Seller's operation or ownership of the Systems or Assets prior to the Closing Date; and

            9.1.3. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

      9.2. Indemnification by Buyer. Buyer shall indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

            9.2.1. Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenant by Buyer contained herein;

            9.2.2. Any and all of the Assumed Liabilities;

            9.2.3. Any and all losses, liabilities or damages resulting from Buyer's operation or ownership of the Systems or Assets on and after the Closing Date; and

            9.2.4. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

      9.3.  Limitation on Indemnification, Exclusive Remedy.

            9.3.1. Seller's liability under Section 9.1 shall be limited to losses or damages exceeding in the aggregate $250,000 (the "Deductible"), and Seller shall have no liability under Section 9.2 for losses or damages constituting the Deductible.

            9.3.2. Seller's liability under Section 9.1 shall be limited to losses or damages not exceeding in the aggregate four percent of the Purchase Price (as adjusted under Section 2.5 but not reduced by the percentage representing the Distributed Assets).

            9.3.3. The amount payable by Seller to Buyer with respect to Section
9.1 shall be reduced by the amount of any insurance proceeds received by Buyer with respect to losses, liabilities or damages, and each of the parties hereby agrees to use reasonable efforts to collect any and all insurance proceeds to which it may be entitled in respect to any such losses, liabilities or damages. Such amount payable shall be further reduced by the amount of any tax benefit actually realized (including by refund or by reduction or offset against taxes otherwise payable had the losses, liabilities or damages not been sustained) by Buyer (or the affiliated or combined grout) of which it is a member) by reason of the payment or incurrence by Buyer of the losses, liabilities or damages or which indemnity is sought or the occurrence of the event giving rise to such losses, liabilities or damages. To the extent that insurance proceeds are received and/or a tax benefit is realized after payment has been made by Seller to Buyer, Buyer shall promptly pay an amount equal to such proceeds or benefit to Seller.

            9.3.4. After the Closing Date, the sole and exclusive remedy of any party for any misrepresentation or any breach of a warranty or covenant set forth in or made pursuant to this Agreement shall be a claim for indemnification under and pursuant to this Article 9.

10.   MISCELLANEOUS

      10.1. Partnership Agreement. Nothing in this Agreement is intended to modify, and shall not modify, any provision of the Partnership Agreement, including without limitation provisions in the Partnership Agreement relating to indemnification of the managing general partner of Seller. To the extent that any provision of this Agreement is determined to conflict with any provision of the Partnership Agreement, the Partnership Agreement shall control.

      10.2. Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto, except that Buyer may assign and delegate all or a part of its rights and obligations under this Agreement to one or more entities affiliated with Buyer without the prior written consent of Seller. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      10.3. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Washington, without regard to the conflicts of law principles of such state.

      EXECUTED as of the date first above written.

      BUYER:

                            NORTHLAND COMMUNICATIONS CORPORATION

                            By:
                                 -----------------------------------------------
                                 James A. Penney, Vice President

      SELLER:

                            NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                            By:  Northland Communications Corporation,
                                 Managing General Partner


                                 By:
                                      ------------------------------------------
                                      James A. Penney, Vice President

                                    EXHIBIT C

                                 PROMISSORY NOTE


$____________              ______________, 2000             Seattle, Washington

      FOR VALUE RECEIVED, NORTHLAND COMMUNICATIONS CORPORATION, a Washington corporation, and its assigns (the "Maker"), promises to pay to NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP, a Washington limited partnership ("NCP-Six"), upon the terms and conditions stated herein, the principal sum of _______________________________ Dollars ($_________), which sum shall be payable in full, plus accrued interest, on the first anniversary of the date of this Note. Payments shall be made in lawful money of the United States, at such place as NCP-Six may designate in writing. The Maker shall have the privilege of prepaying all or any portion of this Note without premium or penalty.

      This Note is issued in connection with that certain Asset Purchase Agreement between _____________ and NCP-Six dated as of _________, 1999 (the "Agreement"). The Maker may be entitled to the right of offset, as provided in the Agreement, and may, without being in default under this Note, effect such offset against any amounts payable under this Note.

      The principal sum of this Note shall bear interest at a per annum rate of six percent (6%). If any portion of this Note shall not be paid when due, then the principal balance of the Note shall thereafter bear interest at the rate of twelve percent (12%) per annum, from the date of such default. A default shall exist as to any failure of the Maker to make any payment required hereunder in a timely manner; provided, however, there shall be no default and no payment shall be due hereunder if the Maker is effecting an offset to account for any prorations or other adjustments provided for pursuant to the Agreement.

      In the event a suit is commenced to enforce the payment of this Note, the Maker hereby agrees to pay all costs of collection, including a reasonable sum as the fees of attorneys and certified public accountants.

      The indebtedness and all other obligations evidenced by this Note are subordinated to the prior payment in full in cash of all obligations of the Maker from time to time outstanding in respect of all other indebtedness of the Maker, other than any indebtedness which by its terms is expressly subordinated to this Note, including, without limitation, amounts that would become due except for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a), and interest, fees, charges and other amounts that, but for the filing of a petition in bankruptcy with respect to the Maker, would accrue on such indebtedness whether or not a claim is allowed against the Maker for the same in such proceeding (collectively, "Senior Debt"). The Maker agrees that upon the occurrence and during the continuance of any default under any Senior Debt or upon any distribution of the assets or readjustment of the obligations of the Maker whether by reason of voluntary or involuntary liquidation, dissolution, winding up, composition, bankruptcy, reorganization, arrangement, receivership, assignment for the benefit of creditors or any marshalling of its assets or the readjustment of its liabilities, whether partial or total, the holders of the Senior Debt shall be entitled to receive cash payment in full of lawful money of the United States of America of all of the Senior Debt in accordance with their respective terms prior to payment of, or other distribution in respect of, all or any part of the indebtedness or other obligations hereunder. NCP-Six agrees, by its acceptance of this Note, that at any time that payment under this Note is prohibited by operation of this paragraph, it shall not take any action to enforce or otherwise collect any such payment and in the event that, notwithstanding the foregoing, NCP-Six shall have received any payment under or in respect of this Note at a time when such payment is prohibited, then such payment shall be received and held in trust for the benefit of the holders of the Senior Debt and shall be paid over and delivered to such holders or their agent to the extent necessary to pay the Senior Debt in full in cash after giving effect to any other concurrent payment or distribution to such holders in respect of the Senior Debt.

      THIS NOTE IS AND SHALL FOR ALL PURPOSES BE DEEMED NONASSIGNABLE AND NONNEGOTIABLE; provided, however, that the NCP-Six may assign its rights and delegate its duties and obligations under this Note, including without limitation the right to receive payment hereunder, to a liquidating trust established for the purpose of distributing amounts due hereunder for the benefit of the beneficiaries of such liquidating trust, and provided further the Maker may assign its rights and delegate its duties and obligations under this Note to any affiliate of Maker.

      ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      This Note is to be construed in all respects and enforced according to the laws of the State of Washington.

                               NORTHLAND COMMUNICATIONS CORPORATION

                               By:
                                    --------------------------------------------
                                    Gary S. Jones, Vice President



                               By:
                                    --------------------------------------------
                                    James A. Penney, Vice President

                                    EXHIBIT D

                               DANIELS' APPRAISAL

                                  CONFIDENTIAL

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

                           APPRAISAL ANALYSIS SUMMARY

INTRODUCTION

Northland Cable Properties Six Limited Partnership (the "Partnership") is a Washington limited partnership consisting of two general partners (the "General Partners") and approximately 1,865 limited partners. Northland Communications Corporation ("Northland"), a Washington corporation, is the Managing General Partner of the Partnership. The Partnership was formed on January 22, 1986 and began operations in 1986 with the acquisition of the cable television systems serving the communities surrounding Starkville, Maben and Mathiston, Mississippi, six additional communities in central Mississippi and the community of and areas surrounding Highlands, North Carolina. As the result of subsequent acquisitions made between July 1988 and January 1998 as well as sales of certain systems, the Partnership currently owns and operates seven cable television system groups ("System Operating Groups"), comprised of twelve headends, serving numerous communities in Mississippi, South Carolina and North Carolina (referred to in the aggregate as the "Systems"). As of March 31, 1999, the Systems passed an estimated 50,060 homes and served approximately 32,963 equivalent basic subscribers ("EBUs").

Based on information provided by Northland for the three month period ended March 31, 1999, annualized run-rate revenue and operating cash flow for the Systems are estimated to be approximately $14.3 million and $6.7 million, respectively. This equates to average monthly revenue per EBU of $36.07 and average annual cash flow per EBU of $203.15.

A summary of the Partnership's System Operating Groups is presented in the following table.

                                               3/31/99                                             Estimated       Est. Annualized
System            Miles of Plant/    Est.     Estimated       3/31/99              3/31/99         Annualized         Run-Rate
Operating            Number of      Homes/       Homes          EBUs/              Pay Units/       Run-Rate         Cash Flow/
  Group              Headends        Mile       Passed      Penetration          Penetration         Revenue           Margin
---------         ---------------   ------    ---------     ------------         ------------      ----------      ---------------
Starkville, MS        194.5/2         57        11,085      8,097 / 73.0%        2,930 / 36.2%    $ 3,680,744    $1,895,951 / 51.5%
Philadelphia, MS      170/1           26         4,395      3,851 / 87.6%        1,450 / 37.7%      1,617,933       731,306 / 45.2%
Kosciusko, MS         125.8/2         43         5,440      4,350 / 80.0%        1,371 / 31.5%      1,854,490       952,651 / 51.4%
Forest, MS            154/2           24         3,735      3,222 / 86.3%        1,442 / 44.8%      1,390,976       689,646 / 49.6%
     Subtotal, MS     644.3/7         38        24,655     19,520 / 79.2%        7,193 / 36.9%      8,544,143     4,269,554 / 50.0%

Highlands, NC         128/1           33         4,190      2,584 / 61.7%          482 / 18.7%      1,036,879       459,752 / 44.3%

Barnwell, SC          308.5/3         39        12,125      5,941 / 49.0%        4,301 / 72.4%      2,694,265     1,079,592 / 40.1%
Bennettsville, SC     145/1           63        9,090       4,918 / 54.1%        3,628 / 73.8%      1,993,654       887,575 / 44.5%
     Subtotal, SC     453.5/4         47        21,215     10,859 / 51.2%        7,929 / 73.0%      4,687,919     1,967,167 / 42.0%

Total All
Systems             1,225.8/12        41        50,060     32,963 / 65.8%       15,604 / 47.3%    $14,268,941    $6,696,473 / 46.9%


Daniels was retained by Northland to appraise the fair market value of the assets of the Partnership as of July 1, 1999 (the "Valuation Date"). The appraisal was performed in conjunction with the anticipated dissolution and liquidation of the Partnership. This report summarizes Daniels' conclusions and provides an outline of the scope of the engagement, the process used, an overview of the Systems by System Operating Group, the valuation methodology, the assumptions relied upon and an explanation of the values derived.

PROCESS

Daniels prepared an independent appraisal analysis to determine the fair market value of the operating assets of the Partnership. The Systems were appraised on a going-concern basis, in conformance with standard appraisal techniques, utilizing a ten-year discounted net cash flow analysis and applying relevant market and economic factors. The appraisal assumes that the Systems have been and will continue to be operated as efficiently as comparable cable television systems and that the franchises and leases of assets used in the operation of the Systems will be renewed indefinitely without material changes, other than upgrade and/or rebuild requirements (see "The Systems").

The appraisal process included discussions with the Partnership's management, due diligence visits to substantially all of the Systems by Daniels' personnel, research of demographic information concerning the various communities served by the Partnership and analyses of historical and forecasted financial and operating information, as well as Daniels' general knowledge about the cable television industry. From such due diligence, summaries of the relevant operating, technical, financial and demographic characteristics were prepared for each of the seven System Operating Groups. These characteristics were instrumental in determining value.

In order to assess the fair market value of the Partnership's operating assets, Daniels prepared detailed operating and financial forecasts for each of the seven System Operating Groups, incorporating the critical elements of operating revenues and expenses as well as capital expenditure requirements. These financial forecasts then formed the basis for determining a discounted cash flow value for each System Operating Group, a standard valuation methodology used within the cable television industry (the "DCF" valuation methodology). The combined values of the Systems, by System Operating Group, pursuant to the DCF, provide a value of the operating assets of the Partnership. In addition, using the private market transaction multiples methodology, an aggregate value for the Partnership's cable television assets was derived by applying value per subscriber and operating cash flow multiples obtained in private market sales of comparable cable television systems to the respective statistics of the Systems. The results of the DCF and the private market transaction multiples valuation methodologies were then analyzed to determine a final appraised value for the Partnership's operating assets.

THE SYSTEMS

The Systems are comprised of seven System Operating Groups, four of which are located in Mississippi, two of which are located in South Carolina and one of which is located in North Carolina. The largest System Operating Group is Starkville, Mississippi with 8,097 EBUs as of March 31, 1999. The smallest System Operating Group is Highlands, North Carolina with 2,584 EBUs as of the same period. As of March 31, 1999, the System Operating Groups had EBU penetration rates ranging from 49.0% to 87.6%, and a weighted average EBU penetration level of 65.8%. Subscriber growth rates for the Systems have been essentially flat to modest for the past several years.

In the seven System Operating Groups, there are a total of 12 headends and 1,226 plant miles, of which approximately 89% is aerial and 11% is underground. Based on information provided by Northland, approximately 10% of the plant miles are at 300 MHz; 42% are at 330 MHz; 1% are at 400 MHz; 36% are at 450 MHz; and 11% are at 550 MHz. According to Northland, none of the Systems are currently addressable, and pay-per-view service is offered on an event-only basis.

TECHNICAL SUMMARY

            MILES OF PLANT AT VARIOUS BANDWIDTHS AS OF MARCH 31, 1999

---------------------------------------------------------------------------------------------------------------------------------
SYSTEM OPERATING                 300 MHZ          330 MHZ           400 MHZ           450 MHZ         550 MHZ             TOTAL
                                  MILES            MILES             MILES             MILES           MILES              MILES
---------------------------------------------------------------------------------------------------------------------------------
Starkville, MS                                      194.5                                                                 194.5
---------------------------------------------------------------------------------------------------------------------------------
Philadelphia, MS                                     51                                119                                170
---------------------------------------------------------------------------------------------------------------------------------
Kosciusko, MS                                                                          125.8                              125.8
---------------------------------------------------------------------------------------------------------------------------------
Forest, MS                          17              137                                                                   154
---------------------------------------------------------------------------------------------------------------------------------
      Subtotal, MS                  17              382.5                              244.8                              644.3
---------------------------------------------------------------------------------------------------------------------------------
Highlands, NC                                       128                                                                   128
---------------------------------------------------------------------------------------------------------------------------------
Barnwell, SC                       111.2                                               197.3                              308.5
---------------------------------------------------------------------------------------------------------------------------------
Bennettsville, SC                                                       6                               139               145
---------------------------------------------------------------------------------------------------------------------------------
      Subtotal, SC                 111.2                                6              197.3            139               453.5
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL SYSTEMS                  128.2            510.5               6              442.1            139             1,225.8
---------------------------------------------------------------------------------------------------------------------------------
           Percent of Total         10.5%            41.6%              0.5%            36.1%            11.3%            100.0%
---------------------------------------------------------------------------------------------------------------------------------

The reality of competition from DBS, SMATV and MMDS and the lack of excess channel capacity in certain of the Partnership's Systems suggest that a rebuild or upgrade of all of the Systems with a current capacity of less than 450 MHz would be prudent over the next several years. The Partnership plans to upgrade substantially all of the Systems to a bandwidth of at least 450 MHz over the next three years; however, there are no current franchise requirements to rebuild or upgrade any of the Systems. None of the Systems are currently addressable.

The quality of broadcast signals that can be received off-air varies among the different System Operating Groups from good to poor, and the communities that receive good off-air signals typically have a lower subscriber penetration rate. Selected subscribers in the Starkville System Operating Group have the option of receiving service from Wireless One, a MMDS operator. Management of the Partnership does not believe that MMDS operators will have a further material negative effect on the Systems in the future. Additionally, selected homes in the community of Sapphire Valley in the Highlands system have been overbuilt by a small operator. Although competition from DBS providers exists in areas served by the Systems, such competition has not had a material effect on the Partnership's operations to date.

On May 5, 1995, the Federal Communications Commission ("FCC") announced the adoption of a simplified set of rate regulation rules that will apply to "small" cable systems, defined as a system serving 115,000 or fewer subscribers, that are owned by "small" companies, defined as a company serving 400,000 or fewer subscribers. Under the FCC's definition, the Partnership is a "small" company and each of the Partnership's Systems are "small" systems. Maximum permitted rates under these revised rules are dependent on several factors including the number of regulated channels offered, net asset basis of plant and equipment used to deliver regulated services, the number of subscribers served and a reasonable rate of return.

On February 8, 1996, the Telecommunications Act of 1996 (the "1996 Act") became law. The 1996 Act eliminated all rate controls on cable programming service tiers ("CPSTs") of "small" cable systems, defined by the 1996 Act as systems serving fewer than 50,000 subscribers owned by operators serving fewer than 1% of all subscribers in the United States (approximately 600,000 subscribers). Under the 1996 Act, all of the Partnership's Systems qualify as "small" cable systems.

As of March 31, 1999, six of the Partnership's Systems have received notification that local franchising authorities have elected to certify to regulate basic rates. Based on Northland's analysis, the rates charged by the Systems are within the maximum rates allowed under FCC rate regulations.

STARKVILLE, MISSISSIPPI

The Starkville, Mississippi System Operating Group is the largest of the seven System Operating Groups with subscribers located in Oktibbeha County, Mississippi, which is approximately 125 miles northeast of Jackson, Mississippi. The City of Starkville serves as the County Seat and is the home of Mississippi State University, which has an enrollment of approximately 12,000 students and features a leading, nationally recognized veterinary medicine program. The University is the largest employer in Starkville. Also located in Starkville is the Mississippi Research and Technology Park, a long-range economic development project initiated through the joint efforts of the City of Starkville, Oktibbeha County, Mississippi State University and local businesses.

As noted previously, the Starkville system faces limited competition from Wireless One, a MMDS operator. Additionally, the City of Starkville has formed an exploratory committee to assess the feasibility of building a cable system. In consideration of the fact that the City also owns the local power company, there is at least a potential threat that the City will move forward with a hardwire overbuild of the Starkville system with a bundled telecommunications strategy. Additionally, there is a small independent cable operator who has overbuilt approximately 12 homes in a low density area of Oktibbeha County.

As of March 31, 1999, the Starkville System Operating Group passed 11,085 estimated homes and served 8,097 equivalent basic subscribers, for a penetration rate of 73.0%. This penetration rate is the fourth highest of the seven System Operating Groups. There are currently five franchises covering this group, with franchise expiration dates ranging from November 7, 2005 to June 30, 2010. The Starkville System Operating Group accounts for approximately 25% of the Partnership's equivalent basic units.

The Starkville System Operating Group is comprised of two systems, each with one headend, located in Starkville and Maben, Mississippi. The Starkville System Operating Group was acquired in 1986 and has approximately 195 miles of plant, 97% of which is aerial. Currently, 100% of the plant is capable of passing 330 MHz. Within a period of two years, the Partnership will complete its rebuild of the Starkville system to 550 MHz and the Maben system to 400 MHz. The financial forecasts prepared by Daniels take into account such capital projects, among others.

The Starkville system offers three levels of non-premium service: Economy Basic service, consisting of 11 primarily broadcast and local origination channels, for $14.00; Standard Basic service, consisting of the 11 Economy Basic channels plus an additional 21 satellite channels, for $25.95; and Specialty Tier service, consisting of the 32 Standard Basic channels plus an additional eight satellite channels, for $34.45. The Maben system offers 29 channels of Standard Basic service for $25.50. Both systems offer HBO and Showtime, while the Starkville system also offers Cinemax and The Disney Channel. The last rate increase was implemented on August 1, 1998.

BARNWELL, SOUTH CAROLINA

The Barnwell System Operating Group was acquired by the Partnership in January 1998. Barnwell is the second largest System Operating Group, passing 12,125 estimated homes in the communities of Barnwell, Allendale and Bamberg, South Carolina and serving 5,941 equivalent basic subscribers as of March 31, 1999. The areas served by the Barnwell System Operating Group are located in Southern South Carolina, approximately 60 miles south of Columbia, South Carolina. The economy is based primarily on manufacturing and agricultural activities. The largest employer in the area is the Savannah River Site nuclear plant. Other major employers that employ in excess of 500 people include Sara Lee, Ducane Heating Corporation and Dixie Narco, a soft drink vending machine manufacturer. The overall penetration rate in this System Operating Group is 49.0%. The Barnwell System Operating Group is covered by 12 franchises which expire between January 8, 2000 and July 16, 2012. The Barnwell System Operating Group accounts for approximately 18% of the Partnership's equivalent basic subscribers.

The Barnwell System Operating Group is comprised of three systems, each with one headend, located in Barnwell, Allendale and Bamberg, South Carolina. The Barnwell System Operating Group includes 309 miles of plant, of which approximately 84% is aerial. Approximately 64% of the plant is capable of passing 450 MHz, and approximately 36% can pass 300 MHz. Over the next two years, the Partnership will complete its rebuild of the entire System Operating Group to 450 MHz. The financial forecasts prepared by Daniels take into account such capital projects, among others.

The Barnwell system offers two levels of non-premium service: Economy Basic service, consisting of 13 primarily broadcast and local origination channels, for $10.26; and Standard Basic service, consisting of the 13 Economy Basic channels plus an additional 15 satellite channels, for $29.65. Both the Allendale and Bamberg systems offer Economy Basic service, comprised of 12 channels, for $10.40; and Standard Basic service, comprised of 12 Economy Basic channels plus an additional 24 channels, for $30.58. The Barnwell system offers HBO, The Disney Channel, Showtime and The Movie Channel. The Allendale and Bamberg systems offer the four aforementioned premium channels plus Cinemax. The last rate increase was implemented on March 1, 1998.

BENNETTSVILLE, SOUTH CAROLINA

The Bennettsville System Operating Group was acquired by the Partnership in January 1998. The city of Bennettsville is located approximately 100 miles northeast of Columbia, South Carolina and is the county seat of Marlboro County. The economy is based primarily on manufacturing and agricultural activities, with the three largest employers being Mohawk Carpet, United Technologies Automotive and Williamette Industries. As of March 31, 1999, the Bennettsville System Operating Group passed 9,090 estimated homes and served 4,918 equivalent basic subscribers, for a penetration rate of 54.1%. The Bennettsville System Operating Group represents a single headend located in Bennettsville, South Carolina, and covers five franchised areas. The five franchises covering this System Operating Group expire between June 10, 2006 and August 30, 2007. The Bennettsville System Operating Group accounts for approximately 15% of the Partnership's equivalent basic subscribers.

The Bennettsville System Operating Group includes 145 miles of plant, of which approximately 81% is aerial. Approximately 96% of the plant is capable of passing 550 MHz and approximately 4% can pass 400 MHz. By the end of 2000, the Partnership is planning to upgrade the small portion of the system that is currently not capable of passing 550 MHz. The financial forecasts prepared by Daniels take into account this capital project, among others.

The Bennettsville system offers three levels of non-premium service: Economy Basic service, consisting of 11 primarily broadcast and local origination channels, for $7.57; Standard Basic service, consisting of the 11 Economy Basic channels plus an additional 18 satellite channels, for $19.10; and Super Basic service, consisting of the 29 Standard Basic channels plus an additional 19 satellite channels, for $26.67. The Bennettsville system offers HBO, Cinemax, The Disney Channel, Showtime, The Movie Channel and Encore. The last rate increase was effective May 1, 1998. Service rates at Bennettsville are lower than the average rates charged by the Systems due to the aggressive pricing strategy effected by the system's prior owner in response to entry into the market by an overbuilder, who has subsequently ceased operating in the market. Northland indicates that significant rate adjustments will be implemented over the next few years to get the Bennettsville system more in line with average rates charged by the Systems.

KOSCIUSKO, MISSISSIPPI

Kosciusko is the fourth largest of the seven System Operating Groups, consisting of two systems, each with one headend, located in Kosciusko and Carthage, Mississippi, approximately 70 miles northeast of Jackson, Mississippi. The local economy is based primarily on manufacturing and agricultural activities with three of the largest employers being Choctaw Maid Farms, Inc., Choctaw Manufacturing Enterprise and Interstate Industries, Inc. The Kosciusko System passes 5,440 estimated homes and serves 4,350 equivalent basic subscribers as of March 31, 1999, for a penetration rate of 80.0%. There are three franchise agreements covering the Kosciusko System Operating Group, expiring between March 13, 2003 and April 4, 2010. The Kosciusko System Operating Group accounts for approximately 13% of the Partnership's equivalent basic subscribers.

The Kosciusko System Operating Group consists of 126 miles of plant, of which approximately 94% is aerial. Both the Kosciusko and Carthage plants are capable of passing 450 MHz. The Partnership currently has no plans for a rebuild of the systems.

The Kosciusko and Carthage systems offer three levels of non-premium service:
Economy Basic service, consisting of 12 primarily broadcast and local origination channels, for $15.00; Standard Basic service, consisting of the 12 Economy Basic channels plus an additional 19 satellite channels, (18 for Carthage), for $25.95 in Kosciusko and $25.50 in Carthage; and Specialty Tier service, consisting of the 31 Standard Basic channels (30 for Carthage) plus an additional 10 satellite channels, for $34.45 in Kosciusko and $34.00 in Carthage. Both Systems offer HBO, Cinemax, The Disney Channel and Showtime. The last rate increase was implemented on August 1, 1998.

PHILADELPHIA, MISSISSIPPI

The Philadelphia System Operating Group serves communities in central Mississippi through a single headend located in Philadelphia, Mississippi. The city of Philadelphia is located approximately 80 miles northeast of Jackson, Mississippi and is the County Seat. Philadelphia's economy is based primarily on manufacturing with the largest employer being U.S. Electrical Motors. Additionally, the gaming industry, highlighted by the Silver Star Casino and Hotel (500+ rooms), owned by the Choctaw Indian Reservation, has added growth to the local economy. As of March 31, 1999, the Philadelphia System Operating Group passed 4,395 estimated homes and served 3,851 equivalent basic subscribers, for a penetration rate of 87.6%. This penetration rate is the highest of the seven System Operating Groups. The Philadelphia System Operating Group includes a single headend located in Philadelphia, Mississippi, and has four franchise agreements expiring between March 20, 2009 and June 3, 2017. The Philadelphia System Operating Group accounts for approximately 12% of the Partnership's equivalent basic subscribers, resulting largely from the Silver Star Casino Hotel.

The Philadelphia System Operating Group includes 170 miles of plant, of which approximately 96% is aerial. Approximately 70% of the plant is capable of passing 450 MHz and approximately 30% can pass 330 MHz. Over the next two years, the Partnership is planning to complete a rebuild of the entire system to 450 MHz. The financial forecasts prepared by Daniels take into account this capital project, among others.

The Philadelphia system offers three levels of non-premium service: Economy Basic service, consisting of 12 primarily broadcast and local origination channels, for $15.00; Standard Basic service, consisting of the 12 Economy Basic channels plus an additional 16 satellite channels, for $25.50; and Specialty Tier service, consisting of the 28 Standard Basic channels plus an additional 10 satellite channels, for $34.75. The Philadelphia system offers HBO, Cinemax, Showtime, Starz and Encore. The last rate increase was implemented on August 1, 1998 for all services and the Specialty Tier service rate was increased again on May 1, 1999.

FOREST, MISSISSIPPI

The Forest, Mississippi System Operating Group serves communities in central Mississippi. The local economy is primarily based on agricultural and manufacturing activities. One of the largest industries in the area is poultry. Nearly two million birds are dressed per week in Forest, which ranks as the second-largest producer of broilers in the nation. As of March 31, 1999, the Forest System Operating Group passed 3,735 estimated homes and served 3,222 equivalent basic subscribers for a penetration rate of 86.3%. This penetration rate is the second highest of the seven System Operating Groups. There are currently four franchises covering this System Operating Group, with franchise expiration dates ranging from February 20, 2003 to October 17, 2010. The Forest System Operating Group accounts for approximately 10% of the Partnership's equivalent basic subscribers.

The Forest System Operating Group includes two systems, each with one headend, located in Forest and Raleigh, Mississippi. The Forest System Operating Group includes 154 miles of plant, 95% of which is aerial. Currently, 89% of the plant is capable of passing 330 MHz and 11% is capable of passing 300 MHz. Over the next two years, the Partnership is planning to rebuild the Forest system to 550 MHz. The small Raleigh system currently has no plans for further upgrade. The financial forecasts prepared by Daniels take into account such capital projects, among others.

The Forest system offers three levels of non-premium service: Economy Basic service, consisting of 13 primarily broadcast and local origination channels, for $15.00; Standard Basic service, consisting of the 13 Economy Basic channels plus an additional 17 satellite channels, for $25.95; and Specialty Tier service, consisting of the 30 Standard Basic channels plus an additional eight satellite channels, for $33.90. The Raleigh system offers 25 channels of Standard Basic service for $23.95. The Forest system offers HBO, Cinemax, Showtime, Encore and Starz, while the Raleigh system offers only HBO. The last rate increase was implemented on August 1, 1998.

HIGHLANDS, NORTH CAROLINA

The Highlands System Operating Group is the smallest of the seven System Operating Groups and serves the community of and areas surrounding Highlands, North Carolina. The city of Highlands is located on a plateau of the Blue Ridge Mountains where Georgia, North Carolina and South Carolina meet. The Highlands region has long been a vacation destination for affluent families from many Southern cities. The area is encircled by 200,000 acres of the End National Forest. One of the main attractions of Highlands is the area's exclusive golf clubs. As of March 31, 1999, the Highlands System Operating Group passed 4,190 estimated homes and served 2,584 equivalent basic subscribers, for a penetration rate of 61.7%. The Highlands System Operating Group includes a single headend located in Highlands, North Carolina, and has four franchise agreements expiring between October 3, 1999 and June 2, 2013. The Highlands System Operating Group accounts for approximately 8% of the Partnership's equivalent basic subscribers. In keeping with the fluctuating occupancy of the area's homes throughout the year, the system experiences seasonality in its subscriber base.

The Highlands System Operating Group includes 128 miles of plant, of which approximately 78% is aerial. Currently, 100% of the plant is capable of passing 330 MHz. Over the next two years, the Partnership is planning to rebuild the system to 450 MHz. The financial forecasts prepared by Daniels take into account this capital project, among others.

The Highlands system offers two levels of non-premium service: Economy Basic service, consisting of 17 primarily broadcast and local origination channels, for $17.50; and Standard Basic service, consisting of the 17 Economy Basic channels plus an additional 19 satellite channels, for $33.20. The Highlands system offers HBO, Cinemax, The Disney Channel and Encore. The last rate increase was effective February 1, 1999.

VALUATION METHODOLOGY

In order to appraise the fair market value of the assets of the Partnership, Daniels applied two valuation methodologies to each of the seven System Operating Groups: (i) discounted cash flow valuation; and (ii) comparable private market transaction multiples analysis. The respective aggregate fair market values of the Partnership's operating assets derived from each valuation methodology were then compared, and a final value was derived.

DISCOUNTED CASH FLOW

The discounted cash flow valuation methodology ("DCF") measures the present value of an entity's forecasted free cash flow from operations, defined as pre-tax earnings before interest, taxes, depreciation and amortization ("EBITDA"), less capital expenditures ("Free Cash Flow"). The forecasted Free Cash Flow was determined through a 10-year financial forecast prepared by Daniels for each of the seven System Operating Groups, which provides for detailed forecasts of revenue and operating expenses. In addition to Free Cash Flow, and based upon the 10-year financial forecasts discussed above, a terminal enterprise value was estimated for each of the seven System Operating Groups assuming a sale at the end of year 10 (the "Terminal Enterprise Value"). This Terminal Enterprise Value was based on a multiple of terminal EBITDA which Daniels determined to be reasonable in light of comparable private market transaction multiples of EBITDA.

The revenue forecasts for each of the seven System Operating Groups were based upon Daniels' forecasts of homes passed, subscriber penetration levels and rates and non-subscriber based revenue sources. Expense forecasts were based primarily on assumed rates of inflation over the forecast period and were adjusted for particular growth characteristics of each of the seven System Operating Groups. Capital expenditure forecasts were based upon costs associated with the construction of new miles of plant, plant maintenance and rebuild/upgrade requirements. Daniels did not include telephony or commercial data services revenue, expenses or capital costs in its forecasts. Daniels did, however, include residential data services revenue and expenses in its forecast where warranted.

The forecasted Free Cash Flow and the Terminal Enterprise Value (together, the "Forecasted Net Cash Flows") resulting from the 10-year financial forecasts prepared by Daniels were discounted back to the present at a discount rate representing the weighted average cost of capital for an array of entities within the cable television industry that are capable of consummating an acquisition similar in size to the acquisition of the Systems. The weighted average cost of capital is a company's required rate of return necessary to satisfy the expectations of both the debt and equity investors of a company. Theoretically, an entity will be willing to pay a price for an investment as high as the value that will allow it to equal or exceed its weighed average cost of capital requirements.

Borrowing costs are different for every entity, depending primarily upon the overall credit quality of the borrower and the quality of the collateral, if any. In the cable television industry, many lending institutions often use the prime rate as a benchmark for determining loan interest rates. Some borrowers pay interest rates above the prime rate, while others are able to borrow at more favorable rates below the prime rate. Daniels, therefore, has assumed that the prime rate is a fair benchmark, within a margin of 25 to 50 basis points, of the average cost of debt of an array of entities willing and financially able to consummate an acquisition similar in size to an acquisition of the Systems. The cost of equity was determined by sampling the current estimated private market cost of equity for cable television investments and blending that with equity return objectives of large publicly traded companies in this industry. Such equity returns are those which would be required by experienced private equity investors and publicly traded companies in cable television investments with characteristics similar to those of the Systems. The weighted average cost of capital Daniels derived for each of the discounted cash flow analyses was 13.50%. Listed below are the estimates of the costs of debt and equity in the capitalization structure as of the Valuation Date used to determine the discount rate.

ASSUMED CAPITAL STRUCTURE                                     % OF TOTAL CAPITAL                     COST OF CAPITAL
-------------------------                                     ------------------                     ---------------
Debt                                                                 60.0%                                 7.5%
Equity                                                               40.0%                                22.5%
Estimated Weighted Average Cost of Capital                          100.0%                                13.5%

The combined aggregate fair market value of the Systems derived from this analysis is $73.3 million, which is equal to 10.9x estimated annualized run-rate cash flow and $2,200 per equivalent basic subscriber.(1)

DISCOUNTED CASH FLOW                   MULTIPLE OF ANNUALIZED
      VALUATION                         RUN-RATE CASH FLOW(1)                      VALUE PER EBU(1)
--------------------                   ----------------------                      ----------------
     $73,300,000                                 10.9x                                  $2,200


(1) Annualized run-rate cash flow for the three months ended 3/31/99 and EBUs as of 3/31/99 have been adjusted for seasonality of the Highlands system. The adjusted annualized run-rate cash flow for the Systems is estimated to be $6.7 million and the adjusted EBU for the Systems is estimated to be 33,313.

COMPARABLE PRIVATE MARKET TRANSACTION MULTIPLES

In addition to the DCF valuation methodology, Daniels also utilized the comparable private market transaction multiples methodology, which is another generally accepted valuation methodology used to correlate and validate the findings of the DCF with the realities of the private market. Under this methodology, Daniels has compared selected market multiples reported in sales of cable television systems of similar size, markets and technical condition as the Systems to selected operating statistics of the Systems. In the case of cable television system transactions, the most commonly used market multiples are: (i) a multiple of trailing three or six months annualized operating cash flow; and
(ii) the price per subscriber. The Systems' annualized operating cash flow for the quarter ended March 31, 1999 will be used as a comparable statistic to the annualized statistics reported in the comparable group of transactions.

COMPARABLE CABLE TELEVISION SYSTEM SALES

                                                                                Aggregate         Value/                     Close
System                         Buyer                Seller            Subs.     Value (SM)         Sub.         Value/CF      Date
------                         -----                ------            ----      ----------        ------        --------     -----
Riverside Co., CA              Century              Act 5             19,000       33.0          $1,737           9.2x      Contract
Various, SD                    Mediacom             Zylstra           14,300       21.5           1,500           9.4       Contract
Nitro, WV & Various TX         Fanch                Harmon            18,300       50.0           2,732          14.0       Jun-99
Various, MI                    Millennium           Horizon           43,000      112.0           2,605          11.2       May-99
Buffalo, MN                    Bresnan              Jones             14,550       27.0           1,856           9.8       Mar-99
CA-based MSO                   USA Media            WestStar          45,000       84.0           1,867           9.0       Mar-99
                                                    Comm.

Livingston County, MI          Fanch                Multi-            16,000       42.0           2,625          10.0       Feb-99
                                                    Cablevision

Various, LA, TX                Star Cable           Illini            12,000       18.0           1,500          10.9       Feb-99
                                                    Cablevision
Hotsprings, Deadwood,          TCl                  Duhamel           16,400       28.3           1,726           9.0       Feb-99
Blackhawk, SD                                       Cable Frc.

Hanover, PA                    Susquehanna          Hanover           16,700       33.4           2,000          11.5       Jan-99
                                                    Cable
Various, MI                    Bresnan              Omega             25,900       40.0           1,545           9.0       Jan-99
Various, GA                    Jones                Bresnan           24,000      $50.0           2,083          10.0       Dec-98
                                                    Communications

Payson, AZ                     NPG Cable / AZ       Mark Twain        12,350       21.6           1,750           9.2       Sep-98
Various, TX, OK, KS, MO        Classic              CableOne          28,000       44.0           1,600           9.0       Aug-98
                               Communications

                                                    Total / Average   21,821     $604.8          $1,940          10.0x

The comparable private market transactions analysis yields a cash flow multiple range of 9.0x to 14.0x cash flow, with a weighted average of 10.0x cash flow. Value per subscriber ranges from $1,500 to $2,732, with a weighted average of $1,940 per subscriber.

MATERIAL RELATIONSHIPS

Daniels has no ownership position in Northland or the Partnership; however, Daniels has at various times sold cable television systems to Northland while representing other cable television operators and has sold cable television systems on behalf of Northland. Daniels does not believe that these prior relationships in any way affect its ability to fairly and impartially render the opinion of value expressed herein.

VALUATION SUMMARY

Based on the analysis using the valuation methodologies described above, the estimated fair market value of the Systems as of the Valuation Date is $73,300,000, representing 10.9x estimated annualized run-rate operating cash flow and value per equivalent basic subscriber of $2,200.

THE CASH FLOW MULTIPLE IS SLIGHTLY HIGHER THAN THE WEIGHTED AVERAGE MULTIPLE BUT WELL WITHIN THE RANGE OF MULTIPLES DERIVED FROM THE COMPARABLE PRIVATE MARKET TRANSACTIONS ANALYSIS, AND EQUAL TO THE MULTIPLE DERIVED FROM THE DCF ANALYSIS. THE VALUE PER EQUIVALENT BASIC SUBSCRIBER IS ALSO ABOVE THE WEIGHTED AVERAGE VALUE BUT WELL WITHIN THE RANGE OF VALUES DERIVED FROM THE COMPARABLE PRIVATE MARKET TRANSACTIONS ANALYSIS, AND EQUAL TO THE VALUE PER SUBSCRIBER DERIVED FROM THE DCF ANALYSIS. IT IS WORTH NOTING THAT DANIELS IS CURRENTLY ACTING AS AN ADVISOR ON SEVERAL COMPARABLE, NON-PUBLIC TRANSACTIONS WITH IMPLIED VALUATION STATISTICS THAT SUPPORT OUR ANALYSIS OF VALUE OF THE SYSTEMS.

      OUR OPINION OF VALUE EXPRESSED IN THIS APPRAISAL IS BASED ON FINANCIAL AND OPERATING INFORMATION PROVIDED TO DANIELS BY THE PARTNERSHIP, AS WELL AS PUBLISHED DEMOGRAPHIC INFORMATION PERTAINING TO THE PARTNERSHIP'S SERVICE AREAS. WHILE DANIELS BELIEVES SUCH SOURCES TO BE RELIABLE AND ACCURATE, IT HAS NOT INDEPENDENTLY VERIFIED ANY SUCH INFORMATION. THE VALUATION IS BASED ON INFORMATION AVAILABLE TO DANIELS AS OF THE LATEST PRACTICABLE DATE. DANIELS UNDERTAKES NO RESPONSIBILITY FOR UPDATING THIS OPINION TO REFLECT CHANGES IN THE VALUE OF THE ASSETS SUBSEQUENT TO THE DATE OF THIS APPRAISAL, SUCH AS MARKET, ECONOMIC, TECHNOLOGICAL, OPERATIONAL, GOVERNMENTAL AND OTHER CHANGES.

                                    EXHIBIT E

                   COMMUNICATIONS EQUITY ASSOCIATES APPRAISAL

                                  July 1, 1999


Northland Cable Properties Six Limited Partnership
1201 Third Avenue, Suite 3600

Seattle, WA  98101

      Communications Equity Associates, Inc. ("CEA") is pleased to submit the results of our valuation analysis of the assets of the cable television systems (the "Cable Systems") owned by Northland Cable Properties Six Limited Partnership ("NCP-Six" or the "Partnership") as of the date of this report. It is our understanding that the values determined by this analysis will be used in connection with the anticipated dissolution and liquidation of the Partnership.

      We hereby express our opinion of the fair market value of the assets of the Cable Systems, free and clear of all liens, liabilities and encumbrances. "Fair Market Value" is defined as the price which could be negotiated in an arm's length free market transaction between a willing seller and a willing buyer, neither of whom is under undue pressure of compulsion to complete the transaction. We hereby express no opinion as to the fairness of any transaction involving the Cable Systems.

      Based on the analysis detailed in this report and subject to the limiting conditions listed in this report, it is the opinion of Communications Equity Associates that, as of the date of this report the fair market value of the assets of the Cable Systems is $74,600,000.

      This valuation is intended solely for your use for the purpose stated above, and is not intended for general publication or circulation. Since these value conclusions are the result of certain specific assumptions, and since these assumptions may not be relevant for other purposes, these values should not be used for any other purpose.

      In performing this analysis, CEA relied substantially on financial and operational information provided by management of the Partnership and by Cable System personnel. CEA did not independently verify this information and can therefore accept no responsibility as to its accuracy.

      The fee CEA has been paid for the valuation services performed is in no way contingent upon the results of CEA's analysis. CEA is independent of both Northland and NCP-Six, and neither CEA nor any of its employees involved in this valuation have a financial interest in Northland nor any of its affiliated companies, in NCP-Six, nor in the Cable Systems. To the best of CEA's knowledge and belief, all statements contained in this report are true and correct, and no important information has been knowingly withheld. This valuation has been prepared to conform with the Uniform Standards of Professional Appraisal Practice as promulgated by the American Society of Appraisers.

                                     Respectfully submitted,

                                     /s/ Communications Equity Associates, Inc.

                                     Communications Equity Associates, Inc.

                               LIMITING CONDITIONS

1. CEA offers no opinions on either the potential effect of current or future FCC regulations on the cash flow of the Cable Systems, or on the Partnership's strategy in dealing with these regulations. The value conclusions derived herein were based on the assumption that the current rates of the Cable Systems are in compliance with current FCC regulations, and that no future refund liability is associated with the Cable Systems.

2. This valuation is based on CEA's assessment of market conditions as of the date of this report, and assumes that market, regulatory and other conditions remain static. Changes in the economy as well as additional rule-making by the FCC could have a material effect on the values herein derived.

3. CEA cannot guarantee that a buyer could be found for the Cable Systems at the value herein determined, or at any rational price.

4. As part of this analysis, CEA relied substantially on historical and projected financial and operational information provided by management of the Partnership. CEA did not independently verify this information and can therefore accept no responsibility as to its accuracy.

5. CEA hereby expresses no opinion as to the fairness of any transactions involving the Cable Systems or the shares of the Partnership.

6. CEA specifically prohibits the use of these value conclusions in all matters related to the solvency of the Partnership. Since we have not undertaken an analysis of the debt of the Partnership, we can make no representations as to whether the fair salable value of the Partnership's assets exceeds the Partnership's debt, whether the Partnership will be able to meet its debt obligations as they come due, or whether the Partnership is reasonably capitalized.

7. CEA did not conduct a detailed technical evaluation of the Cable Systems, but instead relied on information provided by management of the Partnership and Cable Systems' employees in assessing the technical condition of the Cable Systems.

8. CEA has assumed that the Cable Systems, as currently operated, are in material compliance with all franchise, regulatory, and FCC requirements. CEA did not independently verify compliance with these requirements.

                                TABLE OF CONTENTS

SECTION

1.    OVERVIEW OF ANALYSIS

           -         BACKGROUND AND DESCRIPTION OF ANALYSIS................................................1
           -         DEFINITION OF FAIR MARKET VALUE.......................................................1
           -         DESCRIPTION OF VALUATION METHODOLOGY..................................................1

2.    CABLE SYSTEMS OVERVIEW

           -         STARKVILLE, MS........................................................................3
           -         PHILADELPHIA, MS......................................................................3
           -         KOSCIUSKO, MS.........................................................................4
           -         FOREST, MS............................................................................4
           -         HIGHLANDS, NC.........................................................................4
           -         BARNWELL, SC..........................................................................5
           -         BENNETTSVILLE, SC.....................................................................5
           -         FINANCIAL SUMMARY.....................................................................6

3.    VALUATION

           -         DISCOUNTED CASH FLOW APPROACH.........................................................7
           -         MARKET APPROACH.......................................................................7
           -         VALUE CONCLUSION......................................................................8
           -         CABLE SYSTEM STATISTIC................................................................9

1.    OVERVIEW OF ANALYSIS

      -     BACKGROUND AND DESCRIPTION OF ANALYSIS

      -     DEFINITION OF FAIR MARKET VALUE

      -     DESCRIPTION OF VALUATION METHODOLOGY

                              OVERVIEW OF ANALYSIS

BACKGROUND AND DESCRIPTION OF ANALYSIS

      Communications Equity Associates ("CEA") has been retained by Northland Cable Properties Six Limited Partnership ("NCP-Six" or the "Partnership") to determine the fair market value of the assets of the cable television systems (the "Cable Systems") owned by the Partnership as of the date of this report. It is CEA's understanding that the values determined by this analysis will be used in connection with the anticipated dissolution and liquidation of the Partnership.

      As part of this analysis, CEA requested and obtained from Partnership management detailed historical and projected financial and operating information pertaining to the Cable Systems. Additionally, CEA visited and toured significant portions of the cable service area and had discussions regarding the operations of the Cable Systems with Partnership management and employees. CEA has not conducted a technical analysis of the cable plant, and has therefore relied on assertions made by Cable Systems' management regarding the technical performance of the cable plant.

DEFINITION OF FAIR MARKET VALUE

      For the purpose of this appraisal, "Fair Market Value" is defined as the price which could be negotiated in an arm's length free market transaction between a willing seller and a willing buyer, neither of whom is under undue pressure of compulsion to complete the transaction.

DESCRIPTION OF VALUATION METHODOLOGY

      CEA used the discounted cash flow approach and the market approach in determining the fair market value of the assets of the Cable Systems. In the discounted cash flow approach, the value of an asset is determined by calculating the total present value of the future cash flows generated by the asset. In the case of the assets of cable television systems, the value is usually calculated as the present value of the free cash flow (operating cash flow less capital expenditures) of the system, using a weighted average cost of debt and equity capital as the discount rate, with a terminal value at the end of the projection period calculated based on a multiple of the operating cash flow of the cable system. In the market approach, the value of an asset is determined based on a comparison with market transactions involving comparable assets. In order to facilitate this comparison, the respective purchase prices of the comparable assets are expressed as ratios based on a relevant operating statistic, typically earnings or cash flow. In the case of cable television systems, the purchase price of a system is usually expressed as a multiple of the operating cash flow of the system. The appropriate multiple is then applied to the operating cash flow of the subject system in order to determine its value.

2.    CABLE SYSTEMS OVERVIEW

      -     STARKVILLE, MS

      -     PHILADELPHIA, MS

      -     KOSCIUSKO, MS

      -     FOREST, MS

      -     HIGHLANDS, NC

      -     BARNWELL, SC

      -     BENNETTSVILLE, SC

      -     FINANCIAL SUMMARY

                          DESCRIPTION OF CABLE SYSTEMS

      The Partnership owns Cable Systems that serve certain areas of Mississippi and the Carolinas. In Mississippi, the Partnership owns cable systems that serve the operating regions of Starkville, Philadelphia, Kosciusko and Forest, as well as several nearby smaller towns. In the Carolinas, the Partnership's operating areas serve Highlands, NC; Barnwell, SC and nearby areas, and Bennettsville, SC. Relevant statistics for each of these system groups as of March 31, 1999 are displayed in the system statistics table attached to this report.

STARKVILLE, MS

      The Starkville, MS operating group consists of two cable systems that serve the towns of Starkville and Maben, MS. At March 31, 1999, the Starkville group passed an estimated 11,085 homes with approximately 195 miles of plant, for an overall estimated home density of 57 homes per mile. At that time, the group served 8,097 basic subscribers from two headends, for a basic penetration of 73.0%.

      The Starkville area is home to Mississippi State University, and the area benefits from the school's economic impact. Home growth in the Starkville area has been steady as the growth of the university has led to the need for new housing for students, teachers and support staff, as well as new roads and other community growth. In Starkville, the cable system competes in certain areas with Wireless One, an MMDS operator, and has also seen competition from DBS.

      Both the Starkville and the Maben cable systems operate at 330 MHz. The Starkville system offers 44 channels, while the Maben system offers 31 channels. The systems are not addressable and do not offer pay-per-view services. The Partnership plans to upgrade both systems to a minimum of 550 MHz and 400 MHz, respectively during the next two years.

PHILADELPHIA, MS

      The Philadelphia, MS cable system is served from one headend. At March 31, 1999, the Philadelphia system passed an estimated 4,395 homes with approximately 170 miles of plant, for an overall estimated home density of 26 homes per mile. At that time the cable system served 3,851 basic subscribers, for a basic penetration of 87.6%.

      While the city of Philadelphia is growing moderately, the cable service area includes the nearby Choctaw Indian reservation, which is experiencing significant home growth. The area benefits economically from the Silver Star Casino, which is located on the reservation.

      The Philadelphia system currently operates at 330 MHz, but the Partnership is in the process of upgrading the system to 450 MHz, with about 70% of the upgrade complete at this time, and the rest to be done within the next few years. The Philadelphia system currently offers 43 channels of programming, with no pay-per-view.

KOSCIUSKO, MS

      The Kosciusko, MS operating group consists of two cable systems that serve the towns of Kosciusko and Carthage, MS. At March 31, 1999, the Kosciusko group passed an estimated 5,440 homes with approximately 126 miles of plant, for an overall estimated home density of 43 homes per mile. At that time, the group served 4,350 basic subscribers from two headends, for a basic penetration of 80.0%.

      Both the Kosciusko and the Carthage cable systems operate at 450 MHz, and the systems offer 45 and 44 channels of programming, respectively. The Kosciusko system is designed at 550 MHz, while the Carthage system is designed at 450 MHz. Neither system is addressable.

FOREST, MS

      The Forest, MS operating group currently consists of two cable systems that serve the towns of Forest and Raleigh, MS. At March 31, 1999, the Forest group passed an estimated 3,735 homes with approximately 154 miles of plant, for an overall estimated home density of 24 homes per mile. At that time, the group served 3,222 basic subscribers from two headends, for a basic penetration of 86.3%.

      Forest is located east of Jackson, MS along interstate 20. The area's economy includes several large poultry processing plants. Forest and Raleigh are the county seats of Scott County and Smith County, respectively. The Forest system also serves the town of Morton, MS.

      The Forest and the Raleigh systems operate at 330 MHz and 300 MHz, respectively. The Forest system offers 43 channels of programming, while the Raleigh system offers just 25 channels. Neither system is addressable. The Partnership plans to rebuild the Forest system in the near future to a 550 MHz design, with activation at 450 MHz. The smaller Raleigh system currently has no plans for further upgrade.

HIGHLANDS, NC

      The Highlands, NC cable system is served from a single headend. At March 31, 1999, the Highlands system passed an estimated 4,190 homes with approximately 128 miles of plant, for an overall estimated home density of 33 homes per mile. At that time, the system served 2,584 basic subscribers for a basic penetration of 61.7%.

      Highlands is a resort area located in western North Carolina near the Georgia state line. The system operates at 330 MHz and offers 40 channels of programming. The Partnership plans to rebuild the Highlands system to 450 MHz, with the rebuild slated for completion by late in the year 2000.

BARNWELL, SC

      The Barnwell, SC operating group includes three cable systems that serve the towns of Barnwell, Allendale and Bamberg, SC. At March 31, 1999, the Barnwell operating group passed an estimated 12,125 homes with approximately 309 miles of plant, for an overall estimated home density of 39 homes per mile. At that time, the group served 5,941 basic subscribers from three headends, for a basic penetration of 49.0%.

      The Barnwell group was purchased by the Partnership in 1998. The towns served by the group are not growing and some show signs of economic decline. The service area is located near the Savannah River in Barnwell, Allendale and Bamberg Counties, with the systems three main towns being the county seats of those counties.

      The cable plant in Allendale and Bamberg has been rebuilt to 450 MHz, with 550 MHz spacing. The Barnwell plant is in the process of being rebuilt, with about 25 percent of the plant at 450 MHz, and the remainder at 300 MHz. The Barnwell rebuild is planned to continue through 2001. The Barnwell system currently offers 32 channels of programming, while the Bamberg and Allendale systems currently offer 41 channels each.

BENNETTSVILLE, SC

      The Bennettsville, SC cable system is served from one headend. At March 31, 1999, the Bennettsville system passed an estimated 9,090 homes, with approximately 145 miles of plant, for an overall estimated home density of 63 homes per mile. At that time the cable system served 4,918 basic subscribers, for a basic penetration of 54.1%.

      Bennettsville is located in northeastern South Carolina near the North Carolina state line. It is the county seat of Marlboro County and the only town of its size in the county. The area has experienced economic difficulty lately, with an unemployment rate in the high teens and a declining downtown area.

      The Bennettsville system is in the process of being rebuilt to 550 MHz, with about 96% of the rebuild completed at this time. The system offers 54 channels of programming.

FINANCIAL SUMMARY

      For the three months ended March 31, 1999, the Cable Systems generated combined annualized revenue of $14,363,656, or $36.31 per basic subscriber. The Cable Systems for the same period had combined annualized operating cash flow of $6,731,196, resulting in a 47% operating cash flow margin.

3.    VALUATION

      -     DISCOUNTED CASH FLOW APPROACH

      -     MARKET APPROACH

      -     VALUE CONCLUSION

      -     CABLE SYSTEM STATISTICS

                                    VALUATION

DISCOUNTED CASH FLOW APPROACH

      Financial projections, including all assumptions regarding operations and future capital expenditures were prepared by CEA based on historical and projected financial and operational information provided by the Partnership.

      The discount rate used in this analysis was derived using a weighted average cost of capital. Based on CEA's recent experience in the cable system transaction market, it is CEA's opinion that equity investors in cable systems would likely require a 25 percent return in order to justify the equity investment. Additionally, based on CEA's recent experience in raising debt financing for cable operators, a lender would likely charge an interest rate of approximately 8 percent and would likely be willing to lend up to 60 percent of asset value at that rate. Thus, the likely typical weighted average cost of capital that a buyer would experience in purchasing the assets of the subject Cable Systems can be calculated as follows:

60 percent debt at a rate of 8%                              = .60 X  8%          =  4.8%
40 percent equity at a rate of 25%                           = .40 X 25%          = 10.0%

Weighted Average Cost of Capital                             =                      14.8%

      The terminal value of the Cable Systems was calculated by multiplying the free cash flow of the Cable Systems in the final year of the projection period by an appropriate cash flow multiple.

      The application of the discounted cash flow approach resulted in a total present value indication for the Cable Systems of $74,600,000. This value is equivalent to 11.1 times running rate operating cash flow for the Cable Systems, or $2,263 per basic subscriber.

MARKET APPROACH

      In the first six months of 1999, prices paid for cable television systems increased dramatically over past prices, as the consolidation of the industry accelerated rapidly. In recent years, prices paid for cable television systems have generally ranged from 8 to 12 times operating cash flow. During 1999, this cash flow multiple range increased and widened to a level of 11 to 19 times cash flow.

      Many of the transactions announced during this time period were very large transactions involving target companies with over 1 million subscribers. The increase in prices was attributable to, among other things, the advent of Internet service, the desire of top players in the industry to increase their size quickly, and the recent increase in cable public stock values, which gave these large players an inexpensive currency with which to buy.

      With the larger buyers focused on increased size and the smaller potential buyers unable to pay higher prices, there have been fewer transactions involving cable systems of comparable size and markets to the subject Cable Systems, and as a result, the prices paid in such transactions have not increased as dramatically as the prices paid for the very large cable operators.

      The table below highlights several transactions involving systems of similar size and markets to the subject Cable Systems. In these transactions, the prices paid range from 9.2 to 12.7 times operating cash flow, with a weighted average of 10.8 and a median of 11.3. Prices per subscriber range from $1,500 to $2,755 with a weighted average of $2,313 and a median of $2,134.

                                                                                         Price                      CF       Value/
Date         System                         Seller                 Buyer                 (mil)        Subs       Multiple      Sub
----         ------                         ------                 -----                 -----        ----       --------    ------
May 99       NC, SC, MS, OK, GA             Genesis                Benchmark             $128        51,000        12.1      $2,510
Feb 99       CA, NM, CO, ND, etc.           Scott Cable            Interlink              165        77,000         9.2      $2,134
Feb 99       Various LA, TX                 Illini Cablevision     Star Cable              18        12,000        10.9      $1,500
Feb 99       MI, IN                         Michiana Cable         Ohio Cablevision        11         6,000        11.3      $1,909
Jan 99       Various PA                     Raystay                Lenfest                 92        33,000        12.7      $2,755

Wt. Average                                                                                                        10.8      $2,313
Median                                                                                                             11.3      $2,134

      Based on these transactions, as well as on CEA's current experience in the cable system transaction market, it is CEA's opinion that a cash flow multiple of 11.0 is appropriate in valuing the Cable Systems. Applying this multiple to the Cable Systems' annualized operating cash flow of S6,731,196 yields a value indication from the market approach of $74,043,156. This value, which is equivalent to $2,246 per subscriber, correlates well with the results of the discounted cash flow approach.

VALUE CONCLUSION

      CEA used the discounted cash flow approach and the market approach to determine the fair market value of the assets of the Cable Systems. Based on this analysis and Subject to the limiting conditions listed in this report, it is the opinion of Communications Equity Associates that, as of the date of this report the fair market value of the assets of the Cable Systems is $74,600,000.

                         NCP SIX CABLE SYSTEM STATISTICS
                              AS OF MARCH 31, 1999


------------------------------------------------------------------------------------------------------------
                                 STARKVILLE           PHILADELPHIA            KOSCIUSKO           FOREST
                                     MS                    MS                     MS                MS
------------------------------------------------------------------------------------------------------------
HOMES PASSED                          11,085                 4,395                5,440              3,735
------------------------------------------------------------------------------------------------------------
BASIC SUBSCRIBERS                      8,097                 3,851                4,350              3,222
------------------------------------------------------------------------------------------------------------
      Basic Pen %                      73.0%                  87.6%                80.0%              86.3%
------------------------------------------------------------------------------------------------------------
PAY UNITS                              2,930                 1,450                1,371              1,442
------------------------------------------------------------------------------------------------------------
      Pay Pen %                         36.2%                 37.7%                31.5%              44.8%
------------------------------------------------------------------------------------------------------------
MILES OF PLANT                         194.5                   170                125.8                154
------------------------------------------------------------------------------------------------------------
      Home/Mile Density                   57                    26                   43                 24
------------------------------------------------------------------------------------------------------------
HEADENDS                                   2                     1                    2                  2
------------------------------------------------------------------------------------------------------------
PLANT CAPACITY:
      Headend 1                      330 MHz          450 MHz - 70%             450 MHz            330 MHz
                                                      330 MHz - 30%
------------------------------------------------------------------------------------------------------------
      Headend 2                      330 MHz                                    450 MHz            300 MHz
------------------------------------------------------------------------------------------------------------
      Headend 3
------------------------------------------------------------------------------------------------------------
1ST Q ANNUALIZED
------------------------------------------------------------------------------------------------------------
      REVENUE                    $ 3,645,756           $ 1,633,004          $ 1,848,480        $ 1,414,784
------------------------------------------------------------------------------------------------------------
           Rev/Sub/Mo                $ 37.51               $ 35.54              $ 35.46             $36.59
------------------------------------------------------------------------------------------------------------
OCF (PRE CAP.)                   $ 1,753,776             $ 681,828            $ 885,716          $ 723,800
      Margin                            48.1%                 41.8%                47.9%              51.2%
------------------------------------------------------------------------------------------------------------
      Annual OCF/Sub                   $ 217                  $178                 $204               $225
------------------------------------------------------------------------------------------------------------
OCF (AFTER CAPITALIZATION)
      Margin
------------------------------------------------------------------------------------------------------------
      Annual OCF/Sub
------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                  HIGHLANDS          BARNWELL             BENNETTSVILLE
                                      NC                SC                      SC                  TOTAL
----------------------------------------------------------------------------------------------------------
HOMES PASSED                           4,190             12,125                   9,090            50,060
----------------------------------------------------------------------------------------------------------
BASIC SUBSCRIBERS                      2,584              5,941                   4,918            32,963
----------------------------------------------------------------------------------------------------------
      Basic Pen %                       61.7%              49.0%                   54.1%             65.8%
----------------------------------------------------------------------------------------------------------
PAY UNITS                                482              4,301                   3,628            15,604
----------------------------------------------------------------------------------------------------------
      Pay Pen %                         18.7%              72.4%                   73.8%             47.3%
----------------------------------------------------------------------------------------------------------
MILES OF PLANT                           128              308.5                     145             1,226
----------------------------------------------------------------------------------------------------------
      Home/Mile Density                   33                 39                      63                41
----------------------------------------------------------------------------------------------------------
HEADENDS                                   1                  3                       1                12
----------------------------------------------------------------------------------------------------------
PLANT CAPACITY:
      Headend 1                      330 MHz       300 MHz - 75%           550 MHz - 96%
                                                   450 MHz - 35%            440 MHz - 4%
----------------------------------------------------------------------------------------------------------
      Headend 2                                         450 MHz
----------------------------------------------------------------------------------------------------------
      Headend 3                                         450 MHz
----------------------------------------------------------------------------------------------------------
1ST Q ANNUALIZED
----------------------------------------------------------------------------------------------------------
      REVENUE                    $ 1,036,216        $ 2,706,144              $2,079.272       $14,363,656
----------------------------------------------------------------------------------------------------------
           Rev/Sub/Mo                 $32.86             $38.67                  $35.59            $36.31
----------------------------------------------------------------------------------------------------------
OCF (PRE CAP.)                     $ 423,652          $ 990,764               $ 853,812       $ 6,313,348
      Margin                            40.9%              36.6%                   41.1%            44.04%
----------------------------------------------------------------------------------------------------------
      Annual OCF/Sub                    $161               $170                    $175              $192
----------------------------------------------------------------------------------------------------------
OCF (AFTER CAPITALIZATION)                                                                      6,731,196
      Margin                                                                                           47%
----------------------------------------------------------------------------------------------------------
      Annual OCF/Sub                                                                                $ 205
----------------------------------------------------------------------------------------------------------

                                  FORM OF PROXY

               NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

      For delivery at the special meeting of limited partners to be held on March 22, 2000, and at any postponements or adjournments thereof.

SOLICITED ON BEHALF OF THE GENERAL PARTNERS

      The undersigned hereby acknowledges receipt of the Notice of Special Meeting of limited partners of NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP (the "Partnership") and accompanying Proxy Statement, each dated _________________, 2000 ("Proxy Materials"). The undersigned appoints John S. Whetzell and Richard I. Clark, or either of them, as proxies, each with full power to appoint his substitute. The undersigned represents that he or she holds of record as of December 31, 1999 the number of units of limited partnership interest set forth below and authorizes the proxies to represent and to vote, as designated below, all of such interest at the special meeting of Limited Partners to be held on March 22, 2000 and at any adjournments thereof.

      The undersigned directs the proxies to vote as follows:

      APPROVE [ ]                 DISAPPROVE [ ]                ABSTAIN [ ]

      on the following:

            The grant to the managing general partner of authority to sell the cable systems and other assets owned by NCP-Six (the "Assets") to Northland Communications Corporation or its assigns ("Northland"), to dissolve and wind up the affairs of NCP-Six, to distribute the proceeds of the liquidation and any remaining assets in accordance with the limited partnership agreement and the Proxy Materials, and to take any action deemed necessary or appropriate by it to accomplish the foregoing; together with an amendment to the Amended and Restated Certificate and Agreement of Limited Partnership of Northland Cable Properties Six Limited Partnership, as such amendment is set forth in Exhibit B to the Proxy Materials, to authorize NCP-Six to enter into an agreement with Northland for the sale to Northland of the undivided portion of the Assets which is attributable to the limited partners' and administrative general partner's collective interest in NCP-Six, and the distribution to Northland, in-kind, of the undivided portion of the Assets which are attributable to the managing general partner's interest in NCP-Six, all on the terms and conditions described in the Proxy Materials; and all such other and future actions reasonably necessary to accomplish the foregoing.


                                   Proxy Card

      This proxy will be voted as directed by the undersigned. The above-referenced proposal is an integrated transaction. Therefore, limited partners may not vote for or against individual elements of the proposed transaction, but must vote either for or against the proposed transaction as a whole. IF THIS PROXY IS EXECUTED AND RETURNED AND NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED TO APPROVE THE ABOVE-REFERENCED PROPOSAL.

      When limited partner interests are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. A corporation should sign in full corporate name by its president or other authorized officer, and a partnership should sign in full partnership name by its authorized representative.

      DATED: ____________________, 2000

                    PLEASE SIGN EXACTLY AS NAME APPEARS BELOW

                      X___________________________________
                         (Signature)

                      X___________________________________
                         (Signature, if held jointly)

      Number of Limited Partnership $500 Units Held: _____________________

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


                                   Proxy Card